As filed with the Securities and Exchange Commission on February 1, 2000.
                                                      Registration No. 333-93597
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------
                          PRE-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------


                              NORTH VALLEY BANCORP
             (Exact name of registrant as specified in its charter)

          California                       6022                 94-2751350
       (State or other                (Primary Standard       I.R.S. Employer
jurisdiction of incorporation     Industrial Classification  Identification No.)
       or organization)                   Code Number)
                                ----------------
               880 East Cypress Avenue, Redding, California 96002,
                                 (530) 221-8400
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                ----------------
                               MICHAEL J. CUSHMAN
                      President and Chief Executive Officer
                              North Valley Bancorp
                             880 East Cypress Avenue
                            Redding, California 96002
                                 (530) 221-8400
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)
                                ----------------
                                   Copies to:
        JOSEPH G. MASON, ESQ.                     JAMES M. ROCKETT, ESQ.
         GLENN T. DODD, ESQ.                      VENRICE R. PALMER, ESQ.
        RICK J. GEORGE, ESQ.                       KEITH D. UNGLES, ESQ.
          Coudert Brothers                McCutchen, Doyle, Brown & Enersen, LLP
  303 Almaden Boulevard, 5th Floor               Three Embarcadero Center
  San Jose, California 95110-2721            San Francisco, California 94111
           (408) 297-9982                             (415) 393-2000

         Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|


                                ----------------

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

               PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION

                           [NORTH VALLEY BANCORP LOGO]
                         [SIX RIVERS NATIONAL BANK LOGO]



                                                              February ___, 2000

North Valley Bancorp and Six Rivers National Bank Shareholders:

         The boards of directors of North Valley Bancorp and Six Rivers National Bank have agreed on a merger which would result in Six Rivers National Bank becoming a separate banking subsidiary of North Valley Bancorp. Each of us will hold special shareholders meetings to consider and vote on the merger proposal and North Valley Bancorp shareholders will also be asked to approve a proposal for the classification of the North Valley Bancorp board of directors. These proposals are described in the accompanying joint proxy statement/prospectus. The merger agreement is attached to this document as Annex A.

         In the merger, each share of Six Rivers National Bank common stock outstanding at the effective time of the merger will be converted into a number of shares of North Valley Bancorp common stock based upon a conversion ratio which is variable and subject to potential adjustments prior to the closing of the merger. If the conversion ratio had been calculated as if the closing occurred on the date of this joint proxy statement/prospectus, Six Rivers National Bank shareholders would have received ______shares of North Valley Bancorp common stock for each share of Six Rivers National Bank common stock. The conversion ratio and potential adjustments are described in the accompanying joint proxy statement/prospectus.

         The places, dates and times of the special meetings are described in the accompanying notices of the respective special meetings of shareholders of North Valley Bancorp and Six Rivers National Bank. Whether or not you plan to attend your respective special meeting, please either sign, date and promptly return the enclosed proxy card, OR IN THE CASE OF NORTH VALLEY BANCORP SHAREHOLDERS ONLY, YOU MAY VOTE BY TELEPHONE BY CALLING THE TOLL-FREE NUMBER INDICATED ON THE PROXY CARD. IF YOU VOTE BY TELEPHONE, YOU DO NOT NEED TO RETURN THE ENCLOSED PROXY CARD.


------------------------------             -------------------------------------
Michael J. Cushman                         Michael W. Martinez
President and Chief Executive Officer      President and Chief Executive Officer


--------------------------------------------------------------------------------
     Neither the Securities and Exchange Commission nor any state securities regulators have approved this transaction or the shares of North Valley Bancorp common stock to be issued under this joint proxy statement/prospectus or determined if this joint proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

     The shares of North Valley Bancorp common stock offered by this joint proxy statement/prospectus are not savings accounts, deposits or other obligations of North Valley Bank or Six Rivers National Bank or any subsidiary of any of the parties and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.
--------------------------------------------------------------------------------

THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS IS FEBRUARY ___, 2000, AND IS FIRST BEING MAILED TO NORTH VALLEY BANCORP AND SIX RIVERS NATIONAL BANK SHAREHOLDERS ON OR ABOUT FEBRUARY ___, 2000.

                           [NORTH VALLEY BANCORP LOGO]


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MARCH 28, 2000


         To the shareholders of North Valley Bancorp:


         Notice is hereby given that a special meeting of shareholders of North Valley Bancorp will be held on March 28, 2000, 4:30 p.m., local time, at 880 East Cypress Avenue, Redding, California for the following purposes:


         1. To consider and vote on a proposal to approve the Agreement and Plan of Reorganization and Merger, dated as of October 3, 1999, as amended on January 28, 2000, among North Valley Bancorp, Six Rivers National Bank and NVB Interim National Bank and the transactions contemplated by the plan of reorganization, including the resulting issuance of shares of North Valley Bancorp common stock in connection with the merger of Six Rivers National Bank into NVB Interim National Bank. The terms and conditions of the transaction are more fully described in the accompanying joint proxy statement/prospectus.

         2. To approve amendments to the North Valley Bancorp articles of incorporation and bylaws to provide for the classification of the board of directors.

         3. To transact such other business as may properly be brought before the special meeting or any adjournments or postponements of the special meeting.

         The board of directors of North Valley Bancorp has unanimously approved the transactions described above and unanimously recommends that you vote in favor of the proposals at the special meeting.


         Shareholders of record at the close of business on February 1, 2000, are entitled to notice of the special meeting and to vote at the special meeting or any adjournments or postponements of the special meeting.


                                           By Order Of The Board Of Directors,



                                           -------------------------------------
                                           J.M. "Mike" Wells, Jr.
                                           Secretary


--------------------------------------------------------------------------------
     WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE EITHER COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE OR VOTE BY TELEPHONE AS INDICATED ON THE PROXY CARD. NO POSTAGE IS REQUIRED IF YOU MAIL THE PROXY CARD IN THE UNITED STATES. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD OR VOTED BY TELEPHONE.
--------------------------------------------------------------------------------

                         [SIX RIVERS NATIONAL BANK LOGO]


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MARCH 28, 2000


         To the shareholders of Six Rivers National Bank:

         Notice is hereby given that a special meeting of shareholders of Six Rivers National Bank will be held on March 28, 2000, 10:00 a.m., local time, at 402 "F" Street, Eureka, California for the following purposes:

         1. To consider and vote on a proposal to approve the Agreement and Plan of Reorganization and Merger, dated as of October 3, 1999, as amended on January 28, 2000, among North Valley Bancorp, Six Rivers National Bank and NVB Interim National Bank, and the transactions contemplated by the plan of reorganization, including the merger of Six Rivers National Bank into NVB Interim National Bank. The terms and conditions of the transaction are more fully described in the accompanying joint proxy statement/prospectus.

         2. To transact such other business as may properly be brought before the special meeting or any adjournments or postponements of the special meeting.

         The board of directors of Six Rivers National Bank has unanimously approved the transaction described above and unanimously recommends that you vote in favor of the proposal at the special meeting.

         Shareholders of record at the close of business on February 1, 2000, are entitled to notice of the special meeting and to vote at the special meeting or any adjournments or postponements of the special meeting.

                                           By Order Of The Board Of Directors,




                                           -------------------------------------
                                                  Margie L. Plum
                                                  Secretary

--------------------------------------------------------------------------------
     WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF YOU MAIL THE PROXY CARD IN THE UNITED STATES. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
QUESTIONS AND ANSWERS ABOUT THE MERGER AGREEMENT.............................1
SUMMARY......................................................................4
      Information About North Valley Bancorp and Six Rivers National Bank....4
      Purchase Price and Potential Adjustments...............................5
      The Special Meetings...................................................6
      Conditions to Completion of the Merger.................................6
      Termination of the Merger Agreement....................................7
      Termination Fees.......................................................8
      Fees and Expenses of the Merger........................................9
      Reasons for the Merger; Recommendations of the Boards of Directors.....9
      Recommendations to Shareholders........................................9
      Opinion of Six Rivers National Bank's Financial Advisor................9
      Opinion of North Valley Bancorp's Financial Advisor...................10
      Accounting Treatment..................................................10
      Federal Income Tax Consequences.......................................10
      Interests of Certain Persons in the Merger............................10
      Dissenters' Rights....................................................11
      Comparative Per Share Market Price and Dividend Information...........11
      Comparison of Shareholder Rights......................................11
      Forward-Looking Statements............................................11
      Selected Historical and Pro Forma Financial Data......................12
RISK FACTORS................................................................18
      The Price of North Valley Bancorp Common Stock May Decline............18
      Customers of Six Rivers National Bank May Not Be
           Retained and North Valley Bancorp May Not Be Able
           to Realize Anticipated Operating Cost Savings................... 18
      Additional Shares of North Valley Bancorp Common Stock
           Could Be Issued Which Could Result in a Decline
           in the Market Price of The Stock................................ 18
      The Year 2000 Problem May Adversely Affect North
           Valley Bancorp, Six Rivers National Bank or the
           Resulting Bank ................................................. 19
      The Restrictions Of The Office of the Comptroller of the
           Currency Consent Order Entered Into By Six Rivers
           National Bank May Hinder Plans............................. .... 19
INFORMATION REGARDING FORWARD-LOOKING STATEMENTS............................21
INTRODUCTION................................................................23
      The Special Meetings:  Dates, Times and Places........................23
      Matters to be Considered at the Special Meetings......................23
      Record Date; Stock Entitled to Vote; Quorum...........................23
      Votes Required........................................................24
      Share Ownership of Management.........................................24
      Voting of Proxies.....................................................28
INFORMATION ABOUT NORTH VALLEY BANCORP AND NORTH VALLEY BANK................30
INFORMATION ABOUT SIX RIVERS NATIONAL BANK..................................31
PROPOSAL TO APPROVE THE MERGER AGREEMENT AND MERGER.........................32
      Background of the Merger Agreement and Merger.........................32
      Reasons for the Merger Agreement and Merger;
      Recommendations of the Boards of Directors............................34
      Opinion of Six Rivers National Bank's Financial Advisor...............39
      Opinion of North Valley Bancorp's Financial Advisor...................44
      Effective Date and Time of the Merger.................................49
      Purchase Price and Potential Adjustments..............................50

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
      Conversion of Shares of Six Rivers National Bank Common Stock.........51
      Exchange of Six Rivers National Bank Stock Certificates;
           Fractional Interests.............................................51
      Treatment of Stock Options............................................52
      Interests of Six Rivers National Bank Officers and Directors
           in the Merger....................................................53
      Conduct of Business Pending the Merger................................54
      Additional Agreements.................................................57
      Representations and Warranties........................................58
      Conditions to the Completion of the Merger............................59
      Termination of the Merger Agreement...................................62
      Termination Fees......................................................64
      Fees and Expenses of the Merger.......................................64
      Amendment ............................................................65
      Extension; Waiver.....................................................65
      Management and Operations Following the Merger........................65
      Required Regulatory Approvals.........................................66
      Federal Income Tax Consequences.......................................69
      Accounting Treatment..................................................70
      Trading Markets for Stock.............................................70
      Resales of North Valley Bancorp Common Stock..........................71
DISSENTERS' RIGHTS..........................................................71
      Dissenters' Rights....................................................71
      Dissenters' Rights of Six Rivers National Bank Shareholders...........72
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION................74
MARKET PRICE AND DIVIDEND INFORMATION.......................................82
      Market Quotations.....................................................82
      Dividends and Dividend Policy.........................................82
COMPARISON OF SHAREHOLDER RIGHTS............................................84
      General    ...........................................................84
      Anti-Takeover Measures................................................84
      Quorum Requirements...................................................85
      Indemnification of Directors and Executive Officers...................85
      Shareholder Meetings and Action by Written Consent....................89
      Cumulative Voting.....................................................89
      Amendment of Articles and Bylaws......................................90
      Filling Vacancies on the Board of Directors...........................90
      Call of Annual or Special Meeting of Shareholders and
      Action by Shareholders Without a Meeting..............................91
      Shareholder Rights Agreement..........................................91
      Classified Board Provisions...........................................93
DESCRIPTION OF NORTH VALLEY BANCORP CAPITAL STOCK...........................93
      Common Stock..........................................................93
      Preferred Stock.......................................................94
DESCRIPTION OF SIX RIVERS NATIONAL BANK CAPITAL STOCK.......................94
      Common Stock..........................................................94
PROPOSAL TO CLASSIFY NORTH VALLEY BANCORP BOARD OF DIRECTORS................95
      Introduction..........................................................95
      Effect of Classification of Board.....................................96

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
      Other Effects.........................................................96
      Required Approval.....................................................97
      Recommendation of Management..........................................98
EXPERTS.....................................................................98
LEGAL MATTERS...............................................................98
SOLICITATION OF PROXIES.....................................................98
WHERE YOU CAN FIND MORE INFORMATION.........................................99


ANNEX A Merger Agreement (Agreement and Plan of Reorganization and Merger, dated as of October 3, 1999, as amended on January 28, 2000)
ANNEX B   Hoefer & Arnett Incorporated Fairness Opinion
ANNEX C   Alex Sheshunoff & Co. Investment Banking, L.P. Fairness Opinion
ANNEX D   Chapter 13 Dissenters' Rights
ANNEX E   Title 12, United States Code, Section 215a (b), (c) and (d), and
          OCC Circular No. 259
ANNEX F Amendment to Restated Articles of Incorporation and Bylaws Concerning the Classification of the Board of Directors

           QUESTIONS AND ANSWERS ABOUT THE MERGER AGREEMENT AND MERGER

--------------------------------------------------------------------------------
         THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES BY REFERENCE IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT NORTH VALLEY BANCORP AND SIX RIVERS NATIONAL BANK THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS DOCUMENT. THE INFORMATION INCORPORATED BY REFERENCE IS AVAILABLE WITHOUT CHARGE TO SHAREHOLDERS UPON WRITTEN OR ORAL REQUEST TO THE PERSONS IDENTIFIED IN THE FIRST QUESTION AND ANSWER BELOW.

         IN ORDER TO ENSURE TIMELY DELIVERY OF THE INFORMATION INCORPORATED BY REFERENCE, SHAREHOLDER REQUESTS SHOULD BE RECEIVED BY MARCH 21, 2000.
--------------------------------------------------------------------------------

         Q: WHOM SHOULD I CONTACT WITH QUESTIONS OR TO OBTAIN ADDITIONAL COPIES OF THIS JOINT PROXY STATEMENT/PROSPECTUS OR INFORMATION INCORPORATED BY REFERENCE INTO THIS JOINT PROXY STATEMENT/PROSPECTUS?

         A:  You may contact either:

         North Valley Bancorp
         880 East Cypress Avenue
         Redding, California 96002

         Attention:   Michael J. Cushman,   President
         (530) 221-8400

         or

         Six Rivers National Bank
         402 "F" Street
         Eureka, California 95501
         Attention:   Michael W. Martinez,  President
         (707) 443-8400


         See also "Where Can You Find More Information" on page 99.

         Q:  WHY IS THIS MERGER PROPOSED?

         A: North Valley Bancorp and Six Rivers National Bank are proposing this transaction because the boards of directors have concluded that a combination of the two organizations is in the best interests of shareholders of North Valley Bancorp and Six Rivers National Bank and that the combined companies can offer customers of North Valley Bancorp, North Valley Bank and Six Rivers National Bank a broader array of services and products than each could offer on its own.

         Q: WHAT WILL SIX RIVERS NATIONAL BANK SHAREHOLDERS RECEIVE IN THIS TRANSACTION?

         A: Each share of Six Rivers National Bank common stock you own will be converted into a number of shares of North Valley Bancorp common stock based upon a conversion ratio which is variable and subject to potential adjustments prior to the closing of the merger. The conversion ratio will be equal to the average of the daily average of bid and ask prices for North Valley Bancorp shares on the Nasdaq National Market for the twenty consecutive trading days ending on the third trading day immediately preceding the effective time of the merger. Any fractional shares will be paid in cash. If the conversion ratio had been calculated as if the closing occurred on the date of this joint proxy statement/prospectus, Six Rivers National Bank shareholders would have received ______ shares of North Valley Bancorp common stock for each share converted in accordance with the conversion ratio. See "Proposal to Approve the Merger Agreement and Merger -- Purchase Price and Potential Adjustments" on page 50.

         Q:  WHAT WILL HAPPEN TO SIX RIVERS NATIONAL BANK IN THIS MERGER?

         A: Six Rivers National Bank will be a subsidiary of North Valley Bancorp. North Valley Bancorp will then have two bank subsidiaries: North Valley Bank and Six Rivers National Bank.

         Q:  WILL THE MERGER BE TAX-FREE TO ME?

         A: The merger is intended to be a tax-free reorganization for federal income tax purposes for the companies and their shareholders. In general, Six Rivers National Bank shareholders will not recognize gain or loss on the exchange of their stock, other than on account of cash received for fractional shares or dissenting shares. North Valley Bancorp shareholders will not recognize any gain or loss in connection with the merger. To review the tax consequences to North Valley Bancorp and Six Rivers National Bank shareholders in greater detail, see "Proposal to Approve the Merger Agreement and Merger -- Federal Income Tax Consequences" on page 10.

         Q:  WHAT RISKS SHOULD I CONSIDER?

         A: You should carefully read the information set forth in this joint proxy statement/prospectus and also consider other specified risk factors. See "Risk Factors" on page 18.

         Q:  HOW DO I VOTE?

         A: Simply indicate on your proxy card how you want to vote and then sign and mail your proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at your special meeting. North Valley Bancorp shareholders may choose to vote by telephone instead of by proxy card by calling the toll-free telephone number indicated on the proxy card. Applicable banking laws do not clearly state whether shareholders of a national bank like Six Rivers National Bank may legally vote by telephone. Therefore, Six Rivers National Bank shareholders are being asked to vote only by mail as described above. See, "Introduction -- Voting of Proxies -- SUBMITTING PROXIES" on page 28.

         Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

         A: Your broker will not vote your shares for you unless you provide instructions to your broker on how to vote. It is important that you follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Your failure to instruct your broker on how to vote your shares will have the same effect as a vote against any proposal, including the merger agreement. Broker non-votes and abstentions will not have the effect of establishing dissenters' rights of NV Bancorp or Six Rivers National Bank shareholders. See "Introduction -- Voting of Proxies -- ABSTENTIONS AND BROKER NON-VOTES" on page 29.

         Q: CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD, OR IN THE CASE OF NORTH VALLEY BANCORP SHAREHOLDERS, AFTER I HAVE VOTED BY TELEPHONE?

         A: Yes. If you vote by returning a proxy card, you may change your vote at any time before your proxy is voted at the special meeting. If your shares are held in your name, you may do this in one of three ways. First, you may send a written notice stating that you would like to revoke your proxy. Second, you may complete and submit a new proxy card. If you choose either of these two methods, you must submit your notice of revocation or your new proxy card to the address in the first paragraph of the notice of the special meeting for Six Rivers National Bank or North Valley Bancorp (as appropriate) and it must be received prior to the vote at the special meeting. Third, you may attend the special meeting and vote in person if you tell the Secretary that you want to cancel your proxy and vote in person. Simply attending the special meeting, however, will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote or to vote in person at the special meeting. North Valley Bancorp shareholders who vote by telephone may change their vote at any time before 5:00 p.m., Eastern Standard Time on the day before the special meeting, by calling the toll-free number indicated on the proxy card, or may change their vote by following any of the three alternatives described above. See, "Introduction -- Voting of Proxies -- REVOKING PROXIES" on page 28.

         Q: SHOULD I SEND IN MY SIX RIVERS NATIONAL BANK STOCK CERTIFICATES NOW?

         A: No. After the merger is completed, the exchange agent appointed by North Valley Bancorp will send you written instructions for exchanging your Six Rivers National Bank stock certificates.

         Q:  WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

         A: We are working toward completing this merger as quickly as possible. We currently expect to complete this merger during the second quarter of 2000.

         Q:  WHY HAVE YOU SENT ME THIS DOCUMENT?

         A: This joint proxy statement/ prospectus contains important information regarding the proposed merger, as well as information about North Valley Bancorp and Six Rivers National Bank. It also contains important information about what the Six Rivers National Bank and North Valley Bancorp boards of directors and management considered in evaluating this proposed merger. We urge you to read this document carefully, including its exhibits and attachments. You may also want to review the documents listed under "Where You Can Find More Information" on page 99.

                                     SUMMARY

         THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION IN THIS JOINT PROXY STATEMENT/PROSPECTUS AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO UNDERSTAND THE MERGER AGREEMENT AND THE MERGER FULLY AND FOR A MORE COMPLETE DESCRIPTION OF THE TERMS OF THE MERGER AGREEMENT AND THE MERGER, YOU SHOULD CAREFULLY READ THIS ENTIRE DOCUMENT AND THE OTHER DOCUMENTS TO WHICH WE HAVE REFERRED YOU. SEE "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE
99. THE MERGER AGREEMENT IS ATTACHED AS ANNEX A TO THIS DOCUMENT. WE ENCOURAGE YOU TO READ THE MERGER AGREEMENT. IT IS THE LEGAL DOCUMENT THAT GOVERNS THE PROPOSED TRANSACTION.

INFORMATION ABOUT NORTH VALLEY BANCORP AND SIX RIVERS NATIONAL BANK (page 30)

         North Valley Bancorp
         880 East Cypress Avenue
         Redding, California  96002
         (530) 221-8400

         North Valley Bancorp is a bank holding company incorporated under the laws of the State of California and registered under the Bank Holding Company Act of 1956, as amended. North Valley Bancorp's banking subsidiary, North Valley Bank, is a California banking corporation which presently operates 12 banking offices in Shasta and Trinity Counties.

         North Valley Bank accepts checking and savings deposits, offers money market deposit accounts and certificates of deposit, makes secured and unsecured commercial and other installment and term loans and offers other customary banking services. North Valley Bank offers banking services generally, but it places primary emphasis on lending for real estate purposes and specialized lending to businesses and professionals. Loans for real estate purposes include term financing for commercial facilities and real estate construction loans mainly for residential and commercial properties. Loans to businesses and professionals include commercial loans, SBA loans, deposit services and letters of credit. North Valley Bank's consumer financial services include residential real estate loans, retail deposit services, mutual fund products and consumer finance. As a bank holding company, North Valley Bancorp is authorized to engage in the activities permitted under the Bank Holding Act of 1956, as amended, and regulations thereunder.

         Six Rivers National Bank
         402 "F" Street
         Eureka, California 95501
         (707) 443-8400

         Six Rivers National Bank is a national banking association, and a full service commercial bank formed in 1989 and headquartered in Eureka, California, approximately 250 miles north of San Francisco. Six Rivers National Bank conducts a community banking business through eight full-service offices in Eureka (2), Crescent City, Ferndale, Garberville, McKinleyville, Weaverville and Willits. It concentrates on obtaining low-cost core deposits from local customers and making primarily commercial, consumer and real estate loans to local borrowers.

         Six Rivers National Bank is chartered under the laws of the United States and is governed by the National Bank Act and the regulations promulgated thereunder. Six Rivers National Bank is a member of the Federal Deposit Insurance Corporation, which currently insures the deposits of each member bank to a maximum of $100,000 per depositor. For this protection, Six Rivers National

Bank pays a semi-annual assessment (currently set at a nominal amount) and is subject to the rules and regulations of the Federal Deposit Insurance Corporation pertaining to deposit insurance and other matters. National banks are subject to regulation, supervision and regular examination by the Office of the Comptroller of the Currency. The regulations of the Federal Deposit Insurance Corporation and the Office of the Comptroller of the Currency govern many aspects of Six Rivers National Bank's business and activities, including investments, loans, borrowings, branching, mergers and acquisitions, reporting and numerous other areas. All national banks are members of the Federal Reserve System. Six Rivers National Bank is also subject to applicable provisions of California law to the extent those provisions are not in conflict with or preempted by federal banking law.

         The geographic area served by Six Rivers National Bank is a rural market along California's north coast and southern Oregon. Six Rivers National Bank's promotional activities stress its specialized services and responsiveness to unique local needs.

         Six Rivers National Bank accepts checking and savings deposits, offers money market deposit accounts and certificates of deposit, makes secured and unsecured commercial and other installment and term loans, and offers other customary banking services. Six Rivers National Bank also makes real estate loans that consist primarily of term and construction financing for both businesses and individuals. Included in the bank's commercial product line are loans to businesses and professionals for accounts receivable financing, equipment financing, letters of credit and loans that are partially guaranteed by the U.S. Government.

PURCHASE PRICE AND POTENTIAL ADJUSTMENTS (page 50)

         When the transactions contemplated by the merger agreement, including the merger, are completed, it is expected that Six Rivers National Bank shareholders will receive a number of North Valley Bancorp shares of common stock for each share of Six Rivers National Bank common stock held calculated in accordance with a conversion ratio. The conversion ratio will be determined based on the average of the daily average of bid and ask prices for North Valley Bancorp shares on the Nasdaq National Market for the twenty (20) consecutive trading days ending at the end of the third trading day immediately preceding the effective time of the merger, rounded to four decimal places (whether or not trades occurred on those days). If the average closing price is not less than $10.00 and is not more than $12.06, the conversion ratio will be 1.450; if the average closing price is not less than $12.07 and is not more than $12.50, the conversion ratio will be determined by dividing $17.50 by the average closing price; if the average closing price is more than $12.50 but is not more than $15.00, the conversion ratio will be 1.400. If the average closing price is less than $10.00, then the board of directors of Six Rivers National Bank may elect to terminate the merger agreement; provided, however, that if Six Rivers National Bank does not give North Valley Bancorp timely notice of termination, then the conversion ratio will be 1.450 and the merger closing will go forward. If the average closing price is greater than $15.00, then the conversion ratio will be determined in accordance with a formula calculated as follows: the conversion ratio will equal $21.00 PLUS 0.56 times the number equal to the average closing price MINUS $15.00, with the sum DIVIDED by the average closing price. The conversion ratio may also decrease as the result of potential adjustments. See "Proposal to Approve the Merger Agreement and Merger --Purchase Price and Potential Adjustments" on page 50.

         No fractional shares of North Valley Bancorp common stock will be issued to holders of Six Rivers National Bank common stock. Instead, each holder entitled to a fraction of a share will receive, at the time of surrender of the certificate or certificates representing the holder's shares, an amount in cash equal to the market value per share of the fractional shares. The market price will be based on the closing price of North Valley Bancorp shares on the Nasdaq National Market on the trading day immediately preceding the effective time of the merger.

THE SPECIAL MEETINGS (page 23)

         NORTH VALLEY BANCORP SHAREHOLDERS. You can vote at the special meeting of North Valley Bancorp shareholders if you owned North Valley Bancorp common stock at the close of business on February 1, 2000. You can cast one vote for each share of North Valley Bancorp common stock that you owned at that time. In order to approve the merger of Six Rivers National Bank with and into NVB Interim National Bank and the issuance of North Valley Bancorp common stock to Six Rivers National Bank's shareholders, the holders of a majority of the shares of North Valley Bancorp common stock outstanding on the record date must vote in its favor. You can vote your shares by attending the North Valley Bancorp special meeting and voting in person, or you can mark the enclosed proxy card with your vote, sign it and mail it in the enclosed return envelope, or you can vote by telephone. You can revoke your proxy prior to the voting at the special meeting by submitting a written revocation, sending in a new proxy or by attending the special meeting and voting in person. If you vote by telephone, you may change your vote at any time before 5:00 p.m. Eastern Standard Time on the day before the special meeting by calling the toll-free number indicated on the proxy card. You may also change your vote by following any of the procedures for revoking proxies described above.

         SIX RIVERS NATIONAL BANK SHAREHOLDERS. You can vote at the special meeting of Six Rivers National Bank shareholders if you owned Six Rivers National Bank common stock at the close of business on February 1, 2000. You can cast one vote for each share of Six Rivers National Bank common stock that you owned at that time. In order to approve the merger of Six Rivers National Bank with and into NVB Interim National Bank, the holders of at least two-thirds (2/3) equal to sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of Six Rivers National Bank common stock outstanding on the record date must vote in its favor. You can vote your shares by attending the Six Rivers National Bank special meeting and voting in person, or you can mark the enclosed proxy card with your vote, sign it and mail it in the enclosed return envelope. You can revoke your proxy as late as prior to the voting at the special meeting by submitting a written revocation, sending in a new proxy or by attending the special meeting and voting in person.

CONDITIONS TO COMPLETION OF THE MERGER (page 59)

         We will not complete the merger unless a number of conditions are satisfied. These include:

         o approval of the merger by both North Valley Bancorp and Six Rivers National Bank shareholders;

         o   receipt of all required governmental approvals;

         o absence of any governmental proceeding that would prohibit the merger;

         o receipt of tax opinions to the effect that the merger will be treated as a tax-free reorganization under the Internal Revenue Code;

         o absence of any orders suspending the effectiveness of the registration statement filed by North Valley Bancorp to register the shares to be issued to Six Rivers National Bank shareholders and receipt of all required state securities law approvals;

         o receipt of a letter from North Valley Bancorp's independent accountants that no conditions exist that would preclude accounting for the merger as a pooling-of-interests and receipt of a letter from Six Rivers National Bank's independent accountants to the effect that no conditions exist that would preclude Six Rivers National Bank from being a party to a business combination to be accounted for as a pooling-of-interests;

         o receipt of a written fairness opinion dated as of the date of this joint proxy statement/ prospectus from Six Rivers National Bank's and North Valley Bancorp's financial advisors; and

         o   other customary conditions.

         North Valley Bancorp or Six Rivers National Bank could decide to complete the merger even though one or more of these conditions has not been met. It is not certain when or if the conditions to the merger will be satisfied or waived, or if the merger will be completed.


TERMINATION OF THE MERGER AGREEMENT (page 62)


         We can terminate the merger agreement at any time before the merger is completed, even if the shareholders of Six Rivers National Bank or North Valley Bancorp have approved the merger agreement. The merger agreement can be terminated either by our mutual agreement or by one of us upon the occurrence of particular events.

         Either Six Rivers National Bank or North Valley Bancorp can terminate the merger agreement if:

         o The merger is not completed by July 31, 2000, which date was extended from the original date of March 31, 2000, unless this date is further extended;


         o Any governmental agency denies or refuses to grant a required approval of the merger, unless we agree to appeal the denial or refusal or we agree to file an amended application for the governmental approval; or

         o The shareholders of Six Rivers National Bank or North Valley Bancorp fail to approve the merger.

         North Valley Bancorp can terminate the merger agreement if:

         o Any of the conditions to North Valley Bancorp's obligations under the merger agreement are not satisfied or waived by July 31, 2000 unless this date is extended;

         o A material adverse change has occurred in the business, financial condition, results of operations or assets of Six Rivers National Bank;

         o Six Rivers National Bank or any of its affiliates enters into an agreement by which Six Rivers National Bank or its subsidiaries would be acquired by another entity;

         o Six Rivers National Bank breaches any covenant in the merger agreement which materially impairs the benefit of the merger to North Valley Bancorp, unless Six Rivers National Bank cures the breach within 45 days after written notice from North Valley Bancorp; or

         o Six Rivers National Bank fails to deliver to North Valley Bancorp documents required for the merger.

         Six Rivers National Bank can terminate the merger agreement if:

         o Any of the conditions to Six Rivers National Bank's obligations under the merger agreement are not satisfied or waived by July 31, 2000, unless this date is extended;

         o A material adverse change has occurred in the business, financial condition, results of operations or assets of North Valley Bancorp;

         o North Valley Bancorp solicits or accepts an offer from a third party to acquire North Valley Bancorp or North Valley Bank and the offer does not require North Valley Bancorp or the third party to comply with the merger agreement;

         o North Valley Bancorp breaches any covenant in the merger agreement which materially impairs the benefit of the merger to Six Rivers National Bank unless North Valley Bancorp cures the breach within 45 days after receipt of written notice from Six Rivers National Bank; or

         o North Valley Bancorp fails to deliver to Six Rivers National Bank documents required for the merger.

         Six Rivers National Bank also has the option to terminate the merger agreement within two business days after the determination date, if the average closing price of North Valley Bancorp common stock for the 20 trading days ending on the determination date is less than $10.00. The determination date is the last day of the 20 trading day period ending on the third business day prior to the closing date.

TERMINATION FEES (page 64)

         Six Rivers National Bank is required to pay North Valley Bancorp $2.0 million in liquidated damages if North Valley Bancorp terminates the merger agreement for any of the following reasons:

         o If Six Rivers National Bank or its affiliates enters into an agreement by which Six Rivers National Bank or its subsidiaries would be acquired by another entity;

         o If Six Rivers National Bank breaches any covenant in the merger agreement which materially impairs the benefit of the merger to North Valley Bancorp, unless Six Rivers National Bank cures the breach within 45 days after written notice from North Valley Bancorp; or

         o If Six Rivers National Bank willfully or deliberately refuses to deliver to North Valley Bancorp closing documents required by the merger agreement.

         North Valley Bancorp is required to pay Six Rivers National Bank $2.0 million in liquidated damages if Six Rivers National Bank terminates the merger agreement for any of the following reasons:

         o If North Valley Bancorp solicits or accepts an offer from a third party to acquire North Valley Bancorp or North Valley Bank and the offer does not require North Valley Bancorp or the third party to comply with the merger agreement;

         o If North Valley Bancorp breaches any covenant in the merger agreement which materially impairs the benefit of the merger to Six Rivers National Bank, unless North Valley Bancorp cures the breach within 45 days after written notice from Six Rivers National Bank; or

         o If North Valley Bancorp willfully or deliberately refuses to deliver to Six Rivers National Bank closing documents required by the merger agreement.

FEES AND EXPENSES OF THE MERGER (page 64)

         Other than in the situations described in "-- Termination Fees" above and for expenses which we have agreed to share equally, whether or not the merger is completed in accordance with the merger agreement, all costs and expenses incurred in connection with the merger agreement and the transactions covered by the merger agreement will be paid by the party incurring those expenses.

REASONS FOR THE MERGER; RECOMMENDATIONS OF THE BOARDS OF DIRECTORS (page 34)

         The boards of directors of North Valley Bancorp and Six Rivers National Bank believe that the merger is in the best interests of their respective institutions, shareholders, communities and banking customers. Each board expects that North Valley Bancorp, as a larger organization in multiple and diverse markets, will be stronger in terms of growth opportunities and profitability than is either institution at present. North Valley Bancorp will also have the advantage of consolidation and centralization of management and operations functions and economies of scale. Furthermore, it is believed that North Valley Bancorp, as a stronger independent financial institution with a primary market area covering a greater geographic area, will be better able to compete with major banks in the communities now served by each company.

RECOMMENDATIONS TO SHAREHOLDERS (page 30)

         NORTH VALLEY BANCORP SHAREHOLDERS. The board of directors of North Valley Bancorp believes that the merger is fair to you and in your best interests and unanimously recommends that you vote "FOR" the proposal to approve the merger agreement and the merger and the issuance of shares of North Valley Bancorp common stock in connection with the merger. The board of directors also unanimously recommends that you vote "FOR" the proposal for the classification of the North Valley Bancorp board of directors.

         SIX RIVERS NATIONAL BANK SHAREHOLDERS. The board of directors of Six Rivers National Bank believes that the merger is fair to you and in your best interests and unanimously recommends that you vote "FOR" the proposal to approve the merger agreement and the merger.

         In evaluating the recommendations of the boards of directors summarized above, shareholders should carefully consider the matters described under "Risk Factors" on page 18 and "Proposal to Approve the Merger Agreement and Merger -- Background of the Merger Agreement and Merger" on page 32 and "--Reasons for the Merger Agreement and Merger; Recommendations of the Boards of Directors" on page 34.

OPINION OF SIX RIVERS NATIONAL BANK'S FINANCIAL ADVISOR (page 39)

         Hoefer & Arnett Incorporated has rendered an opinion, dated October 1, 1999 and updated to February ___, 2000, to the Six Rivers National Bank board of directors that the merger agreement and merger is fair, from a financial point of view, to the shareholders of Six Rivers National Bank, as of the date of the opinion. The Hoefer fairness opinion, which sets forth assumptions made, matters considered and limits of review undertaken, by Hoefer & Arnett Incorporated, is attached to this joint proxy statement/prospectus as Annex B. Six Rivers National Bank shareholders are urged to read the Hoefer fairness opinion in its entirety. See "Proposal to Approve the Merger Agreement and Merger -- Opinion of Six Rivers National Bank's Financial Advisor" on page 39, which also contains a discussion of the fees to be paid to Hoefer & Arnett Incorporated. Some of the fees to be paid to Hoefer & Arnett Incorporated are contingent upon consummation of the merger. If Hoefer & Arnett Incorporated does not render an updated fairness opinion dated the date of this joint proxy statement/prospectus, the merger agreement can be terminated.

OPINION OF NORTH VALLEY BANCORP'S FINANCIAL ADVISOR (page 44)

         Alex Sheshunoff & Co. Investment Banking, L.P. has rendered an opinion, dated September 23, 1999 and updated to February ___, 2000, to North Valley Bancorp's board of directors that the merger agreement and merger is fair, from a financial point of view, to the holders of North Valley Bancorp common stock. The opinion of Alex Sheshunoff & Co. Investment Banking L.P. is attached to this joint proxy/prospectus as Annex C.

ACCOUNTING TREATMENT (page 70)

         North Valley Bancorp expects to account for the merger as a "pooling of interests." Under the pooling of interests accounting method, North Valley Bancorp will carry forward on its books the assets and liabilities of Six Rivers National Bank at their historical recorded values.

FEDERAL INCOME TAX CONSEQUENCES (page 69)

         The merger agreement and merger has been structured so that, in general, North Valley Bancorp and Six Rivers National Bank and the shareholders of North Valley Bancorp and Six Rivers National Bank will not recognize gain or loss for federal income tax purposes in the merger, except for taxes payable because of cash received by Six Rivers National Bank shareholders instead of fractional shares or because of dissenting shares. It is a condition, at the closing of the merger, that North Valley Bancorp and Six Rivers National Bank receive an opinion from tax counsel to the effect, among other matters, that the merger should qualify as a tax-free reorganization.

         TAX MATTERS ARE VERY COMPLICATED. THE TAX CONSEQUENCES OF THE MERGER TO YOU WILL DEPEND ON THE FACTS OF YOUR OWN SITUATION. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE MERGER, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS.

INTERESTS OF CERTAIN PERSONS IN THE MERGER (page 53)

         Some of Six Rivers National Bank's directors and officers may have interests in the merger that are different from, or in addition to, yours. As a result, these directors and officers may be more likely to vote to approve the merger agreement and the merger than shareholders of Six Rivers National Bank generally. The members of our boards of directors knew about these additional interests, and considered them, when they approved the transactions contemplated by the merger agreement, including the merger. See "Introduction -- Share Ownership of Management" and "Proposal to Approve the Merger Agreement and Merger-- Interests of Six Rivers National Bank Officers and Directors in the Merger" on page 53.

DISSENTERS' RIGHTS (page 71)

         NORTH VALLEY BANCORP. No holder of North Valley Bancorp common stock will be entitled to dissenters' rights unless the holders of at least 5% of the outstanding shares of North Valley Bancorp common stock have perfected their dissenters' rights in accordance with Chapter 13 of the California General Corporation Law.

         SIX RIVERS NATIONAL BANK. No holder of Six Rivers National Bank common stock will be entitled to dissenters' rights unless the holder has perfected his or her dissenter's rights in accordance with applicable provisions of the National Bank Act.

COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION (page 82)

         North Valley Bancorp common stock is listed and traded on the Nasdaq National Market under the symbol "NOVB." Six Rivers National Bank common stock is quoted on the Nasdaq National Market under the symbol "SIXR." On October 1, 1999, the last trading date prior to the public announcement of the proposed merger, North Valley Bancorp common stock closed at $11.063 per share and Six Rivers National Bank common stock closed at $13.50 per share, or a pro forma equivalent per share of North Valley Bancorp common stock (based on an conversion ratio of ____) of $_____. On February ___, 2000, the latest practicable trading date prior to the printing of this joint proxy statement/prospectus, North Valley Bancorp common stock closed at $________ per share and Six Rivers National Bank common stock closed at $________ per share, or a pro forma equivalent per share of North Valley Bancorp common stock (based on an conversion ratio of ___) of $________. Following the merger, no shares of Six Rivers National Bank common stock will be outstanding and North Valley Bancorp common stock will continue to be traded on the Nasdaq National Market.

         North Valley Bancorp has paid cash dividends to its shareholders on a semi-annual basis from 1993 through 1997 and on a quarterly basis commencing with the first quarter of 1998. North Valley Bancorp paid cash dividends totaling $.35 per share in 1997, $.375 per share in 1998 and $.30 per share through September 30, 1999. It is the intention of North Valley Bancorp to pay cash dividends, subject to regulatory restrictions and depending upon the level of earnings, management's assessment of future capital needs and other factors considered by the North Valley Bancorp board of directors. Six Rivers National Bank has not paid cash dividends in 1997, 1998 or 1999. Six Rivers National Bank does not intend to pay cash dividends prior to the closing of the transactions contemplated by the merger agreement.

COMPARISON OF SHAREHOLDER RIGHTS (page 84)

         Your rights as a shareholder of Six Rivers National Bank are currently governed by the National Bank Act, California law and the articles of association and bylaws of Six Rivers National Bank. If the merger is completed, your rights as a North Valley Bancorp shareholder will be governed by California law but will also be determined by North Valley Bancorp's articles of incorporation and bylaws, which differ in some respects from Six Rivers National Bank's articles of association and bylaws.


FORWARD-LOOKING STATEMENTS (page 21)

         Statements in this document and in the documents incorporated here by this reference are or may be forward-looking statements that involve risks and uncertainties. Actual results may differ materially from those expressed in the statements, depending on a variety of factors. You should carefully review all information, including the financial statements and the notes to the financial statements, included or incorporated here by this reference.

SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA (page 74)


         We are providing the following information to aid you in your analysis of the financial effects of the merger. The following tables show financial results, consisting of historical figures, actually achieved by each of North Valley Bancorp and Six Rivers National Bank. The tables also show financial results, consisting of pro forma combined figures, as if the companies had been combined for the periods presented. Pro forma combined figures are simply arithmetical combinations of North Valley Bancorp's and Six Rivers National Bank's separate financial results; you should not assume that North Valley Bancorp and Six Rivers National Bank would have achieved the pro forma combined results if they had actually been combined during the periods presented. These pro forma presentations treat our companies as if they had always been combined for accounting and financial reporting purposes, a method known as pooling of interests accounting, which is how we plan to account for the merger. When you read this information, you should also read the information under the heading "Unaudited Pro Forma Condensed Combined Financial Information" on page 74. For purposes of illustration, the pro forma combined figures have been calculated using the conversion ratio of 1.450. The actual conversion ratio could be adjusted as described under the heading "Proposal to Approve the Merger Agreement and Merger -- Purchase Price and Potential Adjustments" on page 50.

         The financial information as of and for the nine months ended September 30, 1999 and 1998 has been derived from the unaudited consolidated financial statements of North Valley Bancorp and the unaudited financial statements of Six Rivers National Bank. In the opinion of management of North Valley Bancorp and Six Rivers National Bank, respectively, all adjustments, consisting of normal recurring accruals, considered necessary for the fair presentation of the results for the periods presented have been included. Annual historical figures are derived from the consolidated financial statements of North Valley Bancorp and the financial statements of Six Rivers National Bank as of December 31, 1998 and 1997 and for the three years then ended audited by Deloitte & Touche LLP, independent auditors of North Valley Bancorp and Six Rivers National Bank. The historical figures for the other years presented have been derived from the audited consolidated financial statements of North Valley Bancorp and the audited financial statements of Six Rivers National Bank. The annual historical information presented below should be read together with the consolidated audited financial statements of North Valley Bancorp, incorporated here by this reference, and the audited financial statements of Six Rivers National Bank, incorporated here by this reference. To find this information, see "Where You Can Find More Information" on page 99.


         We expect to incur merger and other non-recurring expenses as a result of combining our companies. We also anticipate that the merger will provide the combined company with financial benefits such as reduced operating expenses and the opportunity to earn additional revenue. However, none of these anticipated expenses or benefits has been factored into the pro forma combined income statement information. For that reason, the pro forma combined information, while helpful in illustrating the financial attributes of the combined company under one set of assumptions, does not attempt to predict or suggest future results.


         The following tables present selected historical and pro forma combined consolidated financial information for North Valley Bancorp and Six Rivers National Bank. The following financial data should be read in conjunction with the historical consolidated financial statements of North Valley Bancorp, the historical consolidated financial statements of Six Rivers National Bank, and the unaudited pro forma combined consolidated financial information and the notes to such information, some of which are included elsewhere in this joint proxy statement/prospectus. The unaudited pro forma combined consolidated financial information presents selected financial information based on the historical financial statements of the parties, giving effect to the proposed merger under the pooling of interests method of accounting and the assumptions and adjustments described in the notes thereto. The unaudited pro forma combined consolidated financial information does not indicate the results or financial position that would have occurred if the merger agreement and merger had been in effect for the periods or on the dates indicated or that may occur in the future.

                              NORTH VALLEY BANCORP
                 SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
               (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND RATIOS)

                                                                        AS OF AND FOR THE:
                                              NINE MONTHS ENDED SEPT 30,                  YEARS ENDED DECEMBER 31,
                                              -------------------------- ---------------------------------------------------------
                                                   1999         1998       1998         1997       1996        1995         1994
                                                ---------    ---------   ---------   ---------   ---------   ---------   ---------
STATEMENT OF OPERATIONS DATA
Net interest income                             $   9,770    $   8,677   $  11,885   $  11,089   $  10,564   $   9,910   $   8,718
Provision for loan or lease losses                    835        1,160       1,430         770         720         375         240
Other income                                        2,866        3,009       4,095       4,138       2,581       2,630       2,477
Other expenses                                      7,220        6,473       8,886       8,312       6,786       6,412       6,404
                                                ---------    ---------   ---------   ---------   ---------   ---------   ---------
Income before income taxes                          4,581        4,053       5,664       6,145       5,639       5,753       4,551
Income taxes                                        1,226        1,135       1,579       1,000       1,532       1,670       1,339
                                                ---------    ---------   ---------   ---------   ---------   ---------   ---------
Net income                                      $   3,355    $   2,918   $   4,085   $   5,145   $   4,107   $   4,083   $   3,212
                                                =========    =========   =========   =========   =========   =========   =========
PER SHARE DATA:
Earnings per share - basic                      $    0.91    $    0.79   $    1.11   $    1.41   $    1.11   $    1.11   $    0.88
Earnings per share - diluted                         0.90         0.78        1.10        1.39        1.10        1.10        0.87
Cash dividends per share                             0.30         0.18        0.38        0.35        0.35        0.32        0.35
Book value per share                                 8.75         8.10        8.18        7.63        6.55        5.70        4.90
Tangible book value per share                        8.62         8.05        8.05        7.58        6.49        5.69        4.87

BALANCE SHEET DATA:
Balance sheet totals-end of period:
   Assets                                       $ 304,355    $ 281,791   $ 296,362   $ 270,757   $ 256,877   $ 235,072   $ 213,956
   Loans and leases, net                          209,519      179,222     197,434     167,507     166,983     147,808     125,463
   Deposits                                       266,371      247,383     259,881     238,522     229,228     211,075     193,541
   Shareholders' equity                            32,426       29,891      30,180      28,066      23,900      20,973      17,926
Average balance sheet amounts:
   Assets                                       $ 299,263    $ 274,707   $ 279,669   $ 266,875   $ 247,362   $ 228,588   $ 208,571
   Loans and leases                               200,656      171,375     175,556     167,496     157,644     137,613     114,577
   Earning assets                                 273,721      251,257     256,195     244,379     228,124     211,013     191,469
   Deposits                                       263,332      242,604     246,532     237,304     221,736     205,814     189,406
   Shareholders' equity                            31,485       29,456      29,757      26,162      22,698      19,974      16,879

SELECTED RATIOS:(1)
Return on average equity                            14.25%       13.24%      13.73%      19.67%      18.09%      20.44%      19.03%
Return on average tangible equity                   14.46%       13.33%      13.94%      19.80%      18.28%      20.47%      19.16%
Return on average assets                             1.50%        1.42%       1.46%       1.93%       1.66%       1.79%       1.54%
Efficiency ratio (net interest income and
  noninterest income to noninterest expense)        57.14%       55.39%      55.61%      54.59%      51.62%      51.13%      57.20%
Average equity to average assets                    10.52%       10.72%      10.64%       9.80%       9.18%       8.74%       8.09%
Leveraged capital ratio                             10.52%       10.52%      10.18%       9.94%       8.98%       8.87%       8.49%
Nonperforming loans and leases to total loans
  and leases                                         0.73%        1.59%       1.34%       0.46%       0.71%       0.20%       0.35%
Nonperforming assets to total assets                 0.95%        1.14%       1.10%       0.37%       0.50%       0.16%       0.21%
Net chargeoffs to average loans and leases           0.31%        0.68%       0.70%       0.19%       0.50%       0.14%       0.14%
Allowance for loan or lease losses to total
  loans and leases                                   1.00%        0.94%       0.95%       1.00%       0.74%       0.88%       0.90%
Allowance for loan or lease losses to
  nonperforming loans and leases                   136.60%       59.34%      71.21%     218.21%     104.15%     446.13%     258.24%


(1) Selected ratios for the nine months ended September 30, 1999 and 1998 have been annualized.

                                                     SIX RIVERS NATIONAL BANK
                                          SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
                                        (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND RATIOS)

                                                                        AS OF AND FOR THE:
                                              NINE MONTHS ENDED SEPT 30,                  YEARS ENDED DECEMBER 31,
                                              -------------------------- ---------------------------------------------------------
                                                  1999         1998        1998        1997        1996        1995         1994
                                                ---------    ---------   ---------   ---------   ---------   ---------   ---------
STATEMENT OF OPERATIONS DATA
Net interest income                             $   6,412    $   6,550   $   8,847   $   6,071   $   4,957   $   4,054   $   3,380
Provision for loan or lease losses                    220        2,504       3,904       2,241         276         225         229
Other income                                        1,272        1,187       1,595       1,225         955         886         734
Other expenses                                      5,854        5,950       8,414       4,912       4,254       3,734       3,680
                                                ---------    ---------   ---------   ---------   ---------   ---------   ---------
Income (loss) before income taxes                   1,610         (717)     (1,876)        144       1,382         981         205
Income taxes                                          672         (287)       (751)         26         580         412          --
                                                ---------    ---------   ---------   ---------   ---------   ---------   ---------
Net income (loss)                               $     938    $    (430)  $  (1,125)  $     118   $     802   $     569   $     205
                                                =========    =========   =========   =========   =========   =========   =========
PER SHARE DATA:
Earnings (losses) per share - basic             $    0.64    $   (0.30)  $   (0.77)  $    0.17   $    1.42   $    1.01   $    0.37
Earnings (losses) per share - diluted                0.64        (0.30)      (0.77)       0.16        1.35        1.00        0.32
Cash dividends per share                               --           --          --          --          --          --          --
Book value per share                                12.92        13.26       12.67       13.45       10.18        8.92        7.59
Tangible book value per share                        9.76         9.86        9.32        9.82       10.18        8.92        7.59

BALANCE SHEET DATA:
Balance sheet totals-end of period:
   Assets                                       $ 206,187    $ 208,822   $ 203,236   $ 193,807   $ 100,019   $  87,189   $  72,196
   Loans and leases, net                          106,745      103,221     104,151      84,621      72,654      54,664      42,991
   Deposits                                       177,006      187,480     182,932     172,733      91,986      79,888      66,949
   Shareholders' equity                            19,077       19,380      18,520      19,236       5,754       5,037       4,206
   Average balance sheet amounts:
   Assets                                       $ 203,423    $ 200,397   $ 201,323   $ 118,685   $  92,606   $  78,215   $  66,818
   Loans and leases                               108,157      101,765     102,481      79,366      65,245      49,306      40,098
   Earning assets                                 186,368      180,561     182,132     108,298      83,925      70,312      59,765
   Deposits                                       175,165      177,425     178,802     107,746      83,417      71,840      61,511
   Shareholders' equity                            18,752       19,971      19,567       6,444       5,597       4,810       4,302

SELECTED RATIOS:  (1)
Return on average equity                             6.67%       (2.87%)     (5.75%)      1.24%      14.33%      11.83%       4.77%
Return on average tangible equity                    8.96%       (3.85%)     (7.75%)      1.95%      14.33%      11.83%       4.77%
Return on average assets                             0.61%       (0.29%)     (0.56%)      0.10%       0.87%       0.73%       0.31%
Efficiency ratio (net interest income and
  noninterest income to noninterest expense)        76.18%       76.90%      80.57%      67.93%      72.50%      75.57%      89.73%
Efficiency ratio excluding the amortization of
  intangibles and goodwill                          73.20%       73.88%      77.53%      66.81%      71.96%      75.57%      89.45%
Average equity to average assets                     9.22%        9.97%       9.72%       5.43%       6.04%       6.15%       6.44%
Leveraged capital ratio                              7.48%        6.87%       6.73%       8.69%       5.91%       5.98%       6.19%
Nonperforming loans and leases to total loans
  and leases                                         2.91%        1.89%       2.94%       3.48%       2.41%       1.29%       2.43%
Nonperforming assets to total assets                 1.64%        1.13%       1.72%       1.74%       2.03%       1.23%       1.48%
Net chargeoffs (recoveries) to average loans
  and leases                                        (0.02%)       2.00%       2.21%       2.38%       0.25%       0.12%       0.22%
Allowance for loan or lease losses to total
  loans and leases                                   2.78%        1.56%       2.62%       1.35%       1.10%       1.25%       1.21%
Allowance for loan or lease losses to
  nonperforming loans and leases                    97.91%       82.55%      89.18%      38.76%      45.46%      97.34%      49.67%

(1) Selected ratios for the nine months ended September 30, 1999 and 1998 have been annualized.

                                         NORTH VALLEY BANCORP AND SIX RIVERS NATIONAL BANK
                                 SELECTED UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL DATA
                                        (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND RATIOS)


                                                                        AS OF AND FOR THE:
                                              NINE MONTHS ENDED SEPT 30,                  YEARS ENDED DECEMBER 31,
                                              -------------------------- ---------------------------------------------------------
                                                  1999         1998        1998        1997        1996        1995         1994
                                                ---------    ---------   ---------   ---------   ---------   ---------   ---------
STATEMENT OF OPERATIONS DATA
Net interest income                             $  16,182    $  15,227   $  20,732   $  17,161   $  15,522   $  13,964   $  12,098
Provision for loan or lease losses                  1,055        3,664       5,334       3,011         996         600         469
Other income                                        4,138        4,196       5,690       5,363       3,536       3,516       3,211
Other expenses                                     13,074       12,423      17,300      13,224      11,041      10,146      10,084
                                                ---------    ---------   ---------   ---------   ---------   ---------   ---------
Income before income taxes                          6,191        3,336       3,788       6,289       7,021       6,734       4,756
Income taxes                                        1,898          848         828       1,026       2,112       2,082       1,339
                                                ---------    ---------   ---------   ---------   ---------   ---------   ---------
Net income                                      $   4,293    $   2,488   $   2,960   $   5,263   $   4,909   $   4,652   $   3,417
                                                =========    =========   =========   =========   =========   =========   =========
PER SHARE DATA:
Earnings per share - basic                           0.74         0.43        0.51        1.12        1.09        1.04        0.77
Earnings per share - diluted                         0.73         0.43        0.51        1.10        1.07        1.02        0.74
Cash dividends per share                             0.30         0.18        0.38        0.35        0.35        0.32        0.35
Book value per share                                 8.81         8.48        8.38        8.22        6.64        5.78        4.96
Tangible book value per share                        7.93         7.60        7.46        7.29        6.59        5.77        4.94

BALANCE SHEET DATA:
Balance sheet totals-end of period:
   Assets                                       $ 510,542    $ 490,613   $ 499,598   $ 464,564   $ 356,896   $ 322,261   $ 286,152
   Loans and leases, net                          316,264      282,443     301,585     252,128     239,637     202,472     168,454
   Deposits                                       443,377      434,863     442,813     411,255     321,214     290,963     260,490
   Shareholders' equity                            51,503       49,271      48,700      47,302      29,654      26,010      22,132
Average balance sheet amounts:
   Assets                                       $ 502,686    $ 475,104   $ 480,992   $ 385,560   $ 339,968   $ 306,803   $ 275,389
   Loans and leases                               308,813      273,140     278,037     246,862     222,889     186,919     154,675
   Earning assets                                 460,089      431,818     438,327     352,677     312,049     281,325     251,234
   Deposits                                       438,497      420,029     425,334     345,050     305,153     277,654     250,917
   Shareholders' equity
                                                   50,237      49,427        49,324     32,606      28,295      24,784      21,181
SELECTED RATIOS:  (1)
Return on average equity                            11.43%       6.73%         6.00%     16.14%      17.35%      18.77%      16.13%
Return on average tangible equity                   12.76%       7.53%         6.76%     17.64%      17.49%      18.80%      16.23%
Return on average assets                             1.14%       0.70%         0.62%      1.37%       1.44%       1.52%       1.24%
Efficiency ratio (net interest income and
  noninterest income to noninterest expense)        64.34%      63.96%        65.48%     58.71%      57.93%      58.04%      65.87%
 Efficiency ratio excluding the amortization
  of intangibles and goodwill                       63.22%      62.79%        64.35%     58.55%      57.93%      58.04%      65.87%
Average equity to average assets                     9.99%      10.40%        10.25%      8.46%       8.32%       8.08%       7.69%
Leveraged capital ratio                              9.30%       9.00%         8.75%      9.47%       8.12%       8.10%       7.91%
Nonperforming loans and leases to total loans
  and leases                                         1.45%       1.70%         1.90%      1.47%       1.23%       0.49%       0.88%
Nonperforming assets to total assets                 1.23%       1.14%         1.35%      0.94%       0.93%       0.45%       0.53%
 Net chargeoffs to average loans and leases          0.19%       1.17%         1.26%      0.90%       0.43%       0.14%       0.16%
 Allowance for loan or lease losses to total
   loans and leases                                  1.61%       1.17%         1.53%      1.12%       0.85%       0.98%       0.98%
 Allowance for loan or lease losses to
   nonperforming loans and leases                  110.79%      68.83%        80.89%     75.89%      69.27%     199.18%     111.08%

(1) Selected ratios for the nine months ended September 30, 1999 and 1998 have been annualized.

        HISTORICAL AND PRO FORMA PER SHARE DATA FOR NORTH VALLEY BANCORP
                          AND SIX RIVERS NATIONAL BANK

         We have summarized below the per share information for our respective companies on a historical, pro forma combined and equivalent basis.

         We have calculated the pro forma combined per share data for net income using the weighted average number of shares of North Valley Bancorp's common stock outstanding for the periods presented, increased by the weighted average number of shares of Six Rivers National Bank common stock outstanding for the periods presented multiplied by an assumed conversion ratio of 1.450 shares of North Valley Bancorp's common stock for each share of Six Rivers National Bank common stock, as if these shares were outstanding for each period presented. The pro forma combined per share data for dividends declared represents the historical dividends for North Valley Bancorp common stock. The pro forma combined book value per share has been calculated using shares of outstanding North Valley Bancorp common stock increased by the shares of outstanding Six Rivers National Bank common stock multiplied by an assumed conversion ratio of
1.450 for each share of Six Rivers National Bank common stock as if these shares were outstanding as of the dates presented.

         The equivalent pro forma Six Rivers National Bank share information has been calculated by multiplying the pro forma combined per share information by an assumed conversion ratio of 1.450.


                                                      NVBANCORP              SRNB
                                                    COMMON STOCK         COMMON STOCK
                                                -------------------- ---------------------
                                                           PRO FORMA             PRO FORMA
                                                HISTORICAL COMBINED  HISTORICAL EQUIVALENT
                                                ---------- --------- ---------- ----------
          Book value per share:
          September 30, 1999                     $   8.75    8.81     $ 12.92      12.77
          December 31, 1998                          8.18    8.38       12.67      12.15

          Tangible book value per share:
          September 30, 1999                     $   8.62    7.93     $  9.76      11.50
          December 31, 1998                          8.05    7.46        9.32      10.82

          Dividends declared:
          Nine months ended September 30, 1999   $   0.30  $ 0.30     $     0       0.44
          Year ended December 31, 1998               0.38    0.38           0       0.55
          Year ended December 31, 1997               0.35    0.35           0       0.51
          Year ended December 31, 1996               0.35    0.35           0       0.51

         Earnings (loss) per share:
          Basic:
          Nine months ended September 30, 1999   $   0.91  $ 0.74     $  0.64    $  1.07
          Year ended December 31, 1998               1.11    0.51       (0.77)      0.74
          Year ended December 31, 1997               1.41    1.12        0.17       1.62
          Year ended December 31, 1996               1.11    1.09        1.42       1.58

          Diluted:
          Nine months ended September 30, 1999   $   0.90  $ 0.73     $  0.64    $  1.06
          Year ended December 31, 1998               1.10    0.51       (0.77)      0.74
          Year ended December 31, 1997               1.39    1.10        0.16       1.60
          Year ended December 31, 1996               1.10    1.07        1.35       1.55

                                  RISK FACTORS

         In deciding whether to vote in favor of the merger, shareholders of Six Rivers National Bank and North Valley Bancorp should consider the following factors, in addition to the other matters set forth or incorporated here by this reference:

THE PRICE OF NORTH VALLEY BANCORP COMMON STOCK MAY DECLINE

         The conversion ratio may be affected by potential changes in the market price of North Valley Bancorp common stock. This means that at the time of the special meetings, the Six Rivers National Bank shareholders will not know the exact conversion ratio and value of the North Valley Bancorp common stock that they will receive when the merger is completed. The market price of North Valley Bancorp common stock when the merger takes place may vary from the price at the date of this document and at the date of the special meetings. Variations in the market price of North Valley Bancorp common stock may result from changes in the business, operations or prospects of North Valley Bancorp, Six Rivers National Bank or the combined company, market assessments of the likelihood that the merger will be consummated and the timing thereof, regulatory considerations, general market and economic conditions and other factors. We urge you to obtain current market quotations for North Valley Bancorp common stock. See "Proposal to Approve the Merger Agreement and Merger--Purchase Price and Potential Adjustments" on page 50. Changes in the market price of Six Rivers National
Bank common stock will not affect the conversion ratio.

CUSTOMERS OF SIX RIVERS NATIONAL BANK MAY NOT BE RETAINED AND NORTH VALLEY BANCORP MAY NOT BE ABLE TO REALIZE ANTICIPATED OPERATING COST SAVINGS

         Upon the consummation of the merger, Six Rivers National Bank will be merged with and into NVB Interim National Bank, and the resulting national banking association will continue as a subsidiary of North Valley Bancorp with the national bank charter number and name of Six Rivers National Bank. North Valley Bancorp anticipates that, after the effective time of the merger, a significant percentage of Six Rivers National Bank's existing employees and customers will be retained. There are no assurances that Six Rivers National Bank customers will not move their banking relationships to other financial institutions and that a greater than anticipated number of Six Rivers National Bank employees will not remain employed by Six Rivers National Bank after the merger. In addition, while North Valley Bancorp expects to achieve operating cost savings through the elimination of duplicative corporate and administrative expenses and the consolidation of banking operations, there can be no assurance that North Valley Bancorp will be able to realize those cost savings.

ADDITIONAL SHARES OF NORTH VALLEY BANCORP COMMON STOCK COULD BE ISSUED WHICH COULD RESULT IN A DECLINE IN THE MARKET PRICE OF THE STOCK

         Shares of North Valley Bancorp common stock eligible for future sale could have a dilutive effect on the market for North Valley Bancorp common stock and could adversely affect the market price. The articles of incorporation of North Valley Bancorp authorize the issuance of 20,000,000 shares of common stock, of which 3,715,218 shares were outstanding at February 1, 2000 and 5,000,000 shares of preferred stock, of which no shares were outstanding at February 1, 2000. Pursuant to its stock option plan, at February 1, 2000, North Valley Bancorp had outstanding options to purchase an aggregate of 476,194 shares of North Valley Bancorp common stock. As of February 1, 2000, 636,347 shares of North Valley Bancorp common stock remained available for option grants under North Valley Bancorp's stock option plans. The merger agreement does not restrict North Valley Bancorp's ability to grant additional options under North Valley Bancorp's stock option plan or with respect to a takeover proposal to which North Valley Bancorp is a party. See "Proposal to Approve the Merger Agreement and Merger--Purchase Price and Potential Adjustments" on page 50. Sales of substantial amounts of North Valley Bancorp common stock in the public market following the merger could adversely affect the market price of North Valley Bancorp common stock. There are no restrictions in the merger agreement preventing North Valley Bancorp from issuing additional shares of North Valley Bancorp common stock after the merger.

         There can be no assurance given as to the market value of North Valley Bancorp common stock after the merger based on future acquisitions, if any, or other factors, including but not limited to, general economic conditions or fluctuating interest rates.

THE YEAR 2000 PROBLEM MAY ADVERSELY AFFECT NORTH VALLEY BANCORP, SIX RIVERS NATIONAL BANK OR THE RESULTING BANK

         The "Year 2000 issue" relates to the fact that many computer programs and other technology utilizing microprocessors use only two digits to represent a year, such as "98" to represent "1998." In the year 2000 ("Y2K"), those programs/processors could incorrectly treat the year 2000 as the year 1900. This issue has grown in importance as the use of computers and microprocessors has become more pervasive throughout the economy, and interdependencies between systems has multiplied. The business of North Valley Bancorp and Six Rivers National Bank is dependent on technology and data processing. North Valley Bancorp and Six Rivers National Bank could be affected either directly or indirectly by the Year 2000 issue. This could happen if any of their respective critical computer systems or equipment containing embedded logic fail, if the local infrastructure (electric power, communications or water system) fails, if their respective significant vendors are adversely impacted, or if their respective borrowers or depositors are significantly impacted by their internal systems or those of their customers or suppliers.

         As of the date of this proxy statement/prospectus, neither North Valley Bancorp nor Six Rivers National Bank has experienced such Year 2000 problems, however, if such problems were to arise, it is impossible to quantify the potential costs to correct such problems or how the problems will affect the business, financial condition or results of operations of North Valley Bancorp or Six Rivers National Bank.

THE RESTRICTIONS OF THE OFFICE OF THE COMPTROLLER OF THE CURRENCY CONSENT ORDER ENTERED INTO BY SIX RIVERS NATIONAL BANK MAY HINDER PLANS

         On April 12, 1999 the Office of the Comptroller of the Currency required Six Rivers National Bank to enter into a Consent Order. The language of the Order requires that Six Rivers National Bank formulate and implement a plan to strengthen its policies and procedures relative to its loan administration, credit and collateral exceptions, classified assets, allowances for loan losses and violations of law related to lending limits. The Six Rivers National Bank board of directors agreed to execute the Order and is following an action plan that details the steps necessary to comply with the Order. In summary, the Order required Six Rivers National Bank to modify aspects of its business to address problems identified by the Office of the Comptroller of the Currency, such as:

         o loan administration (to establish procedures to ensure compliance with credit quality guidelines, govern board of directors review and approval of exceptions to lending policies, require periodic board of directors review of adherence to lending policies and ensure accuracy of information systems and other operational programs);

         o credit and collateral exceptions (to update background information on each loan);


         o criticized assets (to address issues raised by the Office of the Comptroller of the Currency during the evaluation and analysis of Six Rivers National Bank's asset quality and provide ongoing board of directors review of each issue and the adequacy and progress of Six Rivers National Bank's ongoing monitoring of asset quality);


         o allowance for loan and lease losses (to establish a program to maintain adequate allowances providing for scheduled reviews by the board of directors);

         o legal lending limits (to take prompt action to reduce overlimit loans and establish compliance procedures regarding the maintenance of appropriate loan limits); and

         o quarterly progress reports (to submit quarterly progress reports to the Office of the Comptroller of the Currency outlining recent actions taken to implement the Order).


The Order's restrictions could have an adverse impact on Six Rivers National Bank's expansion. Additional regulatory restrictions could be placed on Six Rivers National Bank in the event that the Office of the Comptroller of the Currency is not satisfied with Six Rivers National Bank's progress towards implementing all facets of the Order. There can be no assurance as to the impact on Six Rivers National Bank or North Valley Bancorp if banking regulators impose additional regulatory restrictions on Six Rivers National Bank.

         No assurance can be provided as to when, if ever, the Order will be removed by the Comptroller of the Currency, whether as a result of the merger or otherwise. Likewise, no assurance can be provided regarding the impact of the Order on the regulatory approvals required for the merger. See "Proposal to Approve the Merger Agreement and Merger --Required Regulatory Approvals" on page 66.

         This summary description of the Order's provisions does not state all the requirements of the Order and is qualified in its entirety by reference to the text of the Order. A copy of the Order will be made available (free of charge) to any shareholder of North Valley Bancorp or Six Rivers National Bank upon request to Michael W. Martinez, President and Chief Executive Officer of Six Rivers National Bank. See "Where You Can Find More Information." on page 99.

                INFORMATION REGARDING FORWARD-LOOKING STATEMENTS


         This joint proxy statement/prospectus contains forward-looking statements regarding each of North Valley Bancorp and Six Rivers National Bank and the combined company following the merger, including statements relating to:

         o the financial condition, results of operations and business of North Valley Bancorp following completion of the merger,


         o cost savings, enhanced revenues and accretion to reported earnings that are expected to be realized from the merger, and

         o the restructuring charges expected to be incurred in connection with the merger.


         These forward-looking statements involve risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by the forward-looking statements include, among others, the following possibilities:


         o expected cost savings from the merger cannot be fully realized or realized within the expected time frame;

         o revenues following the merger are lower than expected or deposit withdrawals, operating costs or customer loss and business disruption following the merger may be greater than expected;

         o competitive pressures among depository and other financial services companies increase significantly;


         o costs or difficulties related to the integration of the businesses of North Valley National Bank and Six Rivers National Bank are greater than expected;


         o changes in the interest rate environment reduce interest margins, cause an increase in the prepayment rate on mortgages and other loans or reduce the demand for new loans;

         o general economic or business conditions, either internationally, nationally or in the states in which the combined company will be doing business, are less favorable than expected, resulting in, among other things, a deterioration in credit quality or a reduced demand for credit;

         o legislation or regulatory requirements or changes adversely affect the businesses in which the combined company would be engaged;

         o technology-related changes, including "Year 2000" data systems compliance issues, may be harder to make or more expensive than expected;

         o   changes in the securities market; and

         o timing of completion of the merger may be delayed, due to regulatory requirements or other factors which may delay, restrict or prohibit new operations.

         With respect to estimated cost savings, North Valley Bancorp has made assumptions regarding, among other things, the extent of operational overlap between North Valley Bancorp, North Valley Bank and Six Rivers National Bank, the amount of general and administrative expense consolidation, costs relating to converting Six Rivers National Bank bank operations and data processing to North Valley Bancorp systems, the size of anticipated reductions in fixed labor costs, the amount of severance expenses, the extent of the charges that may be necessary to align the companies' respective accounting reserve policies and the costs related to the merger. The realization of the expected cost savings are subject to the risk that the foregoing assumptions are inaccurate.

         Management of North Valley Bancorp believes these forward-looking statements are reasonable; however, undue reliance should not be placed on the forward-looking statements, which are based on current expectations.

         Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. The future results and shareholder values of North Valley Bancorp following completion of the merger may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond North Valley Bancorp's and Six Rivers National Bank's ability to control or predict. For those statements, North Valley Bancorp and Six Rivers National Bank claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

                                  INTRODUCTION

THE SPECIAL MEETINGS:  DATES, TIMES AND PLACES


         NORTH VALLEY BANCORP. North Valley Bancorp's special meeting will be held at 880 East Cypress Avenue, Redding, California at 4:30 p.m., local time, on March 28, 2000.

         SIX RIVERS NATIONAL BANK. Six Rivers National Bank's special meeting will be held at 402 "F" Street, Eureka, California at 10:00 a.m., local time, on March 28, 2000.


MATTERS TO BE CONSIDERED AT THE SPECIAL MEETINGS


         NORTH VALLEY BANCORP. At North Valley Bancorp's special meeting, holders of North Valley Bancorp common stock are being asked to approve the merger agreement, including the merger and issuance of North Valley Bancorp common stock to Six Rivers National Bank's shareholders as provided under the terms of the merger agreement. North Valley Bancorp shareholders will also be asked to consider and vote on a proposal to classify the North Valley Bancorp board of directors. See "Proposal to Approve the Merger Agreement and Merger" on page 32 and "Proposal to Classify North Valley Bancorp Board of Directors" on page 95.

         SIX RIVERS NATIONAL BANK. At Six Rivers National Bank's special meeting, holders of Six Rivers National Bank common stock are being asked to approve the merger agreement and the merger. See "Proposal to Approve the Merger Agreement and Merger" on page 32.


RECORD DATE; STOCK ENTITLED TO VOTE; QUORUM


         NORTH VALLEY BANCORP. Only holders of record of North Valley Bancorp common stock at the close of business on February 1, 2000, the record date for North Valley Bancorp's special meeting, are entitled to receive notice of and to vote at North Valley Bancorp's special meeting. On the record date, approximately 3,715,218 shares of North Valley Bancorp common stock were issued and outstanding and held by approximately 845 holders of record. A majority of the shares of North Valley Bancorp common stock issued and outstanding and entitled to vote on the record date must be represented in person or by proxy at North Valley Bancorp's special meeting in order for a quorum to be present for purposes of transacting business at North Valley Bancorp's special meeting. In the event that a quorum is not present at North Valley Bancorp's special meeting, it is expected that the special meeting will be adjourned or postponed to solicit additional proxies. Holders of record of North Valley Bancorp common stock on the record date are each entitled to one vote per share on each matter to be considered at North Valley Bancorp's special meeting.

         SIX RIVERS NATIONAL BANK. Only holders of record of Six Rivers National Bank common stock at the close of business on February 1, 2000, the record date for Six Rivers National Bank's special meeting, are entitled to receive notice of and to vote at Six Rivers National Bank's special meeting. On the record date, approximately 1,482,613 shares of Six Rivers National Bank common stock were issued and outstanding and held by approximately 457 holders of record. A majority of the shares of Six Rivers National Bank common stock issued and outstanding and entitled to vote on the record date must be represented in person or by proxy at Six Rivers National Bank's special meeting in order for a quorum to be present for purposes of transacting business at Six Rivers National Bank's special meeting. In the event that a quorum is not present at Six Rivers National Bank's special meeting, it is expected that the special meeting will be adjourned or postponed to solicit additional proxies. Holders of record of Six Rivers National Bank common stock on the record date are each entitled to one vote per share on each matter to be considered at Six Rivers National Bank's special meeting.

VOTES REQUIRED


         NORTH VALLEY BANCORP. Approval of the merger agreement, the merger and the issuance of the shares of North Valley Bancorp common stock to Six Rivers National Bank's shareholders, and the proposal to classify North Valley Bancorp's board of directors require the affirmative vote of the holders of record of at least a majority of the shares of North Valley Bancorp common stock outstanding on the record date for North Valley Bancorp's special meeting. An abstention or a broker non-vote will not count as a vote cast at North Valley Bancorp's special meeting, but will count only for purposes of determining whether or not a quorum is present. See "--Voting of Proxies--ABSTENTIONS AND BROKER NON-VOTES" on page 29.

         SIX RIVERS NATIONAL BANK. The approval of the merger agreement and the merger requires the affirmative vote of the holders of record of at least two-thirds of the shares of Six Rivers National Bank common stock outstanding on the record date for Six Rivers National Bank's special meeting. An abstention or a broker non-vote will not count as a vote cast at Six Rivers National Bank's special meeting, but will count only for purposes of determining whether or not a quorum is present. See "--Voting of Proxies--ABSTENTIONS AND BROKER NON-VOTES" on page 29.


SHARE OWNERSHIP OF MANAGEMENT


         NORTH VALLEY BANCORP. At the close of business on the record date, directors and executive officers of North Valley Bancorp and their affiliates beneficially owned and were entitled to vote approximately 199,350 shares of North Valley Bancorp common stock, which represented approximately 5.4% of the shares of North Valley Bancorp common stock outstanding on that date. Each of those directors and executive officers has agreed to vote, or cause to be voted, the North Valley Bancorp common stock owned by him or her "FOR" approval of the merger agreement, the merger and the resulting issuance of North Valley Bancorp common stock to Six Rivers National Bank's shareholders under the terms of the merger agreement and "FOR" approval of the proposal to classify North Valley Bancorp's board of directors at North Valley Bancorp's special meeting.


         As of the record date, the directors and executive officers of North Valley Bancorp beneficially owned shares of North Valley Bancorp common stock as described in the following table. Unless otherwise indicated, each director and executive officer listed below possesses sole voting power and sole investment power. All of the shares shown in the following table are owned both of record and beneficially except as indicated in the notes to the table. The address for beneficial owners, all of whom are incumbent directors and officers of North Valley Bancorp and North Valley Bank, is the address of North Valley Bancorp, 880 East Cypress Avenue, Redding, California 96002.


         North Valley Bancorp, 880 East Cypress Avenue, Redding, California
96002.

                                                                       Amount and Nature of              Percent of
  Beneficial Owner                              Position               Beneficial Ownership(1)            Class(2)
  -------------                                 --------               -----------------------            --------
  Rudy V. Balma                    Chairman of the Board                       275,005(3)(4)                 7.4
  Sharon L. Benson                 Senior Vice President and                    11,434                        *
                                   Chief Financial Officer
  William W. Cox                   Director                                      9,696                        *
  Michael J. Cushman               President and Chief Executive               225,419(3)                    6.1
                                   Officer

                                                                       Amount and Nature of              Percent of
  Beneficial Owner                              Position               Beneficial Ownership(1)            Class(2)
  -------------                                 --------               -----------------------            --------
  Royce L. Friesen                 Director                                      8,810                        *
  Dan W. Ghidinelli                Director                                     39,712(5)                    1.1
  Thomas J. Ludden                 Director                                     28,908                        *
  Jack R. Richter                  Senior Vice President and                    14,400                        *
                                   Chief Operating Officer

  Douglas M. Treadway              Director                                      9,120                        *
  J.M. ("Mike") Wells, Jr.         Director, General Counsel and               274,027(3)(6)                 7.4
                                   Secretary
  Eric J. Woodstrom                Senior Vice President and                     4,000                        *
                                   Chief Credit Officer

  All directors and executive officers as a group                              508,873(8)                   13.7(9)
  (11 persons) (7)

-------------------


(1) Includes shares beneficially owned, directly and indirectly, together with associates. Subject to applicable community property laws and shared voting and investment power with a spouse, sole investment and voting power is held by the beneficial owner of all shares unless noted otherwise. Includes stock options granted under the North Valley Bancorp 1989 Director Stock Option Plan, the North Valley Bancorp 1998 Employee Stock Incentive Plan and the North Valley Bancorp 1999 Director Stock Option Plan with: 7,400 shares exercisable within 60 days of the record date by Director Balma; 8,000 shares exercisable within 60 days of the record date by Mrs. Benson; 7,400 shares exercisable within 60 days of the record date by Director Cox; 19,000 shares exercisable within 60 days of the record date by Mr. Cushman; 17,200 shares exercisable within 60 days of the record date by Director Ghidinelli; 7,998 shares exercisable within 60 days of the record date by Director Ludden; 12,000 shares exercisable within 60 days of the record date by Mr. Richter; 7,600 shares exercisable within 60 days of the record date by Director Treadway; 24,096 shares exercisable within 60 days of the record date by Director Wells; and 2,000 shares exercisable within 60 days of the record date by Mr. Woodstrom.


(2) Includes stock options outstanding to purchase common stock exercisable within 60 days of the record date. An "*" indicates less than one percent.

(3) Includes 195,829 shares for each of Messrs. Balma, Cushman and Wells relative to the North Valley Bancorp Employee Stock Ownership Plan. Messrs. Balma, Cushman and Wells constitute the Administrative Committee
      (ESOP) and have authority to instruct the ESOP Trustee with regard to voting of these shares. Messrs. Balma, Cushman and Wells, as members of the Administrative Committee (ESOP), disclaim beneficial ownership with respect to all those shares. Mr. Cushman, Mrs. Benson, Mr. Richter and Mr. Woodstrom are participants in the ESOP.

(4) Includes 71,776 shares held by The Balma Family Trust, of which Mr. Balma is trustee.

(5) Includes 18,312 shares held by the Balma Grandchildren Trust, of which Mr. Ghidinelli is a trustee and as to which Mr. Ghidinelli disclaims beneficial ownership.

(6) Includes 53,102 shares held by the Wells Family Trust, of which Mr. Wells is trustee. Includes 1,000 shares held by Mr. Wells' spouse and as to which Mr. Wells' disclaims beneficial ownership.

(7)   This group includes all current executive officers and Directors.


(8) See footnotes 3 through 6. Excludes 195,829 ESOP shares relative to Messrs. Balma, Cushman and Wells. Includes 35,694 shares subject to options exercisable within 60 days of the record date by the Directors under the 1989 Director Stock Option Plan; 36,000 shares subject to options exercised within 60 days of the record date by the Directors under the 1999 Director Stock Option Plan; and 41,000 shares subject to options exercisable within 60 days of the record date by Mrs. Benson and Messrs. Cushman, Richter and Woodstrom under the 1998 Employee Stock Incentive Plan.


(9) In calculating the percentage of ownership, all shares which the identified person or persons have the right to acquire by exercise of options are deemed to be outstanding for the purpose of computing the percentage of the class owned by the person, but are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person.


         SIX RIVERS NATIONAL BANK. At the close of business on the record date, directors and executive officers of Six Rivers National Bank and their affiliates beneficially owned and were entitled to vote approximately176,603 shares of Six Rivers National Bank common stock, which represented approximately 11.9% of the shares of Six Rivers National Bank common stock outstanding on that date. Each of those directors and executive officers has agreed to vote, or cause to be voted, the Six Rivers National Bank common stock owned by him or her "FOR" approval of the merger agreement and the merger at Six Rivers National Bank's special meeting. See "Proposal to Approve the Merger Agreement and Merger--Interests of Six Rivers National Bank Officers and Directors in the Merger" on page 53.

         As of the record date, the directors and executive officers of Six Rivers National Bank beneficially owned shares of Six Rivers National Bank common stock as described in the following table. Unless otherwise indicated, each director and executive officer listed below possesses sole voting power and sole investment power. All of the shares shown in the following table are owned both of record and beneficially except as indicated in the notes to the table. The address for beneficial owners, all of whom are incumbent directors and officers of Six Rivers National Bank, is the address of Six Rivers National Bank, 402 "F" Street, Eureka, California 95501.


Name and Address of                                                    Amount and Nature of          Percent of
Beneficial Owner                           Position                   Beneficial Ownership(1)         Class (2)
------------------------                   --------                   -----------------------         ---------

Shelton J. Francis             Executive Vice President and                  2,000(4)                     *
                               Chief Credit Officer
Kevin D. Hartwick              Director                                      8,441(5)                     *
William T. Kay, Jr.            Chairman of the Board                        32,596(3)(6)                 2.1
J. Michael McGowan             Director                                     46,300(7)                    2.9



Name and Address of                                                    Amount and Nature of          Percent of
Beneficial Owner                           Position                   Beneficial Ownership(1)         Class (2)
------------------------                   --------                   -----------------------         ---------
Michael W. Martinez            President, Chief Executive                   21,941(3)(8)                 1.4
                               Officer and Chief Financial
                               Officer
Warren L. Murphy               Director                                     92,202(9)                    5.9
Margie L. Plum                 Executive Vice President, Branch             19,628(10)                   1.3
                               Administrator and Secretary
Dolores M. Vellutini           Director                                     26,977(11)                   1.7


All directors and executive officers as a group                            240,579(12)                  15.1
(8 persons)
-----------------------

(1) Except as otherwise noted, may include shares held by or with the person's spouse (except where legally separated) and minor children; shares held by any other relative of the person who has the same home; shares held by a family trust as to which the person is a beneficiary and trustee with sole vesting and investment power (or shared with a spouse); or shares held in an individual retirement account or pension plan of which the person is the sole beneficiary, and as to which shares the person has pass-through voting rights and investment power.

(2) Includes stock options outstanding to purchase common stock exercisable within 60 days of the record date. The shares "beneficially owned" are determined under Securities and Exchange Commission Rules, and do not necessarily indicate ownership for any other purpose. In general, beneficial ownership includes shares over which a person has sole or shared voting or investment power and shares which the person has the right to acquire within 60 days. An * indicates less than one percent.


(3) Includes 9,506 ESOP shares. Messrs. Kay and Martinez constitute the ESOP trustees and have authority to vote these shares. Messrs. Kay and Martinez, as ESOP trustees, disclaim beneficial ownership with respect to all those shares. Mr. Francis, Mrs. Plum and Mr. Martinez are participants in the ESOP

(4) Includes 2,000 shares which Mr. Francis has the right to acquire upon the exercise of stock options within 60 days of the record date.


(5) Includes 4,191 shares which Mr. Hartwick has the right to acquire upon the exercise of stock options within 60 days of the record date.

(6) Includes 11,714 shares which Mr. Kay has the right to acquire upon the exercise of stock options within 60 days of the record date.

(7) Mr. McGowan is also the record and beneficial owner of 10,000 shares of North Valley Bancorp common stock.

(8) Includes 9,796 shares which Mr. Martinez has the right to acquire upon the exercise of stock options within 60 days of the record date.


(9) Includes 10,676 shares which Mr. Murphy has the right to acquire upon the exercise of stock options within 60 days of the record date.


(10) Includes 14,518 shares which Mrs. Plum has the right to acquire upon the exercise of stock options within 60 days of the record date.

(11) Includes 11,311 shares which Mrs. Vellutini has the right to acquire upon the exercise of stock options within 60 days of the record date.

(12) Includes 63,976 shares which the Directors and Officers have the right to acquire upon the exercise of stock options within 60 days of the record date.


VOTING OF PROXIES


         SUBMITTING PROXIES. North Valley Bancorp and Six Rivers National Bank shareholders may vote their shares in person by attending their respective special meeting or vote their shares by proxy by completing the enclosed proxy card, signing and dating it and mailing it in the enclosed postage pre-paid envelope.

NORTH VALLEY BANCORP SHAREHOLDERS ONLY MAY ALSO VOTE BY TELEPHONE, BY CALLING THE TOLL-FREE NUMBER (AT NO COST TO THE SHAREHOLDER) INDICATED ON THE PROXY CARD. TELEPHONE VOTING IS AVAILABLE 24 HOURS PER DAY. EASY TO FOLLOW VOICE PROMPTS ALLOW A SHAREHOLDER TO VOTE SHARES AND TO CONFIRM THAT INSTRUCTIONS HAVE BEEN PROPERLY RECORDED. THE TELEPHONE VOTING PROCEDURES ARE DESIGNED TO AUTHENTICATE THE IDENTITY OF SHAREHOLDERS BY UTILIZING INDIVIDUAL CONTROL NUMBERS. IF A SHAREHOLDER VOTES BY TELEPHONE, THERE IS NO NEED TO RETURN THE PROXY CARD.

APPLICABLE BANKING LAWS DO NOT CLEARLY STATE WHETHER SHAREHOLDERS OF A NATIONAL BANK LIKE SIX RIVERS NATIONAL BANK MAY LEGALLY VOTE BY TELEPHONE. THEREFORE, SIX RIVERS NATIONAL BANK SHAREHOLDERS ARE BEING ASKED TO VOTE ONLY BY MAIL.

If a written proxy card is signed by a shareholder and returned without instructions, the shares represented by the proxy will be voted "FOR" the proposals presented at North Valley Bancorp's special meeting or "FOR" the proposal presented at Six Rivers National Bank's special meeting, as applicable. North Valley Bancorp and Six Rivers National Bank shareholders whose shares are held in "street name" (i.e., in the name of a broker, bank or other record holder) must either direct the record holder of their shares as to how to vote their shares or obtain a proxy from the record holder to vote at their respective special meeting.

         REVOKING PROXIES. North Valley Bancorp and Six Rivers National Bank shareholders of record may revoke their proxies at any time before the time their proxies are voted at North Valley Bancorp's special meeting or Six Rivers National Bank's special meeting, respectively. Proxies may be revoked by written notice, including by telegram or telecopy, to the Corporate Secretary of North Valley Bancorp or Six Rivers National Bank, as applicable, by a later-dated proxy signed and returned by mail or by attending North Valley Bancorp's special meeting or Six Rivers National Bank's special meeting, as applicable, and voting in person. Attendance at North Valley Bancorp's special meeting or Six Rivers National Bank's special meeting will not in and of itself constitute a revocation of a proxy. The shareholder must inform the secretary at the special meeting, prior to the vote, that he or she wants to revoke his or her proxy and vote in person. Any written notice of a revocation of a proxy must be sent so as to be received before the taking of the vote at the applicable special meeting as follows:

For North Valley Bancorp     For Six Rivers National Bank Shareholders, to:
Shareholders, to:

North Valley Bancorp         Six Rivers National Bank
880 East Cypress Avenue      402 "F" Street
Redding, California 96002    Eureka, California 95501

ANY NORTH VALLEY BANCORP SHAREHOLDER WHO VOTES BY TELEPHONE, MAY CHANGE HIS OR HER VOTE AT ANY TIME BEFORE 5:00 P.M. EASTERN STANDARD TIME ON THE DAY BEFORE THE SPECIAL MEETING BY CALLING THE TOLL-FREE NUMBER INDICATED ON THE PROXY CARD. YOU MAY ALSO CHANGE YOUR VOTE BY FOLLOWING ANY OF THE PROCEDURES FOR REVOKING PROXIES DESCRIBED ABOVE. IN ALL CASES, THE LATEST DATED PROXY REVOKES AN EARLIER DATED PROXY REGARDLESS OF WHETHER MAIL OR TELEPHONE IS USED TO GIVE OR REVOKE A PROXY, OR WHETHER MAIL AND TELEPHONE ARE USED TO GIVE AND REVOKE A PROXY.

         ABSTENTIONS AND BROKER NON-VOTES. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares is necessary to constitute a quorum at each of North Valley Bancorp's special meeting and Six Rivers National Bank's special meeting. Abstentions and broker non-votes (as described below) will be counted solely for the purpose of determining whether a quorum is present. Under the applicable rules of the National Association of Securities Dealers, Inc., brokers or members who hold shares in street name for customers who are the beneficial owners of the shares are prohibited from giving a proxy to vote those shares with respect to the approval of the transactions contemplated by the merger agreement including the merger in the absence of specific instructions from the customers. We refer to these as "broker non-votes". Abstentions and broker non-votes will not be counted as a vote "FOR" or "AGAINST" any proposal at either the North Valley Bancorp special meeting or the Six Rivers National Bank special meeting but will have the same effect as a vote "AGAINST" any proposal. Abstentions and broker non-votes will not have the effect of establishing dissenters' rights of North Valley Bancorp or Six Rivers National Bank shareholders. See "Dissenters' Rights" on page 71.

         If any other matters are properly presented for consideration at North Valley Bancorp's special meeting, in the case of the North Valley Bancorp shareholders, or at Six Rivers National Bank's special meeting, in the case of the Six Rivers National Bank shareholders, the persons named in the enclosed form of proxy will have discretion to vote or not vote on those matters in accordance with their best judgment, unless authorization to use that discretion is withheld. If a proposal to adjourn North Valley Bancorp's special meeting or Six Rivers National Bank's special meeting is properly presented, however, the persons named in the enclosed form of proxy will not have discretion to vote in favor of the adjournment proposal any shares which have been voted against the proposal(s) to be presented at the respective special meetings.

         Neither North Valley Bancorp nor Six Rivers National Bank is aware of any matters expected to be presented at their respective special meeting other than as described in their respective notice of special meetings. The cost of solicitation of proxies will be paid by North Valley Bancorp and Six Rivers National Bank, as applicable. In addition to solicitation by mail, the directors, officers and employees of North Valley Bancorp and Six Rivers National Bank may also solicit proxies from shareholders by telephone, facsimile, telegram or in person. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners; and North Valley Bancorp or Six Rivers National Bank, as the case may be, will, upon request, reimburse those brokerage houses and custodians for their reasonable expenses in so doing. Six Rivers National Bank has retained Skinner & Co., Inc. of San Francisco, California, to aid in the solicitation of proxies and to verify records related to the solicitations. Skinner & Co., Inc. will receive $5,000 as compensation for its services and up to $5,000 as reimbursement for its related out-of-pocket expenses. North Valley Bancorp has also retained Skinner & Co., Inc. to provide the same services based upon the same amount of compensation and expense reimbursement.


         Shareholders who submit proxy cards should not send in any stock certificates with their proxy cards. Instructions for the surrender of certificates representing shares of Six Rivers National Bank common stock will be mailed by North Valley Bancorp to former Six Rivers National Bank shareholders shortly after the merger is completed. See "The Proposal to Approve the Merger Agreement and Merger--Exchange of Six Rivers National Bank Stock Certificates; Fractional Interests" on page 51.

         RECOMMENDATION OF THE NORTH VALLEY BANCORP BOARD OF DIRECTORS AND SIX RIVERS NATIONAL BANK BOARD OF DIRECTORS. Each of the North Valley Bancorp board of directors and Six Rivers National Bank board of directors has unanimously approved the merger described above and unanimously recommends that their respective shareholders vote "FOR" the merger agreement and the merger at their respective special meetings. The North Valley Bancorp board of directors also unanimously recommends that their shareholders vote "FOR" the proposal to classify North Valley Bancorp's board of directors.


          INFORMATION ABOUT NORTH VALLEY BANCORP AND NORTH VALLEY BANK


         North Valley Bancorp is a bank holding company registered under the Bank Holding Company Act of 1956, as amended. North Valley Bancorp was incorporated under the laws of the State of California in 1980. Its principal office is located at 880 East Cypress Avenue, Redding, California 96002 and its telephone number is (530) 221-8400.

         North Valley Bancorp owns 100% of the issued and outstanding common shares of North Valley Bank. North Valley Bank was incorporated in 1972 and commenced business in Redding, California, in 1973. North Valley Bank accepts checking and savings deposits, offers money market deposit accounts and certificates of deposit, makes secured and unsecured commercial and other installment and term loans and offers other customary banking services. North Valley Bank offers banking services generally, but it places primary emphasis on lending for real estate purposes and specialized lending to businesses and professionals. Loans for real estate purposes include term financing for commercial facilities and real estate construction loans mainly for residential and commercial properties. Loans to businesses and professionals include commercial loans, SBA loans, deposit services and letters of credit. North Valley Bank's consumer financial services include residential real estate loans, retail deposit services, mutual fund products and consumer finance. As a bank holding company, North Valley Bancorp is authorized to engage in the activities permitted under the Bank Holding Company Act of 1956, as amended, and regulations thereunder.


         North Valley Bank owns 100% of North Valley Basic Securities, an inactive company formed to hold premises under Section 752 of the California Financial Code. North Valley operates 12 banking offices in Shasta and Trinity Counties. North Valley Bank's deposits are insured by the Federal Deposit Insurance Corporation up to the legal limits thereupon. North Valley Bank does not offer trust services or international banking services and does not plan to do so in the near future.


         North Valley Bancorp owns 100% of two additional subsidiaries, North Valley Trading Company, an inactive company formed to explore trading opportunities in the Pacific Basin, and Bank Processing, Inc., formed to provide data processing services to other financial institutions in addition to North Valley Bank.

         As a bank holding company, North Valley Bancorp is authorized to engage in the activities permitted under the Bank Holding Company Act of 1956, as amended, and regulations thereunder.

                   INFORMATION ABOUT SIX RIVERS NATIONAL BANK

         Six Rivers National Bank is a national banking association and a full service commercial bank formed in 1989 and headquartered in Eureka, California, approximately 250 miles north of San Francisco. Six Rivers National Bank conducts a community banking business through eight full-service offices in Eureka (2), Crescent City, Ferndale, Garberville, McKinleyville, Weaverville and Willits. It concentrates on obtaining low-cost core deposits from local customers and making primarily commercial, consumer and real estate loans to local borrowers.

         Six Rivers National Bank is chartered under the laws of the United States and is governed by the National Bank Act and the regulations promulgated thereunder. Six Rivers National Bank is a member of the Federal Deposit Insurance Corporation, which currently insures the deposits of each member bank to a maximum of $100,000 per depositor. For this protection, Six Rivers National Bank pays a semi-annual assessment (currently set at a nominal amount) and is subject to the rules and regulations of the Federal Deposit Insurance Corporation pertaining to deposit insurance and other matters. National banks are subject to regulation, supervision and regular examination by the Office of the Comptroller of the Currency. The regulations of the Federal Deposit Insurance Corporation and the Office of the Comptroller of the Currency govern many aspects of Six Rivers National Bank's business and activities, including investments, loans, borrowings, branching, mergers and acquisitions, reporting and numerous other areas. All national banks are members of the Federal Reserve System. Six Rivers National Bank is also subject to applicable provisions of California law to the extent the provisions are not in conflict with or preempted by federal banking law.

         On November 6, 1997, Six Rivers National Bank completed the purchase and conversion of four branches of Bank of America. The acquisition of the four branches increased Six Rivers National Bank's size from four locations to eight and increased its presence outside of Humboldt and Del Norte counties to Trinity County to the northeast and Mendocino County to the south. In order to finance the purchase of the branches Six Rivers National Bank completed a secondary stock offering in the fourth quarter of 1997, netting approximately $13.2 million on the sale of 862,500 shares of Six Rivers National Bank's common stock.

         At December 31, 1998, Six Rivers National Bank had total assets of $203.2 million, total net loans of $104.2 million, deposits of $182.9 million and shareholders' equity of $18.5 million. Six Rivers National Bank competes with approximately 13 other banking or savings institutions in its service areas. Six Rivers National Bank's market share of Federal Deposit Insurance Corporation-insured deposits in the four-county service area of Humboldt, Del Norte, Mendocino and Trinity counties is approximately 8.3% at December 31, 1998 (based upon information made available by the Federal Deposit Insurance Corporation through June 30, 1998).

         The geographic area served by Six Rivers National Bank is a rural market along California's north coast and southern Oregon. Six Rivers National Bank's promotional activities stress its specialized services and responsiveness to unique local needs.

         Six Rivers National Bank accepts checking and savings deposits, offers money market deposit accounts and certificates of deposit, makes secured and unsecured commercial and other installment and term loans, and offers other customary banking services. Six Rivers National Bank also makes real estate loans that consist primarily of term and construction financing for both businesses and individuals. Included in the bank's commercial product line are loans to businesses and professionals for accounts receivable financing, equipment financing, letters of credit and loans that are partially guaranteed by the U.S. Government.

         On April 12, 1999 the Office of the Comptroller of the Currency required Six Rivers National Bank to enter into a Consent Order ("Order"). The language of the Order requires that Six Rivers National Bank formulate and implement a plan to strengthen its policies and procedures relative to its loan administration, credit and collateral exceptions, classified assets, allowances for loan losses and violations of law related to lending limits. The Six Rivers National Bank board of directors has agreed to execute this Order and is following an action plan that details the steps necessary to comply with the Order. See "Risk Factors -- The Restrictions of the Office of the Comptroller of the Currency Consent Order Entered Into by Six Rivers National Bank May Hinder Plans" on page 19 and "Proposal to Approve the Merger Agreement and Merger -- Required Regulatory Approvals" on page 66.

               PROPOSAL TO APPROVE THE MERGER AGREEMENT AND MERGER

BACKGROUND OF THE MERGER AGREEMENT AND MERGER

         The following is a brief description of the events that resulted in the execution of the Merger Agreement and Merger dated as of October 3, 1999, as amended on January 28, 2000, among North Valley Bancorp, NVB Interim National Bank and Six Rivers National Bank.

         During 1998, the board of directors of Six Rivers National Bank focused its efforts on attempting to resolve regulatory issues, primarily related to credit quality and management, that were plaguing Six Rivers National Bank. Given the nature of the problems and the time and effort the board was devoting to them, the board did not consider it feasible to pursue a sale of Six Rivers National Bank. In December 1998, Humboldt Bancorp initiated a series of communications to Six Rivers National Bank expressing interest in a merger. Initially, Six Rivers National Bank responded to Humboldt through its representatives that merger discussions were currently inadvisable because Six Rivers National Bank's board and management were focusing on resolving operating problems.

         On January 11, 1999, Humboldt wrote to William Kay, Jr., Chairman of the Six Rivers National Bank board of directors, indicating Humboldt's interest in pursuing a possible transaction with Six Rivers National Bank. Six Rivers National Bank's board discussed this proposal at its January meeting, but continued to believe that the timing was not appropriate to pursue a transaction either with Humboldt or with any other institution. In early February, Humboldt requested a meeting to discuss its interest. The board considered the request at its February meeting and agreed to the meeting. The board also considered a valuation review conducted by its financial adviser which informed the board concerning the elements that affect stock value, valuation methodologies and the ranges of values which could be achieved by Six Rivers National Bank. The meeting between Six Rivers National Bank and Humboldt representatives occurred on March 3, 1999. The Six Rivers National Bank representatives again expressed the view that it would be inappropriate to pursue a merger at that time.

         In spite of the stated position of the Six Rivers National Bank representatives, Humboldt followed with a letter that was considered by Six Rivers National Bank at its March meeting. Six Rivers National Bank's board reviewed the March 9, 1999 letter from Humboldt which outlined the terms of Humboldt's proposal. The proposal by Humboldt contained a number of unacceptable conditions that raised questions as to whether or not the proposal actually constituted an offer. These and other questions regarding the valuation of Humboldt's common stock led Six Rivers National Bank to respond that it would

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

continue to pursue shareholder value through the continuing focus by the board and management on implementing Six Rivers National Bank's own independent business plan.

         Thereafter, an exchange of correspondence occurred between Humboldt and Six Rivers National Bank which culminated in Humboldt publishing an open letter in the Eureka press on May 12, 1999, the day of Six Rivers National Bank's annual meeting of shareholders, publicizing its previously confidential offer.

         Following Six Rivers National Bank's annual meeting, the board appointed a strategic planning committee to investigate Six Rivers National Bank's strategic options, including the Humboldt proposal. The committee met frequently commencing on May 17, 1999 and conferred regularly with Six Rivers National Bank's financial and legal advisers. The committee directed Six Rivers National Bank's financial adviser to contact other institutions that may have an interest in a business combination with Six Rivers National Bank to explore their level of interest. The committee monitored the progress of those contacts.

         In the course of initial discussions with a broad range of institutions, numbering in excess of 15 banks and holding companies, Six Rivers National Bank's investment adviser identified two institutions, including North Valley Bancorp, that expressed very serious interest in exploring the possibility of a business combination. Members of the strategic planning committee met with board and management representatives of these parties. In mid-June, 1999, Six Rivers National Bank entered into confidentiality agreements with these parties (including North Valley Bancorp) and disclosed to them non-public information concerning Six Rivers National Bank to assist them in their evaluation of a possible transaction. At its June meeting, legal counsel gave detailed advice to the Six Rivers National Bank board concerning the board's fiduciary responsibilities in light of the Humboldt proposal and the interest of other parties. After the meeting, Six Rivers National Bank formally engaged Hoefer & Arnett Incorporated as its investment bank to evaluate the merits of remaining independent compared with the opportunities for a business combination.

         On July 8, 1999 Humboldt again sent a letter communicating its desire to negotiate a business combination with Six Rivers National Bank. After considering this letter, the Six Rivers National Bank board responded by asking for answers to various significant business concerns about the practices and strategies of Humboldt. Humboldt refused to provide any responses to these questions unless Six Rivers National Bank executed a confidentiality agreement granting special rights to Humboldt that Six Rivers National Bank believed would have significantly reduced the effectiveness of such agreements and could have led to the compromise of information that is proprietary to Six Rivers National Bank and its operations. In response, Six Rivers National Bank proposed a standard confidentiality and standstill agreement, similar to those that had been signed by other institutions, however this was rejected by Humboldt. On August 20, 1999, Humboldt revoked its expression of interest, stating that its board thought it was not feasible to attempt a merger at that time.

         On July 21, 1999, Six Rivers National Bank received a detailed proposal from North Valley Bancorp. The board discussed the proposal at its meeting on July 27, 1999. At that meeting Hoefer & Arnett Incorporated presented to the board a financial review of the proposal, contrasting it to the Humboldt proposal which, at that time, had not yet been revoked. The Six Rivers National Bank representatives reviewed such factors as the value of the stock prices relative to each other and to a specified peer group, the nature and inherent risk in the operations of the organizations, and the similarities and differences in the culture and operating philosophies of the organizations.

Having completed its review the board determined that the North Valley Bancorp proposal was more advantageous to Six Rivers National Bank and its shareholders, and unanimously directed the strategic planning committee to pursue the North Valley Bancorp proposal.

         In early August, 1999, a third financial institution contacted Six Rivers National Bank to express interest in a business combination. After obtaining a confidentiality agreement, the Six Rivers National Bank strategic planning committee met with representatives of this institution. The institution submitted a written expression of interest to Six Rivers National Bank on August 25, 1999 which was supplemented on September 8, 1999. However, the Six Rivers National Bank board found that the terms of this expression of interest were less favorable than those of North Valley Bancorp and decided not to pursue further discussions.

         Commencing August 16, 1999, North Valley Bancorp conducted its due diligence and thoroughly reviewed the credit portfolio of Six Rivers National Bank. On September 1, 1999, Six Rivers National Bank and North Valley Bancorp and their respective counsel began negotiating the terms of the merger agreement.

         On September 3, 1999, Humboldt again expressed interest in a merger proposal. While the Six Rivers National Bank strategic planning committee stated its willingness to hold a meeting with Humboldt representatives, a meeting was scheduled but never held.

         At its board meeting on September 20, 1999, Six Rivers National Bank's legal counsel presented to the board a detailed review of the terms of the proposed merger agreement. Hoefer & Arnett Incorporated then presented a detailed analysis of the financial terms of the transaction and delivered its draft opinion to the effect that the proposed transaction was fair to Six Rivers National Bank and its shareholders from a financial perspective. The board then established parameters for future negotiations with North Valley Bancorp and directed management to conduct a due diligence review of North Valley Bancorp. The Six Rivers National Bank board held special meetings on September 22 and September 28, 1999 to review the due diligence findings and the status of the negotiations. On October 1, 1999, the Six Rivers National Bank board approved the merger agreement as being in the best interests of Six Rivers National Bank and its shareholders.

         On October 3, 1999 Six Rivers National Bank and North Valley Bancorp executed the merger agreement. Prior to the opening of the market on October 4, 1999, the parties issued a joint press release publicly announcing the merger.

         Annex A to the joint proxy statement/prospectus contains a copy of the merger agreement which is incorporated here by this reference.

         See "--Reasons for the Merger; Recommendations of the Boards of Directors" and "--Opinion of Six Rivers National Bank's Financial Advisor" below.

REASONS FOR THE MERGER AGREEMENT AND MERGER; RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

         NORTH VALLEY BANCORP. The strategy of the board of directors of North Valley Bancorp for enhancing long-term value for North Valley Bancorp shareholders recognizes that further consolidation will occur in the banking and financial services industry in the United States and that North Valley Bancorp must be in a position to take advantage of this change. Under this strategy, management of North Valley Bancorp, at the direction of the board of directors of North Valley Bancorp, continually explores and evaluates acquisition opportunities, such as the acquisition of Six Rivers National Bank as a continuing subsidiary of North Valley Bancorp, through the merger of Six Rivers National Bank into NVB Interim National Bank.

         In reaching the conclusion that the merger of Six Rivers National Bank into NVB Interim National Bank is fair to and in the best interests of the shareholders of North Valley Bancorp, the board of directors of North Valley Bancorp considered numerous factors, including the following:

          (1) The board of directors' familiarity with and review of Six Rivers National Bank's business, results of operations, prospects and financial condition and the willingness of the board of directors of Six Rivers National Bank to consider a merger with NVB Interim National Bank;

          (2) The opinion of Alex Sheshunoff & Co. Investment Banking, L.P. that the terms of the merger are fair, from a financial point of view, to North Valley Bancorp shareholders;

          (3) Economic conditions and prospects for the markets in which North Valley Bancorp and Six Rivers National Bank operate, and competitive pressures in the financial services industry in general and the banking industry in particular;

          (4) The enhancement of North Valley Bancorp's competitiveness and its ability to serve its customers, depositors, creditors, other constituents and the communities in which it operates as a result of the merger;

          (5) Information concerning the business, results of operations, asset quality and financial condition of North Valley Bancorp and Six Rivers National Bank on a stand-alone and combined basis, and the future growth prospects of North Valley Bancorp and Six Rivers National Bank following the merger. In this regard, the board of directors of North Valley Bancorp gave consideration to the results of the initial review conducted by North Valley Bancorp's management with respect to Six Rivers National Bank's business and operations, including, in particular, its asset quality and related conditions in the merger agreement. That review included an assessment of the opportunities to achieve increased market penetration in its existing market and to expand into Six Rivers National Bank's market area in California;

         (6) The cost savings and operational synergies which the management of North Valley Bancorp believes may be achieved as a result of the merger through the elimination of duplicative efforts;

         (7) An assessment that, in the current economic environment, expansion through acquisition of another financial institution is most economically advantageous to North Valley Bancorp's shareholders when compared to other alternatives such as de novo branch openings or branch acquisitions;

         (8) The geographic and business fit of North Valley Bancorp and Six Rivers National Bank and the complementary nature of their respective businesses, including the compatibility of their existing branch structures (Weaverville being the only location where North Valley Bancorp and Six Rivers National Bank both have branch offices);

         (9) Information with respect to historical trading ranges and multiples for North Valley Bancorp common stock and Six Rivers National Bank common stock, and possible trading ranges and multiples for each on a stand-alone basis and for the two companies on a combined basis and the evaluation by the board of directors of North Valley Bancorp of the financial terms of the merger and their effect on the shareholders of North Valley Bancorp and the belief of the North Valley Bancorp board of directors that those terms are fair to North Valley Bancorp and its shareholders;

         (10) The expectation that for federal income tax purposes the merger will constitute a tax-free reorganization to North Valley Bancorp and its subsidiaries;

         (11) The expectation that the merger will be accounted for under the pooling of interests method of accounting;


         (12) The terms and conditions of the merger agreement and the related agreements;


         (13) The likelihood of the merger being approved by the appropriate regulatory authorities; and

         (14) The structure of the merger and the resulting corporate entities.


         The board of directors of North Valley Bancorp did not assign any relative or specific weights to the factors considered and individual directors may have assigned different weights to the above factors.

         The board of directors of North Valley Bancorp unanimously recommends that the merger agreement, the related agreements, the transactions contemplated by the merger agreement, including the merger and the issuance of North Valley Bancorp common stock in connection with the merger, and the proposal to classify the North Valley Bancorp board of directors, be approved by the North Valley Bancorp shareholders.

         SIX RIVERS NATIONAL BANK. The board of directors of Six Rivers National Bank believes that the merger is fair to and in the best interests of the shareholders of Six Rivers National Bank. In reaching their conclusion to approve the merger, the board of directors of Six Rivers National Bank considered numerous factors, including the following:

         HISTORICAL AND RECENT MARKET PRICES OF SIX RIVERS NATIONAL BANK SHARES COMPARED TO NORTH VALLEY BANCORP SHARES TO BE RECEIVED. The Six Rivers National Bank board of directors reviewed the historical and recent trading prices for Six Rivers National Bank stock. The Six Rivers National Bank board of directors considered as favorable the fact that Six Rivers National Bank shareholders would receive shares of North Valley Bancorp common stock that had a market value of $16.04 per share, representing a premium of 19% over the closing sales price for Six Rivers National Bank shares of $13.50, on October 1, 1999, the last full day of trading before the merger was publicly announced. The Six Rivers National Bank board of directors also considered that after the trading price of Six Rivers National Bank's common stock fell during 1998, it did not recover to the same extent as many of the bank stocks in its peer group. The Six Rivers National Bank board of directors also compared North Valley Bancorp's stock price to book value ratio and the North Valley Bancorp price to earnings ratio not only with those of other potential acquirers, but also to a specified peer group. Using the information as of June 30, 1999, this comparison indicated that North Valley Bancorp's common stock was trading at a substantial discount as compared to the peer group. The price to last twelve month earnings of the North Valley Bancorp common stock was 10.0 times, while the median peer group multiple was shown to be at 15.9 times. In the price to book value comparison, North Valley Bancorp was shown to be trading at 123.4% of book value while the peer group median was at 221.3% of book value. The Six Rivers National Bank board of directors found favorable the fact that North Valley Bancorp's stock price to book value ratio was relatively low, suggesting that, in this respect, the North Valley Bancorp shares that Six Rivers National Bank shareholders will receive in the merger may represent a greater value than Six Rivers National Bank shareholders would receive in an identically priced or even a greater priced transaction with a different acquirer. Lastly, using a fundamental valuation methodology known as the discounted cash flow, the North Valley Bancorp common stock was determined to be trading at prices substantially below a high and low fundamental valuation range of $16.09 to $19.57 per share. This further supports the suggestion that the North Valley Bancorp shares show considerable potential for appreciation.

         THE LIKELIHOOD THAT "POOLING OF INTERESTS" ACCOUNTING WILL NO LONGER BE AVAILABLE FOLLOWING DECEMBER 31, 2000. The Six Rivers National Bank board of directors considered the impact of the Financial Standards Accounting Board draft by which so-called "pooling of interests" accounting will be eliminated by December 31, 2000. The result of this accounting change will be that all mergers consummated after December 31, 2000 will be accounted for as "purchase" transactions, resulting in the amortization of goodwill in any merger where the purchase price exceeds the asset value of the acquired company. The goodwill amortization will reduce future reported income of the merged companies. Additionally, in bank mergers, the goodwill in a purchase accounting transaction will not be included in the calculation of regulatory capital requirements. Therefore, it is the belief of the management and directors of Six Rivers National Bank, and it is the view of Hoefer & Arnett Incorporated, that future bank mergers will result in lower premiums for the seller. The Six Rivers National Bank board of directors believes that by combining with North Valley Bancorp at this time, it can take advantage of the "pooling of interests" accounting rules. The Six Rivers National Bank board also believes that should the Six Rivers National Bank shareholders fail to approve the North Valley Bancorp proposal, it would be extremely unlikely that an alternative transaction can be completed that would be eligible for "pooling of interests" accounting treatment. Therefore, the North Valley Bancorp transaction is most likely the last opportunity that Six Rivers National Bank will have to engage in a "pooling of interests" merger.

         SIX RIVERS NATIONAL BANK'S BUSINESS, CONDITIONS AND GEOGRAPHIC PROSPECTS. The Six Rivers National Bank board of directors considered information with respect to the financial condition, results of operations and business risks of Six Rivers National Bank on both an historical and prospective basis and current industry, economic and market conditions. Among other things, the Six Rivers National Bank board considered the negative impact of continuing the operations of Six Rivers National Bank exclusively in the confined geographic area in which Six Rivers National Bank currently operates. Six Rivers National Bank's current marketplace has demonstrated slow growth making internal growth of Six Rivers National Bank difficult to attain. The North Valley Bancorp merger will significantly expand the geographic base of the combined companies and will give Six Rivers National Bank a greater market for the products and services of Six Rivers National Bank. The combination with North Valley Bancorp will also increase the legal lending limit of the combined institutions giving greater flexibility to Six Rivers National Bank in meeting the credit needs of its borrowers. The Six Rivers National Bank board of directors believes that this will greatly enhance the long-term prospects for stock value.

         NORTH VALLEY BANCORP'S BUSINESS, CONDITIONS AND PROSPECTS. The Six Rivers National Bank board of directors considered information with respect to the financial condition, financial performance, business operations, capital levels, asset quality, loan portfolio breakdown and prospects of North Valley Bancorp on both an historical and prospective basis. The Six Rivers National Bank board of directors also considered information regarding current industry, economic and market conditions in the financial services industry. Six Rivers National Bank's financial advisers, Hoefer & Arnett Incorporated, made presentations to and provided the Six Rivers National Bank board of directors with information regarding North Valley Bancorp's financial condition and prospects after conducting business and financial due diligence. Officers of Six Rivers National Bank also made presentations to the Six Rivers National Bank board of directors regarding North Valley Bancorp's financial condition, business and prospects after conducting business and financial due diligence. These officers expressed their views that the corporate culture and operating philosophies of North Valley Bancorp were very compatible to those of Six Rivers

National Bank. The Six Rivers National Bank board viewed these observations as favorable for the future prospects of the combined entity and the creation of further shareholder value. In evaluating North Valley Bancorp's prospects, the Six Rivers National Bank board of directors considered, among other things, North Valley Bancorp's financial performance, the geographic areas in which North Valley Bancorp conducts business compared to those in which Six Rivers National Bank conducts business, the state of the economy in Northern California, the market conditions in the primary areas in which North Valley Bancorp conducts its business, and the effect those economies may have on North Valley Bancorp's performance. The Six Rivers National Bank board of directors also considered and found favorable the fact that the North Valley Bancorp's stock when combined with Six Rivers National Bank's stock will have greater market capitalization and liquidity compared to Six Rivers National Bank's current stock liquidity.

         OPINION OF HOEFER & ARNETT INCORPORATED. At its September 20 meeting, the Six Rivers National Bank board of directors considered as favorable to its determination, Hoefer & Arnett Incorporated's oral opinion delivered to the Six Rivers National Bank board of directors at that meeting (which Hoefer & Arnett Incorporated subsequently confirmed in a written legal opinion of that same date) that the consideration to be received by Six Rivers National Bank shareholders in the merger was, as of that date, fair to Six Rivers National Bank's shareholders, from a financial point of view.

         THE NEED OF SIX RIVERS NATIONAL BANK TO OBTAIN 2/3 SHAREHOLDER VOTE FOR APPROVAL OF THE PROPOSED MERGER. The articles of association of Six Rivers National Bank require that two-thirds (2/3) equal to sixty-six and two-thirds percent (66 2/3%) of all of the outstanding shares of Six Rivers National Bank be voted in favor of a merger. This means that for a merger proposal to be successful it must meet the expectations of a broad cross-section of the shareholders of Six Rivers National Bank. A merger proposal that does not meet the expectations of all shareholder constituencies is likely to fail. For this reason, in evaluating the options that were available to Six Rivers National Bank, the board of directors believed that the North Valley Bancorp transaction would yield the greatest support of the Six Rivers National Bank shareholders. The board of directors believes that not only do the transactions contemplated by the merger agreement, including the merger, offer the best financial prospects for Six Rivers National Bank shareholders but it also avoids the controversies and impact on the communities served by Six Rivers National Bank that have in the past caused local shareholders to resist other merger overtures. The Six Rivers National Bank board of directors believed that obtaining two-thirds approval of the shareholders would be difficult, if not impossible, with any proposal that posed problems within the communities served by Six Rivers National Bank.

         TERMS OF THE MERGER. The Six Rivers National Bank board of directors considered the terms, conditions, covenants and representations contained in the merger agreement and that the number and value of shares of North Valley Bancorp common stock to be issued in exchange for each outstanding share of Six Rivers National Bank common stock represented the most favorable terms offered to Six Rivers National Bank in writing.

         THE TAX-FREE NATURE OF THE MERGER. The Six Rivers National Bank board of directors considered and found favorable the fact that the merger is structured to be tax free for federal income tax purposes. Six Rivers National Bank shareholders will recognize no gain for federal income tax purposes in connection with the exchange of Six Rivers National Bank common stock for North Valley Bancorp common stock (except with respect to cash received in lieu of shares of North Valley Bancorp common stock).

         IMPACT ON COMMUNITIES, DEPOSITORS, CUSTOMERS AND EMPLOYEES. As is required by its articles of association, the Six Rivers National Bank board of directors considered the impact of the merger upon Six Rivers National Bank's communities, depositors, customers, employees, the overall compatibility of Six Rivers National Bank's office and branch structure compared to those of North Valley Bancorp's. The ability of Six Rivers National Bank to continue as an on-going bank under the North Valley Bancorp holding company was viewed favorably for being least disruptive of the communities served by Six Rivers National Bank, its depositors, customers and employees. The Six Rivers National Bank board of directors believes that all of these constituencies will be in favor of the merger.

         The Six Rivers National Bank board of directors did not assign any relative or specific value to any of the factors.

         The board of directors of Six Rivers National Bank unanimously recommends that the merger agreement, the related agreements and the transactions contemplated by those agreements, including the merger of Six Rivers National Bank into NVB Interim National Bank, be approved by the Six Rivers National Bank shareholders.

OPINION OF SIX RIVERS NATIONAL BANK'S FINANCIAL ADVISOR

         GENERAL. Six Rivers National Bank engaged Hoefer & Arnett Incorporated on June 15, 1999, to act as financial advisor to Six Rivers National Bank in connection with a merger. Hoefer & Arnett agreed to assist Six Rivers National Bank in analyzing, structuring, negotiating, and effecting a transaction with a potential acquiror, which after discussions with multiple parties, was North Valley Bancorp. As part of its engagement, Hoefer & Arnett agreed to render to Six Rivers National Bank's board of directors an opinion with respect to the fairness from a financial point of view of the consideration to be received by Six Rivers National Bank shareholders in a potential sale of Six Rivers National Bank. Hoefer & Arnett is a nationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with merger transactions and other types of acquisitions, negotiated underwritings, private placements and valuations for corporate and other purposes. Six Rivers National Bank selected Hoefer & Arnett to render the opinion on the basis of its experience and expertise and its reputation in the banking and investment communities.

         At the request of Six Rivers National Bank's board of directors, representatives of Hoefer & Arnett participated in the September 20, 1999 meeting at which Six Rivers National Bank's board of directors considered the merger and in the October 1, 1999 meeting at which Six Rivers National Bank's board of directors approved the merger agreement. At the September 20, 1999 meeting, Hoefer & Arnett delivered to Six Rivers National Bank's board of directors its oral opinion, subsequently confirmed in writing as of October 1, 1999, that as of that date, the consideration to be received by the holders of Six Rivers National Bank's common stock in the merger was fair to the shareholders from a financial point of view. Hoefer & Arnett has also delivered to Six Rivers National Bank's board of directors a written opinion dated the date of this joint proxy statement/prospectus which is substantially identical to the October 1, 1999 opinion.

         THE FULL TEXT OF HOEFER & ARNETT'S WRITTEN OPINION TO SIX RIVERS NATIONAL BANK'S BOARD OF DIRECTORS, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED, AND LIMITATIONS OF THE REVIEW BY HOEFER & ARNETT IS ATTACHED AS ANNEX B TO THIS JOINT PROXY STATEMENT/PROSPECTUS. YOU SHOULD READ THE HOEFER & ARNETT OPINION CAREFULLY AND IN ITS ENTIRETY. THE SUMMARY OF HOEFER & ARNETT'S OPINION INCLUDED IN THIS DOCUMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF HOEFER & ARNETT'S OPINION. IN FURNISHING THE OPINION, HOEFER & ARNETT DOES NOT ADMIT THAT IT IS AN EXPERT WITH RESPECT TO THE REGISTRATION STATEMENT OF WHICH THIS JOINT PROXY STATEMENT/PROSPECTUS IS A PART WITHIN THE MEANING OF THE TERM "EXPERT" AS USED IN THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, NOR

DOES IT ADMIT THAT ITS OPINION CONSTITUTES A REPORT OR VALUATION WITHIN THE MEANING OF SECTION 11 OF THE SECURITIES ACT OF 1933, AS AMENDED. HOEFER & ARNETT'S OPINION IS DIRECTED TO SIX RIVERS NATIONAL BANK'S BOARD, COVERS ONLY THE FAIRNESS FROM A FINANCIAL POINT OF VIEW OF THE CONSIDERATION TO BE RECEIVED BY SIX RIVERS NATIONAL BANK SHAREHOLDERS AS OF THE DATE OF THE OPINION AND DOES NOT CONSTITUTE A RECOMMENDATION TO SIX RIVERS NATIONAL BANK SHAREHOLDERS AS TO HOW SIX RIVERS NATIONAL BANK SHAREHOLDERS SHOULD VOTE AT SIX RIVERS NATIONAL BANK'S SPECIAL MEETING.

         In connection with its October 1, 1999 opinion, Hoefer & Arnett, among other things:

         o reviewed certain publicly available financial and other data with respect to Six Rivers National Bank and North Valley Bancorp, including the consolidated financial statements for recent years and interim periods to June 30, 1999, and certain other relevant financial and operating data relating to Six Rivers National Bank and North Valley Bancorp made available to Hoefer & Arnett from published sources and from the internal records of Six Rivers National Bank and North Valley Bancorp;

         o    reviewed the September 24, 1999 draft of the merger agreement;

         o reviewed certain publicly available information concerning the trading of, and market for, Six Rivers National Bank common stock and North Valley Bancorp common stock;

         o compared certain financial data of Six Rivers National Bank and North Valley Bancorp with those of certain other companies in the banking industry which Hoefer & Arnett deemed to be relevant;

         o considered the financial terms, to the extent publicly available, of selected recent business combinations of companies in the banking industry which Hoefer & Arnett deemed to be comparable, in whole or in part, to the merger;

         o conducted discussions with representatives of the senior management of Six Rivers National Bank and North Valley Bancorp concerning their respective businesses and prospects;

         o reviewed certain information, including financial forecasts and related assumptions furnished to Hoefer & Arnett by Six Rivers National Bank and North Valley Bancorp, respectively; and

         o performed such other analyses and examinations as Hoefer & Arnett deemed appropriate.

         In connection with Hoefer & Arnett's review, Hoefer & Arnett did not assume any obligation independently to verify the information listed above and relied on its accuracy and completeness in all material respects. With respect to the financial forecasts for Six Rivers National Bank and North Valley Bancorp provided to Hoefer & Arnett by their respective managements, upon their advice and with Six Rivers National Bank's consent, Hoefer & Arnett assumed for purposes of its opinion that the forecasts were reasonably prepared on bases reflecting the best available estimates and judgments of their respective managements at the time of preparation as to the future financial performance of Six Rivers National Bank and North Valley Bancorp and that they provided a reasonable basis upon which Hoefer & Arnett could form its opinion. Hoefer & Arnett assumed that there were no material changes in Six Rivers National Bank's or North Valley Bancorp's assets, financial condition, results of operations, business or prospects since the respective dates of their last financial statements made available to Hoefer & Arnett. Hoefer & Arnett relied on advice of counsel to Six Rivers National Bank as to all legal matters with respect to Six Rivers National Bank, the merger and the merger agreement. Hoefer & Arnett assumed that the merger will be completed in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations. In addition, Hoefer & Arnett did not assume responsibility for reviewing any individual credit files, or making an independent evaluation, appraisal or physical inspections of any of the assets or liabilities (contingent or otherwise) of Six Rivers National Bank or North Valley Bancorp, nor was Hoefer & Arnett furnished with any appraisals. Hoefer & Arnett is not an expert in the evaluation of loan portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto and assumed, with Six Rivers National Bank's consent, that the allowances for each of Six Rivers National Bank and North Valley Bancorp were in the aggregate adequate to cover the losses. Six Rivers National Bank informed Hoefer & Arnett, and Hoefer & Arnett assumed, that the merger will be recorded as a pooling of interests under generally accepted accounting principles. Finally, Hoefer & Arnett's opinion was based on economic, monetary and market and other conditions as in effect on, and the information made available to Hoefer & Arnett as of, the date of the opinion.

         Set forth below is a brief summary of the information presented by Hoefer & Arnett to Six Rivers National Bank's board of directors on September 20, 1999, in connection with its opinion.

         DISCOUNTED DIVIDEND ANALYSIS. In performing the discounted dividend analysis, Hoefer & Arnett used Six Rivers National Bank's management estimates of earnings per share and dividend payments over a five-year period. The estimated earnings per share in the year 2003 was multiplied by an estimated price to earnings multiple ranging from 10.0x to 12.0x. This product was then added to the cumulative estimated dividends for the prior five years and the sum of these two numbers was discounted to the present using discount rates ranging from 12.5% to 15.0%. This analysis indicated that the present value of Six Rivers National Bank's future stock price plus dividends ranged form $10.53 to $13.80 per share. The $15.23 per share offer from North Valley Bancorp, based on a closing price for North Valley Bancorp common stock of $10.50 on September 15, 1999 exceeded the range of values implied by this analysis.

         COMPARABLE PUBLIC COMPANY ANALYSIS. Hoefer & Arnett analyzed the financial performance and trading multiples of a comparison group of 15 publicly traded California banks. Six Rivers National Bank's historical financial performance is below the average performance of the selected California comparison group. The multiples that were analyzed were price to tangible book value, price to latest twelve months ("LTM") earnings and price to 1999 estimated earnings, excluding institutions with price to LTM earnings greater than 18.0x. The low and mean values of these multiples were then applied to Six Rivers National Bank's current values. This analysis indicated a reference range for Six Rivers National Bank's current common stock price from $7.46 to $9.88 with a mean value of $8.67, based on Six Rivers National Bank's 1999 estimated earnings. Based on Six Rivers National Bank's tangible book value a reference range for Six Rivers National Bank's current common stock price from $11.71 to $18.99 with a mean value of $15.35. The mean of the two above methods indicates a reference price for Six Rivers National Bank's current common stock of $12.01, as compared to North Valley Bancorp's offer of $15.23 per share, and Six Rivers National Bank's current price of $13.25 on September 15, 1999.

         ANALYSIS OF SELECTED MERGER TRANSACTIONS. Hoefer & Arnett reviewed the consideration paid in selected categories of bank transactions for which the relevant information was publicly available. Specifically, Hoefer & Arnett reviewed selected bank transactions, involving mergers in California from January 1, 1997 to September 15, 1999 with transaction values below $50 million and return on average assets less than 1.0%. The multiples paid to Six Rivers National Bank in this transaction are in line with multiples paid in transactions in each of the above categories. For each transaction, Hoefer &

Arnett analyzed data illustrating, among other things, purchase price to tangible book value, one-month market price premium paid and purchase price to LTM earnings.

         A summary of the low and mean multiples in the analysis is as follows:

                                                       Price-to-    Price-to-   Premium-to-
                                                        Tangible       LTM         Price
                                                       Book Value      EPS     1 Month Prior
                                                       ----------   ---------  -------------
         TRANSACTION CRITERIA:
1997 to 1999 Year-to-Date Bank Mergers in
California with Transaction Values
Below $50 Million and ROAA less than 1.0%.



         - MEAN                                            1.8X         27.1X       30.0%
                                                           ----         -----       -----
         - LOW                                             1.2X         17.0X        9.1%
                                                           ----         -----       -----

         A summary of the results of Hoefer & Arnett's analysis of the multiples to be paid in the merger with North Valley Bancorp is as follows:


                                                       Price-to-    Price-to-   Premium-to-
                                                        Tangible       LTM         Price
                                                       Book Value      EPS     1 Month Prior
                                                       ----------   ---------  -------------
         Transaction Summary:                             1.6x           NM         4.6%


         CONTRIBUTION ANALYSIS. Hoefer & Arnett analyzed the contribution of each of Six Rivers National Bank and North Valley Bancorp to, among other things, assets, loans, deposits, and equity of the pro forma combined company for the period ending June 30, 1999, and projected net income for the calendar year ending December 31, 1999 and December 31, 2000. This analysis showed, among other things, that based on pro forma combined balance sheets for Six Rivers National Bank and North Valley Bancorp at June 30, 1999, Six Rivers National Bank would have contributed approximately 40.2% of the assets, 34.8% of the gross loans, 39.7% of the deposits, and 37.1% of the equity. The pro forma projected income statement showed that Six Rivers National Bank would contribute approximately 21.8% of the net income in 1999, and 26.8% of the net income in 2000. Based on an exchange ratio of 1.450 of a share of North Valley Bancorp common stock for each share of Six Rivers National Bank's common stock, holders of Six Rivers National Bank's common stock would own approximately 36.4% of the combined company based on common shares outstanding at June 30, 1999, in line with its mean contribution.

         PRO FORMA EARNINGS DILUTION ANALYSIS. Using earnings estimates and projected growth rates for Six Rivers National Bank and North Valley Bancorp provided by their respective managements, Hoefer & Arnett compared management's estimated earnings per share ("Estimated EPS") of Six Rivers National Bank's common stock on a stand-alone basis to the Estimated EPS of the common stock for the pro forma combined company for the calendar year ending December 31, 2000. Hoefer & Arnett noted that the merger would result in an accretion of 35.1% to Six Rivers National Bank's Estimated EPS for the year ending December 31, 2000. These estimates were used for purposes of this analysis only and are not necessarily indicative of expected results or plans of North Valley Bancorp, Six

Rivers National Bank or the combined institution. Additionally, this analysis did not incorporate any anticipated cost savings or revenue enhancements.

         PICKUP ANALYSIS. This analysis attempts to illustrate the increase in per share values to Six Rivers National Bank shareholders as if the merger had been completed on January 1, 1999. As shown below, the analysis shows an increase to Six Rivers National Bank shareholders in dividends, fully-diluted tangible book value and earnings per share. In performing the pickup analysis, Hoefer & Arnett applied the exchange ratio of 1.450 of a share of North Valley Bancorp common stock for each share of Six Rivers National Bank common stock and applied it to the pro forma per share values for North Valley Bancorp. The results of this analysis were:


                                                                    Pro Forma         Estimated
                                                     Current          SRNB          Increase from
                                                      Value          Value (1)      Current Value
                                                      -----          ---------      -------------
         Annualized Dividend Per Share               $  0.00         $ 0.50                 NM
         Estimated 1999 EPS                             0.86           1.42               65.0%
         Estimated 2000 EPS                             1.25           1.68               35.1%
         Fully-Diluted Tangible Book Value per Share    9.49          11.12               17.0%


         (1) Adjusted for exchange of 1.450 of a share of North Valley Bancorp common stock for each share of Six Rivers National Bank common stock.

         The summary set forth above is not a complete description of the presentation by Hoefer & Arnett to Six Rivers National Bank's board of directors or of the analyses performed by Hoefer & Arnett. The preparation of a fairness opinion is not necessarily susceptible to partial analysis or summary description. Hoefer & Arnett believes that its analyses and the summary set forth above must be considered as a whole and that selecting a portion of its analyses and factors, without considering all analyses set forth in its presentation to Six Rivers National Bank's board of directors. In addition, Hoefer & Arnett may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Hoefer & Arnett's view of the actual value of Six Rivers National Bank or the combined company. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that the analysis was given greater weight than any other analysis.

         In performing its analyses, Hoefer & Arnett made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Six Rivers National Bank or North Valley Bancorp. The analyses performed by Hoefer & Arnett are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by the analyses. The analyses were prepared solely as part of Hoefer & Arnett's analysis of the fairness of the consideration to be received by Six Rivers National Bank shareholders in the merger and were provided to Six Rivers National Bank's board of directors in connection with the delivery of Hoefer & Arnett's opinion. The analyses are not appraisals and do not reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or any time in the future. The forecasts used by Hoefer & Arnett in certain of its analyses are based on numerous variables and assumptions, which are inherently unpredictable and must be considered not certain of occurrence as projected. Accordingly, actual results could vary significantly from those contemplated in the forecasts.

         As described above under "Proposal to Approve the Merger Agreement and Merger -- Reasons for the Merger Agreement and Merger; Recommendations of the Boards of Directors," Hoefer & Arnett's opinion and presentation to Six Rivers National Bank's board of directors were among the many factors taken into consideration by Six Rivers National Bank's board of directors in making its determination to approve the merger agreement and the merger.

         Six Rivers National Bank and Hoefer & Arnett have entered into an agreement relating to the services to be provided by Hoefer & Arnett in connection with the merger. Six Rivers National Bank has agreed to pay Hoefer & Arnett, at the time of closing, a cash fee equal to 1.25% of market value of the aggregate consideration offered in exchange for the outstanding shares of Six Rivers National Bank common stock in the merger. Six Rivers National Bank has also agreed to reimburse Hoefer & Arnett for its reasonable out-of-pocket expenses, including reasonable fees and disbursements for Hoefer & Arnett's legal counsel and other experts retained by Hoefer & Arnett. Six Rivers National Bank has agreed to indemnify Hoefer & Arnett's affiliates, and their respective partners, directors, officers, agents, consultants, employees and controlling persons against certain liabilities, including liabilities under the federal securities laws.

         The full text of Hoefer & Arnett's written opinion dated the date of this joint proxy statement/prospectus is attached as Annex B to this joint proxy statement/prospectus and is incorporated here by this reference.

         Six Rivers National Bank shareholders are urged to read the opinion in its entirety for a description of the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Hoefer & Arnett Incorporated.

OPINION OF NORTH VALLEY BANCORP'S FINANCIAL ADVISOR

         Alex Sheshunoff & Co. Investment Banking, L.P. was retained by North Valley Bancorp on September 15, 1999 to act as North Valley Bancorp's financial advisor in connection with the merger. Representatives of Sheshunoff participated in the telephonic meeting of the North Valley Bancorp board of directors held on September 23, 1999, at which the North Valley Bancorp board of directors approved the merger agreement. At that meeting, Sheshunoff rendered its preliminary oral opinion to the effect that, as of the date thereof, the conversion ratio was fair to North Valley Bancorp from a financial point of view. Sheshunoff has reconfirmed its oral opinion of September 23, 1999 by delivering a written opinion to the North Valley Bancorp board of directors, dated the date of this joint proxy statement/prospectus to the effect that, as of the date thereof, the conversion ratio was fair to the holders of North Valley Bancorp common stock from a financial point of view.

         THE FULL TEXT OF THE SHESHUNOFF OPINION, DATED THE DATE OF THIS JOINT PROXY STATEMENT/ PROSPECTUS, WHICH SETS FORTH THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS ANNEX C TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HERE BY THIS REFERENCE. THE SHESHUNOFF OPINION WAS PROVIDED TO THE NORTH VALLEY BANCORP BOARD OF DIRECTORS FOR ITS INFORMATION, IS DIRECTED ONLY TO THE FAIRNESS OF THE CONVERSION RATIO FROM A FINANCIAL POINT OF VIEW AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY NORTH VALLEY BANCORP SHAREHOLDER AS TO HOW THE SHAREHOLDER SHOULD VOTE AT THE NORTH VALLEY BANCORP MEETING WITH RESPECT TO THE MERGER OR ANY OTHER RELATED MATTER. THE DESCRIPTION OF THE SHESHUNOFF OPINION SET FORTH ABOVE IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO ANNEX C. NORTH VALLEY BANCORP SHAREHOLDERS ARE URGED TO READ THE SHESHUNOFF OPINION IN ITS ENTIRETY.

         In connection with rendering the Sheshunoff opinion, Sheshunoff, among other things: (i) reviewed the merger agreement; (ii) reviewed annual reports to shareholders and annual reports on Form 10-K of North Valley Bancorp and Six Rivers National Bank, as well as certain quarterly reports on Form 10-Q of North Valley Bancorp and Six Rivers National Bank; (iii) reviewed certain internal financial analyses and forecasts, including forecasts of certain cost savings expected by North Valley Bancorp to be achieved as a result of the merger ("Synergies"); (iv) discussed with members of the senior management of North Valley Bancorp the past and current business operations, regulatory relationships, financial conditions and future prospects of North Valley Bancorp; (v) reviewed with members of senior management of North Valley Bancorp the results of North Valley Bancorp's due diligence examination of Six Rivers National Bank and the strategic benefits expected to be derived from the merger;
(vi) reviewed the reported price and trading activity for North Valley Bancorp common stock and Six Rivers National Bank common stock; (vii) compared certain financial and stock market information for North Valley Bancorp and Six Rivers National Bank with similar information for certain other companies, the securities of which are publicly traded; (viii) reviewed the financial terms of certain recent business combinations in the commercial banking industry; and
(ix) performed other studies and analyses as it considered appropriate. North Valley Bancorp did not request or retain Sheshunoff to assist in North Valley Bancorp's due diligence review of Six Rivers National Bank. Sheshunoff did not independently review any of North Valley Bancorp's or Six Rivers National Bank's assets or liabilities and did not visit either North Valley Bancorp or Six Rivers National Bank.

         As set forth in the Sheshunoff opinion, Sheshunoff relied upon the accuracy and completeness of all of the financial and other information reviewed by it and assumed the accuracy and completeness for purposes of the Sheshunoff opinion. In that regard, Sheshunoff assumed, with North Valley Bancorp's consent, that the financial forecasts, including, without limitation, the Synergies and projections regarding under-performing and non-performing assets and net charge-offs had been reasonably prepared on a basis reflecting the best then available judgments and estimates of North Valley Bancorp and Six Rivers National Bank and that these forecasts will be realized in the amounts and at the times contemplated. Sheshunoff makes no representations or warranty that the financial forecasts and projections prepared by North Valley Bancorp will be realized in the amounts and at the times forecasted and projected. The fairness of the conversion ratio is based upon recognizing the financial forecasts and projections without negative deviations from the forecasted and projected results. The value of the combined company following the merger is significantly affected by the cost savings estimate and the projections regarding the under-performing and non-performing assets and net charge-offs.

         Sheshunoff is not an expert in the evaluation of loan and lease portfolios for purposes of assessing the adequacy of the allowance for losses with respect thereto and assumed, with North Valley Bancorp's consent, that the allowances for each of North Valley Bancorp and Six Rivers National Bank are in the aggregate adequate to cover all losses. In addition, Sheshunoff did not review individual credit files nor did it make an independent evaluation or appraisal of the assets and liabilities of North Valley Bancorp or Six Rivers

National Bank or any of their respective subsidiaries and had not been furnished with any evaluation or appraisal. Sheshunoff also assumed, with North Valley Bancorp's consent, that the merger will be accounted for as a pooling-of-interests under generally accepted accounting principles and that obtaining any necessary regulatory approvals and third party consents for the merger or otherwise will not have an adverse effect on North Valley Bancorp, Six Rivers National Bank or the combined company resulting from the merger.

         The advisory services and the Sheshunoff opinion provided by Sheshunoff were for the information and assistance of the North Valley Bancorp board of directors in connection with its consideration of the merger and do not constitute a recommendation as to how any North Valley Bancorp shareholder should vote with respect to the merger.

         The following is a summary of the material financial analyses considered by Sheshunoff in arriving at its opinion and is not a complete description of the analyses performed by Sheshunoff.


         SUMMARY OF TERMS OF PROPOSED TRANSACTION. Sheshunoff reviewed the terms of the proposed merger, including the expected method of accounting, the conversion ratio, the share price of North Valley Bancorp as of September 22, 1999, the resulting indicated value per share of Six Rivers National Bank common stock (the "Indicated Value") of the merger and the resulting indicated aggregate consideration (the "Indicated Aggregate Consideration") to be paid in the merger. The proposed method of accounting for the merger was a pooling-of-interests in a tax-free exchange. The Indicated Value was $15.38 per share of Six Rivers National Bank common stock, determined by multiplying the conversion ratio by the closing price on the Nasdaq National Market of North Valley Bancorp common stock on September 22, 1999. The Indicated Aggregate Consideration to be paid in the merger was $24.112 million based on 1.568 million fully diluted shares outstanding (utilizing the treasury stock method at the Indicated Value).

         The analysis noted that the Indicated Value constituted: (i) a multiple of 20.7x Six Rivers National Bank's annualized earnings for the six months ended June 30, 1999, (ii) a multiple of 20.1x the Institutional Broker Estimate System ("IBES") median estimates of Six Rivers National Bank's 1999 earnings, and (iii) a multiple of 17.1x the IBES median estimates of Six Rivers National Bank's 2000 earnings. The Indicated Value also reflected a multiple of 1.29x Six Rivers National Bank's stated book value and a multiple of 1.74x Six Rivers National Bank's tangible book value based on a June 30, 1999 book value of $18.626 million and tangible book value of $13.887 million. The Indicated Aggregate Value represented a deposit premium of 14.1%. In performing these analyses, Sheshunoff used estimates based upon the most recent median earnings estimates published by the IBES as of September 22, 1999. IBES is a data service that monitors and publishes compilations of earnings estimates by selected research analysts regarding companies of interest to institutional investors.

         COMPARISON OF SELECTED COMPARABLE COMPANIES - SIX RIVERS NATIONAL BANK. Based on publicly available information and IBES earnings estimates, Sheshunoff reviewed and compared actual and estimated selected financial, operating and stock market information and financial ratios of Six Rivers National Bank and a group of 13 additional banking organizations which Sheshunoff deemed to be relevant. The group consisted of the Bank of Hemet, BYL Bancorp, California Independent Bancorp, Coast Bancorp, Community West Bancshares, Desert Community Bank, Foothill Independent Bancorp, National Mercantile Bancorp, North County Bancorp, North Valley Bancorp Bancorp, Professional Bancorp, Inc., Redwood Empire Bancorp, and Wilshire State Bank (the "Six Rivers National Bank Selected Banks"). This comparison showed, among other things, that for the three months ended June 30, 1999 (i) Six Rivers National Bank's ratio of non-interest expense to average assets was 3.9% compared to a median of 5.2% for the Six Rivers National Bank Selected Banks, (ii) Six Rivers National Bank's ratio of non-interest income to average assets was 0.84% compared to a median of 1.38% for the Six Rivers National Bank Selected Banks, (iii) Six Rivers National Bank's net interest margin was 4.49% compared to a median of 5.92% for the Six Rivers National Bank Selected Banks, (iv) Six Rivers National Bank's efficiency ratio (defined as non-interest expenses divided by the sum of noninterest income and net interest income before provision for loan losses) was 76.1% compared to a median of 68.6% for the Six Rivers National Bank Selected Banks, (v) Six Rivers National Bank's return on average assets was 0.52% compared to a median of 1.10% for the Six Rivers National Bank Selected Banks, and (vi) Six Rivers National Bank's return on average common equity was 5.52% compared to a median of 12.16% for the Six Rivers National Bank Selected Banks. This comparison also indicated that as of September 22, 1999, (A) the ratio of Six Rivers National Bank's market price to estimated earnings for the twelve month period ending December 31, 2000 was 16.8x compared to a median of 10.6x for the Six Rivers National Bank Selected Banks, (B) the ratio of Six Rivers National Bank's market price to stated book value per share at June 30, 1999 was 1.08x compared to a median of 1.40x for the Six Rivers National Bank Selected Banks, (C) the ratio of Six Rivers National Bank's market price to tangible book value per share at June 30, 1999 was 1.45x compared to a median of 1.71x for the Six Rivers National Bank Selected Banks, (D) Six Rivers National Bank's dividend yield was 0.0% compared to a median of 1.2% for the Six Rivers National Bank Selected Banks, and (E), Six Rivers National Bank had a market capitalization of $19.8 million.

         COMPARISON OF SELECTED COMPARABLE COMPANIES - NORTH VALLEY BANCORP. Based on publicly available information and IBES earnings estimates, Sheshunoff reviewed and compared actual and estimated selected financial, operating and stock market information and financial ratios of North Valley Bancorp and a group of 13 additional banking organizations which Sheshunoff deemed to be relevant. The group consisted of the Bank of Hemet, BYL Bancorp, California Independent Bancorp, Coast Bancorp, Community West Bancshares, Desert Community Bank, Foothill Independent Bancorp, National Mercantile Bancorp, North County Bancorp, Six Rivers National Bank, Professional Bancorp, Inc., Redwood Empire Bancorp, and Wilshire State Bank (the "North Valley Bancorp Selected Banks"). This comparison showed, among other things, that for the three months ended June 30, 1999 (i) North Valley Bancorp's ratio of non-interest expense to average assets was 3.3% compared to a median of 5.2% for the North Valley Bancorp Selected Banks, (ii) North Valley Bancorp's ratio of non-interest income to average assets was 1.11% compared to a median of 1.38% for the North Valley Bancorp Selected Banks, (iii) North Valley Bancorp's net interest margin was 5.14% compared to a median of 5.92% for the North Valley Bancorp Selected Banks,
(iv) North Valley Bancorp's efficiency ratio (defined as non-interest expenses divided by the sum of non-interest income and net interest income before provision for loan losses) was 56.0% compared to a median of 68.6% for the North Valley Bancorp Selected Banks, (v) North Valley Bancorp's return on average assets was 1.27% compared to a median of 1.10% for the North Valley Bancorp Selected Banks, and (vi) North Valley Bancorp's return on average common equity was 12.11% compared to a median of 12.16% for the North Valley Bancorp Selected Banks. This comparison also indicated that as of September 22, 1999, the ratio of North Valley Bancorp's market price to estimated earnings for the twelve month period ending December 31, 2000 was 8.9x compared to a median of 10.6x for the North Valley Bancorp Selected Banks, the ratio of North Valley Bancorp's market price to stated book value per share at June 30, 1999 was 1.23x compared to a median of 1.40x for the North Valley Bancorp Selected Banks, the ratio of North Valley Bancorp's market price to tangible book value per share at June 30, 1999 was 1.23x compared to a median of 1.71x for the North Valley Bancorp Selected Banks, (D) North Valley Bancorp's dividend yield was 3.6% compared to a median of 1.2% for the North Valley Bancorp Selected Banks, and (E), North Valley Bancorp had a market capitalization of $38.9 million.

         SELECTED TRANSACTION ANALYSIS. Sheshunoff reviewed certain information relating to six announced or completed bank mergers since January, 1998 in which the seller reported a non-performing asset ratio above 1% (the "Selected Bank Mergers") and which it deemed to be relevant. The Selected Bank Mergers were (identified by acquiror/acquiree): Belvedere Capital Partners/Bank of Orange County, First Coastal Bancshares/American Independent Bank NA, OffRoad Capital Corporation/Sequoia National Bank, Summitt Bank Corporation/California Security Bank, and Washington Mutual, Inc./Industrial Bank.


         The analysis indicated that the North Valley Bancorp/Six Rivers National Bank Merger had: (i) a price to annualized six months net income multiple of 20.7x as compared with a median price to last twelve months net income of 29.8x for the Selected Bank Mergers, (ii) a price to book multiple of 1.29x as compared with a median price to book multiple of 2.00x for the Selected Bank Mergers, (iii) a price to tangible book multiple of 1.74x as compared with a median price to tangible book multiple of 2.01x for the Selected Bank Mergers,
(iv) a price to assets ratio of 12.1% as compared with a median price to assets ratio of 16.2% for the Selected Bank Mergers, and (v) a price to deposits ratio of 14.1% as compared with a median price to deposits ratio of 19.2% for the Selected Bank Mergers.

         PRO FORMA ANALYSIS. Based on projections provided by North Valley Bancorp, Sheshunoff analyzed the pro forma per share impact of the merger on a variety of measures including, among other things, earnings per share, cash earnings per share, tangible book value per share and various profitability measures. Share prices for North Valley Bancorp common stock and Six Rivers National Bank common stock were based upon closing prices on September 22, 1999. The analysis was based on the assumption that the combined companies would realize projected cost savings assumptions in the amounts and within time periods assumed by Sheshunoff. FOR THE PURPOSE OF THIS ANALYSIS, SHESHUNOFF UTILIZED THE SAME COST SAVINGS PROVIDED NORTH VALLEY BANCORP MANAGEMENT, BUT ASSUMED THAT THOSE SAVINGS WOULD BE ACHIEVED LESS QUICKLY THAN NORTH VALLEY BANCORP MANAGEMENT PROJECTED. The analysis assumed net pre-tax cost savings of $2.2 million which represented 29.2% of Six Rivers National Bank's projected 1999 non-interest expense base of $7.7 million. It was assumed that North Valley Bancorp would realize 25% of the cost savings in 2000, 50% in 2001, 75% in 2002 and 100% of the cost savings in 2003. The analysis also assumed a $900 thousand after-tax restructuring charge to be taken by North Valley Bancorp by the end of 2000. The earnings dilution experienced in 2000 includes the impact of $900 thousand in merger related transaction costs that are one-time expenses.

         The analysis performed indicated that on a per share basis, the transaction would be dilutive to North Valley Bancorp's estimated earnings per share by 13% in 2000 and accretive to North Valley Bancorp's estimated earnings per share by 8% in 2001 and 16% in 2002. The analysis also indicated that the transaction would be dilutive to North Valley Bancorp's estimated cash earnings per share by 9% in 2000 and would be accretive to North Valley Bancorp's estimated cash earnings per share by 12% in 2001 and 19% in 2002.

         DISCOUNTED DIVIDEND STREAM ANALYSIS. Using a discounted dividend stream analysis, Sheshunoff estimated the present value of the future streams of after-tax cash flows that Six Rivers National Bank could produce and distribute to shareholders. The analysis assumed net pre-tax cost savings of $2.2 million which represented 29.2% of Six Rivers National Bank's projected 1999 non-interest expense base of $7.7 million. It was assumed that North Valley Bancorp would realize 25% of the cost savings in 2000, 50% in 2001, 75% in 2002 and 100% of the cost savings in 2003. The analysis also assumed a $900 thousand after-tax restructuring charge to be taken by North Valley Bancorp by the end of 2000. Sheshunoff assumed that Six Rivers National Bank would generate 6% asset and earnings growth and that Six Rivers National Bank's tangible common equity to tangible asset ratio would be maintained at an 8% level. Sheshunoff estimated the terminal values for the Six Rivers National Bank common stock at 10.0x and 15.0x Six Rivers National Bank's 2004 estimated operating income (defined as net income before intangible amortization). The dividendable cash flow streams and terminal values were then discounted to present values using discount rates (ranging from 14% to 16%) chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of Six Rivers National Bank's common stock. This discounted dividend stream analysis indicated a reference range of $11.87 to $18.02 per share for Six Rivers National Bank's common stock.

         The summary set forth above describes the material analyses that Sheshunoff performed in rendering the Sheshunoff's opinion and is not a complete description of those analyses. The preparation of a fairness opinion is a complex process. Sheshunoff believes that its analyses must be considered as a whole and that selecting portions of its analyses without considering all factors and analyses creates an incomplete view of the analyses and processes underlying its opinion. In its analyses, Sheshunoff relied upon numerous assumptions made by North Valley Bancorp and Six Rivers regarding their future operation as independent and combined companies with respect to industry performance, general business and economic conditions, and other matters, many of which are beyond the control of North Valley Bancorp or Six Rivers National Bank. Analyses based upon forecasts of future results are not necessarily indicative of actual values, which may be significantly more or less favorable than suggested by the analyses. No company or transaction used as a comparison in the analyses is identical to North Valley Bancorp or Six Rivers National Bank or to the merger. Additionally, estimates of the value of businesses are not appraisals or necessarily reflective of the prices at which businesses actually may be sold. Because estimates are inherently subject to uncertainty, none of the North Valley Bancorp board of directors, Sheshunoff, nor any other person assumes responsibility for the accuracy of estimates. Sheshunoff prepared the analyses solely for purposes of rendering the Sheshunoff opinion regarding the fairness of the conversion ratio to North Valley Bancorp from a financial point of view. The analyses are not appraisals or necessarily and may not reflect the prices at which Six Rivers National Bank common stock may actually be sold.

         For its services as financial advisor to North Valley Bancorp, North Valley Bancorp has agreed to pay Sheshunoff a cash fee of $7,500 which was paid upon execution by North Valley Bancorp of an engagement letter with Sheshunoff on September 15, 1999, and an additional cash fee of $7,500 which was paid upon delivery of Sheshunoff's opinion. Sheshunoff was engaged solely for the purposes of determining whether the conversion ratio is fair from a financial point of view to the common shareholders of North Valley Bancorp. North Valley Bancorp also agreed to indemnify and hold harmless Sheshunoff and its officers and employees against certain liabilities in connection with its services under the engagement letter, except for liabilities resulting from the negligence of Sheshunoff.


         The full text of Alex Sheshunoff & Co. Investment Banking, L.P.'s written opinion dated the date of this joint proxy statement/prospectus is attached as Annex C and is incorporated here by this reference.


         North Valley Bancorp shareholders are urged to read the opinion in its entirety for a description of the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Alex Sheshunoff & Co. Investment Banking, L.P.


EFFECTIVE DATE AND TIME OF THE MERGER


         The merger agreement provides that the merger will be effective on the date and at the time selected by the parties after the merger has been certified by the Office of the Comptroller of the Currency, an executed copy of the bank merger agreement has been filed with and accepted by the Office of the Comptroller of the Currency, all government approvals have been received and satisfied and all other conditions to the merger have been satisfied. The date and time on which the merger is effective as specified in the merger agreement is referred to in this document as the effective date and effective time, respectively. Although the parties have not adopted any formal timetable, it is presently anticipated that the merger will be consummated during the second quarter of 2000, assuming all of the conditions set forth in the merger agreement are satisfied or waived.


PURCHASE PRICE AND POTENTIAL ADJUSTMENTS


         Each share of Six Rivers National Bank common stock issued and outstanding prior to the effective time of the merger, other than shares as to which dissenters' rights have been perfected, will be converted into the right to receive a number of North Valley Bancorp shares of common stock, plus cash in lieu of fractional shares, according to a conversion ratio based on the average of the daily average of bid and ask prices for North Valley Bancorp shares on the Nasdaq National Market for the twenty (20) consecutive trading days ending at the end of the third trading day immediately preceding the effective time of the merger, rounded to four decimal places (whether or not trades occurred on those days).


         If the average closing price is not less than $10.00 and is not more than $12.06, the conversion ratio will be 1.450; if the average closing price is not less than $12.07 and is not more than $12.50, the conversion ratio will be determined by dividing $17.50 by the average closing price; if the average closing price is more than $12.50 but is not more than $15.00, the conversion ratio will be 1.400.


         If the average closing price is less than $10.00, then the board of directors of Six Rivers National Bank may elect to terminate the merger agreement; provided, however, that if Six Rivers National Bank does not give North Valley Bancorp timely notice of termination, then the conversion ratio will be 1.450 and the merger closing will go forward. See "Proposal to Approve the Merger Agreement and Merger--Termination of the Merger Agreement" on page 62.

         If the average closing price is greater than $15.00, then the conversion ratio will be determined in accordance with a formula calculated as follows: the conversion ratio will equal $21.00 PLUS 0.56 times the number equal to the average closing price MINUS $15.00, with the sum DIVIDED by the average closing price.


         The following table summarizes the conversion ratio variables set forth above:

         AVERAGE CLOSING PRICE      CONVERSION RATIO
         ---------------------      ----------------
         under $10.00               1.450 (unless merger terminated)
         $10.00 to $12.06           1.450
         $12.07 to $12.50           $17.50 divided by the average closing price
         $12.51 to $15.00           1.400
         over $15.00                according to formula


         The obligation of North Valley Bancorp to consummate the transactions contemplated by the merger agreement, including the merger, is subject to the condition that, among other matters, as of the effective time of the merger Six Rivers National Bank will have total shareholders' equity and leverage, tier 1 and total risk-based capital ratios, respectively, in amounts required to comply with the "well capitalized" category of applicable federal banking regulations and total reserves for losses on outstanding loans in compliance with the Six Rivers National Bank loan loss policy and procedures and at a level which, in the reasonable determination of North Valley Bancorp, are adequate for regulatory purposes and for purposes of generally accepted accounting principles. See "Proposal to Approve the Merger Agreement and Merger--Conduct of Business Pending the Merger" on page 54 and "Conditions to the Completion of the Merger" on page 59. If the shareholders' equity of Six Rivers National
Bank, as defined in the merger agreement, as of the third business day prior to the closing date is less than $19,000,000, then the conversion ratio will be re-calculated by North Valley Bancorp and Six Rivers National Bank by reducing the conversion ratio by 0.010 for each whole $100,000 amount of shortfall then existing in the shareholders' equity of Six Rivers National Bank. For instance, if the average closing price is $12.50, and the shareholders' equity of Six Rivers National Bank is $18,899,000, then the conversion ratio will be 1.390. For this purpose, shareholders' equity of Six Rivers National Bank is the sum of common stock par value, plus additional paid in capital, plus retained earnings (or accumulated deficit), as reflected on the books of Six Rivers National Bank. As of December 31, 1999, shareholders' equity of Six Rivers National Bank was $19,917,819.


         No fractional shares of North Valley Bancorp shares of common stock will be issued to holders of Six Rivers National Bank common stock. Instead, each holder entitled to a fraction of a share will receive, at the time of surrender of the certificate or certificates representing the holder's shares, an amount in cash equal to the market value per share of the fractional shares. The market price will be based on the closing price of North Valley Bancorp shares on the Nasdaq National Market on the trading day immediately preceding the effective time of the merger. No Six Rivers National Bank shareholder will be entitled to dividends, voting rights, interest on the value of, or any other rights in respect of a fractional share of North Valley Bancorp common stock.

CONVERSION OF SHARES OF SIX RIVERS NATIONAL BANK COMMON STOCK

         At the effective time, by virtue of the merger and without any action on the part of the holders of Six Rivers National Bank common stock, each issued and outstanding share of Six Rivers National Bank common stock (other than dissenting and fractional shares) will be converted into the right to receive the per share consideration of North Valley Bancorp common stock as discussed above. See "--Purchase Price and Potential Adjustments" on page 50. All shares of Six Rivers National Bank common stock will no longer be outstanding and will automatically be canceled and retired and will cease to exist, and each certificate previously representing any Six Rivers National Bank shares will thereafter represent the shares of North Valley Bancorp common stock into which such shares of Six Rivers National Bank common stock have been converted. Certificates previously representing shares of Six Rivers National Bank common stock will be exchanged for certificates representing whole shares of North Valley Bancorp common stock issued in consideration therefor upon the surrender of those certificates. Cash will be paid in lieu of any fractional share of North Valley Bancorp common stock. See "--Exchange of Six Rivers National Bank Stock Certificates; Fractional Interests" on page 51. From and after the effective date, the holders of certificates formerly representing shares of Six Rivers National Bank common stock will cease to have any rights with respect to those shares.

EXCHANGE OF SIX RIVERS NATIONAL BANK STOCK CERTIFICATES; FRACTIONAL INTERESTS

         Prior to the effective date, North Valley Bancorp has agreed to appoint Chase Mellon Shareholder Services, LLC, or its successor as exchange agent (the "Exchange Agent") for the purpose of exchanging certificates representing shares of North Valley Bancorp common stock, and at and after the effective date, North Valley Bancorp will issue and deliver to the Exchange Agent certificates representing the shares of North Valley Bancorp common stock to be delivered to holders of shares of Six Rivers National Bank common stock. As soon as practicable after the effective date, each holder of shares of Six Rivers National Bank common stock, upon surrender to the exchange agent of one or more certificates for the shares of Six Rivers National Bank common stock for cancellation, will be entitled to receive a certificate representing the number of shares of North Valley Bancorp common stock into which the number of shares of Six Rivers National Bank common stock will have been converted and a payment in cash with respect to fractional shares, if any.

         No dividends or other distributions of any kind which are declared payable to shareholders of record of the shares of North Valley Bancorp common stock after the effective date will be paid to persons entitled to receive the certificates for shares of North Valley Bancorp common stock until those persons surrender their certificates representing shares of Six Rivers National Bank common stock. Upon surrender of certificates representing shares of Six Rivers National Bank common stock, the holder thereof will be paid, without interest, any dividends or other distributions with respect to the shares of North Valley Bancorp common stock as to which the record date and payment date occurred on or after the effective date and on or before the date of surrender.

         If any certificate for shares of North Valley Bancorp common stock is to be issued in a name other than that in which the certificate for shares of Six Rivers National Bank common stock surrendered in exchange therefor is registered, it will be a condition of the exchange that the person requesting the exchange will pay to the Exchange Agent any transfer costs or other expenses (except taxes) required by reason of the issuance of certificates for the shares of North Valley Bancorp common stock in a name other than the registered holder of the certificate surrendered.

         All dividends or distributions, and any cash to be paid in lieu of fractional shares, if held by the Exchange Agent for payment or delivery to the holders of unsurrendered certificates representing shares of Six Rivers National Bank common stock and unclaimed at the end of one year from the effective date, will (together with any interest earned thereon) at that time be paid or redelivered by the Exchange Agent to North Valley Bancorp, and after that time any holder of a certificate representing shares of Six Rivers National Bank common stock who has not surrendered the certificate to the Exchange Agent will, subject to applicable law, look as a general creditor only to North Valley Bancorp for payment or delivery of the shares of North Valley Bancorp common stock and dividends or distributions or cash, as the case may be.

         No fractional shares of North Valley Bancorp common stock will be issued to holders of shares of Six Rivers National Bank common stock. In lieu thereof, each holder entitled to a fraction of a share of North Valley Bancorp common stock will receive, at the time of surrender of the certificate or certificates representing the holder's shares of Six Rivers National Bank common stock, an amount in cash equal to the market value per share of North Valley Bancorp common stock multiplied by the fraction of a share of North Valley Bancorp common stock to which the holder otherwise would be entitled. The market value of North Valley Bancorp common stock is calculated using the closing price of the North Valley Bancorp common stock on the Nasdaq National Market on the trading day immediately preceding the effective time. No holder will be entitled to dividends, voting rights, interest on the value of, or any other rights in respect of, a fractional share.

TREATMENT OF STOCK OPTIONS

         At the effective time, the obligations under the Six Rivers National Bank stock option plan will be assumed by North Valley Bancorp. At the effective time, options to purchase shares of Six Rivers National Bank common stock issued under Six Rivers National Bank's stock option plan that are outstanding will be converted, without any action on the part of the holders thereof, into substitute options to acquire the number of shares of North Valley Bancorp common stock the option holder would have received in the merger if he or she had exercised all of his or her options immediately prior to the effective date. The option exercise price will be adjusted to equal the exercise price per share for the options immediately prior to the merger divided by the conversion ratio, as the conversion ratio may be adjusted. Except as noted above, each Six Rivers National Bank stock option will otherwise continue on terms and conditions that are consistent with those that were applicable on the effective date.

INTERESTS OF SIX RIVERS NATIONAL BANK OFFICERS AND DIRECTORS IN THE MERGER

         Six Rivers National Bank directors and executive officers have interests in the merger in addition to their interests as Six Rivers National Bank shareholders. The Six Rivers National Bank board of directors was aware of these interests and considered them, among other matters, in approving the merger agreement. See "Introduction -Share Ownership of Management" on page 24.

         As of the record date, the directors and executive officers of Six Rivers National Bank owned an aggregate of 240,579 shares of Six Rivers National Bank common stock (including 63,976 shares subject to options exercisable currently or within 60 days of the record date) Under the merger agreement, North Valley Bancorp has agreed to appoint two current directors of Six Rivers National Bank to the North Valley Bancorp board of directors who will be entitled to receive the directors' fees and benefits which North Valley Bancorp extends to its directors. Additionally, all of the current Six Rivers National Bank directors will continue to serve on the board of directors of Six Rivers National Bank and two of North Valley Bancorp's current directors will become members of the board of directors of Six Rivers National Bank and become entitled to receive the directors' fees and benefits which Six Rivers National Bank extends to its directors.

         Mr. Martinez, President and Chief Executive Officer of Six Rivers National Bank, Shelton Francis, Executive Vice President and Chief Credit Officer of Six Rivers National Bank, Margie Plum, Executive Vice President and Secretary of Six Rivers National Bank (the "Six Rivers National Bank executive officers" ) are parties to transition agreements that provide for severance benefits upon the occurrence of a change of control such as the merger. These agreements provide that, for a period of two years following a change of control, any Six Rivers National Bank executive officer has the sole discretion to terminate employment and receive a lump sum payment or periodic monthly payments equal to 35 months of then current base salary, plus bonuses paid for the prior two years. Under these provisions Mr. Martinez, Mr. Francis, and Mrs. Plum would be entitled to $400,000, $306,000, and $226,000, respectively. Nine other Six Rivers National Bank officers also have transition agreements. These agreements provide that, for two years following a change of control, the officer has the sole discretion to terminate employment and receive a lump sum payment or periodic monthly payments equal to 12 months of then current base salary. If all nine officers were to elect payment, the total would be $552,000.

         In addition to their transition agreements, the Six Rivers National Bank executive officers also have three-year employment agreements dated April 1, 1999 with Six Rivers National Bank. The agreements provide severance of 18 months base salary or the remaining base salary due under the contract, whichever is less, in the event of termination without cause.


         Mr. Martinez and Mrs. Plum are each covered by a supplemental executive retirement agreement under which benefits vest 100% in the case of a change of control. Due to the merger, Mr. Martinez and Mrs. Plum are entitled to, respectively, an annual retirement benefit of $215,136 and $78,115 for a period of 15 years. Payment begins at age 65 or at termination of employment, whichever is later.


         In addition, the merger agreement provides Six Rivers National Bank directors and officers with rights to indemnification by North Valley Bancorp. See "Comparison Of Shareholder Rights--Indemnification of Directors and Executive Officers" on page 85.

CONDUCT OF BUSINESS PENDING THE MERGER


         Under the merger agreement, North Valley Bancorp and Six Rivers National Bank have each agreed that, during the period from the date of the merger agreement to the effective time of the merger, it and each of its respective subsidiaries will:

         o carry on its business in the ordinary course conducted prior to the execution of the merger agreement and in compliance with safe and sound banking practices and applicable law;


         o preserve its business and business organizations intact, and preserve the goodwill of its customers and others having business relations with it;

         o maintain its properties in customary repair, working order and condition;

         o comply with all applicable laws, regulations, decrees and regulatory requirements; promptly forward to each party all communications received from any regulatory agency that are not prohibited by the regulatory agency from being disclosed; and inform each party of any material restrictions imposed by any regulatory agency on its business;

         o use its best efforts to keep in force at not less than its present limits all insurance policies (including deposit insurance of the Federal Deposit Insurance Corporation) to the extent reasonably practicable;

         o use its reasonable best commercial efforts to keep available the services of its present officers and employees;

         o timely file all reports, tax returns and other documents required to be filed with federal, state, local and other authorities;

         o prior to foreclosure on any property concerning which it has knowledge, or should have knowledge, that any hazardous material was or is present, manufactured, recycled, reclaimed, released, stored, treated, or disposed of at or from the property, conduct an environmental audit and provide the results of the audit to and consult with each party regarding the significance of the audit;

         o not sell, lease, pledge, assign, encumber or otherwise dispose of any of its assets except in the ordinary course of its business, for adequate value, without recourse and consistent with its customary practice;

         o not take any action with respect to its investments or risk management arrangements which are inconsistent with the policies established by its board of directors;

         o not take any action to create, locate or terminate the operations of any banking office or branch, or to form any new subsidiary or affiliated entity;

         o not settle or otherwise take any action to release or reduce any of its rights with respect to any litigation involving a claim of more than twenty-five thousand dollars ($25,000) in which it is a party;


         o not amend its articles of incorporation or association or bylaws or the articles of incorporation or bylaws of any subsidiary; make any change in its authorized, issued or outstanding capital stock or any other equity security; issue, grant, sell, pledge, assign or otherwise encumber or dispose of, or purchase, redeem, retire or otherwise acquire (other than in a fiduciary capacity), shares of or securities convertible into, capital stock or other equity securities of their respective companies, or enter into any agreement, call or commitment of any character so to do; grant or issue any stock option relating to or right to acquire shares of its capital stock or other equity security; or agree to do any of the foregoing, except as expressly provided in the merger agreement; except for issuance of shares upon exercise of options granted under the North Valley Bancorp 1989 Director Stock Option Plan, the North Valley Bancorp 1998 Employee Stock Incentive Plan or the North Valley Bancorp 1999 Director Stock Option Plan or the Six Rivers National Bank Stock Option Plan and outstanding at the time the merger agreement was executed; and

         o not declare, set aside or pay any dividend or other distribution in respect of its common stock other than regular quarterly or semi-annual cash dividends on its common stock in amounts substantially equivalent to cash dividends paid in the two years prior to the date of the merger agreement.

         In addition, Six Rivers National Bank has agreed that it will:

         o take all necessary action to terminate the Six Rivers National Bank stock option plan at the effective time of the merger and to allow the exercise or surrender (in exchange for substitute options) of Six Rivers National Bank options outstanding thereunder;

         o Pending consummation of the bank merger, Six Rivers National Bank has agreed that it will not make, approve, or grant to any of its directors, officers, employees or agents with annual salaries in excess of $75,000: (1) any increase in the compensation payable or to become payable by it (including but not limited to compensation through any profit sharing, pension, retirement, severance, incentive or other employee benefit program or arrangement other than compensation related to a Six Rivers National Bank employee stock ownership plan contribution for 1999 which is consistent with the amount contributed for 1998); (2) any bonus payment or any agreement to make a bonus payment; (3) any stock option, warrant or other right to acquire capital stock (except as provided in the merger agreement); (4) any employment or consulting agreement, unless North Valley Bancorp has given its prior written consent, and except for payments to officers and employees of Six Rivers National Bank of regular salary increases, consistent with past practices in connection with regular salary reviews or bonuses consistent with past practices, as disclosed to North Valley Bancorp.

         o not cause, allow or suffer its officers or agents to commit to any loan or renewal which does not comply in all material respects with its credit policies in effect and as disclosed to North Valley Bancorp prior to the date of the merger agreement, provided, however, that all new stand-alone extensions of credit over $200,000, except for conforming FHLMC and FNMA loans, will be subject to North Valley Bancorp's prior written consent. The prior written consent of North Valley Bancorp will be deemed waived for any new stand-alone extension of credit that is below $200,000 and where the new stand-alone extension of credit is either in compliance with Six Rivers National Bank credit policy and the approving officer has the requisite lending authority or has (have) been approved by the Six Rivers National Bank loan committee or equivalent committee of the Six Rivers National Bank board of directors performing that function;

         o notify North Valley Bancorp promptly in writing upon the occurrence of: (1) the classification of any loan as "Non-Accrual," "Watch," "Other Assets Specially Mentioned," "Substandard," "Doubtful" or "Loss"; or (2) the filing or commencement of any legal action or other proceeding or investigation against Six Rivers National Bank; and will provide to North Valley Bancorp on request reports on specified loans as described in the merger agreement; and

         o subject to specified exceptions, incur or commit to any capital expenditures for more than $50,000 in the aggregate.


         Additionally, North Valley Bancorp has agreed that it will:

         o amend the articles of association and bylaws of NVB Interim National Bank, subject to obtaining requisite shareholder and governmental approvals, to change the name of the resulting bank to Six Rivers National Bank and to provide to a board of directors consisting of five to eleven members with the exact number of directors set at eight or another number agreed by the parties;

         o take action to offer substitute stock options, exercisable for an equivalent number of shares of North Valley Bancorp common stock, to all holders of Six Rivers National Bank stock options;

         o take all necessary corporate action, including any required approval of the shareholders of North Valley Bancorp, to amend its 1998 Employee Stock Incentive Plan or establish a new stock option plan and cause to be filed and become effective under the Securities Act of 1933, as amended, a registration statement with respect to the options to be granted and shares to be issued thereunder to fulfill the obligations to grant substitute options to holders of Six Rivers National Bank options pursuant to the merger agreement; and

         o take all necessary action to list North Valley Bancorp's common stock for trading on the Nasdaq Stock Market, to be effective as soon as practicable following the effective time of the merger.

         Under the merger agreement, North Valley Bancorp further agreed:

         o to amend, subject to shareholder approval, its articles of incorporation and bylaws to classify its board of directors, and to appoint two of the existing directors of Six Rivers National Bank (to be designated by North Valley Bancorp) to the classified North Valley Bancorp board of directors; if the proposal to classify the North Valley Bancorp board of directors is approved by its shareholders, then one appointed director will be a class II director and the other appointed director will be a class III director, under the classified board structure described in "Proposal to Classify Board of Directors" on page 95; and

         o until the effective time of the merger, not to solicit or accept a takeover proposal from a third party unless the proposal is expressly conditioned upon the performance by North Valley Bancorp or the successor in interest of North Valley Bancorp of its obligations under the merger agreement.

ADDITIONAL AGREEMENTS


         SPECIAL SHAREHOLDERS' MEETINGS. In the merger agreement, each of North Valley Bancorp and Six Rivers National Bank has agreed to call a special meeting of its shareholders to be held as promptly as practicable for the purpose of voting on the merger. Each of North Valley Bancorp and Six Rivers National Bank is required through its board of directors to recommend to its shareholders approval of the merger agreement unless its board of directors determines in good faith, based upon the written advice of outside counsel, that making the recommendation, or failing to withdraw, modify or amend any previously made recommendation, would constitute a breach of fiduciary duty by its board of directors under applicable law.

         NO SOLICITATIONS. Subject to the fiduciary duty of Six Rivers National Bank board of directors, prior to the effective time of the merger, Six Rivers National Bank has agreed not to enter into a transaction or series of transactions with one or more third persons or groups providing for the acquisition of all or a substantial part of Six Rivers National Bank or its subsidiaries, whether by way of merger, exchange of stock, sale of assets, or otherwise ("Business Combination") or directly or indirectly. Six Rivers National Bank also agreed not to acquire or agree to acquire any of its own capital stock or the capital stock or asset (except in a fiduciary capacity or in the ordinary course of business) of any other entity, or commence any proceedings for winding up and dissolution affecting either of them, solicit or encourage any inquiries, discussions or proposals for any Business Combination with any third party; or disclose, directly or indirectly, any nonpublic information to any group concerning Six Rivers National Bank's business, properties, books or records or otherwise encourage any person, having any actual or prospective role with respect to any Business Combination. However, in the event the Six Rivers National Bank board receives a bona fide unsolicited offer for a Business Combination of Six Rivers National Bank with another entity, and reasonably determines, upon advice of counsel, that as a result of the offer, any duty to act or to refrain from doing any act under the merger agreement is inconsistent with the continuing fiduciary duties of the board to its shareholders, subject to the provisions of the merger agreement, including payment of a termination fee to North Valley Bancorp, a violation of Six Rivers National Bank's covenants described above will be excused and the violation will constitute the failure of any condition or a breach of the merger agreement. If the merger is terminated because Six Rivers National Bank breaches the agreement against entering into a Business Combination, Six Rivers National Bank is required to pay to North Valley Bancorp a termination fee. See "--Termination Fees" on page 64.

         FILINGS AND OTHER ACTIONS. In the merger agreement, North Valley Bancorp and Six Rivers National Bank have each agreed to use all reasonable efforts:

         o to take all actions necessary to comply promptly with all legal requirements which may be imposed on each party or its subsidiaries with respect to the transactions contemplated by the merger agreement; and

         o to obtain (and to cooperate with the other party to obtain) any governmental or private consent, authorization, order, exemption or approval which is required to be obtained or made by each party or any of its subsidiaries in connection with the merger and the other transactions contemplated by the merger agreement. In addition, each of Six Rivers National Bank and North Valley Bancorp has agreed to use its best efforts to take all actions necessary and proper or advisable to complete, as soon as practicable, the transactions contemplated by the merger agreement.

         INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE. Under the merger agreement, from and after the effective date, North Valley Bancorp will indemnify and hold harmless each present or former officer or director of Six Rivers National Bank (determined as of the effective time) against all losses, claims, damages, liabilities, costs, expenses or judgments or amounts that are paid in the settlement of or in connection with any claim, action, suit, proceeding or investigation based on or arising out of (1) the fact that the person is or was a director or officer of Six Rivers National Bank and (2) the merger agreement or the transactions contemplated by the merger agreement, in each case to the full extent permitted by law.

         Additionally, from and after the effective date, North Valley Bancorp will include in its director and officer insurance policy persons who served as directors and officers of Six Rivers National Bank or obtain extended coverage under Six Rivers National Bank's director and officer insurance policy to cover claims made for a period of three years after the effective date of the merger regarding acts or omissions of Six Rivers National Bank's directors or officers prior to the effective date of the merger. However, North Valley Bancorp will not be obligated to make annual premium payments for the insurance to the extent the premiums exceed 150% of the premiums paid by Six Rivers National Bank for the insurance, as previously disclosed to North Valley Bancorp. If the premiums for the insurance would at any time exceed 150% of the premiums paid by Six Rivers National Bank for the insurance, then North Valley Bancorp will maintain policies of insurance which, in North Valley Bancorp's good faith determination, provide a maximum coverage available at an annual premium equal to 150% of the premiums paid by Six Rivers National Bank in respect of the insurance.

REPRESENTATIONS AND WARRANTIES

         The merger agreement contains customary mutual representations by each of North Valley Bancorp and Six Rivers National Bank relating to, among other things (1) corporate organization, existence and power to enter into the merger agreement and consummate the merger, (2) capitalization, (3) due authorization, execution, delivery, performance and enforceability of the merger agreement, (4) required governmental and third party consents and approvals and that neither the merger agreement nor the transactions contemplated by the merger agreement violate either party's organizational documents, applicable law and specified material agreements, (5) financial statements, (6) compensation of officers and employees, (7) the accuracy of the information provided by each of North Valley Bancorp and Six Rivers National Bank for inclusion in this joint proxy statement/prospectus, (8) compliance with applicable laws and possession of requisite governmental permits and licenses, (9) filing of tax returns, payment of taxes and related matters, (10) material contracts, (11) employee benefit plans and agreements, (12) title to properties, (13) transactions with affiliates, (14) the absence of material litigation, (15) insurance, (16) bank regulatory matters, (17) the absence of material changes or events since June 30, 1999, (18) the absence of undisclosed liabilities, (19) brokers' and finders' fees, (20) ownership of intellectual property, (21) adequacy of loan reserves, (22) compliance with the Community Reinvestment Act, (23) Year 2000 readiness, (24) validity and enforceability of all loans, other extensions of credit, commitments or other interest-bearing assets and investments of Six Rivers National Bank, (25) absence of restrictions on ability to dispose of investments, (26) absence of collective bargaining agreements, (27) validity and prudence of risk management instruments,(28) accuracy of information in governmental filings to be made in connection with the merger, and (29) accuracy of representations and warranties as of the closing date.

         The representations and warranties of North Valley Bancorp and Six Rivers National Bank terminate as of the effective time of the merger.

CONDITIONS TO THE COMPLETION OF THE MERGER

         The merger will occur only if specified conditions are satisfied, unless we agree to waive any condition that is not satisfied. It is not certain when or if the conditions to the merger will be satisfied or waived, or if the merger will be consummated.

         Each party's obligation to complete the merger is subject to various conditions which include the following, in addition to other customary closing conditions:


         o The merger agreement and the terms of the merger must be approved by the affirmative vote or consent of shareholders holding at least a majority of the outstanding shares of North Valley Bancorp common stock and at least two-thirds of the outstanding shares of Six Rivers National Bank common stock.


         o All necessary governmental filings must have been made and all necessary governmental approvals must have been obtained and be in effect. In addition, no governmental approval must require either of us to divest or cease any of our present businesses or operations or impose any other condition or requirement which we, in our reasonable judgment, consider to be materially burdensome.

         o No legal, administrative, arbitration, investigatory or other proceeding by any governmental or regulatory authority which seeks to restrain or prohibit the merger must have been commenced or be threatened.

         o The registration statement must have been declared effective and must not be subject to a stop order of the SEC, and no proceedings for that purpose must have been initiated or threatened by the SEC. In addition, the shares of North Valley Bancorp common stock included in the registration statement must have received all permits or approvals required under all applicable state securities laws.


         o Each of us must have received a tax opinion from McCutchen, Doyle, Brown & Enersen, LLP, legal counsel to Six Rivers National Bank, based on customary assumptions and exceptions and factual statements and representations provided by the parties, substantially to the effect that, under federal income tax law and California income and franchise tax law: (a) the merger will not result in any recognized gain or loss to North Valley Bancorp or Six Rivers National Bank; (b) except for cash received in lieu of any fractional share, no gain or loss will be recognized by holders of Six Rivers National Bank common stock who receive shares of North Valley Bancorp common stock in exchange for the shares of Six Rivers National Bank common stock they hold; (c) the holding period for the shares of North Valley Bancorp common stock issued in exchange for the shares of Six Rivers National Bank common stock in the merger will include the holding period of the shares of the Six Rivers National Bank common stock for which they are exchanged, assuming that the shares of Six Rivers National Bank common stock are capital assets in the hands of the Six Rivers National Bank shareholder at the effective date of the merger; (d) the basis of the shares of North Valley Bancorp common stock received by the Six Rivers National Bank shareholders in the merger will be the same as the basis of the shares of Six Rivers National Bank common stock for which they are exchanged, less any basis attributable to fractional shares for which cash is received, and (e) any Six Rivers National Bank shareholder who dissents to the merger and receives cash for his or her shares of Six Rivers National Bank common stock will be treated as having received a distribution in redemption of his or her shares of Six Rivers National Bank common stock, subject to the provisions and limitations of section 302 of the Internal Revenue Code.

         o North Valley Bancorp must receive a letter from North Valley Bancorp's independent accountants that no conditions exist that would preclude accounting for the merger as a pooling-of-interests and Six Rivers National Bank must receive a letter from Six Rivers National Bank's independent accountants to the effect that no conditions exist that would preclude Six Rivers National Bank from being a party to a business combination to be accounted for as a pooling-of-interests. In addition, no determination by any court, governmental or regulatory agency must have been made that the merger fails or will fail to qualify for pooling-of-interests accounting treatment.

         o Each party must have received an opinion from its financial advisor, dated within three days prior to the date this joint proxy statement/prospectus is mailed to you, to the effect that the conversion ratio is fair, from a financial point of view, to that party and its shareholders, and the opinion must not have been withdrawn prior to the effective time of the merger. Alex Sheshunoff & Co. Investment Banking, L.P. is the financial advisor to North Valley Bancorp and Hoefer & Arnett Incorporated is the financial advisor to Six Rivers National Bank.

         o The representations and warranties that each of us have made in the merger agreement must remain true and correct in all material respects as of the closing date and effective time of the merger; and each of us must have performed and complied, in all material respects, with all of the agreements we made in the merger agreement at or prior to the effective time of the merger.

         o Each party must have received a certificate signed by the other party's president and chief financial officer to the effect that the representations and warranties of each party set forth in the merger agreement, subject to the disclosure schedules delivered by each party to the other party on or prior to the closing date, are true and correct in all material respects as of the closing date.

         o Holders of not more than ten percent (10%) of the outstanding shares of Six Rivers National Bank common stock and North Valley Bancorp common stock must have perfected their dissenter's rights in the manner required by the National Bank Act and the rules and regulations of the Office of the Comptroller of the Currency, and under Chapter 13 of the California General Corporation Law, as applicable.


         o Each party must have received from the other party the certificates and other closing documents that their counsel reasonably requires in order to close the merger.


         o We must have received signed affiliate agreements on or before the date this joint proxy statement/prospectus is mailed to you, from each person who, in our opinion, might be deemed to be an affiliate of Six Rivers National Bank or North Valley Bancorp under Rule 144 or Rule 145 of the Securities Act of 1933, as amended. The affiliate agreements include provisions restricting specified actions by the affiliates of North Valley Bancorp and Six Rivers National Bank, including the purchase, sale or other transfer of shares of North Valley Bancorp common stock or Six Rivers National Bank common stock in a manner that could prevent the merger from qualifying for pooling-of-interest accounting treatment.

         o Our boards of directors and executive officers must have delivered to us signed shareholder agreements, before this joint proxy statement/prospectus is mailed, under which they agree to vote their shares of North Valley Bancorp common stock and Six Rivers National Bank common stock, respectively, in favor of the merger under the merger agreement, and to recommend to shareholders that they also vote in favor of the merger.

         The obligation of North Valley Bancorp to consummate the merger is subject to the following additional conditions:

         o No material adverse change must have occurred since June 30, 1999, in the business, financial condition, results of operations or assets of Six Rivers National Bank, and Six Rivers National Bank must not have become a party to or threatened with any litigation or governmental proceeding that was not previously disclosed to North Valley Bancorp.

         o North Valley Bancorp must have received a legal opinion from McCutchen, Doyle, Brown & Enersen LLP, counsel to Six Rivers National Bank, dated the effective date of the merger and in form and substance reasonably acceptable to North Valley Bancorp and its counsel.

         o North Valley Bancorp must have received, on or before the effective date of the registration statement, a review report on Six Rivers National Bank financial information as of September 30, 1999, and for the three and nine month periods then ended from Six Rivers National Bank's independent public accountants, prepared in accordance with Statement of Accounting Standards No. 71, Interim Financial Information, and in form and substance satisfactory to North Valley Bancorp and its counsel.

         o Not later than five business days prior to the effective date, Six Rivers National Bank will have furnished to North Valley Bancorp a copy of its most recently prepared unaudited month-end consolidated financial statements for the month ended at least 10 business days prior to the effective date of the merger.

         o Six Rivers National Bank must have received, or North Valley Bancorp must be satisfied that Six Rivers National Bank will receive, all consents from third parties as may be required to close the merger, and the consents must remain in effect at the closing date.

         o As of the determination date, the closing date and the effective date, Six Rivers National Bank must have (a) total shareholders' equity and leverage, tier 1 and total risk-based capital ratios, respectively, in amounts required to comply with the "well-capitalized" category of applicable federal banking regulations, and (b) total reserves for losses on outstanding loans in compliance with the Six Rivers National Bank loan loss policy and procedures described in the merger agreement and at a level which is adequate for both regulatory and financial accounting purposes.

         o Six Rivers National Bank must be in substantial compliance with its obligations under the consent order dated April 12, 1999 between Six Rivers National Bank and the Office of the Comptroller of the Currency.

         The obligation of Six Rivers National Bank to consummate the merger is subject to the following additional conditions:

         o   No material adverse change must have occurred since June 30, 1999, in the business, financial condition, results of operations or assets of North Valley Bancorp and North Valley Bank, taken together, and North Valley Bancorp must not have become a party to or threatened with any litigation or governmental proceeding which, in Six Rivers National Bank's reasonable judgment, could have a material adverse effect on the business, financial condition, results of operations or assets of North Valley Bancorp and North Valley Bank taken together.

         o Six Rivers National Bank must have received a legal opinion from Coudert Brothers, counsel to North Valley Bancorp, dated the effective date of the merger and in form and substance reasonably acceptable to Six Rivers National Bank and its counsel.

         o Six Rivers National Bank must have received, on or before the effective date of the registration statement, a review report on North Valley Bancorp financial information as of September 30, 1999, and for the three and nine month periods then ended from North Valley Bancorp's independent public accountants, prepared in accordance with Statement of Accounting Standards No. 71, Interim Financial Information, and in form and substance satisfactory to Six Rivers National Bank and its counsel.

         o Not later than five business days prior to the effective date, North Valley Bancorp will have furnished to Six Rivers National Bank a copy of its most recently prepared unaudited month-end consolidated financial statements for the month ended at least 10 business days prior to the effective date of the merger.

         o North Valley Bancorp must have received, or Six Rivers National Bank must be satisfied that North Valley Bancorp will receive, all consents from third parties as may be required to close the merger, and the consents must remain in effect at the closing date.

TERMINATION OF THE MERGER AGREEMENT

         We can agree at any time to terminate the merger agreement without completing the merger, even if the shareholders of both North Valley Bancorp and Six Rivers National Bank have approved it. Also, the merger agreement can be terminated either by our mutual agreement or by one of us if specified events occur. If the merger agreement is terminated, the merger will not occur.

         Either North Valley Bancorp or Six Rivers National Bank can terminate the merger agreement if any of the following events occurs:

         o If the merger is not completed by July 31, 2000 or another date that we approve; provided, however, that if the only conditions to the closing that remain unsatisfied at July 31, 2000 (or other date that we approve) are the receipt of any requisite governmental approvals or the expiration of any legally required waiting periods, then the closing will be automatically extended to September 30, 2000 or other date we approve.


         o Thirty days after any governmental agency denies or refuses to grant an approval, consent or qualification that is required for the merger, unless we agree, during the 30 day period, to appeal the denial or refusal or we agree to file an amended application for the governmental approval, consent or qualification.


         o The shareholders of either North Valley Bancorp or Six Rivers National Bank fail to approve the merger agreement and related transactions, including the merger, by the required vote.

         North Valley Bancorp can elect to terminate the merger agreement if any of the following events occur:

         o Any of the conditions to North Valley Bancorp's obligations to complete the merger under the merger agreement have not been satisfied or waived by July 31, 2000 (or other date that we may approve).

         o A material adverse change has occurred since June 30, 1999 in the business, financial condition, results of operations or assets of Six Rivers National Bank.

         o Six Rivers National Bank or any of its affiliates enters into a transaction or series of transactions with one or more third persons providing for the acquisition of all or a substantial part of Six Rivers National Bank or its subsidiaries, whether by way of merger, exchange or stock, sale of assets, or otherwise.

         o Six Rivers National Bank breaches or fails to satisfy any of its agreements in the merger agreement which would materially impair the benefits reasonably expected to be derived by North Valley Bancorp and North Valley Bank from the merger, unless the breach or failure is waived by North Valley Bancorp or cured by Six Rivers National Bank within 45 days after North Valley Bancorp gives Six Rivers National Bank written notice of the breach or failure.

         o Six Rivers National Bank fails to deliver to North Valley Bancorp the shareholder agreements, affiliates agreements, officer's certificate or opinion of Six Rivers National Bank's legal counsel which are required by the merger agreement or if those documents are not in a form that is reasonably acceptable to North Valley Bancorp.

         Six Rivers National Bank can elect to terminate the merger agreement if any of the following events occur:

         o Any of the conditions to Six Rivers National Bank's obligations to complete the merger under the merger agreement have not been satisfied or waived by July 31, 2000 (or other date that we may approve).

         o A material adverse change has occurred since June 30, 1999 in the business, financial condition, results of operations or assets of North Valley Bancorp.

         o North Valley Bancorp solicits or accepts any offer from any third party providing for the acquisition of all or a substantial part of North Valley Bancorp or North Valley Bank, whether by way of merger, exchange or stock, sale of assets, or otherwise, unless the offer is expressly conditioned on the performance by North Valley Bancorp or its successor of North Valley Bancorp's obligations under the merger agreement.

         o North Valley Bancorp breaches or fails to satisfy any of its agreements in the merger agreement which would materially impair the benefits reasonably expected to be derived by Six Rivers National Bank from the merger, unless the breach or failure is waived by Six Rivers National Bank or cured by North Valley Bancorp within 45 days after Six Rivers National Bank gives North Valley Bancorp written notice of the breach or failure.

         o North Valley Bancorp fails to deliver to Six Rivers National Bank the shareholder agreements, affiliates agreements, officer's certificate or opinion of North Valley Bancorp's legal counsel which are required by the merger agreement or if those documents are not in a form that is reasonably acceptable to Six Rivers National Bank.

         Six Rivers National Bank also has the option to terminate the merger agreement within two business days after the "determination date" if the average closing price of North Valley Bancorp common stock for the 20 trading days ending on the determination date is less than $10.00. The "determination date" is the last day of the 20 trading day period ending on the their business day prior to the closing date.

         Any termination described above must be made by written notice from the party seeking termination to the other party. In the event the merger agreement is terminated, it will become void and have no effect, except that the termination will not affect the provisions regarding payment of expenses, confidentiality, payment of any termination fees if applicable or any relevant general provisions of the merger agreement. Also, if the merger agreement is terminated due to a party's breach, the termination will not relieve the breaching party from its liability and the non-breaching party will retain all of its legal rights and remedies against the breaching party for its breach.

TERMINATION FEES

         Six Rivers National Bank is required to pay North Valley Bancorp $2.0 million in liquidated damages if North Valley Bancorp terminates the merger agreement for any of the following reasons:

         o if Six Rivers National Bank or its affiliates enters into an agreement by which Six Rivers National Bank or its subsidiaries would be acquired by another entity;

         o if Six Rivers National Bank breaches any covenant in the merger agreement which materially impairs the benefit of the merger to North Valley Bancorp, unless Six Rivers National Bank cures the breach within 45 days after written notice from North Valley Bancorp; or

         o if Six Rivers National Bank willfully or deliberately refuses to deliver to North Valley Bancorp closing documents required by the merger agreement.

         North Valley Bancorp is required to pay Six Rivers National Bank $2.0 million in liquidated damages if Six Rivers National Bank terminates the merger agreement for any of the following reasons:

         o if North Valley Bancorp solicits or accepts an offer from a third party to acquire North Valley Bancorp or North Valley Bank and the offer does not require North Valley Bancorp or the third party to comply with the merger agreement;

         o if North Valley Bancorp breaches any covenant in the merger agreement which materially impairs the benefit of the merger to Six Rivers National Bank, unless North Valley Bancorp cures the breach within 45 days after written notice from Six Rivers National Bank; or

         o if North Valley Bancorp willfully or deliberately refuses to deliver to Six Rivers National Bank closing documents required by the merger agreement.

FEES AND EXPENSES OF THE MERGER

         Other than in the situations described above and in the following paragraphs, whether or not the merger is completed in accordance with the merger agreement, all costs and expenses incurred in connection with the merger agreement and the transactions covered by the merger agreement will be paid by the party incurring those expenses.

         North Valley Bancorp and Six Rivers National Bank will each bear the costs of distributing this joint proxy statement/ prospectus and other proxy materials and information relating to the merger agreement to its shareholders and of conducting a meeting of its shareholders, but each party will pay one-half of the printing costs, the fees and costs related to obtaining a tax opinion and the fees and costs related to obtaining a letter from their independent auditors regarding pooling-of-interests accounting treatment.

         If the merger agreement is terminated by North Valley Bancorp or Six Rivers National Bank because holders of more than 10 percent of the outstanding shares of North Valley Bancorp common stock and Six Rivers National Bank common stock have dissented from the merger agreement and merger and have perfected their dissenters' rights, then each party will pay one-half of (1) all fees and costs payable under state "blue sky" securities laws, (2) the fee required to be paid to the Securities and Exchange Commission to register the shares of North Valley Bancorp common stock, (3) the fees and costs related to any amendments to the North Valley Bancorp 1998 Employee Stock Incentive Plan or for the preparation of a new North Valley Bancorp stock option plan for the Six Rivers National Bank optionees, and (4) the fees related to preparation and filing of applications to governmental agencies for approval of the merger agreement and merger, in addition to the three categories of expenses described in the immediately preceding paragraph.

         The fees and costs related to the listing of the shares of North Valley Bancorp common stock for trading on the Nasdaq National Market will be paid by North Valley Bancorp.

AMENDMENT

         The merger agreement may be amended by the parties at any time before or after approval of the merger agreement by the shareholders of North Valley Bancorp and Six Rivers National Bank. However, after the approval by the shareholders of North Valley Bancorp and Six Rivers National Bank, no amendment will be made which by law requires further approval by those shareholders without that further approval. The merger agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

EXTENSION; WAIVER

         At any time prior to the closing of the merger, the parties, by action taken or authorized by their respective board of directors, may, to the extent legally allowed, (1) extend the time for the performance of any of the obligations or other acts of the other parties, (2) waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered under it, and (3) waive compliance with any of the agreements or conditions contained in the merger agreement. To "waive" means to give up rights.

         Any agreement on the part of a party to the merger agreement to any extension or waiver will be valid only if set forth in a written instrument signed on behalf of the party.

MANAGEMENT AND OPERATIONS FOLLOWING THE MERGER

         Upon the consummation of the merger, the separate corporate existence of Six Rivers National Bank will cease and Six Rivers National Bank will be merged with and into NVB Interim National Bank. All rights, franchises and interests of Six Rivers National Bank will be assumed by and vested in NVB

Interim National Bank and the resulting bank will continue as a subsidiary of North Valley Bancorp with the national bank charter number and name of Six Rivers National Bank. The directors and executive officers of Six Rivers National Bank prior to the effective date will be the directors and executive officers of Six Rivers National Bank following the merger except that two of the existing directors of North Valley Bancorp will become directors of the resulting bank. In addition, (1) two Six Rivers National Bank directors will be added to the boards of directors of North Valley Bancorp and (2) Michael W. Martinez, President and Chief Executive Officer of Six Rivers National Bank, will be appointed to serve on the executive management committee of North Valley Bancorp.


REQUIRED REGULATORY APPROVALS


         The merger must be approved by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the provisions of the Bank Holding Company Act of 1956, as amended. During February or March, 2000, North Valley Bancorp intends to file an application with the Federal Reserve Board for approval of the merger. The application will address all of the statutory and regulatory requirements of the Federal Reserve Board and will include information regarding the status of the Consent Order between Six Rivers National Bank and the Office of the Comptroller of the Currency, which is described below under this heading. The impact of the status of the Consent Order on the application to be filed with the Federal Reserve Board cannot be predicted.

         In conducting a review of any application for a merger, the Federal Reserve Board is required to consider the financial and managerial resources (including the competence, experience and integrity of the officers, directors and principal shareholders) and future prospects of the banks concerned and the convenience and needs of the community to be served. The Bank Holding Company Act also prohibits the Federal Reserve Board from approving a merger if it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States, or if its effect would be substantially to lessen competition or to tend to create a monopoly, or if it would in any other manner result in a restraint of trade, unless the Federal Reserve Board finds that the anticompetitive effects of the merger are clearly outweighed in the public interest by the probable effect of the merger in meeting the convenience and needs of the communities to be served. In addition, the Federal Reserve Board has the authority to deny an application if it concludes that the requirements of the Community Reinvestment Act of 1977, as amended, are not satisfied.

         A transaction approved by the Federal Reserve Board may not be consummated for at least 30 days (in some circumstances a 15-day waiting period is allowed) after the approval. During that period, the Department of Justice may commence a legal action challenging the transaction under federal antitrust laws. If the Department of Justice does not commence a legal action during the 30-day period (in some circumstances a 15-day waiting period is allowed), it may not thereafter challenge the transaction except in an action commenced under the antimonopoly provisions of Section 2 of the Sherman Antitrust Act.

         The Bank Holding Company Act of 1956, as amended, provides for the publication of notice and the opportunity for administrative hearings relating to an application for approval under the Act and authorizes the Federal Reserve Board to permit interested parties to intervene in the proceedings. If an interested party is permitted to intervene, the intervention could substantially delay the regulatory approval required for consummation of the merger.

         The merger of Six Rivers National Bank and NVB Interim National Bank is subject to the prior approval of the Office of the Comptroller of the Currency under Section 18(c) of the Federal Deposit Insurance Act, as amended (the "Bank

Merger Act") and Section 215a of the National Bank Act, as amended. North Valley Bancorp intends to file an application for approval of the merger with the Office of the Comptroller of the Currency during February or March, 2000.

         The application filed with the Office of the Comptroller of the Currency will include an application for approval to organize an interim national bank, named NVB Interim National Bank. Interim national banks are federally chartered banks established to facilitate interim bank mergers and they do not operate as banks in their own right. Nonetheless, they must comply with chartering and organization requirements. The directors of North Valley Bancorp are the organizers of NVB Interim National Bank and they will serve as its board of directors. Upon receipt of preliminary approval to organize, the organizers of NVB Interim National Bank will file articles of association with the Office of the Comptroller of the Currency and will comply with the other conditions stated in the preliminary approval. Once organized, NVB Interim National Bank is expected to become a party to the merger agreement by entering into an addendum with North Valley Bancorp and Six Rivers National Bank. With the approval of the Office of the Comptroller of the Currency, Six Rivers National Bank is expected to merge into NVB Interim National Bank pursuant to a bank merger agreement, as described in the merger agreement.

         The Bank Merger Act requires the Office of the Comptroller of the Currency, when approving a transaction like the merger, to take into consideration the financial and managerial resources (including the competence, experience and integrity of the officers, directors and principal shareholders) and future prospects of the existing and proposed institutions and the convenience and needs of the communities to be served. In considering financial resources and future prospects, the Office of the Comptroller of the Currency will, among other things, evaluate the adequacy of the capital levels of the parties to a proposed transaction and of the resulting institutions.

         On April 12, 1999 the Office of the Comptroller of the Currency required Six Rivers National Bank to enter into a Consent Order. The language of the Order requires that Six Rivers National Bank formulate and implement a plan to strengthen its policies and procedures relative to its loan administration, credit and collateral exceptions, classified assets, allowances for loan losses and violations of law related to lending limits. The Six Rivers National Bank board of directors agreed to execute the Order and is following an action plan that details the steps necessary to comply with the Order. In summary, the Order required Six Rivers National Bank to modify aspects of its business to address problems identified by the Office of the Comptroller of the Currency, such as:


         o loan administration (to establish procedures to ensure compliance with credit quality guidelines, govern board of directors review and approval of exceptions to lending policies, require periodic board of directors review of adherence to lending policies and ensure accuracy of information systems and other operational programs);

         o credit and collateral exceptions (to update background information on each loan);


         o criticized assets (to address issues raised by the Office of the Comptroller of the Currency during the evaluation and analysis of Six Rivers National Bank's asset quality and provide ongoing board of directors review of each issue and the adequacy and progress of Six Rivers National Bank's ongoing monitoring of asset quality);


         o allowance for loan and lease losses (to establish a program to maintain adequate allowances providing for scheduled reviews by the board of directors);

         o legal lending limits (to take prompt action to reduce overlimit loans and establish compliance procedures regarding the maintenance of appropriate loan limits); and

         o quarterly progress reports (to submit quarterly progress reports to the Office of the Comptroller of the Currency outlining recent actions taken to implement the Order).


The Order's restrictions could have an adverse impact on Six Rivers National Bank. Additional regulatory restrictions could be placed on Six Rivers National Bank in the event that the Office of the Comptroller of the Currency is not satisfied with Six Rivers National Bank's progress towards implementing all facets of the Order. There can be no assurance as to the impact on Six Rivers National Bank or North Valley Bancorp if banking regulators impose additional regulatory restrictions on Six Rivers National Bank.

         This summary description of the Order's provisions does not state all the requirements of the Order and is qualified in its entirety by reference to the text of the Order. A copy of the Order will be made available (free of charge) to any shareholder of North Valley Bancorp or Six Rivers National Bank upon request to Michael W. Martinez, President and Chief Executive Officer of Six Rivers National Bank. See "Where You Can Find More Information" on page 99.


         The Bank Merger Act prohibits the Office of the Comptroller of the Currency from approving a merger if it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States, or if its effect in any section of the country would be substantially to lessen competition or to tend to create a monopoly, or if it would in any other manner result in a restraint of trade, unless the Office of the Comptroller of the Currency finds that the anti-competitive effects of the merger are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served. In addition, under the Community Reinvestment Act of 1977, as amended, the Office of the Comptroller of the Currency must take into account the record of performance of the existing institutions in meeting the credit needs of the entire community, including low- and moderate-income neighborhoods, served by those institutions.

         The Office of the Comptroller of the Currency will furnish notice and a copy of the application for approval of the merger to the Federal Reserve Board, the Federal Deposit Insurance Corporation and the United States Department of Justice. These agencies have 30 days to submit their views and recommendations to the Office of the Comptroller of the Currency. The Bank Merger Act also provides for the publication of notice and public comment on applications filed with the Office of the Comptroller of the Currency and authorizes the agency to permit interested parties to intervene in the proceedings. If an interested party is permitted to intervene, the intervention could delay the regulatory approvals required for completion of the merger.


         Under the merger agreement, prior to the merger, all governmental approvals required for the merger will be in effect, and all conditions or requirements prescribed by law or any governmental approval will be satisfied. However, no governmental approval will be deemed to have been received if it will require the divestiture or cessation of any of the present businesses or operations conducted by the parties or imposes any condition or requirement which, in the reasonable opinion of the board of directors of North Valley Bancorp is deemed to be materially burdensome.

         The merger cannot proceed in the absence of the necessary regulatory approvals. The respective managements of North Valley Bancorp and Six Rivers National Bank believe that the merger should be approved by the Federal Reserve Board and the Office of the Comptroller of the Currency and the merger should not be subject to challenge by the Department of Justice under federal antitrust laws. However, no assurance can be provided that the Federal Reserve Board, the Office of the Comptroller of the Currency or the Department of Justice will concur in this assessment or that, in connection with the grant of any approval by the Federal Reserve Board or the Office of the Comptroller of the Currency, action taken, or statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the merger or transactions contemplated thereby, will not contain conditions or requirements which are materially burdensome as further described in the merger agreement. If any materially burdensome condition or requirement is imposed in connection with a governmental approval, a condition to North Valley Bancorp's obligation to consummate the merger will be deemed not to have occurred and North Valley Bancorp will have the right to terminate the merger agreement.

FEDERAL INCOME TAX CONSEQUENCES

         The following discussion summarizes the material United States federal income tax consequences of the merger. The discussion does not address all aspects of United States federal taxation that may be relevant to you, and it may not be applicable to Six Rivers National Bank shareholders who, for United States federal income tax purposes, are nonresident alien individuals, foreign corporations, foreign partnerships, foreign trusts or foreign estates, or who acquired their Six Rivers National Bank common stock by the exercise of Six Rivers National Bank stock options or otherwise as compensation. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF THE MERGER.

         This discussion is based on the Internal Revenue Code of 1986, as amended, regulations thereunder, current administrative rulings and practice, and judicial precedent, all of which are subject to change. Any change, which may or may not be retroactive, could alter the tax consequences to you as discussed in this joint proxy statement/prospectus. This discussion assumes that you hold your Six Rivers National Bank common stock as a capital asset within the meaning of section 1221 of the Internal Revenue Code.

         North Valley Bancorp's and Six Rivers National Bank's obligation to complete the merger is conditioned upon North Valley Bancorp and Six Rivers National Bank receiving an opinion of McCutchen, Doyle, Brown & Enersen, LLP, based upon customary assumptions, exceptions and representations made by North Valley Bancorp and Six Rivers National Bank, to the effect that under federal income tax law and California income and franchise tax law:

         o the merger will not result in any recognized gain or loss to North Valley Bancorp or Six Rivers National Bank;

         o except for any cash received in lieu of any fractional share, no gain or loss will be recognized by the holders of Six Rivers National Bank common stock who receive North Valley Bancorp common stock in exchange for the Six Rivers National Bank common stock which they hold;

         o the holding period of the North Valley Bancorp common stock exchanged for Six Rivers National Bank common stock (including any fractional share prior to its conversion to cash) will include the holding period of the Six Rivers National Bank common stock for which it is exchanged, assuming the shares of Six Rivers National Bank common stock are capital assets in the hands of the holder thereof at the effective date;

         o the basis of the North Valley Bancorp common stock received in the exchange (including any fractional share prior to its conversion to cash) will be the same as the basis of the Six Rivers National Bank common stock for which it was exchanged, less any basis attributable to fractional shares for which cash is received; and

         o an Six Rivers National Bank shareholder who dissents to the merger and receives cash for his or her Six Rivers National Bank common stock will be treated as having received a distribution in redemption of his or her Six Rivers National Bank common stock, subject to the provisions and limitations of Section 302 of the Internal Revenue Code.


         McCutchen, Doyle, Brown & Enersen, LLP has indicated that it expects to be able to deliver its tax opinion. Opinions of counsel are not binding on the Internal Revenue Service or the courts and no ruling has been or will be obtained from the Internal Revenue Service in connection with the merger.


         THE FOREGOING IS A GENERAL DISCUSSION OF THE MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND IS INCLUDED FOR GENERAL INFORMATION ONLY. THE FOREGOING DISCUSSION DOES NOT TAKE INTO ACCOUNT THE PARTICULAR FACTS AND CIRCUMSTANCES OF YOUR STATUS AND ATTRIBUTES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES ADDRESSED IN THE FOREGOING DISCUSSION MAY NOT APPLY TO YOU. IN VIEW OF THE INDIVIDUAL NATURE OF INCOME TAX CONSEQUENCES, YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR TO DETERMINE THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF UNITED STATES FEDERAL, STATE, LOCAL AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL AND OTHER TAX LAWS.


ACCOUNTING TREATMENT


         For accounting and financial reporting purposes, the merger is expected to qualify as a pooling of interests of Six Rivers National Bank by North Valley Bancorp under generally accepted accounting principles. Under the pooling of interests accounting method, North Valley Bancorp will carry forward on its books the assets and liabilities of Six Rivers National Bank at their historical recorded values, subject to any adjustments required to conform the accounting policies and financial statement classification of the two companies. Income of the combined North Valley Bancorp will include income of North Valley Bancorp and Six Rivers National Bank for the entire fiscal year in which the combination occurs and the reported income, assets, liabilities and shareholders' equity of the separate companies for previous periods will be combined and restated as income, assets, liabilities and shareholders' equity of North Valley Bancorp. The unaudited pro forma combined financial information contained in this joint proxy statement/prospectus have been prepared using the pooling of interests method of accounting to account for the merger. See "Summary--Selected Historical and Pro Forma Financial Data" and "Unaudited Pro Forma Condensed Combined Financial Information" on page 74.


TRADING MARKETS FOR STOCK


         The North Valley Bancorp common stock is listed on the Nasdaq National Market. North Valley Bancorp intends to cause the shares of North Valley Bancorp common stock to be issued in the merger and the shares of North Valley Bancorp common stock to be reserved for issuance upon the exercise of existing Six Rivers National Bank stock options to be approved for listing on the Nasdaq National Market, subject to official notice of issuance, prior to the effective date.

         The Six Rivers National Bank common stock is currently listed on the Nasdaq National Market. If the merger is consummated, North Valley Bancorp will take action to cause the Six Rivers National Bank shares to cease to be listed on the Nasdaq National Market and public trading of the Six Rivers National Bank shares will cease.

RESALES OF NORTH VALLEY BANCORP COMMON STOCK

         The North Valley Bancorp common stock issued in the merger will be freely transferable under the Securities Act of 1933, as amended, except for shares issued to any Six Rivers National Bank shareholder who may be deemed to be an "affiliate" of North Valley Bancorp or Six Rivers National Bank for purposes of Rule 145 under the Securities Act of 1933, as amended. Each director and executive officer of Six Rivers National Bank is deemed to be an affiliate. Each Six Rivers National Bank director and each other person deemed to be an affiliate has entered into an agreement with North Valley Bancorp providing that the person will not transfer any shares of North Valley Bancorp common stock received in the merger, except in compliance with the Securities Act of 1933, as amended, and applicable rules thereunder.


                               DISSENTERS' RIGHTS

DISSENTERS' RIGHTS


         NORTH VALLEY BANCORP. Dissenters' rights will be available to the shareholders of North Valley Bancorp only if the holders of five percent (5%) or more of North Valley Bancorp common stock make a written demand upon North Valley Bancorp for the purchase of dissenting shares in accordance with Chapter 13 of the California General Corporation Law ("Chapter 13"). If this condition is satisfied and the merger is consummated, shareholders of North Valley Bancorp who dissent from the merger by complying with the procedures set forth in Chapter 13 would be entitled to receive an amount equal to the fair market value of their shares as of October 1, 1999, the last business day before the public announcement of the merger. The high, low and closing sales prices for North Valley Bancorp common stock on October 1, 1999 were $11.063, $10.563 and $11.063, respectively.

         In order to be entitled to exercise dissenters' rights, a shareholder of North Valley Bancorp must vote "AGAINST" the merger. Thus, any North Valley Bancorp shareholder who wishes to dissent and executes and returns a proxy in the accompanying form must specify that his or her shares are to be voted "AGAINST" the merger. If the shareholder returns a proxy without voting instructions or with instructions to vote "FOR" the merger, his or her shares will automatically be voted in favor of the merger and the shareholder will lose any dissenters' rights. In addition, if the shareholder abstains from voting or in the event of a broker non-vote of his or her shares, the shareholder will lose any dissenters' rights.

         Furthermore, in order to preserve his or her dissenters' rights, an North Valley Bancorp shareholder must make a written demand upon North Valley Bancorp for the purchase of dissenting shares and payment to the shareholder of their fair market value, specifying the number of shares held of record by the shareholder and a statement of what the shareholder claims to be the fair market value of those shares as of October 1, 1999. The demand must be addressed to North Valley Bancorp, 880 East Cypress Avenue, Redding, California 96002;
Attention: Corporate Secretary, and must be received by North Valley Bancorp not later than the date of North Valley Bancorp's special meeting. A vote "AGAINST" the merger does not constitute the written demand.

         If the holders of five percent (5%) or more of the outstanding shares of North Valley Bancorp common stock have submitted a written demand for North Valley Bancorp to purchase their shares, these demands are received by North Valley Bancorp on or before the date of the special meeting and the merger is approved by the shareholders, North Valley Bancorp will have 10 days after the approval to send to those shareholders who have voted against the approval of the merger written notice of the approval accompanied by a copy of Chapter 13, a statement of the price determined by North Valley Bancorp to represent the fair market value of the dissenting shares as of October 1, 1999, and a brief description of the procedure to be followed if a shareholder desires to exercise dissenters' rights. Within 30 days after the date on which the notice of the approval of the merger is mailed, the dissenting shareholder must surrender to North Valley Bancorp, at the office designated in the notice of approval, the certificates representing the dissenting shares to be stamped or endorsed with a statement that they are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed. Any shares of North Valley Bancorp common stock that are transferred prior to their submission for endorsement lose their status as dissenting shares.

         If North Valley Bancorp and the dissenting shareholder agree that the surrendered shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder will be entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Payment of the fair market value of the dissenting shares will be made within 30 days after the amount thereof has been agreed upon or 30 days after any statutory or contractual conditions to the merger have been satisfied, whichever is later, subject to the surrender of the certificates therefor, unless provided otherwise by agreement.

         If North Valley Bancorp denies that the shares surrendered are dissenting shares, or North Valley Bancorp and the dissenting shareholder fail to agree upon a fair market value of the shares of North Valley Bancorp common stock, then the dissenting shareholder of North Valley Bancorp must, within six months after the notice of approval is mailed, file a complaint at the Superior Court of the proper county requesting the court to make the determinations or intervene in any pending action brought by any other dissenting shareholder. If the complaint is not filed or intervention in a pending action is not made within the specified six-month period, the dissenters' rights are lost. If the fair market value of the dissenting shares is at issue, the court will determine, or will appoint one or more impartial appraisers to determine, the fair market value.

         A dissenting shareholder may not withdraw his or her dissent or demand for payment unless North Valley Bancorp consents to the withdrawal.

DISSENTERS' RIGHTS OF SIX RIVERS NATIONAL BANK SHAREHOLDERS

         If the merger agreement is approved by the required vote of Six Rivers National Bank shareholders, and is not abandoned or terminated, shareholders of Six Rivers National Bank who did not vote "FOR" the merger or who give notice in writing at or prior to the special meeting that the shareholder dissents, may be entitled to dissenters' rights under Section 215a(b),(c) and (d) of Title 12 of the United States Code. A copy of Section 215a(b), (c) and (d) and Office of the Comptroller of the Currency Banking Circular 259 are attached as Annex E to this joint proxy statement/prospectus and should be read for more complete information concerning dissenters' rights. Banking Circular 259 describes the specific requirements of the appraisal process conducted by the Office of the Comptroller of the Currency discussed below and includes examples of appraisal results in various transactions. . THE REQUIRED PROCEDURE SET FORTH IN SECTION 215A(B), (C) AND (D) OF TITLE 12 OF THE UNITED STATES CODE MUST BE FOLLOWED EXACTLY OR ANY DISSENTERS' RIGHTS MAY BE LOST. The information set forth below is a general summary of dissenters' rights as they apply to Six Rivers National Bank shareholders and is qualified in its entirety by reference to Annex E.

         In order to be entitled to exercise dissenters' rights, a shareholder of Six Rivers National Bank must vote "AGAINST" the merger or give notice in writing at or prior to the special meeting that the shareholder dissents. Thus, any Six Rivers National Bank shareholder who executes and returns a proxy in the accompanying form must specify that his or her shares are to be voted "AGAINST" the merger. If the shareholder returns a proxy without voting instructions or with instructions to vote "FOR" the merger, his or her shares will automatically be voted in favor of the merger and the shareholder will lose any dissenters' rights. In addition, if the shareholder abstains from voting his or her shares, the shareholder will lose his or her dissenters' rights.

         Furthermore, in order to preserve his or her dissenters' rights, an Six Rivers National Bank shareholder must make a written demand upon Six Rivers National Bank for the purchase of dissenting shares and payment to the shareholder of the fair market value. The written demand must be made prior to thirty days after the date of consummation of the merger, and be accompanied by the surrendered certificates representing the dissenting Six Rivers National Bank shareholders' interest in Six Rivers National Bank common stock. North Valley Bancorp will mail notice of the date of consummation of the merger immediately after consummation to all dissenting Six Rivers National Bank shareholders, together with a letter of transmittal for their use in submitting their Six Rivers National Bank stock certificates to North Valley Bancorp for payment. A vote "AGAINST" the merger does not constitute the required written demand.

         The value of the Six Rivers National Bank common stock to be purchased by North Valley Bancorp from dissenting Six Rivers National Bank shareholders will be determined as of the effective date of the merger, by an appraisal made by a committee of three persons, one selected by the majority vote of the dissenting Six Rivers National Bank shareholders, one by the directors of Six Rivers National Bank and one by the two so selected. The valuation agreed upon by any two of the three appraisers will govern. The appraisers will determine the value of any dissenting shares within ninety days from the date of consummation of the merger. In the event that any one or more appraiser is not selected or the appraisers fail to determine the value of the dissenting shares within this ninety day time period, any party may request an appraisal to be made by the Office of the Comptroller of the Currency, which appraisal will be final and binding on all parties.

         If the valuation determined by the appraiser is unsatisfactory to any dissenting Six Rivers National Bank shareholder, that shareholder may appeal to the Office of the Comptroller of the Currency within five days after being notified of the appraised value of the shares. In this event, the Office of the Comptroller of the Currency will cause a reappraisal to be made and this reappraisal will be final and binding as to the value of the shares of the appealing Six Rivers National Bank shareholder. The expenses of the Office of the Comptroller of the Currency incurred in making the appraisal or reappraisal, as the case may be, will be paid by the resulting bank.

                          UNAUDITED PRO FORMA CONDENSED
                         COMBINED FINANCIAL INFORMATION


         The following Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 1999, combines the historical consolidated balance sheets of North Valley Bancorp and Six Rivers National Bank as if the merger had been effective on September 30, 1999, after giving effect to adjustments. These adjustments are based on estimates. The Unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended September 30, 1999 and 1998 and for the years ended December 31, 1998, 1997 and 1996 present the combined results of operations of North Valley Bancorp and Six Rivers National Bank as if the merger had been effective at the beginning of each period. The Unaudited Pro Forma Condensed Combined Financial Information has been prepared from, and should be read in conjunction with, the historical consolidated financial statements and notes thereto of North Valley Bancorp and Six Rivers National Bank.

         The Unaudited Pro Forma Condensed Combined Financial Information and accompanying notes reflect the application of the pooling of interests method of accounting for the merger. Under this method of accounting, the recorded assets, liabilities, shareholders' equity, income and expenses of North Valley Bancorp and Six Rivers National Bank are combined and reflected at their historical amounts.

         The pro forma combined figures shown in the Unaudited Pro Forma Condensed Combined Financial Information are simply arithmetical combinations of North Valley Bancorp's and Six Rivers National Bank's separate financial results; you should not assume that North Valley Bancorp and Six Rivers National Bank would have achieved the pro forma combined results if they had actually been combined during the periods presented.

         THE COMBINED COMPANY EXPECTS TO ACHIEVE MERGER BENEFITS IN THE FORM OF OPERATING COST SAVINGS. THE PRO FORMA EARNINGS, WHICH DO NOT REFLECT ANY DIRECT COSTS OR POTENTIAL SAVINGS WHICH ARE EXPECTED TO RESULT FROM THE CONSOLIDATION OF THE OPERATIONS OF NORTH VALLEY BANCORP AND SIX RIVERS NATIONAL BANK, ARE NOT INDICATIVE OF THE RESULTS OF FUTURE OPERATIONS. NO ASSURANCES CAN BE GIVEN WITH RESPECT TO THE ULTIMATE LEVEL OF EXPENSE SAVINGS. FOR FURTHER EXPLANATION ABOUT THESE RISKS, READ THE INFORMATION UNDER "INFORMATION REGARDING FORWARD-LOOKING STATEMENTS" ON PAGE 21 AND "RISK FACTORS" ON PAGE 18.

                NORTH VALLEY BANCORP AND SIX RIVERS NATIONAL BANK
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1999
                                 (IN THOUSANDS)

                                                                                             NVBANCORP
                                                                              ADJUSTMENTS     AND SRNB
                                                      NVBANCORP     SRNB         (1)          COMBINED
                                                       --------    --------   -----------     --------
ASSETS Cash and cash equivalents:
  Cash and due from banks                              $ 10,705    $  6,820     $             $ 17,525
  Federal funds sold                                     20,200          --         (852)       19,348
                                                       --------    --------     --------      --------
  Total cash and cash equivalents                        30,905       6,820         (852)       36,873
Cash held in trust                                          499                                    499
Interest bearing deposits in other financial
institutions                                                          7,454                      7,454
Securities:
  Available for sale, at fair value                      15,047      69,027                     84,074
  Held to maturity, at amortized cost                    30,745       1,485                     32,230
Loans and leases, net of allowance for loan
losses and deferred fees                                209,519     106,745                    316,264
Premises and equipment, net of
  accumulated depreciation and
  amortization                                            4,943       4,408                      9,351
Accrued interest receivable                               1,770       1,527                      3,297
Intangibles, net of accumulated
  amortization of $578.8                                              4,664                      4,664
Other assets                                             10,927       4,057                     14,984
                                                       --------    --------     --------      --------

TOTAL ASSETS                                           $304,355    $206,187     $   (852)     $509,690
                                                       ========    ========     ========      ========

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
Deposits:
  Noninterest-bearing demand deposits                  $ 37,167    $ 26,574                   $ 63,741
  Interest-bearing deposits
                                                        229,204     150,432           --       379,636
                                                       --------    --------     --------      --------
    Total deposits                                      266,371     177,006           --       443,377
Other borrowings                                                      8,401                      8,401
Accrued expenses and other liabilities                    5,558       1,703           --         7,261
                                                       --------    --------     --------      --------
  Total liabilities                                     271,929     187,110           --       459,039

STOCKHOLDERS' EQUITY:
Preferred stock
Common stock                                             10,325       7,381                     17,706
Additional paid in capital                                           12,138                     12,138
Retained Earnings                                        22,169         122         (852)       21,439
Accumulated other comprehensive income, net of tax          (68)       (564)          --          (632)
                                                       --------    --------     --------      --------
  Total stockholders' equity                             32,426      19,077         (852)       50,651
                                                       --------    --------     --------      --------

  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY           $304,355    $206,187     $   (852)     $509,690
                                                       ========    ========     ========      ========

                NORTH VALLEY BANCORP AND SIX RIVERS NATIONAL BANK
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
               FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1999
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                   NVBANCORP
                                                                                   ADJUSTMENTS      AND SRNB
                                                       NVBANCORP        SRNB           (1)          COMBINED
                                                      -----------    -----------   -----------    -----------
INTEREST INCOME
  Loans including fees                                $    12,840    $     7,236            --    $    20,076
  Securities:
      Taxable                                                 800          3,148            --          3,948
       Exempt from federal taxes                            1,481            179            --          1,660
  Federal funds sold                                          705            150            --            855

TOTAL INTEREST INCOME                                      15,826         10,713            --         26,539


INTEREST EXPENSE
  Interest on Deposits                                      6,056          4,034            --         10,090
  Other borrowings                                             --            267            --            267
                                                      -----------    -----------   -----------    -----------
TOTAL INTEREST EXPENSE                                      6,056          4,301            --         10,357
                                                      -----------    -----------   -----------    -----------

NET INTEREST INCOME                                         9,770          6,412            --         16,182

PROVISION FOR LOAN LOSSES                                     835            220            --          1,055
                                                      -----------    -----------   -----------    -----------

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES         8,935          6,192            --         15,127
                                                      -----------    -----------   -----------    -----------

NONINTEREST INCOME
  Service charges on deposit accounts                       1,581            893            --          2,474
  Other fees and charges                                      802             --            --            802
  Gain on sale of available for sale securities                25             --            25
  Other                                                       458            379            --            837
                                                      -----------    -----------   -----------    -----------
TOTAL OTHER OPERATING INCOME
                                                            2,866          1,272            --          4,138
                                                      -----------    -----------   -----------    -----------

NONINTEREST EXPENSE
  Salaries and employee benefits                            3,506          2,935            --          6,441
  Occupancy                                                   482            418            --            900
  Furniture and equipment expense                             515            479            --            994
  Professional fees                                           331            502            --            833
  Advertising                                                 149            122            --            271
  Supplies                                                    201            127            --            328
  ATM expense                                                 261            145            --            406
  Amortization of intangibles
                                                               --            229            --            229
  Other                                                     1,775            897           (55)         2,617
                                                      -----------    -----------   -----------    -----------
TOTAL NONINTEREST EXPENSES                                  7,220          5,854           (55)        13,019
                                                      -----------    -----------   -----------    -----------

INCOME BEFORE PROVISION FOR INCOME TAXES                    4,581          1,610           (55)         6,246

  Provision for income taxes                                1,226            672             9          1,907
                                                      -----------    -----------   -----------    -----------

NET INCOME                                            $     3,355    $       938   $       (46)   $     4,339
                                                      ===========    ===========   ===========    ===========

EARNINGS PER SHARE: (2)
  Basic                                               $      0.91    $      0.64   $      0.07    $      0.74
                                                      ===========    ===========   ===========    ===========
  Diluted                                             $      0.90    $      0.64   $      0.07    $      0.74
                                                      ===========    ===========   ===========    ===========
Weighted average common shares outstanding-basic        3,701,000      1,465,000       659,000      5,825,000
                                                      ===========    ===========   ===========    ===========
Weighted average common share equivalents
  outstanding-diluted                                   3,720,000      1,469,000       661,000      5,850,000
                                                      ===========    ===========   ===========    ===========

                                      -76-


         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
               FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1998
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                                                   NVBANCORP
                                                                                   ADJUSTMENTS      AND SRNB
                                                       NVBANCORP        SRNB           (1)          COMBINED
                                                      -----------    -----------   -----------    -----------
INTEREST INCOME
  Loans including fees                                $    11,625    $     7,483    $     --   $    19,108
  Securities:
    Taxable                                                 1,105          2,824          --         3,929
    Exempt from federal taxes                               1,654             49          --         1,703
  Federal funds sold                                          768            762          --         1,530
                                                      -----------    -----------    --------   -----------

TOTAL INTEREST INCOME                                      15,152         11,118          --        26,270
                                                      -----------    -----------    --------   -----------

INTEREST EXPENSE
  Interest on Deposits                                      6,475          4,507          --        10,982
  Other borrowings                                             --             61          --            61
                                                      -----------    -----------    --------   -----------

TOTAL INTEREST EXPENSE                                      6,475          4,568          --        11,043
                                                      -----------    -----------    --------   -----------

NET INTEREST INCOME                                         8,677          6,550          --        15,227

PROVISION FOR LOAN LOSSES                                   1,160          2,504          --         3,664
                                                      -----------    -----------    --------   -----------

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES
                                                            7,517          4,046          --        11,563
                                                      -----------    -----------    --------   -----------

NONINTEREST INCOME
  Service charges on deposit accounts                       1,288            865          --         2,153
  Other fees and charges                                      635            286          --           921
  Gain on sale of available for sale securities               728             --          --           728
  Other                                                       358             36          --           394
                                                      -----------    -----------    --------   -----------

TOTAL OTHER OPERATING INCOME                                3,009          1,187          --         4,196
                                                      -----------    -----------    --------   -----------

NONINTEREST EXPENSE
  Salaries and employee benefits                            3,335          2,576          --         5,911
  Occupancy                                                   417            402          --           819
  Furniture and equipment expense                             487            454          --           941
  Professional fees                                           292            501          --           793
  Advertising                                                 166             99          --           265
  Supplies                                                    210            231          --           441
  ATM expense                                                 207            171          --           378
  Amortization of intangibles                                  --            234          --           234
  Other                                                     1,359          1,282          --         2,641
                                                      -----------    -----------    --------   -----------
TOTAL NONINTEREST EXPENSES                                  6,473          5,950          --        12,423
                                                      -----------    -----------    --------   -----------

INCOME (LOSS) BEFORE PROVISION FOR
  INCOME TAXES                                              4,053           (717)         --         3,336

Provision (benefit) for income taxes                        1,135           (287)         --           848
                                                      -----------    -----------    --------   -----------

NET INCOME (LOSS)                                     $     2,918    $      (430)   $     --   $     2,488
                                                      ===========    ===========    ========   ===========

EARNINGS (LOSS) PER SHARE: (2)
  Basic                                               $      0.79    $     (0.30)   $     --   $      0.43
                                                      ===========    ===========    ========   ===========
  Diluted                                             $      0.78    $     (0.30)   $     --   $      0.43
                                                      ===========    ===========    ========   ===========

Weighted average common shares outstanding-basic        3,680,000      1,450,000     653,000     5,783,000
                                                      ===========    ===========    ========   ===========
Weighted average common share equivalents
outstanding-diluted                                     3,719,000      1,450,000     653,000     5,822,000
                                                      ===========    ===========    ========   ===========

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                NVBANCORP
                                                                                   ADJUSTMENTS  AND SRNB
                                                       NVBANCORP        SRNB           (1)      COMBINED
                                                      -----------    -----------   ----------- -----------
INTEREST INCOME
  Loans including fees                                $    15,860    $    10,013    $    --   $    25,873
  Securities:
    Taxable                                                 1,416          4,540         --         5,956
    Exempt from federal taxes                               2,173             86         --         2,259
  Federal funds sold                                        1,019            275         --         1,294
                                                      -----------    -----------    -------   -----------
TOTAL INTEREST INCOME                                      20,468         14,914         --        35,382
                                                      -----------    -----------    -------   -----------

INTEREST EXPENSE
  Interest on Deposits                                      8,583          5,991         --        14,574
  Other borrowings                                             --             76         --            76
                                                      -----------    -----------    -------   -----------

TOTAL INTEREST EXPENSE                                      8,583          6,067         --        14,650
                                                      -----------    -----------    -------   -----------

NET INTEREST INCOME                                        11,885          8,847                   20,732

PROVISION FOR LOAN LOSSES                                   1,430          3,904         --         5,334
                                                      -----------    -----------    -------   -----------

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES        10,455          4,943         --        15,398
                                                      -----------    -----------    -------   -----------

NONINTEREST INCOME
  Service charges on deposit accounts                       1,786          1,185         --         2,971
  Other fees and charges                                      624             37         --           661
  Gain on sale of available for sale securities               979             --         --           979
  Other                                                       706            373         --         1,079
                                                      -----------    -----------    -------   -----------

TOTAL OTHER OPERATING INCOME                                4,095          1,595         --         5,690
                                                      -----------    -----------    -------   -----------
NONINTEREST EXPENSE
  Salaries and employee benefits                            4,679          3,512         --         8,191
  Occupancy                                                   557            562         --         1,119
  Furniture and equipment expense
                                                              666            634         --         1,300
  Professional fees                                           373            966         --         1,339
  Advertising                                                 217            142         --           359
  Supplies                                                    292            290         --           582
  ATM expense                                                 284            234         --           518
  Amortization of intangibles                                  --            248         --           248
  Other                                                     1,818          1,826         --         3,644
                                                      -----------    -----------    -------   -----------
TOTAL NONINTEREST EXPENSES                                  8,886          8,414         --         7,300
                                                      -----------    -----------    -------   -----------

INCOME (LOSS) BEFORE PROVISION FOR
  INCOME TAXES                                              5,664         (1,876)        --         3,788

Provision (benefit) for income taxes                        1,579           (751)        --           828
                                                      -----------    -----------    -------   -----------

NET INCOME (LOSS)                                     $     4,085    $    (1,125) $      --   $     2,960
                                                      ===========    ===========  =========   ===========

EARNINGS (LOSS) PER SHARE:(2)
  Basic                                               $      1.11    $     (0.77) $      --   $      0.51
                                                      ===========    ===========  =========   ===========
  Diluted                                             $      1.10    $     (0.77) $      --   $      0.51
                                                      ===========    ===========  =========   ===========

Weighted average common shares outstanding - basic      3,684,000      1,453,000    654,000     5,791,000
                                                      ===========    ===========  =========   ===========
Weighted average common share equivalents
  outstanding-diluted                                   3,720,000      1,453,000    654,000     5,827,000
                                                      ===========    ===========  =========   ===========

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                                NVBANCORP
                                                                                   ADJUSTMENTS   AND SRNB
                                                       NVBANCORP        SRNB           (1)       COMBINED
                                                      -----------    -----------   ----------- -----------
INTEREST INCOME
  Loans including fees                                $    15,238    $     8,359         --   $    23,597
  Securities:
  Taxable                                                   1,042          1,203         --         2,245
  Exempt from federal taxes                                 2,374             19         --         2,393
  Federal funds sold                                        1,079            482         --         1,561
                                                      -----------    -----------   --------   -----------
TOTAL INTEREST INCOME                                      19,733         10,063         --        29,796
                                                      -----------    -----------   --------   -----------

INTEREST EXPENSE
  Interest on Deposits                                      8,644          3,922         --        12,566
  Other borrowings                                             --             70         --            70
                                                      -----------    -----------   --------   -----------
TOTAL INTEREST EXPENSE                                      8,644          3,992         --        12,636
                                                      -----------    -----------   --------   -----------

NET INTEREST INCOME                                        11,089          6,071                   17,160

PROVISION FOR LOAN LOSSES                                     770          2,240         --         3,010
                                                      -----------    -----------   --------   -----------

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES        10,319          3,831         --        14,150
                                                      -----------    -----------   --------   -----------

NONINTEREST INCOME
  Service charges on deposit accounts                       1,400            646         --         2,046
  Other fees and charges                                      570             --         --           570
  Gain on sale of available for sale securities               250             --         --           250
  Life insurance proceeds                                   1,139             --         --         1,139
  Other                                                       779            579         --         1,358
                                                      -----------    -----------   --------   -----------
TOTAL OTHER OPERATING INCOME                                4,138          1,225         --         5,363
                                                      -----------    -----------   --------   -----------

NONINTEREST EXPENSE
  Salaries and employee benefits                            4,522          2,388         --         6,910
  Occupancy                                                   503            399         --           902
  Furniture and equipment expense                             553            491         --         1,044
  Professional fees                                           235            254         --           489
  Advertising                                                 131            167         --           298
  Supplies                                                    232            150         --           382
  ATM expense                                                 247            139         --           386
  Amortization of intangibles                                  --             37         --            37
  Other                                                     1,889            887         --         2,776
                                                      -----------    -----------   --------   -----------
TOTAL NONINTEREST EXPENSES                                  8,312          4,912         --        13,224
                                                      -----------    -----------   --------   -----------

INCOME BEFORE PROVISION FOR INCOME TAXES                    6,145            144         --         6,289

Provision for income taxes                                  1,000             26         --         1,026
                                                      -----------    -----------   --------   -----------

NET INCOME (LOSS)                                     $     5,145    $       118   $     --   $     5,263
                                                      ===========    ===========   ========   ===========

EARNINGS PER SHARE:(2)
  Basic                                               $      1.41    $      0.17   $     --   $      1.12
                                                      ===========    ===========   ========   ===========
  Diluted                                             $      1.39    $      0.16   $     --   $      1.10
                                                      ===========    ===========   ========   ===========

Weighted average common shares outstanding-basic        3,658,000        712,000    320,000     4,690,000
                                                      ===========    ===========   ========   ===========
Weighted average common share equivalents
  outstanding-diluted                                   3,702,000        752,000    338,000     4,792,000
                                                      ===========    ===========   ========   ===========

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                 NVBANCORP
                                                                                   ADJUSTMENTS   AND SRNB
                                                       NVBANCORP        SRNB           (1)       COMBINED
                                                      -----------    -----------   -----------  -----------
INTEREST INCOME
  Loans including fees                                 $    14,517    $     7,126         --   $    21,643
  Securities:
  Taxable                                                      747            992         --         1,739
  Exempt from federal taxes                                  2,387              7         --         2,394
  Federal funds sold                                           990            141         --         1,131
                                                       -----------    -----------   --------   -----------
TOTAL INTEREST INCOME                                       18,641          8,266         --        26,907
                                                       -----------    -----------   --------   -----------
INTEREST EXPENSE
  Interest on Deposits                                       8,077          3,243         --        11,320
  Other borrowings                                              --             66         --            66
                                                       -----------    -----------   --------   -----------
TOTAL INTEREST EXPENSE                                       8,077          3,309         --        11,386
                                                       -----------    -----------   --------   -----------

NET INTEREST INCOME                                         10,564          4,957                   15,521

PROVISION FOR LOAN LOSSES                                      720            276         --           996
                                                       -----------    -----------   --------   -----------

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES          9,844          4,681         --        14,525
                                                       -----------    -----------   --------   -----------

NONINTEREST INCOME
  Service charges on deposit accounts                        1,342            604         --         1,946
  Other fees and charges                                       520            116         --           636
  Gain on sale of available for sale securities                 31            235         --           266
  Other                                                        688             --         --           688
                                                       -----------    -----------   --------   -----------

TOTAL OTHER OPERATING INCOME                                 2,581            955         --         3,536
                                                       -----------    -----------   --------   -----------

NONINTEREST EXPENSE
  Salaries and employee benefits                             3,934          2,136         --         6,070
  Occupancy                                                    456            428         --           884
  Furniture and equipment expense                              497            491         --           988
  Professional fees                                            136            134         --           270
  Advertising                                                   92             88         --           180
  Supplies                                                     222            169         --           391
  ATM expense                                                  134            106         --           240
  Other                                                      1,315            702         --         2,017
                                                       -----------    -----------   --------   -----------
TOTAL NONINTEREST EXPENSES                                   6,786          4,254         --        11,040
                                                       -----------    -----------   --------   -----------

INCOME BEFORE PROVISION FOR INCOME TAXES                     5,639          1,382         --         7,021

Provision for income taxes                                   1,532            580         --         2,112
                                                       -----------    -----------   --------   -----------

NET INCOME                                             $     4,107    $       802   $     --   $     4,909
                                                       ===========    ===========   ========   ===========

EARNINGS PER SHARE: (2)
  Basic                                                $      1.11    $      1.42   $     --   $      1.09
                                                       ===========    ===========   ========   ===========
  Diluted                                              $      1.10    $      1.35   $     --   $      1.07
                                                       ===========    ===========   ========   ===========

Average common shares outstanding-basic                  3,686,000        565,000    254,000     4,505,000
                                                       ===========    ===========   ========   ===========
Average common share equivalents outstanding-diluted     3,732,000        592,000    266,000     4,590,000
                                                       ===========    ===========   ========   ===========

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

         (1)  Merger Costs

              The following table reflects all nonrecurring North Valley Bancorp and Six Rivers National Bank incurred and estimated merger-related costs. Merger costs expensed as of September 30, 1999 are shown as adjustments on the unaudited pro forma condensed combined statements of operations. Estimated merger costs are included on the September 30, 1999 unaudited pro forma condensed combined balance sheets as a reduction to stockholders' equity net of the related tax benefit. Estimated merger costs will be charged to expense as incurred. These merger costs are summarized below:

                                                   NVBANCORP       SRNB         TOTAL
                                                  ----------    ----------  -----------

              Financial advisory                  $   61,000    $  339,000  $   400,000
              Professional fees                      333,000       209,000      542,000
              Printing                                15,000        10,000       25,000
              Termination and severance benefits          --        92,000       92,000
              Other                                    5,000            --        5,000
                                                  ----------    ----------  -----------
                                                  $  414,000    $  650,000  $ 1,064,000
                                                  ----------    ----------  -----------
              Estimated Tax Benefit                                             166,000
                                                                            -----------
              Total                                                         $   898,000
                                                                            ===========


         (2)  Common Stock


              North Valley Bancorp and Six Rivers National Bank combined earnings per share and outstanding shares is calculated as the historical North Valley Bancorp weighted average shares plus the historical Six Rivers National Bank weighted average shares adjusted for the assumed conversion ratio of 1.45.

                      MARKET PRICE AND DIVIDEND INFORMATION

MARKET QUOTATIONS

         The North Valley Bancorp common stock is listed and traded on the Nasdaq National Market. The Six Rivers National Bank common stock is listed on the Nasdaq National Market. As of the record date, there were approximately 845 holders of record of North Valley Bancorp common stock and approximately 457 holders of record of Six Rivers National Bank common stock.

         The following table sets forth for North Valley Bancorp common stock and Six Rivers National Bank common stock the high and low closing prices and per share cash dividends declared for the quarters indicated.

                                                             NVBANCORP                                   SRNB
                                                  ---------------------------------      ----------------------------------
                                                    Common Stock         Dividends          Common Stock          Dividends
                                                   High        Low       Declared          High       Low         Declared
                                                   ----        ---       ---------         ----       ---         --------
         1997
  First Quarter..............................     $12.00     $10.57            --         $20.00    $14.00            --
  Second Quarter.............................      14.25      11.88         $.175          18.25     17.00            --
  Third Quarter..............................      16.00      15.00            --          17.50     16.50            --
  Fourth Quarter.............................      16.19      15.57          .175          17.75     16.50            --

         1998
  First Quarter..............................     $16.625    $15.00            --         $19.25    $16.38            --
  Second Quarter.............................      15.375     15.375        $.175          19.63     16.38            --
  Third Quarter..............................      14.75      14.25            --          18.27      9.75            --
  Fourth Quarter.............................      12.25      12.25           .20          13.25     10.00            --

         1999
  First Quarter..............................     $13.375    $11.75          $.10         $12.25    $10.00            --
  Second Quarter.............................      13.75      12.00           .10          14.88     10.00            --
  Third Quarter .............................      12.25      10.00           .10          14.63     12.00            --
  Fourth Quarter ............................      11.75       9.375          .10          14.00     11.875           --

         2000
  First Quarter (through January 31, 2000)...     11.125       9.75            --          13.50     12.50            --

         At the close of business on October 1, 1999, the last trading day immediately prior to the first public announcement of the merger, the high, low and closing prices for North Valley Bancorp common stock on the Nasdaq National Market were $11.063, $10.563 and $11.063, respectively.

         At the close of business on October 1, 1999, the last trading day immediately prior to the first public announcement of the merger, the high, low and closing prices for Six Rivers National Bank common stock on the Nasdaq National Market were $13.50, $12.38 and $13.50, respectively.

DIVIDENDS AND DIVIDEND POLICY


         NORTH VALLEY BANCORP. North Valley Bancorp's board of directors considers the advisability and amount of proposed dividends each year. Future dividends will be determined after consideration of North Valley Bancorp's earnings, financial condition, future capital funds, regulatory requirements and other factors as the board of directors may deem relevant. North Valley Bancorp's primary source of funds for payment of dividends to its shareholders will be receipt of dividends and management fees from North Valley Bank. The payment of dividends by a bank is subject to various legal and regulatory restrictions.

         From 1993 through 1997, North Valley Bancorp maintained a policy of paying semi-annual dividends to its shareholders. Effective with the first quarter of 1998, North Valley Bancorp adopted a policy to pay quarterly cash dividends to its shareholders. North Valley Bancorp has declared and paid cash dividends on its outstanding shares of common stock totaling $.35 per share in 1997, $.375 per share in 1998 and $.30 per share through September 30, 1999. It is the intention of North Valley Bancorp to pay cash dividends, subject to the restrictions on the payment of cash dividends as described above, depending upon the level of earnings, management's assessment of future capital needs and other factors considered by the North Valley Bancorp board of directors.

         Holders of North Valley Bancorp common stock are entitled to receive dividends as and when declared by the board of directors of North Valley Bancorp out of funds legally available therefor under the laws of the State of California. The California General Corporation Law provides that a corporation may make a distribution to its shareholders if the corporation's retained earnings equal at least the amount of the proposed distribution. The California General Corporation Law further provides that, in the event sufficient retained earnings are not available for the proposed distribution, a corporation may nevertheless make a distribution to its shareholders if, after giving effect to the distribution, it meets two conditions, which generally stated are as follows: (i) the corporation's assets must equal at least 125% of its liabilities; and (ii) the corporation's current assets must equal at least its current liabilities or, if the average of the corporation's earnings before taxes on income and before interest expense for the two preceding fiscal years was less than the average of the corporation's interest expense for those fiscal years, then the corporation's current assets must equal at least 125% of its current liabilities.

         The Federal Reserve Board generally prohibits a bank holding company from declaring or paying a cash dividend which would impose undue pressure on the capital of subsidiary banks or would be funded only through borrowing or other arrangements that might adversely affect a bank holding company's financial position. The Federal Reserve Board's policy is that a bank holding company should not continue its existing rate of cash dividends on its common stock unless its net income is sufficient to fully fund each dividend and its prospective rate of earnings retention appears consistent with its capital needs, asset quality and overall financial condition.

         Under the merger agreement, without the prior written consent of Six Rivers National Bank, North Valley Bancorp is prohibited from declaring or paying any dividends on or making other distributions in respect of any of its capital stock, except regular quarterly or semi-annual cash dividends in an amount substantially equivalent to cash dividends paid in the two years prior to the date of the merger agreement.

         SIX RIVERS NATIONAL BANK. Six Rivers National Bank's shareholders are entitled to receive dividends when and as declared by its board of directors, out of funds legally available therefore, subject to the restrictions set forth in the National Bank Act.

         The payment of cash dividends by Six Rivers National Bank may be subject to the approval of the Office of the Comptroller of the Currency, as well as restrictions established by federal banking law and the Federal Deposit Insurance Corporation. Approval of the Office of the Comptroller of the Currency is required if the total of all dividends declared by Six Rivers National Bank's board of directors in any calendar year will exceed Six Rivers National Bank's net profits for that year combined with its retained net profits for the preceding two years, less any required transfers to surplus or to a fund for the retirement of preferred stock. Additionally, the Federal Deposit and Insurance Corporation and/or Office of the Comptroller of the Currency, might, under some circumstances, place restrictions on the ability of a bank to pay dividends based upon peer group averages and the performance and maturity of that bank.

         Six Rivers National Bank has not paid cash dividends in 1997, 1998 and 1999. Six Rivers National Bank does not intend to pay cash or stock dividends prior to the closing of the transactions contemplated by the merger agreement.

         Under the merger agreement, without the prior written consent of North Valley Bancorp, Six Rivers National Bank is prohibited from declaring or paying any dividends on or making other distributions in respect of any of its capital stock, except regular quarterly or semi-annual cash dividends in an amount substantially equivalent to cash dividends paid in the two years prior to the date of the merger agreement.


                        COMPARISON OF SHAREHOLDER RIGHTS

GENERAL


         North Valley Bancorp is incorporated under and subject to the provisions of the California General Corporation Law. Six Rivers National Bank is a national banking association, organized under and subject to the National Bank Act.

         Upon consummation of the merger, except for those persons, if any, who perfect dissenters' rights under the National Bank Act, the shareholders of Six Rivers National Bank will become shareholders of North Valley Bancorp. See "Dissenters' Rights" on page 72.

         North Valley Bancorp is a California corporation and, accordingly, is governed by the California General Corporation Law and by its articles of incorporation and bylaws. Six Rivers National Bank is chartered by the Office of the Comptroller of the Currency and is governed by the National Bank Act, its articles of Association and bylaws, which differ in some material respects from the North Valley Bancorp articles and North Valley Bancorp bylaws.

         The following is a general comparison of similarities and material differences between the rights of North Valley Bancorp and Six Rivers National Bank shareholders under their respective governing articles and bylaws. This discussion is only a summary of selected provisions and is not a complete description of the similarities and differences, and is qualified in its entirety by reference to the California General Corporation Law, the National Bank Act, the common law thereunder and the full text of the North Valley Bancorp articles, North Valley Bancorp bylaws, Six Rivers National Bank articles and Six Rivers National Bank bylaws.

ANTI-TAKEOVER MEASURES

         Some of the provisions in the North Valley Bancorp articles and the North Valley Bancorp bylaws discussed below may deter efforts to obtain control of North Valley Bancorp on a basis which some shareholders might deem favorable. Those provisions are designed to encourage any person attempting a change in control of North Valley Bancorp to enter into negotiations with the board of directors of North Valley Bancorp. For example, the North Valley Bancorp board of directors has authorized a class of preferred stock and the issuance of rights which may have the effect of delaying or preventing a change in control of North Valley Bancorp. See "Shareholder Rights Agreement" on page 91, "Classified Board Provisions" on page 93 and "Description of North Valley Bancorp Capital Stock--Preferred Stock" on page 94. These anti-takeover measures may decrease the likelihood that a person or group would obtain control of North Valley Bancorp or may perpetuate incumbent management.

         The Six Rivers National Bank board of directors has adopted a shareholder rights agreement which was designed to encourage any person attempting a change in control of Six Rivers National Bank to enter into negotiations with the board of directors of Six Rivers National Bank. See "Shareholders Rights Agreement" below.


QUORUM REQUIREMENTS


         Both the North Valley Bancorp bylaws and the Six Rivers National Bank bylaws provide that the presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of the shareholders will constitute a quorum for the transaction of business.


INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS

         OVERVIEW OF CALIFORNIA LAW. Section 317 of the California General Corporation Law expressly grants to each California corporation the power to indemnify its directors, officers and agents against liabilities and expenses incurred in the performance of their duties. Rights to indemnification beyond those provided by Section 317 may be valid to the extent that the rights are authorized in the corporation's articles of incorporation. Indemnification may not be made, however, with respect to liability incurred in connection with any of the following acts for which the liability of directors may not be limited under the California General Corporation Law: (1) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law; (2) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director; (3) any transaction from which a director derived a personal benefit; (4) acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders; (5) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders; (6) acts or omissions arising out of interested party transactions; or (7) acts in connection with illegal distributions, loans or guarantees.

         With respect to all proceedings other than shareholder derivative actions, Section 317 permits a California corporation to indemnify any of its directors, officers or other agents only if the person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. In the case of derivative actions, a California corporation may indemnify any of its directors, officers or agents only if the person acted in good faith and in a manner the person believed to be in the best interests of the corporation and its shareholders. Furthermore, in derivative actions, no indemnification is permitted (1) with respect to any matter with respect to which the person to be indemnified has been held liable to the corporation, unless the indemnification is approved by the court; (2) of amounts paid in settling or otherwise disposing of a pending action without court approval; or (3) of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval. To the extent that a director, officer or agent of a corporation has been successful on the merits in defense of any proceeding for which indemnification is permitted by Section 317, a corporation is obligated by Section 317 to indemnify the person against expenses actually and reasonably incurred by him in connection with the proceeding.


         NORTH VALLEY BANCORP. The North Valley Bancorp articles eliminate the liability of its directors for monetary damages to the fullest extent permissible under California law and North Valley Bancorp to indemnify its directors, officers and agents through agreements with the persons, bylaw provisions, vote of shareholders or disinterested directors, or otherwise, in excess of the indemnification otherwise permitted by Section 317, subject to applicable statutory prohibitions upon indemnification.

         The North Valley Bancorp articles and bylaws obligate North Valley Bancorp to indemnify to the maximum extent permitted by California General Corporation Law its directors, officers and other agents against liabilities and expenses incurred in the performance of their duties, subject to the prohibitions of the California General Corporation Law.

         North Valley Bancorp maintains directors' and officers' liability insurance policies that indemnify its directors and officers against losses in connection with claims made against them for specified wrongful acts. In addition, North Valley Bancorp has entered into separate indemnification agreements with its directors and officers that require North Valley Bancorp, among other things, (1) to maintain directors' and officers' insurance in reasonable amounts in favor of those individuals, and (2) to indemnify them against liabilities that may arise by reason of their status or service as agents of North Valley Bancorp to the fullest extent permitted by California law.

         The North Valley Bancorp bylaws and indemnification agreements with its directors entitle the directors of North Valley Bancorp to be indemnified against liabilities and reasonable expenses incurred in connection with any claims brought against them by reason of the fact that they are or were directors and are expressly stated to be contract rights. North Valley Bancorp directors have been granted the right to be paid by North Valley Bancorp the expenses incurred in defending the proceedings specified above in advance of their final disposition, but the directors are required to undertake to return any amounts advanced to the extent that it is ultimately determined that they were not legally entitled to be indemnified by North Valley Bancorp in the proceeding. The directors are also granted the right to bring suit against North Valley Bancorp to recover unpaid amounts claimed with respect to indemnification and any expenses incurred in bringing an action. While it is a defense to a suit that indemnification is prohibited by the California General Corporation Law, the burden of proving a defense is on North Valley Bancorp.

         The North Valley Bancorp indemnification agreements obligate North Valley Bancorp to indemnify its directors except under circumstances including
(1) with respect to proceedings or claims initiated or brought voluntarily by the director, except proceedings brought to establish or enforce a right to indemnification or where the board of directors has approved initiating the proceedings or claims; (2) expenses or liabilities which have been paid to the director by an insurance carrier under D&O insurance maintained by North Valley Bancorp; (3) expenses incurred by the director in a proceeding to enforce or interpret the indemnification agreement where a court determines that material assertions made by the director were not made in good faith or were frivolous;
(4) where the indemnification is prohibited by law, Federal Deposit Insurance Corporation regulations, or the articles of incorporation or bylaws of North Valley Bancorp; and (5) expenses or liabilities incurred by the director under
Section 16 of the Securities Exchange Act of 1934, as amended.

         SIX RIVERS NATIONAL BANK. The Six Rivers National Bank articles are substantially similar to the NV Bancorp articles regarding elimination of the liability of its directors for monetary damages to the fullest extent permissible under California law and the power of indemnification in excess of the indemnification otherwise permitted by Section 317, subject to applicable statutory prohibitions upon indemnification and the restriction that no indemnification is available for expenses, penalties, or other payments incurred in an administrative proceeding or action instituted by an appropriate bank regulatory agency, which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by an individual or individuals in the form of payments to Six Rivers National Bank.

         The Six Rivers National Bank bylaws do not include indemnification provisions which are exclusively covered in the Six Rivers National Bank articles. Six Rivers National Bank also maintains directors' and officers' liability insurance policies that indemnify its directors and officers against losses in connection with claims made against them for specified wrongful acts.

         Six Rivers National Bank has entered into indemnity agreements with its directors which obligate Six Rivers National Bank to pay litigation expenses as well as judgments, fines, penalties and settlements, in the circumstances described below. "Expenses" includes expenses of proceedings, court costs, attorney's fees and disbursements and any expenses of establishing a right to indemnification under law or under the agreement. It does not include judgments, fines, penalties or settlement amounts paid by or on behalf of Six Rivers National Bank, unless those matters may be indemnified under the California Corporations Code, federal law and federal banking regulations. "Proceeding" includes threatened, pending or completed actions, suits or proceedings, whether brought in the name of Six Rivers National Bank or otherwise, of a civil, criminal, administrative or investigative nature. It includes proceedings under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, similar state laws and pertinent regulations adopted under those laws. Proceeding does not include an action brought by a director against Six Rivers National Bank.

         The director's involvement in the proceeding must relate to present or former service as a Six Rivers National Bank director or as an officer or director of another enterprise or employee benefit plan at Six Rivers National Bank's request. Directors are indemnified against expenses, judgments, fines, penalties, settlements, and other amounts, actually and reasonably incurred in defending or settling the proceeding. The director must have acted in good faith and in a manner he or she reasonably believed to be in the best interests of Six Rivers National Bank. In a criminal proceeding, the director must also have had no reasonable cause to believe the conduct was unlawful.

         However, if a director is involved in proceedings brought by or in the right of Six Rivers National Bank to procure a judgment in its favor, indemnity is limited to expenses actually and reasonably incurred in connection with defending or settling the proceeding. Also in that instance, the director must have acted in good faith in a manner the director believed to be in the best interests of Six Rivers National Bank and its shareholders and the court must approve the settlement. If a director is found liable to Six Rivers National Bank, we will indemnify only to the extent that the court determines that the director is fairly and reasonably entitled to indemnification for expenses.

         To the extent that a director has been successful on the merits in defending any proceeding or any claim, issue or matter in the proceeding, Six Rivers National Bank will indemnify against all expenses actually and reasonably incurred.

         Six Rivers National Bank will advance expenses prior to the final disposition of a proceeding if the director agrees to repay advances to the extent it is ultimately determined that the director was not entitled to indemnification or, if required by law, if the director agrees to repay any advances received above those to which it is ultimately determined the director was entitled. However, in a proceeding brought by Six Rivers National Bank against the director we are not required to advance expenses if a majority of the Six Rivers National Bank board of directors, supported by advice of counsel, believes that the director did not act in good faith in connection with the subject matter of the proceeding.

         Six Rivers National Bank will also pay a director's expenses in connection with successfully establishing a right to indemnification or advances. However, if the director is only partially successful, we will pay only a reasonable and fair amount of the total expenses unless we are legally prohibited from doing so.

         If legal action is brought to enforce the agreement, the prevailing party is entitled to recover actual attorneys' fees and court costs awarded by the court, in addition to any other amounts to which the prevailing party may be entitled.

         The indemnity agreement does not preclude any other indemnification rights the director may have. Except as prohibited by federal law, indemnification survives the end of the director's term, and may be claimed on the director's behalf by heirs and personal representatives.


         Six Rivers National Bank does not have to indemnify in connection with any claim:


         (a) for which the director receives payment under a valid and collectible insurance policy, except for amount the insurer does not pay;


         (b) which Six Rivers National Bank is indemnifying the director under another agreement or arrangement;


         (c) for which the director gained any personal profit or advantage he or she was not legally entitled to;


         (d) where Six Rivers National Bank has the right to demand return of the director's securities trading profits, under Section 16(b) of the Securities Exchange Act of 1934, or similar state laws;


         (e) brought about or contributed to by the director's active and deliberate dishonesty and dishonest purpose and intent, if there is a final determination that these acts were material to the subject matter of the proceeding;

         (f) for omissions or acts committed in bad faith or which involve intentional misconduct or a knowing violation of law;

         (g) for any omission or act that the director believed at the time to be contrary to, or inconsistent with, the best interests of both the Bank and its shareholders; or


         (h) for any transaction from which the director derived an improper personal economic benefit in a capacity other than as a Six Rivers National Bank shareholder.

         Under the merger agreement, from and after the effective date, North Valley Bancorp will indemnify and hold harmless each present or former officer or director of Six Rivers National Bank (determined as of the effective time) against all losses, claims, damages, liabilities, costs, expenses or judgments or amounts that are paid in the settlement of or in connection with any claim, action, suit, proceeding or investigation based on or arising out of (1) the fact that the person is or was a director or officer of Six Rivers National Bank and (2) the merger agreement or the transactions contemplated by the merger agreement, in each case to the full extent permitted by law.

         Additionally, from and after the effective date, North Valley Bancorp will include in its director and officer insurance policy persons who served as directors and officers of Six Rivers National Bank or obtain extended coverage under Six Rivers National Bank's director and officer insurance policy to cover claims made for a period of three years after the effective date of the merger regarding acts or omissions of Six Rivers National Bank's directors or officers prior to the effective date of the merger. However, North Valley Bancorp will not be obligated to make annual premium payments for the insurance to the extent the premiums exceed 150% of the premiums paid by Six Rivers National Bank for the insurance, as previously disclosed to North Valley Bancorp. If the premiums for the insurance would at any time exceed 150% of the premiums paid by Six Rivers National Bank for the insurance, then North Valley Bancorp will maintain policies of insurance which, in North Valley Bancorp's good faith determination, provide a maximum coverage available at an annual premium equal to 150% of the premiums paid by Six Rivers National Bank in respect of the insurance.


         OVERVIEW OF FEDERAL LAW. Federal law authorizes the Federal Deposit Insurance Corporation to limit, by regulation or order, the payment of indemnification by insured banks or bank holding companies to their directors and officers. The Federal Deposit Insurance Corporation has enacted a regulation that permits the payment of indemnification by banks and bank holding companies to institution-affiliated directors, officers and other parties only if specified requirements are satisfied. This regulation permits an institution to make an indemnification payment to, or for the benefit of, a director, officer or other party only if the institution's board of directors, in good faith, certifies in writing that the individual has a substantial likelihood of prevailing on the merits and that the payment of indemnification will not adversely affect the institution's safety and soundness. An institution's board of directors is obligated to cease making or authorizing indemnification payments in the event that it believes, or reasonably should believe, that the conditions discussed in the preceding sentence are no longer being met. Further, an institution's board of directors must provide the Federal Deposit Insurance Corporation and any other appropriate bank regulatory agency with prior written notice of any authorization of indemnification. In addition, indemnification payments related to an administrative proceeding or civil action instituted by an appropriate federal bank regulatory agency are limited to the payment or reimbursement of reasonable legal or other professional expenses. Finally, the director, officer or other party must agree in writing to reimburse the institution for any indemnification payments received should the proceeding result in a final order being instituted against the individual assessing a civil money penalty, removing the individual from office, or requiring the individual to cease and desist from specified institutional activities.

SHAREHOLDER MEETINGS AND ACTION BY WRITTEN CONSENT


         NORTH VALLEY BANCORP. The North Valley Bancorp articles authorize shareholder action by written consent only when first authorized by the board of directors. Additionally, the North Valley Bancorp bylaws permit a director to be elected at any time to fill a vacancy on the board of directors that has not been filled by the directors by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors.


          SIX RIVERS NATIONAL BANK. The Six Rivers National Bank articles authorize shareholder action by written consent for the purpose of amending Six Rivers National Bank's articles of association.

CUMULATIVE VOTING


         Cumulative voting allows a shareholder to cast a number of votes equal to the number of directors to be elected multiplied by the number of shares held in the shareholder's name on the record date. North Valley Bancorp shareholders are not entitled to cumulative voting in the election of directors. Six Rivers National Bank shareholders are entitled to cumulative voting in the election of directors.

AMENDMENT OF ARTICLES AND BYLAWS


         NORTH VALLEY BANCORP. The North Valley Bancorp articles and bylaws may be amended or repealed by the affirmative vote or written consent of a majority of the outstanding shares entitled to vote.

         The North Valley Bancorp bylaws may be amended or repealed by the affirmative vote or written consent of a majority of the outstanding shares entitled to vote, provided that any amendment which reduces (1) the number of directors on a fixed-number board or (2) the minimum number of directors on a variable-number board to a number less than five, cannot be adopted if the votes cast or consents given opposing the action are equal to or more than 16 2/3% of all outstanding shares entitled to vote.


         Subject to the rights of shareholders to amend the bylaws, the North Valley Bancorp bylaws provide that the bylaws may be adopted, amended or repealed by its board of directors, except that only the shareholders can adopt a bylaw or amendment to the bylaws which (1) specifies or changes the number of directors on a fixed number board, (2) specifies or changes the minimum or maximum number of directors on a variable number board or (3) changes from a fixed number board to a variable number board or vice versa.


         SIX RIVERS NATIONAL BANK. Subject to the laws of the United States, Six Rivers National Bank's articles of association may be amended or repealed by the affirmative vote or written consent of a majority of the outstanding shares unless the vote of a greater amount of shares is required by law, and in that case with the vote or written consent of the greater amount. Six Rivers National Bank's bylaws may be amended, altered or repealed, at any duly called meeting of the Six Rivers National Bank board of directors by a majority vote of the total number of directors.


FILLING VACANCIES ON THE BOARD OF DIRECTORS


         NORTH VALLEY BANCORP. The North Valley Bancorp bylaws provide that vacancies occurring on their respective boards of directors may be filled by a vote of a majority of the remaining directors, though less than a quorum, or by a sole remaining director, except that a vacancy created by the removal of a director may only be filled by the vote of a majority of the shares entitled to vote represented at a duly held meeting or by unanimous written consent of the outstanding shares entitled to vote. The North Valley Bancorp bylaws also provide that the shareholders may elect a director at any time to fill any vacancy not filled by the directors, except that any election by written consent, other than to fill a vacancy created by removal of a director, requires the consent of a majority of the outstanding shares entitled to vote.


         In addition, the California General Corporation Law provides that if, after the filling of any vacancy by the directors, the directors then in office who have been elected by the shareholders constitute less than a majority of the directors then in office, (1) any holder or holders of an aggregate of 5% or more of the total number of shares at the time outstanding having the right to vote for the directors may call a special meeting of shareholders; or (2) the California Superior Court of the proper county will, upon application of the shareholder or shareholders, summarily order a special meeting of shareholders, to be held to elect the entire board of directors.

         SIX RIVERS NATIONAL BANK. Any vacancy on the Six Rivers National Bank board of directors for any reason, including an increase in the number of directors, may be filled by action of the board of directors. Directors appointed by the Six Rivers National Bank board hold office until their successors are elected and qualified.


CALL OF ANNUAL OR SPECIAL MEETING OF SHAREHOLDERS AND ACTION BY SHAREHOLDERS WITHOUT A MEETING


         NORTH VALLEY BANCORP. The North Valley Bancorp bylaws provide that a special meeting of the shareholders may be called at any time by the board of directors, chairman of the board, president or one or more shareholders holding shares in the aggregate entitled to cast not less than 10% of the votes at that special meeting. Under the California General Corporation Law, unless otherwise provided in the articles of incorporation, any action which may be taken at any annual or special meeting may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted. The North Valley Bancorp articles provide that action without a meeting can be taken if the board of directors of North Valley Bancorp has by resolution first approved any of the action without a meeting.

         SIX RIVERS NATIONAL BANK. Any ten or more shareholders owning, in the aggregate, not less than twenty percent of the outstanding shares of Six Rivers National Bank, may call a special meeting of the shareholders at any time. Other than amending the articles, no provision is made in the Six Rivers National Bank articles of association for the shareholders to take any action in the absence of a duly called meeting.


SHAREHOLDER RIGHTS AGREEMENT


         NORTH VALLEY BANCORP. The board of directors of North Valley Bancorp adopted a shareholders rights agreement on September 9, 1999, under which the board of directors declared a dividend of one right on each outstanding share of North Valley Bancorp common stock to shareholders of record as of September 23, 1999. The rights agreement was not adopted in response to any specific proposal or effort to acquire control of North Valley Bancorp. Rather, it was adopted to deter abusive takeover tactics that can be used to deprive shareholders of the full value of their investment.

         Under the rights agreement, until it is announced that a person or group has acquired 10% or more of the North Valley Bancorp common stock ("an acquiring person") or commences a tender offer that will result in that person or group owning 10% or more of the North Valley Bancorp common stock, the rights will be evidenced by the North Valley Bancorp common stock certificates, will automatically trade with the North Valley Bancorp common stock and will not be exercisable. Thereafter, separate rights certificates will be distributed to each shareholder other than an acquiring person and each right will entitle its holder to purchase participating preferred stock having economic value equal to $90.00 for an exercise price of $45.00. Until exercised, a right confers no voting or other prerogatives of share ownership.

         Ten days (or on an earlier or later date as determined by the board of directors) following announcement that any person or group has become an acquiring person, each right held by a shareholder who is not an acquiring person or transferee of an acquiring person will entitle its holder to purchase for the exercise price, a number of shares of North Valley Bancorp common stock or participating preferred stock having a market value of twice the exercise price.

         In the event an acquiring person controls the board of directors of North Valley Bancorp and thereafter North Valley Bancorp enters into, consummates or permits to occur a transaction or series of transactions involving a merger or the sale of more than 50% of its assets or earning power, and in the case of a merger, where the acquiring person receives different treatment from other shareholders of North Valley Bancorp, or the person with whom the merger occurs is the acquiring person or a person affiliated or associated with the acquiring person, each right will entitle its holder to purchase a number of shares of common stock of the acquiring person having a market value of twice the exercise price. If any person or group acquires between 10% and 50% of the North Valley Bancorp common stock, the board of directors of North Valley Bancorp may, at its option, exchange one share of North Valley Bancorp common stock for each right.

         The board of directors may redeem the rights at the price of $0.001 for each right at any time before a person or group becomes an acquiring person and prior to the expiration of the rights on September 9, 2009.

         This summary description of the North Valley Bancorp shareholder rights agreement is not complete and is qualified in its entirety by reference to the rights agreement which is attached as an exhibit to a current report on Form 8-K dated September 9, 1999, filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and incorporated here by this reference. See "Where You Can Find More Information" on page 99.

         SIX RIVERS NATIONAL BANK. The board of directors of Six Rivers National Bank adopted a shareholders rights agreement on September 30, 1998, under which the board of directors declared a dividend of one right on each outstanding share of Six Rivers National Bank common stock to shareholders of record as of October 12, 1998. The rights agreement was not adopted in response to any specific proposal or effort to acquire control of Six Rivers National Bank. Rather, it was adopted to deter abusive takeover tactics that can be used to deprive shareholders of the full value of their investment.

         Under the rights agreement, until it is announced that a person or group has acquired 10% or more of Six Rivers National Bank's outstanding common stock ("an acquiring person") or commences a tender offer that will result in ownership of 10% or more of Six Rivers National Bank's common stock, the rights will be evidenced by the Six Rivers National Bank common stock certificates, will automatically trade with the Six Rivers National Bank common stock and will not be exercisable. Thereafter, separate rights certificates will be distributed to each shareholder other than an acquiring person and each right will entitle its holder to purchase Six Rivers National Bank common stock at a price of $30.00 per share subject to adjustments. Until exercised, a right confers no voting or other prerogatives of share ownership.

         Ten days (or on an earlier or later date as determined by the board of directors) following announcement that any person or group has become an acquiring person, each right held by a shareholder who is not an acquiring person or transferee of an acquiring person will entitle its holder to purchase for the exercise price, a number of shares of Six Rivers National Bank common stock having a market value of twice the exercise price. This provision also applies if there is a reclassification of securities or other transaction which increases by more than 1% the proportion share of shares owned by the acquiring person.

         In the event an acquiring person controls the board of directors of Six Rivers National Bank and thereafter Six Rivers National Bank is involved in a merger or the sale of more than 50% of its assets or earning power, and in the case of a merger, the acquiring person receives different treatment from other shareholders of Six Rivers National Bank, or is itself the acquiror in the merger, each right will entitle its holder to purchase a number of shares of common stock of the acquiring person having a market value of twice the exercise price. If any person or group acquires between 10% and 50% of Six Rivers National Bank common stock, the board of directors of Six Rivers National Bank may, at its option, exchange one share of Six Rivers National Bank common stock for each right.


         The board of directors may redeem the rights at the price of $0.001 for each right at any time before a person or group becomes an acquiring person and prior to the expiration of the rights on October 2, 2002.


         This summary description of the Six Rivers National Bank shareholder rights agreement is not complete and is qualified in its entirety by reference to the rights agreement which is attached as an exhibit to a current report on Form 8-K dated December 23, 1999, filed by North Valley Bancorp with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and incorporated here by this reference. See "Where You Can Find More Information" on page 99.


CLASSIFIED BOARD PROVISIONS


         NORTH VALLEY BANCORP. At present, neither the North Valley Bancorp articles nor the North Valley Bank bylaws provide for a classified board. Assuming the classified board proposed contained herein is approved by the shareholders of North Valley Bancorp, the North Valley Bancorp articles will be amended to provide that, in the event that the authorized number of directors will be fixed at nine or more, the board of directors will be divided into three classes: Class I, Class II and Class III, each consisting of a number of directors equal to as nearly as practicable one-third the total number of directors. Directors in Class I, Class II and Class III will initially serve for a term expiring respectively at the 2001, 2002 and 2003 annual meeting of shareholders. Thereafter, each director will serve for a term ending at the third annual shareholders meeting following the annual meeting at which the director was elected. In the event that the authorized number of directors will be fixed with at least six but less than nine, the board of directors will be divided into two classes, designated as Class I and Class II, each consisting of one-half of the directors or as close an approximation as possible. At each annual meeting, each of the successors to the directors of the class whose term will have expired at such annual meeting will be elected for a term running until the second annual meeting next succeeding his or her election and until his or her successor will have been duly elected and qualified. The number of directors is currently set between six and 11. The use of a classified board may have the effect of discouraging takeover attempts.

         SIX RIVERS NATIONAL BANK. Six Rivers National Bank's articles do not provide for a classified board of directors.


                DESCRIPTION OF NORTH VALLEY BANCORP CAPITAL STOCK


         The authorized capital stock of North Valley Bancorp consists of 20,000,000 shares of North Valley Bancorp common stock, without par value, and 5,000,000 shares of preferred stock, without par value. As of February 1, 2000, there were 3,715,218 shares of North Valley Bancorp common stock and no shares of preferred stock were outstanding and an additional 1,112,541 shares of the authorized North Valley Bancorp common stock were available for future grant and reserved for issuance to holders of outstanding stock options under North Valley Bancorp's stock option plans.


COMMON STOCK


         Holders of North Valley Bancorp common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Shareholders may not cumulate their votes. Shareholders are entitled to receive ratably dividends as may be legally declared by North Valley Bancorp's board of directors. There are legal and regulatory restrictions on the ability of North Valley Bancorp to declare and pay dividends. See "Market Price and Dividend Information--Dividends and Dividend Policy" on page 82. In the event of a liquidation, common shareholders are entitled to share ratably in all assets remaining after payment of liabilities and liquidation preference for securities with a priority over the North Valley Bancorp common stock. Shareholders of North Valley Bancorp common stock have no preemptive or conversion rights. North Valley Bancorp common stock is not subject to calls or assessments. The transfer agent and registrar for North Valley Bancorp common stock is Chase Mellon Shareholder Services, LLC.


PREFERRED STOCK


         The North Valley Bancorp board of directors is authorized to fix the rights, preferences, privileges and restrictions of the preferred stock and may establish series of preferred stock and determine the variations between series. If and when any preferred stock is issued, the holders of preferred stock may have a preference over holders of North Valley Bancorp common stock upon the payment of dividends, upon liquidation of North Valley Bancorp, in respect of voting rights and in the redemption of the capital stock of North Valley Bancorp. The issuance of any preferred stock may have the effect of delaying, deferring or preventing a change in control of North Valley Bancorp without further action of its shareholders. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of North Valley Bancorp common stock. North Valley Bancorp has established a class of preferred stock known as Series A Junior Participating Preferred Stock, in connection with the adoption of its Shareholder Protection Rights Agreement. On September 9, 1999, North Valley Bancorp declared a dividend of one right for each outstanding share of common stock. Each right entitles the holder to purchase from North Valley Bancorp, upon the occurrence of specified events involving a change in control of North Valley Bancorp, one one-hundredth of a share of the Series A Junior Participating Preferred Stock.

              DESCRIPTION OF SIX RIVERS NATIONAL BANK CAPITAL STOCK

         The authorized capital stock of Six Rivers National Bank consists of 10,000,000 shares of common stock, par value $5.00 per share. As of February 1, 2000, there were 1,482,613 common stock outstanding, and an additional 114,064 shares of the authorized Six Rivers National Bank common stock available for future grant and reserved for issuance to holders of outstanding stock options under Six Rivers National Bank's stock option plan.


COMMON STOCK


         Holders of Six Rivers National Bank common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders, except that under the Six Rivers National Bank bylaws, shareholders may cumulate their votes for the election of directors. Shareholders are entitled to receive ratably dividends as may be legally declared by Six Rivers National Bank's board of directors. There are legal and regulatory restrictions on the ability of Six Rivers National Bank to declare and pay dividends. See "Market Price and Dividend Information--Dividends and Dividend Policy" on page 82. In the event of a liquidation, common shareholders are entitled to share ratably in all assets remaining after payment of liabilities and liquidation preferences for securities with a priority over the Six Rivers National Bank common stock. Shareholders of Six Rivers National Bank common stock have no preemptive or conversion rights. Six Rivers National Bank common stock is not subject to calls or assessments. The transfer agent and registrar for Six Rivers National Bank common stock is American Securities Transfer and Trust, Inc.

          PROPOSAL TO CLASSIFY NORTH VALLEY BANCORP BOARD OF DIRECTORS


INTRODUCTION


         The terms of the merger agreement require that two of the existing directors of Six Rivers National Bank (to be designated by the board of directors of North Valley Bancorp) will be appointed to the North Valley Bancorp board of directors promptly after the consummation of the merger agreement and the merger. In addition, North Valley Bancorp agreed to adopt amendments to the North Valley Bancorp articles of incorporation and bylaws to divide the board of directors into three classes. If the amendments are approved by the North Valley Bancorp shareholders, one of the existing directors of Six Rivers National Bank is to serve as a Class II director and another director of Six Rivers National Bank is to serve as a Class III director, as discussed below.

         On November 15, 1999, the board of directors adopted amendments to the North Valley Bancorp articles of incorporation and bylaws which provide that the board of directors be divided into three classes of directors, each consisting of a number of directors equal as nearly as practicable to one-third the total number of directors, for so long as the board consists of at least nine authorized directors and, in the event that the total number of authorized directors on the board is at least six but less than nine, for classification of the board of directors into two classes, each consisting of a number of directors equal as nearly as practicable to one-half the total number of directors. After initial implementation at the 2000 annual meeting of shareholders, each class of directors would be subject to election every third year and would serve for a three-year term for so long as the board remained classified into three classes, or would be subject to election every second year and would serve for a two-year term in the event the board were classified into two classes. Currently, all of North Valley Bancorp's directors are elected each year to serve a one-year term.


         If the proposal is approved by the shareholders, the board of directors will, for purposes of initial implementation, designate three classes of directors for election at the special meeting. Class I will be elected initially for a one-year term expiring at the 2001 annual meeting of shareholders; Class II will be elected initially for a two-year term expiring at the 2002 annual meeting of shareholders; and Class III will be elected for a three-year term expiring at the annual meeting of shareholders to be held in the year 2003; and, in each case, until their successors are duly elected and qualified. At each annual meeting after the 2000 annual meeting, only directors of the class whose term is expiring would be voted upon, and upon election each director would serve a three-year term. Commencing with the annual meeting of shareholders scheduled to occur in 2001, directors elected to Class I would serve for a three-year term and until their successors are duly elected and qualified, subject to any decrease in the total number of authorized directors, as described above. Subsequently in the years 2002 and 2003, directors elected to Class II and Class III, respectively, would also be elected for a three-year term and until their successors are duly elected and qualified.


         Classification of the board of directors is permitted by Section 301.5 of the California Corporations Code. Under Section 301.5, a qualifying California corporation, like North Valley Bancorp, may divide its board of directors into two or three classes, with one-half or one-third of the directors, respectively, elected at each annual meeting (or as near to one-half or one-third as practicable). The authorized number of directors must be not less than six in the case of a two-class board and not less than nine in the case of a three-class board. Classified boards of directors are permitted under the corporate law of a majority of states, and North Valley Bancorp believes that well over one-half of Fortune 500 companies provide for classified boards.


         The text of the proposed amendment to the articles is set forth in Annex F attached to this joint proxy statement/prospectus. If this proposal is adopted by the shareholders, in order to make the bylaws consistent with the amendment to the articles described in this proposal, upon effectiveness of the filing of the amendment to the articles with the Secretary of State of the State of California, Section 16 of Article III of the bylaws will be amended to read as set forth in Annex F, which is incorporated here by this reference.

EFFECT OF CLASSIFICATION OF BOARD


         If adopted, the classification of the board will apply to every subsequent election of directors for so long as at least six directors are authorized under the North Valley Bancorp bylaws and the classification provision is not amended. The North Valley Bancorp bylaws provide that the board of directors will consist of not less than nine and not more than seventeen directors, with the exact number of directors currently set at eleven. So long as the board continues to consist of at least nine authorized directors, after initial implementation of the classified board, directors will serve for a term of three years rather than one year, and one-third of the directors (or as near to one-third as practicable) will be elected each year.


         In the event that the number of directors increases, the increase will be apportioned by the board among the classes of directors to make each class as nearly equal in number as possible. If the number of authorized directors is decreased to at least six but less than nine, the directors will be apportioned by the board among two classes, each consisting of one-half of the directors or as close an approximation as possible, directors will serve for a term of two years, and one-half the directors (or as near to one-half as practicable) will be elected each year. In any event, a decrease in the number of directors cannot shorten the term of any incumbent director. Vacancies on the board created by any resignation, removal or other reason, or by an increase in the size of the board, may be filled for the remainder of the term by the vote of the majority of the directors remaining in office or by the vote of holders of a majority of the outstanding shares of the North Valley Bancorp common stock.

         Under California law, members of the board of directors may be removed by the board of directors for cause (defined to be a felony conviction or court declaration of unsound mind), by the shareholders without cause or by court order for fraudulent or dishonest acts or gross abuse of authority or discretion. In the case of a board of directors that is not classified, no director may be removed by the shareholders if the votes cast against the removal (or, if done by written consent, the votes eligible to be cast by the non-consenting shareholders) would have been sufficient to elect the director if voted cumulatively at an election at which the same total number of votes were cast (or, if the action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the director's most recent election were then being elected (the "relevant number of directors"). In the case of classified boards, the relevant number of directors is (i) the number of directors elected at the most recent annual meeting of shareholders or, if greater, (ii) the number of directors sought to be removed. It should be noted that this removal provision applies equally to corporations that permit cumulative voting and to those that do not.

OTHER EFFECTS


         The board of directors believes that the amendment of the articles and bylaws is in the best interests of North Valley Bancorp and its shareholders.

         Public companies are potentially subject to attempts by various individuals and entities to acquire significant minority positions in the company with the intent either of obtaining actual control of the company by electing their own slate of directors, or of achieving some other goal, such as the repurchase of their shares by the company at a premium. Public companies also are potentially subject to inadequately priced or coercive bids for control through majority share ownership. These prospective acquirors may be in a position to elect a company's entire board of directors through a proxy contest or otherwise, even thought they do not own a majority of the company's outstanding shares at the time. If this proposal is approved, a majority of North Valley Bancorp's directors could not be removed by those persons until two annual meetings of shareholders have occurred, unless the removal was for cause and the requisite vote was obtained. By providing this additional time to the board of directors and eliminating the possibility of rapid removal of the board, the directors of North Valley Bancorp will have the necessary time to most effectively satisfy their responsibility to the North Valley Bancorp shareholders to evaluate any proposal and to assess and develop alternatives without the pressure created by the threat of imminent removal. In addition, this proposal, by providing that directors will serve three-year terms rather than one-year terms, will enhance continuity and stability in the composition of North Valley Bancorp's board of directors and in the policies formulated by the board. The board believes that this, in turn, will permit it more effectively to represent the interests of all shareholders, including responding to demands or actions by any shareholder or group. Following adoption of the classified board structure, at any given time at least one-third of the members of the board of directors will generally have had prior experience as directors of North Valley Bancorp. The board believes that this will facilitate long-range planning, strategy and policy and will have a positive impact on customer and employee loyalty. North Valley Bancorp has not historically had problems with either the continuity or stability of its board of directors.

         The classification of the board of directors will have the effect of making it more difficult to replace incumbent directors. So long as the board is classified into three classes, a minimum of three annual meetings of shareholders would generally be required to replace the entire board, absent intervening vacancies. While the proposal is not intended as a takeover-resistive measure in response to a specific threat, it may discourage the acquisition of large blocks of North Valley Bancorp's shares by causing it to take longer for a person or group of persons who acquire a block of shares to effect a change in management.

         If this proposal is approved and implemented, a shareholder or group of shareholders seeking to replace a majority of the directors on the board will generally need to influence the voting of at least a majority of the outstanding shares at two consecutive annual meetings. In addition, North Valley Bancorp has other corporate attributes that may also have the effect of helping North Valley Bancorp to resist an unfriendly acquisition. These include existing provisions in the North Valley Bancorp articles and bylaws eliminating, subject to specified exceptions, the liability of directors for monetary damages and eliminating cumulative voting; provisions in the articles and bylaws providing for indemnification of directors and officers; and provisions in the bylaws requiring advance notice of nomination of a candidate for election to the board of directors of North Valley Bancorp when the nomination is made by a person other than the nominating committee of the Board.

         This proposal is not in response to any attempt to acquire control of North Valley Bancorp. However, the board believes that adopting this proposal is prudent, advantageous and in the best interests of shareholders because it will give the board more time to fulfill its responsibilities to shareholders, and it will provide greater assurance of continuity and stability in the composition and policies of the board of directors. The board also believes the advantages outweigh any disadvantage relating to discouraging potential acquirors from attempting to obtain control of North Valley Bancorp.


REQUIRED APPROVAL


         Approval of the proposed amendment to the articles and the bylaws requires the affirmative vote of the holders of a majority of the outstanding shares of North Valley Bancorp's common stock. If this proposal is not approved, it is the intention of North Valley Bancorp and Six Rivers National Bank that the two existing directors of Six Rivers National Bank (to be designated by the board of directors of North Valley Bancorp) will be appointed to the North Valley Bancorp board of directors to serve along with the existing North Valley Bancorp directors, without classification as contemplated by this proposal.


RECOMMENDATION OF MANAGEMENT

         The board of directors believes that the advantages of the proposed amendments to the articles and bylaws classifying the board of directors for purposes of the election of directors greatly outweigh the possible disadvantages of the amendments. Accordingly, the board of directors has unanimously approved the proposed amendments and unanimously recommends that the shareholders vote "FOR" their approval.

                                     EXPERTS

         The consolidated financial statements of North Valley Bancorp incorporated in this joint proxy statement/prospectus by reference from North Valley Bancorp's annual report on Form 10-K for the year ended December 31, 1998 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference. Those statements have been so incorporated in reliance upon the report of Deloitte & Touche LLP, given upon their authority as experts in accounting and auditing.

         The financial statements of Six Rivers National Bank incorporated in this joint proxy statement/prospectus by reference from Six Rivers National Bank's annual report on Form 10-K SB, as amended, for the year ended December 31, 1998 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference. Those statements have been so incorporated in reliance upon the report of Deloitte & Touche LLP, given upon their authority as experts in accounting and auditing.

                                  LEGAL MATTERS


         The validity of the shares of North Valley Bancorp common stock offered hereby and certain legal matters in connection with the merger will be passed upon for North Valley Bancorp by Coudert Brothers, San Jose, California. Certain federal and California tax matters will be passed upon by McCutchen, Doyle, Brown & Enersen, LLP, San Francisco, California.


                             SOLICITATION OF PROXIES


         Each of North Valley Bancorp and Six Rivers National Bank will bear the cost of the solicitation of proxies from their respective shareholders. In addition to solicitation by mail, the directors, officers and employees of North Valley Bancorp or Six Rivers National Bank may solicit proxies from their respective shareholders by telephone or telegram or in person. Those persons will not be additionally compensated, but will be reimbursed for reasonable out-of-pocket expenses incurred in connection with the solicitations. Arrangements will also be made with brokerage firms, nominees, fiduciaries and other custodians, for the forwarding of solicitation materials to the beneficial owners of shares held of record by those persons, and North Valley Bancorp or Six Rivers National Bank, as applicable, will reimburse those persons for their reasonable out-of-pocket expenses in connection with those solicitations. Six Rivers National Bank has retained Skinner & Co., Inc. of San Francisco, California, to aid in the solicitation of proxies and to verify records related to the solicitations. Skinner & Co., Inc. will receive $5,000 as compensation for its services and $5,000 as reimbursement for its related out-of-pocket expenses. North Valley Bancorp has also retained Skinner & Co., Inc. to provide the same services based upon the same amount of compensation and expense reimbursement.


                       WHERE YOU CAN FIND MORE INFORMATION


         North Valley Bancorp files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that North Valley Bancorp files at the Securities and Exchange Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 5th Street, N.W., Room 1024, Washington, D.C. 20549 at prescribed rates. Please call the Securities and Exchange Commission at (800) SEC-0330 for further information on the public reference rooms. The Securities and Exchange Commission also maintains an Internet World Wide Web site at "http://www.sec.gov" at which reports, proxy and information statements and other information regarding North Valley Bancorp are available. In addition, reports, proxy statements and other information concerning North Valley Bancorp also may be inspected at the offices of The Nasdaq Stock Market, 1735 K Street, Washington, D.C. 20006.

         North Valley Bancorp has filed with the Securities and Exchange Commission a registration statement on Form S-4 under the Securities Act of 1933, as amended, relating to the shares of North Valley Bancorp common stock to be issued in connection with the merger. This joint proxy statement/prospectus also constitutes the prospectus of North Valley Bancorp filed as part of the registration statement and does not contain all the information set forth in the registration statement and exhibits thereto. You may copy and read the registration statement and its exhibits at the public reference facilities maintained by the Securities and Exchange Commission at the public reference rooms specified above.

         The Securities and Exchange Commission allows North Valley Bancorp to "incorporate by reference" information into this joint proxy statement/prospectus, which means that North Valley Bancorp can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is deemed to be a part of this joint proxy statement/prospectus, except for any information superseded by information contained directly in this joint proxy statement/prospectus. This joint proxy statement/prospectus incorporates by reference the documents set forth below that North Valley Bancorp has previously filed with the Securities and Exchange Commission. These documents contain important information about North Valley Bancorp and its financial condition.




         NORTH VALLEY BANCORP SECURITIES AND EXCHANGE                PERIOD
         COMMISSION FILINGS
         (FILE NO. 000-10652)
         Annual Report on Form 10-K.......................  Year ended December 31, 1998
         Quarterly Reports on Form 10-Q...................  Quarters ended March 31, 1999, June 30, 1999, and
                                                            September 30, 1999
         Current Reports on Form 8-K......................  Filed on January 4, 1999, February 25, 1999,
                                                            September 23, 1999, October 12, 1999, December 23,
                                                            1999, January 31, 2000,  February 1, 2000 and
                                                            February ___, 2000
         Proxy Statement..................................  Filed on April 23, 1999

         North Valley Bancorp incorporates by reference any additional documents that North Valley Bancorp may file with the Securities and Exchange Commission between the date of this joint proxy statement/prospectus and the date of the special meeting of North Valley Bancorp shareholders. These include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements.

         Six River National Bank files annual, quarterly and current reports, proxy statements and other information with the Office of the Comptroller of the Currency. The following reports filed by Six Rivers National Bank with the Office of the Comptroller of the Currency are incorporated here by this reference to the current reports on Form 8-K of North Valley Bancorp dated December 23, 1999, February 1, 2000, and February ___, 2000, filed with the Securities and Exchange Commission, which included the following reports and proxy statement, and other information, as exhibits:


         (1) Six River National Bank's annual report to the Office of the Comptroller of the Currency on Form 10-KSB for the fiscal year ended December 31, 1998, as amended on October 18, 1999;

         (2)      Six River National Bank's proxy statement dated April 21,
                  1999;

         (3) Six River National Bank's quarterly reports to the Office of the Comptroller of the Currency on Form 10-QSB for the periods ended March 31, 1999, June 30, 1999, as amended, and September 30, 1999; and


         (4) Six Rivers National Bank's current reports to the Office of the Comptroller of the Currency on Form 8-K dated May 12, 1999, October 3, 1999, October 4, 1999 and February ___, 2000.

         All documents filed by Six River National Bank with the Office of the Comptroller of the Currency under Section 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, after the date of this joint proxy statement/prospectus and prior to the special meetings will be deemed incorporated by reference in this proxy statement/prospectus and a part hereof from the date of filing by North Valley Bancorp of a Form 8-K with the Securities and Exchange Commission attaching the reports as exhibits. Six River National Bank and North Valley Bancorp have undertaken that each document will be filed by North Valley Bancorp as an exhibit to a Form 8-K or other appropriate filing for purposes of incorporation by reference herein.

         Any statement incorporated by reference from the above documents will be deemed to be modified or superseded for purposes of this joint proxy statement/prospectus to the extent that a statement contained herein or in any other document subsequently filed by North Valley Bancorp which also is or is deemed to be incorporated here by this reference modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this joint proxy statement/prospectus.

         North Valley Bancorp has supplied all information contained or incorporated by reference in the joint proxy statement/prospectus relating to North Valley Bancorp and Six River National Bank has supplied all such information relating to Six River National Bank.

         This joint proxy statement/prospectus incorporates by reference documents relating to North Valley Bancorp which are not presented in this joint proxy statement/prospectus or delivered with it. Those documents are available from North Valley Bancorp without charge, excluding all exhibits unless specifically incorporated by reference in this joint proxy statement/prospectus, by requesting them in writing or by telephone from North Valley Bancorp, Corporate Secretary, 880 East Cypress Avenue, Redding, California 96002, (530) 221-8400.

         North Valley Bancorp and Six River National Bank will provide without charge, to each person to whom this joint proxy statement/prospectus is delivered, upon written or oral request, a copy of any or all of the Office of the Comptroller of the Currency reports of Six River National Bank incorporated here by this reference to the Forms 8-K of North Valley Bancorp (other than exhibits to those documents unless specifically incorporated by reference into those documents). These requests should be directed to:



         North Valley Bancorp
         880 East Cypress Avenue
         Redding, California 96002
         Attention:  Michael J. Cushman, President
         (530) 221-8400

         or

         Six Rivers National Bank
         402 "F" Street
         Eureka, California 95501
         Attention:  Michael W. Martinez, President
         (707) 443-8400


         In deciding how to vote on the transactions contemplated by the reorganization agreement, including the merger, you should rely only on the information contained or incorporated by reference in this joint proxy statement/prospectus. Neither North Valley Bancorp nor Six River National Bank has authorized any person to provide you with any information that is different from what is contained in this joint proxy statement/prospectus. This joint proxy statement/prospectus is dated February ___, 2000. You should not assume that the information contained in this joint proxy statement/prospectus is accurate as of any date other than the date of this proxy statement/prospectus, and neither the mailing to you of this joint proxy statement/prospectus nor the issuance to you of shares of North Valley Bancorp common stock will create any implication to the contrary. This joint proxy statement/prospectus does not constitute an offer to sell or a solicitation of any offer to buy any securities, or the solicitation of a proxy in any jurisdiction in which, or to any person to whom, it is unlawful.

                                     ANNEX A

                                   AGREEMENT

                                      AND

                       PLAN OF REORGANIZATION AND MERGER

                                  BY AND AMONG

                             NORTH VALLEY BANCORP,

                           NVB INTERIM NATIONAL BANK

                                      AND

                            SIX RIVERS NATIONAL BANK


                                OCTOBER 3, 1999


                          AS AMENDED JANUARY 28, 2000

                             ANNEX A


                            AGREEMENT
                               AND
                PLAN OF REORGANIZATION AND MERGER



     THIS AGREEMENT AND PLAN OF REORGANIZATION AND MERGER, dated as of October 3, 1999, amended January 28, 2000 ("Agreement"), is made and entered into by and among North Valley Bancorp, a California corporation ("NVBancorp"), NVB Interim National Bank, an interim national banking association to be formed at the direction of NVBancorp ("Interim Bank") and Six Rivers National Bank, a national banking association ("SRNB").



                           Recitals:

     A. The Boards of Directors of NVBancorp and SRNB deem it advisable and in the best interests of NVBancorp and SRNB, and their respective shareholders, that NVBancorp, Interim Bank and SRNB enter into a business combination, with the expectation that the resulting multi-bank holding company structure will combine the best elements of NVBancorp, North Valley Bank, a California state-chartered banking corporation and currently the wholly owned subsidiary of NVBancorp ("NVB"), and SRNB. Pursuant to a forward triangular merger under the authority of 12 U.S.C. 215a, SRNB shall merge with and into Interim Bank (the "Merger") and the resulting national banking association will continue with the national bank charter number of SRNB and the name "Six Rivers National Bank" as a wholly-owned subsidiary of NVBancorp.

     B. Upon organization of the Interim Bank, the Interim Bank will become a party to this Agreement by the execution and delivery of an addendum to this Agreement, in form and substance acceptable to NVBancorp, SRNB and the directors and shareholders of the Interim Bank.

     C. This Agreement and the Merger Agreement, substantially in the form attached hereto as Exhibit A and intended to be filed with the Office of the Comptroller of the Currency (the "Merger Agreement"), have been approved by the Boards of Directors of NVBancorp and SRNB, and will be approved by the directors and shareholders of the Interim Bank, and the principal terms of the Merger will be submitted for approval of the shareholders of NVBancorp and SRNB at special meetings of their respective shareholders.

     D. The Merger is intended to qualify as a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "IRC"), and the Merger shall be accounted for as a "pooling of interests."

     E. Pursuant to the Merger, each SRNB shareholder will receive, in exchange for each share of SRNB common stock ("SRNB Share" or "SRNB Shares"), the number of shares of NVBancorp common stock ("NVBancorp Share" or "NVBancorp Shares") determined in accordance with the conversion ratio as more fully set forth in this Agreement and in the Merger Agreement (the "Conversion Ratio").

     F. The Boards of Directors of NVBancorp, NVB and SRNB have determined that the Merger and the other transactions contemplated by this Agreement are consistent with, and will contribute to the furtherance of, their respective business strategies and goals.


     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and in the Merger Agreement, the parties hereto agree as follows:

1.   THE MERGER.

     1.1. Effective Date and Time. Subject to the terms and conditions of this Agreement, the Merger shall become effective on the date ("Effective Date") and at the time ("Effective Time of the Merger") selected by the parties after the Merger has been certified by the Office of the Comptroller of the Currency ("OCC"), an executed copy of the Merger Agreement has been filed with and accepted by the OCC, all Government Approvals have been received and satisfied and all other conditions to the Merger set forth in this Agreement have been satisfied.

     1.2. Effect of the Merger. Subject to the terms and conditions of this Agreement, at the Effective Time of the Merger, SRNB shall be merged with and into the Interim Bank and the resulting national banking association in the Merger (the "Resulting Bank") will continue as a wholly-owned subsidiary of NVBancorp with the national bank charter number of SRNB and the name "Six Rivers National Bank." All assets, rights, privileges, immunities, powers, franchises and interests of SRNB in and to every type of property (real, personal and mixed) and chooses in action, as they exist as of the Effective Date, including appointments, designations and nominations and all other rights and interests as trustee, executor, administrator, registrar of stocks and bonds, guardian of estate, assignee, receiver and in every other fiduciary capacity, shall pass and be transferred to and vest in the Resulting Bank by virtue of the Merger at the Effective Time of the Merger without any deed, conveyance or other transfer; the separate corporate existence of SRNB and the Interim Bank shall cease; and the Resulting Bank shall be deemed to be the same entity as each of SRNB and the Interim Bank and shall be subject to all of their duties and liabilities of every kind and description. The Resulting Bank shall be responsible and liable for all the liabilities and obligations of each of SRNB and the Interim Bank; and any claim existing or action or proceeding pending by or against SRNB or the Interim Bank may be prosecuted as if the Merger had not taken place, or the Resulting Bank may be substituted in the place of SRNB or the Interim Bank. Neither the rights of creditors nor any liens upon the property of either SRNB or the Interim Bank shall be impaired by reason of the Merger.

2.   CONVERSION AND CANCELLATION OF SHARES.

     2.1. Conversion of SRNB Shares. At the effective time of the Merger, by virtue of the Merger and without any action on the part of NVBancorp, SRNB or any holder of SRNB Shares, subject to
Section 3.1.g. hereof, each outstanding SRNB Share (other than any shares as to which dissenters' rights have been perfected as provided in Section 2.7 hereof), shall be converted into the right to receive a number of NVBancorp Shares (or fraction thereof, subject to Section 2.2 hereof) based on a conversion ratio (the "Conversion Ratio") determined as follows:

          a. If the Average Closing Price is not less than $10.00 and is not more than $12.06, the Conversion
               Ratio shall be 1.450.

          b. If the Average Closing Price is not less than $12.07 and is not more than $12.50, the Conversion
               Ratio shall be determined by dividing $17.50 by the Average Closing Price.

          c. If the Average Closing Price is more than $12.50 but is not more than $15.00, the Conversion Ratio shall be 1.400.

          d. If the Average Closing Price is less than $10.00, the provisions of Section 12.b.(xvi) hereof shall be applicable.

          e. If the Average Closing Price is greater than $15.00, the Conversion Ratio shall be determined in accordance with the following formula:

  Conversion  Ratio = $21.00 + 0.56 x (Average Closing Price minus $15.00)
                              Average Closing Price


          f. In addition to sub-paragraphs a. through e. above, if the shareholders' equity of SRNB as of the Determination Date is less than $19,000,000, then NVBancorp and SRNB shall re-calculate and modify the Conversion Ratio by reducing the Conversion Ratio determined in accordance with sub-paragraphs
               a. through e. above by 0.010 for each whole $100,000 amount of shortfall then existing in the shareholders' equity of SRNB. For example, if the Average Closing Price is $12.50, but the shareholders' equity of SRNB is $18,899,000, then the Conversion Ratio shall be 1.390. As used herein, "shareholders' equity of SRNB" shall be the sum of the following components as reflected on the books of SRNB: (i) common stock par value, plus (ii) additional paid in capital, plus (iii) retained earnings (or accumulated deficit), which, as of June 30, 1999, was $19,151,000.


As used herein, "Average Closing Price" means the average of the daily average of bid and ask prices of NVBancorp Shares on the Nasdaq National Market for the twenty (20) consecutive trading (business) days ending at the end of the third trading (business) day immediately preceding the Effective Time of the Merger, rounded to four decimal places (whether or not trades occurred on those days). The third business day prior to the date of the Proposed Closing Date, as defined in Section 9.a. hereof, is hereinafter called the "Determination Date."

     2.2 Fractional Shares. Notwithstanding any other provision hereof, no fractional shares of NVBancorp Shares shall be issued to holders of SRNB Shares. In lieu thereof, each such holder entitled to a fraction of a NVBancorp Share shall receive, at the time of surrender of the certificate or certificates representing such holder's SRNB Shares, an amount in cash equal to the market value per share of the NVBancorp Shares, being the closing price of NVBancorp Shares on the Nasdaq National Market on the trading (business) day immediately preceding the Effective Time of the Merger, multiplied by the fraction of an NVBancorp Share to which such holder otherwise would be entitled. No such holder shall be entitled to dividends, voting rights, interest on the value of, or any other rights in respect of a fractional share.

     2.3  Surrender of SRNB Shares.

          a. Prior to the Effective Date, NVBancorp shall appoint ChaseMellon Shareholder Services, L.L.C., or its successor, or any other bank or trust company (having capital of at least $50 million) mutually acceptable to NVBancorp and SRNB, as exchange agent (the "Exchange Agent") for the purpose of exchanging certificates representing SRNB Shares and at and after the Effective Time of the Merger, NVBancorp shall issue and deliver to the Exchange Agent such number of certificates representing NVBancorp Shares and cash for payment of fractional shares, as shall be required to be delivered to holders of SRNB Shares pursuant to Article 2 of the Merger Agreement. As soon as practicable after the Effective Time of the Merger, each holder of SRNB Shares converted pursuant to Section 2.1, upon surrender to the Exchange Agent of one or more certificates for such SRNB Shares for cancellation, will be entitled to receive a certificate or certificates representing the number of NVBancorp Shares determined in accordance with Section 2.1 and a payment in cash with respect to fractional shares, if any, determined in accordance with Section 2.2.

          b. No dividends or other distributions of any kind which are declared payable to shareholders of record of the NVBancorp Shares after the Effective Date will be paid to persons entitled to receive such certificates for NVBancorp Shares until such persons surrender their certificates representing SRNB Shares. Upon surrender of such certificates representing SRNB Shares, the holder thereof shall be paid, without interest, any dividends or other distributions with respect to the NVBancorp Shares as to which the record date and payment date occurred on or after the Effective Date and on or before the date of surrender.

          c. If any certificate for NVBancorp Shares is to be issued in a name other than that in which the certificate for SRNB Shares surrendered in exchange therefor is registered, any transfer costs or expenses (except taxes) required by reason of the issuance of certificates for such NVBancorp Shares in a name other than the registered holder of the certificate surrendered shall be paid by the person requesting such change.

          d. All dividends or distributions, and any cash to be paid pursuant to Section 2.2 in lieu of fractional shares, if held by the Exchange Agent for payment or delivery to the holders of unsurrendered certificates representing SRNB Shares and unclaimed at the end of one year from the Effective Date, shall

(together with any interest earned thereon) at such time be paid or redelivered by the Exchange Agent to NVBancorp, and after such time any holder of a certificate representing SRNB Shares who has not surrendered such certificate to the Exchange Agent shall, subject to applicable law, look, as a general creditor, only to NVBancorp for payment or delivery of such dividends or distributions or cash, as the case may be.

     2.4 Further Transfers of SRNB Shares. At the Effective Time of the Merger, the stock transfer books of SRNB shall be closed and no transfer of SRNB Shares theretofore outstanding shall thereafter be made.

     2.5. Adjustments. If, between the date of this Agreement and the Effective Date, the outstanding shares of NVBancorp Shares or SRNB Shares shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within such period, the number of NVBancorp Shares to be issued and delivered in the Merger in exchange for each outstanding SRNB Share shall be correspondingly adjusted.

     2.6  Treatment of Stock Options.

          a. Each person holding one or more options to purchase SRNB Shares ("SRNB Option" or "SRNB Options") pursuant to the Six Rivers National Bank Stock Option Plan, as amended to date ("SRNB Stock Option Plan") shall have the right, in his or her discretion, to either:

               (i) exercise any vested portion (including any portion vested as a result of the Merger) of the SRNB
          Option to acquire  SRNB Shares  prior to the  Effective
          Date; or

               (ii) as of the Effective Time of the Merger, surrender the SRNB Option agreement to NVBancorp, in which event such person will be entitled to receive a substitute option ("Substitute Option") exercisable for
          (a) the number of NVBancorp Shares equal to the number of SRNB Shares for which such person held SRNB Options multiplied by the Conversion Ratio and rounded down to the nearest whole share, and (b) the exercise price for the shares subject to the SRNB Option shall be adjusted by dividing the pre-Merger exercise price for the SRNB Option by the Conversion Ratio, rounded to the nearest penny.

          b. The Substitute Options to be received in exchange for SRNB Options shall be, to the greatest extent practicable, vested to the same extent as before the Merger (including any portion vested as a result of the Merger), shall continue to vest on the same vesting schedule as provided under the original applicable SRNB Option agreement, shall be exercisable as provided in the original applicable SRNB Option agreement and shall otherwise preserve the characteristics, terms and conditions of the original SRNB Option to the greatest extent possible, subject to the requirements of law and any applicable rules and regulations of the OCC.

     2.7 Dissenting Shareholders. Any SRNB Shares held by persons who have satisfied the requirements of 12 U.S.C. 215a(b) ("Section 215a(b)") with respect to such SRNB Shares shall not be converted pursuant to this Agreement, but the holders thereof shall be entitled only to such rights as are granted them by
Section 215a(b). Each dissenting shareholder who is entitled to payment of his or her SRNB Shares pursuant to Section 215a(b) shall receive payment from NVBancorp in an amount as determined pursuant to Section 215a(b).

     2.8 NVB Interim National Bank as Party. NVBancorp and SRNB agree that, when organized and chartered by the OCC, the Interim Bank shall become a party to this Agreement by the execution and delivery of an addendum to the Agreement, in form and substance acceptable to NVBancorp, SRNB and the directors and shareholders of the Interim Bank.

3.   COVENANTS OF THE PARTIES.

     3.1. Covenants of NVBancorp. During the period from the date of this Agreement and continuing until the Effective Time of the Merger, except as expressly contemplated or permitted by this Agreement or to the extent that SRNB shall otherwise consent in writing, which consent will not be unreasonably withheld or delayed more than three (3) business days after the request for consent is delivered:

          a. Amendment of Articles and Bylaws. The Board of Directors of NVBancorp shall take all necessary corporate action, to be effective at the Effective Time of the Merger, to amend the Articles of Association and Bylaws of the Interim Bank to the extent required by applicable law or regulation and subject to any required approvals of shareholders, government agencies or regulatory authorities, to: (i) change the name of the Resulting Bank to "Six Rivers National Bank"; and (ii) provide for a range in the number of authorized directors of not less than five (5) and not more than eleven (11), and to adopt a resolution fixing the exact number of directors at eight (8) or such other number agreed to by NVBancorp and SRNB.

          b. Appointment of Holding Company Directors. Promptly after the Effective Time of the Merger, two (2) of the existing directors of SRNB (to be designated by the NVBancorp Board of Directors) shall be appointed to the NVBancorp Board of Directors. One such director shall serve as a Class II Director and the other such director shall serve as a Class III Director, under the classified Board structure contemplated by
Section 3.3.d. below.

          c. Amendment of NVBancorp Stock Option Plan. NVBancorp shall take all necessary corporate action, including any required approval of the shareholders of NVBancorp to amend its 1998 Employee Stock Incentive Plan or establish a new stock option plan (at the meeting described in Section 3.3.e hereof) and shall cause to be filed and become effective under the

Securities Act of 1933, as amended (the "1933 Act"), as of the Effective Time of the Merger, a registration statement with respect to the options to be granted and shares to be issued thereunder to fulfill the obligations to grant Substitute Options to holders of SRNB Options pursuant to Section 2.6 of this Agreement.

          d.     Reservation,   Issuance  and   Registration   of
NVBancorp Shares. NVBancorp shall reserve for issuance in connection with the Merger and in accordance with the terms of this Agreement (i) a number of NVBancorp Shares sufficient to complete the exchange of NVBancorp Shares for the outstanding SRNB Shares pursuant to the Conversion Ratio and the provisions of Section 2.1 above and (ii) the maximum number of NVBancorp Shares to which the holders of Substitute Options may be entitled pursuant to Section 2.6 above at or after the Effective Time of the Merger. NVBancorp shall cause such NVBancorp Shares to be registered under the 1933 Act, as provided in Section 6 below.

          e. Nasdaq Stock Market Listing. NVBancorp shall take all necessary action to list NVBancorp's Shares with the Nasdaq Stock Market for trading on the Nasdaq National Market, to be effective as soon as practicable following the Effective Time of the Merger.

          f. Director and Officer Liability. In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer of SRNB ("Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director or officer of SRNB or any predecessor or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Date, NVBancorp and SRNB agree to cooperate and use their best efforts to defend against and respond thereto. It is understood and agreed that after the Effective Date, NVBancorp shall indemnify and hold harmless, as and to the fullest extent permitted by law, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking required by applicable law), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation and in the event of any such threatened or actual claim, action, suit, proceeding, or investigation (whether asserted or arising before or after the Effective Date), the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with NVBancorp; provided, however, that (1) NVBancorp shall have the right to assume the defense thereof and upon such assumption NVBancorp shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if NVBancorp elects not to assume such defense or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are issues which raise conflicts of interest between NVBancorp and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with NVBancorp, and NVBancorp shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (2) NVBancorp shall be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties, unless an Indemnified Party shall have reasonably concluded; based on the advice of counsel, that in order to be adequately represented, separate counsel is necessary for such Indemnified Party, in which case, NVBancorp shall be obligated to pay for such separate counsel, (3) NVBancorp shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld), and (4) NVBancorp shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law; provided, further, that NVBancorp hereby expressly undertakes the indemnification of certain officers and directors and former officers and directors in existing matters for which indemnification is being provided by SRNB and, notwithstanding the provisions of this Section 3.1.f., such indemnification shall be on the same terms and subject to the same limitations as shall exist on the Effective Date. Any Indemnified Party wishing to claim Indemnification under this Section 3.1.f., upon learning of any such claim, action, suit, proceeding or investigation, shall notify NVBancorp thereof, provided that the failure to so notify shall not affect the obligations of NVBancorp under this
Section 3.1.f. except to the extent such failure to notify materially prejudices NVBancorp. NVBancorp's obligations under this Section 3.1.f. continue in full force and effect for a period of four (4) years from the Effective Date; provided, however, that all rights to indemnification in respect of any claim ("Claim") asserted or made within such period shall continue until the final disposition of such Claim and provided further that NVBancorp shall have the right of setoff against any payments required to be made by NVBancorp to an Indemnified Party pursuant to this Section 3.1.f. to the extent that such
Indemnified Party shall have received the indemnification to which such Indemnified Party is entitled from an insurer under a directors' and officers' liability insurance policy maintained by SRNB or NVBancorp.

           NVBancorp, from and after the Effective Date, will directly or indirectly cause the persons who served as directors or officers of SRNB on or before the Effective Date to be covered by NVBancorp's existing directors' and officers' liability insurance policy (provided that NVBancorp may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous than such policy) or so-called tail coverage obtained in connection with SRNB's directors' and officers' liability insurance policies in effect as of the Effective Date; provided that NVBancorp shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 150% of the premiums paid as of the date hereof by SRNB for such insurance. Subject to the preceding sentence, such insurance coverage, shall commence on the Effective Date and will be provided for a period of no less than three (3) years after the Effective Date. From the date hereof through the Effective Date and subject to the foregoing, SRNB shall use its best efforts to arrange for tail coverage related to its then current policies of directors' and officers' liability insurance and, following the Effective Date, NVBancorp shall exercise those rights which it may have to in order to commence such coverage. In connection with any active, pending claim under an existing SRNB directors' and officers' liability insurance policy, NVBancorp will take no action that would have the effect of waiving any such claim and will not omit to take any action that is necessary to preserve such a claim.

           In the event NVBancorp or any of its successors or assigns (A) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (B) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of NVBancorp assume the obligations set forth in this Section 3.1.f. The provisions of this Section 3.1.f. are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

          g. Business Combination. NVBancorp shall not solicit or accept any offer from any third party regarding a Business Combination (as defined in Section 3.2.i. below) of NVBancorp or NVB with any other entity unless such offer is expressly conditioned upon the performance by NVBancorp or the successor in interest of NVBancorp's obligations under this Agreement. In the event of such a Business Combination, the Conversion Ratio shall be 1.400.

     3.2. Covenants of SRNB. During the period from the date of this Agreement and continuing until the Effective Time of the Merger, except as expressly contemplated or permitted by this Agreement or to the extent that NVBancorp shall otherwise consent in writing, which consent will not be unreasonably withheld or delayed more than three (3) business days after the request for consent is delivered:

          a. Termination of SRNB Stock Option Plan. SRNB shall take all necessary action to cause the termination of the SRNB Stock Option Plan at the Effective Time of the Merger and the exercise or surrender (in exchange for Substitute Options) of SRNB Options outstanding thereunder.

          b. Termination or Merger of SRNB Benefit Plans. If requested by NVBancorp and subject to the mutual agreement of the parties, SRNB shall take all necessary action to cause the termination or merger of SRNB Employee Plans (as defined in Section 4.n. hereof) at the Effective Time of the Merger.

          c. Capital Commitments and Expenditures. After the execution of this Agreement, no new capital commitments shall be entered into, and no capital expenditures shall be made by SRNB in excess of Fifty Thousand Dollars ($50,000) in the aggregate, including but not limited to, creation of any new branches and acquisitions or leases of real property, except commitments or expenditures within existing operating and capital budgets heretofore furnished to and approved in writing by NVBancorp.

          d. Compensation. SRNB shall not make or approve any increase in the compensation payable or to become payable by it to any of its directors, officers, employees or agents with annual salaries in excess of Seventy-five Thousand Dollars ($75,000) (including but not limited to compensation through any profit sharing, pension, retirement, severance, incentive or other employee benefit program or arrangement other than compensation related to a SRNB Employee Stock Ownership Plan contribution for 1999 which is consistent with the amount contributed for 1998), nor shall any bonus payment or any agreement or commitment to make a bonus payment be made, nor shall any stock option, warrant or other right to acquire capital stock be granted (except as provided in Section 2.6), or employment agreement (other than any such employment agreement that may arise by operation of law upon the hiring of any new employee) or consulting agreement be entered into by SRNB with any such directors, officers, employees or agents unless NVBancorp has given its prior written consent. Nothing herein shall prevent the payment to officers and employees of SRNB of regular salary increases, consistent with past practices in connection with regular salary reviews or bonuses consistent with past practices, as heretofore disclosed by SRNB to NVBancorp.

          e. Loans. SRNB shall not, without first having obtained the written consent of NVBancorp (which shall be deemed to have been given if no response is provided following written request therefor within three (3) business days of receipt of such request), cause, allow, or suffer its officers or agents to commit to any loan or renewal which does not comply in all material respects with its credit policies in effect and as disclosed and provided to NVBancorp prior to the date of this Agreement, provided, however, that all new stand-alone extensions of credit over Two Hundred Thousand Dollars ($200,000), except for conforming FHLMC and FNMA loans, shall be subject to such prior written consent. The prior written consent of NVBancorp shall be deemed waived for any new stand-alone extension of credit which is below Two Hundred Thousand Dollars ($200,000) and where such new stand-alone extension of credit is either in compliance with SRNB credit policy and the approving officer has the requisite lending authority or has (have) been approved by the SRNB loan committee or equivalent committee of the SRNB Board of Directors performing such function. SRNB shall promptly provide to NVBancorp for its review and comment relevant information concerning any proposed new stand-alone extension of credit in excess of One Hundred Thousand Dollars ($100,000).

          f. Certain Notices. SRNB shall notify NVBancorp promptly (but not less often than weekly) in writing upon the occurrence of any of the following:

               (i)   the  classification of  any  loan  as  "Non-
          Accrual,"  "Watch," "Other Assets Specially Mentioned,"
          "Substandard," "Doubtful" or "Loss"; or

               (ii) the filing or commencement of any legal action or other proceeding or investigation against SRNB.

          g. Loan Review. Until the Effective Date, SRNB will submit to NVBancorp upon request (but not less often than monthly) a list of loans that may reasonably be described as or are included in any of the following categories or specifications: (i) any new stand-alone extension of credit over One Hundred Thousand Dollars ($100,000), (ii) any restructured loan as defined under SFAS 15, regardless of amount, (iii) any renewal or upgrade or other change in status of an existing loan over Fifty Thousand Dollars ($50,000), and (iv) any renewal of an existing loan previously classified by management or internal policy or procedure of SRNB, or by any outside review examiner, accountant or any bank regulatory authority as "Non-Accrual," "Watch," "Other Assets Specially Mentioned," "Substandard," "Doubtful," or "Loss," or classified using categories or words with similar import, in a commitment amount over Twenty-five Thousand Dollars ($25,000) or where the aggregate debt of the borrower and its affiliates and/or related interests will exceed Twenty-five Thousand Dollars ($25,000). SRNB will provide to NVBancorp a copy of the loan approval/credit write-up and supporting information on any loan described in subsections (i),
(ii), (iii) or (iv) above at the time of delivery of such list of loans. Copies of such supporting information shall be returned to SRNB within seven (7) days of receipt.

          h. Loan Provision. SRNB shall maintain adequate reserves for loan losses. Without limiting the generality of the foregoing, each month following the date of this Agreement through the Effective Date, SRNB shall expense as a provision to its allowance for loan losses, such amount as may be required by the written loan loss policy and procedures adopted by the Board of Directors of SRNB and provided to NVBancorp prior to the date of this Agreement.

          i.   No Merger or Solicitation.

               (i)   Subject to the continuing fiduciary duty  of
          the Board of Directors of SRNB to its shareholders, prior to the Effective Time of the Merger, SRNB shall not effect or agree to effect or enter into a transaction or series of transactions with one or more third persons, groups or entities providing for the acquisition of all or a substantial part of SRNB or its subsidiaries, whether by way of merger, exchange of stock, sale of assets, or otherwise ("Business Combination"), acquire or agree to acquire any of its own capital stock or the capital stock or asset (except in a fiduciary capacity or in the Ordinary Course of Business) of any other entity, or commence any proceedings for winding up and dissolution affecting either of them.

               (ii) Subject to the continuing fiduciary duty of the Board of Directors of SRNB to its shareholders, prior to the Effective Time of the Merger, neither SRNB nor any of its officers, directors or affiliates, nor any investment banker, attorney, accountant or other agent, advisor or representative retained by SRNB shall
          (a) solicit or encourage, directly or indirectly, any inquiries, discussions or proposals for, continue, propose or enter into discussions or negotiations looking toward, or enter into any agreement or understanding providing for, any Business Combination with any third party; or (b) disclose, directly or indirectly, any nonpublic information to any corporation, partnership, person or other entity or group concerning SRNB's business and properties or afford any such other party access to its properties, books or records or otherwise assist or encourage any such other party in connection with the foregoing, or
          (c) furnish or cause to be furnished any information concerning its business, financial condition, operations, properties or prospects to another person, having any actual or prospective role with respect to any such Business Combination.

               (iii) SRNB shall notify NVBancorp immediately of the details of any indication of interest of any person, corporation, firm, association or group to acquire by any means a controlling interest in SRNB or engage in any Business Combination with SRNB.

               (iv) Notwithstanding anything to the contrary contained in this Agreement, in the event the Board of Directors of SRNB receives a bona fide unsolicited offer for a Business Combination of SRNB with another entity, and reasonably determines, upon advice of counsel, that as a result of such offer, any duty to act or to refrain from doing any act pursuant to this Agreement is inconsistent with the continuing fiduciary duties of the Board of Directors to its shareholders, subject to the provisions of this Agreement including, without limitation, Section 12.e.(ii) and the rights accorded NVBancorp thereunder which shall remain in effect, such duty to act or to refrain from doing any act shall be excused and such failure to act or refrain from doing any act shall not (a) constitute the failure of any condition, breach of any covenant or otherwise constitute any breach of this Agreement, or (b) create any claim or cause of action asserting any liability against any member of the Board of Directors of SRNB.

     3.3. Mutual Covenants of NVBancorp and SRNB.

          a. Appointment of Executive Officers. At the Effective Time of the Merger, the following persons shall become executive officers of the Resulting Bank and shall be appointed to the positions indicated: Michael W. Martinez, Chief Executive Officer and Chief Financial Officer, Shelton Francis, Executive Vice President and Chief Credit Officer and Marjorie Plum, Executive Vice President and Branch Administrator.

          b. Appointment of Bank Directors. At the Effective Time of the Merger, all of the six (6) existing directors of SRNB, as named below, shall become members of the Board of Directors of the Resulting Bank, to serve until their successors are duly elected and qualified: William T. Kay, Jr., Dolores M. Vellutini, Kevin D. Hartwick, Warren L. Murphy, J. Michael McGowan and Michael W. Martinez. In addition, two (2) of the existing directors of NVBancorp (to be designated by the NVBancorp Board of Directors) shall also become members of the Board of Directors of the Resulting Bank at the Effective Time of the Merger.

          c. Executive Management Committee. From and after the Effective Time of the Merger, Michael W. Martinez, President and Chief Executive Officer of SRNB, shall become a member of the Executive Management Committee of NVBancorp.

          d. Classified Board of Directors. After execution hereof, the NVBancorp Board of Directors will adopt an amendment (the "Amendment") to the NVBancorp's Articles of Incorporation ("Articles") and Bylaws to provide that the NVBancorp Board of Directors shall be divided into three classes of directors, each consisting of a number of directors equal as nearly as practicable to one-third the total number of directors, for so long as such Board consists of at least nine (9) authorized directors and, in the event that the total number of authorized directors  on such Board is at least six (6) but less  than  nine
(9), for classification of the Board of Directors into two classes, each consisting of a number of directors equal as nearly as practicable to one-half the total number of directors. Pursuant to the Amendment, each class of directors would be subject to election every third year and would serve for a three-year term for so long as the Board remained classified into three classes, or would be subject to election every second year and would serve for a two-year term in the event the Board were classified into two classes. Currently, all of the directors of NVBancorp are elected each year to serve a one-year term. NVBancorp shall cause the Amendment to be submitted for the approval of its shareholders, together with the other principal terms of the Merger, as provided in Section 3.3.e. below. In connection with the approval of the Merger as provided in Section 3.3.e., SRNB shall advise its shareholders of the proposed Amendment and inform its shareholders that their approval of the Merger will constitute their consent to the Amendment. If the Merger, including the Amendment, is approved by the shareholders of NVBancorp and SRNB, the NVBancorp Board of Directors will, for purposes of initial implementation, designate three classes of directors for election at the 2000 Annual Meeting of Shareholders of NVBancorp, as follows: Class I will be elected initially for a one-year term expiring at the 2001 NVBancorp Annual Meeting of Shareholders; Class II will be elected initially for a two-year term expiring at the 2002 NVBancorp Annual Meeting of Shareholders; and Class III will be elected for a three-year term expiring at the NVBancorp Annual Meeting of Shareholders to be held in the year 2003; and, in each case, until their successors are duly elected and qualified. At each NVBancorp Annual Meeting after the 2000 Annual Meeting, only directors of the class whose term is expiring would be voted upon, and upon election each such director would serve a three-year term. Commencing with the

NVBancorp Annual Meeting of Shareholders scheduled to occur in 2001, directors elected to Class I would serve for a three-year term and until their successors are duly elected and qualified, subject to any decrease in the total number of authorized directors, as described above. Subsequently, in the years 2002 and 2003, directors elected to Class II and Class III, respectively, would also be elected for a three-year term and until their successors are duly elected and qualified.

          e. Approval by Shareholders. NVBancorp and SRNB shall each cause the principal terms of the Merger to be submitted promptly for the approval of their respective shareholders at meetings to be called and held in accordance with applicable laws. Subject to continuing fiduciary duties to their shareholders, the Board of Directors of NVBancorp and the Board of Directors of SRNB, in authorizing the execution and delivery of this Agreement, unanimously recommend that the principal terms of the Merger be approved by their respective shareholders. In connection with the call of such meetings, NVBancorp and SRNB shall cause the Joint Proxy Statement/Prospectus described in
Section 6 of this Agreement to be mailed to their respective shareholders. Subject to its continuing fiduciary duty to the shareholders of NVBancorp or SRNB, as the case may be, the Board of Directors of NVBancorp and the Board of Directors of SRNB shall at all times prior to and during such meetings of their respective shareholders recommend that the principal terms of the Merger be approved and, subject to such duty, use its best efforts to cause such approvals.

          f. Shareholder Lists and Other Information. After execution hereof, each of NVBancorp and SRNB shall from time to time make available to the other party, upon request, a list of its shareholders and their addresses and such other information as the other party shall reasonably request regarding the
ownership   of   the   common  stock  of  NVBancorp   and   SRNB,
respectively.

          g. Government Approvals. Each party will use its best efforts in good faith to take or cause to be taken as promptly as practicable all such steps as shall be necessary to obtain (i) the prior approval of the Merger and the transactions contemplated pursuant to this Agreement and the Merger Agreement by the Federal Deposit Insurance Corporation (the "FDIC") under the Bank Merger Act, the Board of Governors of the Federal Reserve System (the "FRB") under the Bank Holding Company Act of 1956, as amended, the OCC under the National Bank Act and other federal laws and regulations applicable to national banking associations, and (ii) all other such consents or approvals of government agencies and regulatory authorities as shall be required by law or otherwise desirable, and shall do any and all acts and things necessary or appropriate in order to cause the Merger to be consummated on the terms provided in the Merger Agreement and this Agreement as promptly as practicable. All approvals referred to in this Section 3.3.g. are hereinafter referred to as the "Government Approvals."

          h. Notification of Breach of Representations, Warranties and Covenants. Each party shall promptly give written notice to the each other party upon becoming aware of the occurrence or impending or threatened occurrence of any event which would cause or constitute a breach of any of the representations, warranties or covenants of that party contained or referred to in the Merger Agreement or this Agreement and shall use its best efforts to prevent the same or to remedy the same promptly.

          i.   Financial Statements.

               (v) NVBancorp and SRNB have delivered or shall deliver to each other prior to the date hereof true and correct copies of (consolidated, as applicable) statements of income, changes in shareholders' equity and, as applicable, statements of cash flows, for the six (6) months ended June 30, 1999, and for the fiscal years ended December 31, 1998, 1997, 1996, 1995 and
          1994, and balance sheets as of the six (6) month period ended June 30, 1999, and as of December 31, 1998, 1997, 1996, 1995 and 1994. Such financial statements at December 31, 1998, 1997, 1996, 1995 and 1994 and for
          the fiscal years ended December 31, 1998, 1997, 1996, 1995 and 1994 have been or shall be audited by Deloitte & Touche LLP, as independent public accountants for NVBancorp during the relevant periods, and Deloitte & Touche LLP, as independent public accountants for SRNB during the relevant periods, and include or shall include an opinion of such accounting firm to the effect that such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered by such financial statements and present fairly, in all material respects, the (consolidated, as applicable) financial position, results of operations and cash flows of each party at the dates indicated and for the periods then ending. The opinions of such accounting firm do not and shall not contain any qualifications.

               (vi) NVBancorp and SRNB shall provide to each other, at or prior to the Effective Date, copies of all financial statements and proxy statements issued or to be issued to its shareholders between the date of this Agreement and the Effective Date.

               (vii) NVBancorp and SRNB have delivered or shall deliver, to each other true and complete copies of its Annual Reports to Shareholders for the years ended December 31, 1999, 1998, 1997, 1996, 1995 and 1994, all
          periodic reports required to be filed by it pursuant to
          Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") or Section 12(i) of the 1934 Act since December 31, 1993, all proxy statements and other written material furnished to its shareholders since December 31, 1993, and all other material reports, including call reports, relating to NVBancorp, NVB and SRNB filed by NVBancorp,

          NVB and SRNB with the FDIC, the California Department of Financial Institutions, FRB, or OCC during 1994 through the Effective Date. As of their respective filing dates, each of the documents described in the preceding  sentence  complied or shall  comply  in  all
          material respects with all legal and regulatory requirements applicable thereto.

          j. Conduct of Business in the Ordinary Course. Prior to the Effective Time of the Merger:

                  (i) NVBancorp and SRNB shall conduct their businesses (including the businesses of their subsidiaries) in the ordinary course as heretofore conducted. For purposes of this Agreement, the "Ordinary Course of Business" of each party shall consist of the banking and related businesses as presently conducted by it and its subsidiaries in compliance with customary safe and sound banking practices and applicable laws and regulations. Unless a party has given its previous written consent (which shall not be unreasonably withheld and shall be deemed to have been given if no response is provided following written request therefor within three (3) business days of receipt of such request) to any act or omission to the contrary, each party shall, and shall cause its subsidiaries to, until the Effective Date:

                    (a)   preserve   its  business  and  business
               organizations intact;

                    (b) preserve the good will of customers and others having business relations with it and take no action that would impair the benefit to each party of the goodwill of it or the other benefits of the Merger;

                    (c)   consult  with  each  party  as  to  the
               making of any decisions or the taking of any actions in matters other than in the Ordinary
               Course of Business;

                    (d)   maintain  its properties  in  customary
               repair, working order and condition (reasonable wear and tear excepted);

                    (e)   comply  with all laws, regulations  and
               decrees applicable to
               the conduct of its business;

                    (f) use its best efforts to keep in force at not less than its present limits all policies of insurance (including deposit insurance of the FDIC) to the extent reasonably practicable in light of the prevailing market conditions in the insurance industry;

                    (g) use its reasonable best commercial efforts to keep available the services of its present officers and employees (it being understood that each party shall have the right to terminate the employment of any of its officers or employees in accordance with its established employment procedures);

                    (h) comply with all orders of and agreements or memoranda of understanding with respect to it made by or with, the FDIC, FRB, OCC, or any other government agency or regulatory authority of competent jurisdiction, and promptly forward to each party all communications received from any such agency or authority that are not prohibited by such agency or authority from being so disclosed and inform each party of any material restrictions imposed by any government agency or regulatory authority on its business;

                    (i) file in a timely manner (taking into account any extensions duly obtained) all reports, tax returns and other documents required to be filed with federal, state, local and other authorities;

                    (j) conduct an environmental audit prior to foreclosure on any property concerning which it has knowledge, or should have knowledge, that asbestos or asbestos-containing material, PCB's or PCB-contaminated materials, any petroleum product, or hazardous substance or waste (as defined under any applicable environmental laws) was or is present, manufactured, recycled, reclaimed, released, stored, treated, or disposed of, and provide the results of such audit to and consult with each party regarding the significance of the audit prior to the foreclosure on any such property;

                    (k) not sell, lease, pledge, assign, encumber or otherwise dispose of any of its assets except in the Ordinary Course of Business, for adequate value, without recourse and consistent with its customary practice;

                    (l)   not take any action with respect to its
               investments or risk management arrangements which are inconsistent with the policies established by its Board of Directors;

                    (m)   not take any action to create, relocate
               or terminate the operations of any banking office or branch, or to form any new subsidiary or affiliated entity; and

                    (n) not settle or otherwise take any action to release or reduce any of its rights with respect to any litigation involving a claim of more than Twenty-five Thousand Dollars ($25,000) in which it is a party.

          k. Press Releases. No party shall issue any press release or written statement for general circulation relating to the Merger, this Agreement or the Merger Agreement unless previously provided to each party for review and approval (which approval will not be unreasonably withheld or delayed) and each party shall cooperate with each other party in the development and distribution of all news releases and other public information disclosures with respect to the Merger, this Agreement or the Merger Agreement; provided that a party may, without the consent of each other party, make any disclosure with regard to the Merger, this Agreement or the Merger Agreement that it determines with advice of counsel is required under any applicable law or regulation.

          l. Employee Benefit Plans. The parties agree that the employee benefit plans of SRNB shall be terminated, frozen, modified or merged into the employee benefit plans of NVBancorp on or after the Effective Date in accordance with applicable laws and regulations and the provisions of the IRC, as determined by mutual agreement of the parties or by NVBancorp. On the Effective Date, SRNB employees that become employees of NVBancorp or NVB will commence participation in NVBancorp's employee benefit plans in accordance with the terms and conditions provided under such plans; provided, however, that each employee of SRNB who becomes an employee of NVBancorp or NVB or the national bank resulting from the merger of SRNB with and into the Interim Bank ("Transferred Employee") shall receive credit for his or her years of service with SRNB for purposes of eligibility and vesting under NVBancorp's employee benefit plans; provided, further, that each Transferred Employee who elects coverage under NVBancorp's health plan within thirty (30) days after coverage is extended to him or her shall not be subject to any pre-existing condition limitation under such health plan; provided, further that for a period of twelve (12) months following the Effective Date, each Transferred Employee shall continue to be entitled to the benefits of the SRNB severance policy in effect as of the date of this Agreement.

          m. Changes in Capital Stock; Dividends. On or after the date hereof and at or prior to the Effective Time of the Merger, except with the prior written consent of each other party or as otherwise provided in this Agreement and the Merger
Agreement:

                (i) No party shall amend its Articles of Incorporation or Association or Bylaws or the Articles of Incorporation or Bylaws of its subsidiary; make any change in their respective authorized, issued or outstanding capital stock or any other equity security; issue, grant, sell, pledge, assign or otherwise encumber or dispose of, or purchase, redeem, retire or otherwise acquire (other than in a fiduciary capacity), shares of or securities convertible into, capital stock or other equity securities of their respective companies, or enter into any agreement, call or commitment of any character so to do; grant or issue any stock option relating to or right to acquire shares of their capital stock or other equity security; or agree to do any of the foregoing, except as expressly provided herein. Nothing herein shall prohibit the issuance of shares upon exercise of options granted under the NVBancorp 1989 Director Stock Option Plan, the NVBancorp 1998 Employee Stock Incentive Plan or the NVBancorp 1999 Director Stock Option Plan or the SRNB Stock Option Plan and outstanding at the time this Agreement is executed; and

               (ii) Neither NVBancorp nor SRNB shall declare, set aside or pay any dividend or other distribution in
          respect   of  its  common  stock  (including,   without
          limitation, any stock dividend or distribution) other than regular quarterly or semi-annual cash dividends on its common stock in amounts substantially equivalent to cash dividends paid in the two (2) years prior to the date hereof (it being understood that declaration of a quarterly or semi-annual cash dividend equal to the most recent previous quarterly or semi-annual cash dividend will be deemed to meet this standard).

          n. Access to Properties, Books and Records; Confidentiality. Prior to the Effective Time of the Merger, each party shall give each other party and its counsel, independent accountants and agents, full access during normal business hours and upon reasonable request, to all of its properties, books, contracts, commitments and records including, but not limited to, the corporate, financial and operational records, papers, reports, instructions, procedures, tax returns and filings tax settlement letters, material contracts or commitments, regulatory examinations and correspondences (but excluding any documents or materials subject to the attorney-client privilege or related to consideration of the Merger), and shall allow each other party to make copies of such materials (excluding regulatory examinations and correspondence to the extent prohibited by applicable law or regulation) and shall furnish each other party with all such information concerning its affairs as each other party may reasonably request. Each party shall also use its best efforts to cause its independent accountants to make available to each other party, its accountants, counsel and other agents, to the extent reasonably requested in connection with such review, such independent accountants' work papers and documentation relating to its work papers and its audits of the books and records of each party. The availability or actual delivery of such information about a party shall not affect the covenants, representations and warranties of any party contained in this Agreement and in the Merger Agreement. Each party shall use its best efforts to cause its officers, directors, employees, auditors, independent accountants and attorneys to cooperate with each other party in its reasonable requests for information.

Each party shall treat as confidential all such information in the same manner as each party treats similar confidential information of its own, and if this Agreement is terminated, each party shall continue to treat all such information as confidential and to cause its employees to keep all such information confidential and shall return such documents theretofore delivered by each other party as each other party shall request, and shall use such information, or cause it to be used, solely for the purposes of evaluating and completing the transactions contemplated hereby; provided that each party may disclose any such information to the extent required by federal or state securities laws or otherwise required by any government agency or regulatory authority, or by generally accepted accounting principles. The foregoing confidentiality obligations shall not apply in respect of any information publicly available or to any information previously known to the party in question, the use of which is not otherwise restricted. Notwithstanding the foregoing, the parties agree to comply with the terms and provisions of that certain Confidentiality Agreement entered into between the parties dated June 22, 1999, and any inconsistency between the terms and provisions of that Confidentiality Agreement and the foregoing provisions shall be resolved in favor of the terms and provisions contained in the Confidentiality Agreement.

          o. Loan Performance. From and after the date of this Agreement until the Effective Date, each party will provide to the other the following reports for each such month concurrent with the distribution of the monthly board report materials for the respective Boards of Directors of NVBancorp, NVB and SRNB:

               (i) a status report on all loans classified as other assets specially mentioned, special mention, substandard, doubtful or loss;

               (ii)   past due reports by loan;

               (iii)  non-accrual reports by loan;

               (iv)   loss reports by loan;

               (v)    restructured loans reports; and

               (vi)   quarterly   call   reports   submitted   to
                      regulators during such month, if any.

          p. Preparation of Joint Proxy Statement/Prospectus. SRNB shall cooperate with NVBancorp in the preparation pursuant to Section 6 hereof of a joint proxy statement and prospectus of NVBancorp and SRNB to be sent to the shareholders of NVBancorp and SRNB (the proxy materials and prospectus, together with any amendments or supplements thereto, being herein referred to as the "Joint Proxy Statement/Prospectus").

          q. Rights Plans. Prior to the date of this Agreement, each of NVBancorp and SRNB has adopted a rights plan with respect to its common stock and each has entered into a shareholder rights agreement. NVBancorp and SRNB agree to cooperate and take any and all action necessary or desirable from time to time until the Effective Time of the Merger, including the execution of an amendment to either or both of such shareholder rights agreements, in order to ensure that no shareholder rights will "flip-in" as a result of the execution and delivery of this Agreement or the Merger or any of the transactions described herein.

4.   REPRESENTATIONS AND WARRANTIES OF SRNB.

     SRNB represents and warrants to NVBancorp that, except as set forth on a schedule (the "SRNB Disclosure Schedule") to be delivered to NVBancorp within ten (10) business days after the execution and delivery of this Agreement, corresponding in number with the applicable section of this Agreement:

          a. Corporate Status and Power to Enter Into Agreements. (i) SRNB is a national banking association, organized and existing under the laws of the United States of America, (ii) subject to obtaining the Government Approvals and approval of the principal terms of the Merger by the SRNB shareholders, SRNB has all necessary corporate power to enter into this Agreement and the Merger Agreement and to carry out all of the terms and provisions hereof and thereof to be carried out by it, (iii) SRNB holds a currently valid national bank charter, issued by the OCC to engage in the commercial banking business with offices in the State of California at the locations at which it is licensed and currently conducts business, and (iv) except for the Consent Order dated April 12, 1999 (the "Consent Agreement") between SRNB and the OCC and as set forth in the SRNB Disclosure Schedule, SRNB is not subject to any directive, resolution, memorandum of understanding or order of the FDIC, FRB, OCC or any other regulatory authority having jurisdiction over its business or any of its assets or properties. SRNB is in substantial compliance in all material respects with its obligations under the Consent Agreement. Neither the scope of the business of SRNB nor the location of its properties requires it to be licensed to do business in any jurisdiction other than the State of California. SRNB's deposits are insured by the FDIC to the maximum extent permitted by applicable law and regulation.

          b. Articles, Bylaws, Books and Records. The copies of the Articles of Association and Bylaws of SRNB heretofore delivered to NVBancorp are complete and accurate copies thereof as in effect on the date hereof. The minute books of SRNB made available to NVBancorp contain a complete and accurate record of all meetings of SRNB's Board of Directors (and committees thereof) and shareholders. The corporate books and records (including financial statements) of SRNB fairly reflect the material transactions to which SRNB is a party or by which its properties are subject or bound, and such books and records have been properly kept and maintained.

          c. Compliance With Laws, Regulations and Decrees. SRNB (i) has the corporate power to own or lease its properties and to conduct its business as currently conducted, (ii) to its knowledge, has complied in all material respects with, and is not in material default of any laws, regulations, ordinances, orders or decrees applicable to the conduct of its business and the ownership of its properties, including but not limited to all federal and state laws (including but not limited to the Bank
Secrecy Act), rules and regulations relating to the offer, sale or issuance of securities, and the operation of a commercial bank, other than where such noncompliance or default is not likely to result in a material limitation on the conduct of the business of SRNB or is not likely to otherwise have a material adverse effect on SRNB, (iii) has not failed to file with the proper federal, state, local or other authorities any material report or other document required to be filed, and (iv) has all approvals, authorizations, consents, licenses, clearances and orders of, and has currently effective all registrations with, all government and regulatory authorities which are necessary to the business and operations of SRNB as now being conducted.

          d. Capitalization. As of the date of this Agreement, the authorized capital stock of SRNB consists of 10,000,000 shares of SRNB common stock, par value $5.00 per share, of which 1,476,128 shares are duly authorized, validly issued, fully paid and nonassessable and currently outstanding. Said capital stock has been offered, sold and issued in compliance with all applicable securities laws. As of the date of this Agreement, there are outstanding options to purchase 100,387 shares of SRNB common stock, at a weighted average exercise price of $12.47 per share, issued pursuant to the SRNB Stock Option Plan. Said options were issued and, upon issuance in accordance with the terms of the outstanding options, said shares shall be issued, in compliance with all applicable securities laws. Otherwise, other than rights under the SRNB Rights Agreement dated as of October 1, 1998, there are no outstanding (i) options, agreements, calls or commitments of any character which would obligate SRNB to issue, sell, pledge, assign or otherwise encumber or dispose of, or to purchase, redeem or otherwise acquire, any SRNB common stock or any other equity security of SRNB, or (ii) warrants or options relating to, rights to acquire, or debt or equity securities convertible into, shares of SRNB common stock or any other equity security of SRNB. The outstanding common stock of SRNB is registered with the Securities and Exchange Commission
(the "Commission") pursuant to Section 12(g) of the 1934 Act. Except as collateral for outstanding loans held in its loan portfolio, directly or indirectly, any equity interest in any bank, corporation or other entity.

          e. Trademarks and Trade Names. To the best of its knowledge, SRNB (i) owns and has the exclusive right to use all trademarks, trade names, patents, copyrights, service marks, trade secrets, or other intellectual property rights (collectively, "Intellectual Property Rights") used in or necessary for the conduct of its business as now or heretofore conducted; and (ii) its not infringing upon the Intellectual Property Rights of any other person or entity. No claim is pending or threatened by any person or entity against or otherwise affecting the use by SRNB of any Intellectual Property Rights and, to the best of its knowledge, there is no valid basis for any such claim.

          f. Financial Statements, Regulatory Reports. No financial statement or other document provided or to be provided to NVBancorp as required by Section 3.3(i) hereof, as of the date of such document, contained, or as to documents to be delivered after the date hereof, will contain, any untrue statement of a material fact, or, at the date thereof, omitted or will omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such statements were or will be made, not misleading; provided, however, that information as of a later date shall be deemed to modify contrary information as of any earlier date. SRNB has filed all material documents and reports required to be filed by them with the OCC and any other government agency or regulatory authority having jurisdiction over its business, assets or properties. All such reports conform in all material respects with the requirements promulgated by such government agencies and regulatory authorities. All compliance or corrective action relating to SRNB required by government agencies and regulatory authorities having jurisdiction over SRNB has been taken. Except as disclosed in such statements, reports or documents, SRNB have not received any notification, formally or informally, from any agency or department of any federal, state or local government or any regulatory authority or the staff thereof (i) asserting that it is not in compliance with any of the statutes, regulations or ordinances which such government or regulatory authority enforces, or (ii) threatening to revoke any license, franchise, permit or government authorization. SRNB has paid all assessments made or imposed by any government agency. SRNB has delivered to NVBancorp copies of all annual management letters and opinions, and has made available to NVBancorp for inspection all reviews, correspondence and other documents in the files of SRNB prepared by certified public accountants engaged by SRNB and delivered to SRNB since December 31, 1994. The financial records of SRNB have been, and are being and shall be, maintained in all material respects in accordance with all applicable legal and accounting requirements sufficient to insure that all transactions reflected therein are, in all material respects, executed in accordance with management's general or specific authorization and recorded in conformity with generally accepted accounting principles at the time in effect. The data processing equipment, data transmission equipment, related peripheral equipment and software used by SRNB in the operation of its business to generate and retrieve its financial records are adequate for the current needs of SRNB.

          g.   Tax Returns.

                  (i)     SRNB  has  timely  filed  all  federal,
          state, county, local and foreign tax returns required to be filed by it, including, without limitation, estimated tax, use tax, excise tax, real property and personal property tax reports and returns, employer's withholding tax returns, other withholding tax returns and Federal Unemployment Tax Returns, and all other reports or other information required or requested to be filed by SRNB, and each such return, report or other information was, when filed, complete and accurate in all material respects. SRNB has paid all taxes, fees and other government charges, including any interest and penalties thereon, when they have become due, except those that are being contested in good faith, which contested matters have been disclosed to NVBancorp. SRNB has not been requested to give nor has it given any currently effective waivers extending the statutory period of limitation applicable to any tax return required to be filed by it for any period. There are no claims pending against SRNB for any alleged deficiency in the payment of any taxes, and SRNB does not know of any pending or threatened audits, investigations or claims for unpaid taxes or relating to any liability in respect of any taxes. There have been no events, including a change in ownership, that would result in a reappraisal and establishment of a new base-year full value for purposes of applicable provisions of the California Constitution, of any real property owned in whole or in part by SRNB or to the best of SRNB's knowledge, of any real property leased by SRNB.

                  (ii) SRNB has heretofore delivered to NVBancorp copies of all its tax returns with respect to taxes payable to the United States of America and the State of California for the fiscal years ended December 31, 1998, 1997, 1996, 1995 and 1994.

                  (iii)   No consent  has been filed  relating to
          SRNB pursuant to Section 341(f) of the IRC.

          h. Material Adverse Change. Except as heretofore disclosed in writing by SRNB to NVBancorp, since June 30, 1999, there has been (i) no material adverse change in the business, assets, licenses, permits, franchises, results of operations or financial condition of SRNB (whether or not in the Ordinary Course of Business), (ii) no change in any of the assets, licenses, permits or franchises of SRNB that has had or can reasonably be expected to have a material adverse effect on any of the items listed in clause (h)(i) above, (iii) no damage, destruction, or other casualty loss (whether or not covered by insurance) that has had or can reasonably be expected to have a material adverse effect on any of the items listed in clause
(h)(i) above, (iv) no amendment, modification, or termination of any existing, or entering into of any new, contract, agreement, plan, lease, license, permit or franchise that is material to the business, financial condition, assets, liabilities or operations of SRNB, except in the Ordinary Course of Business; and (v) no disposition by SRNB of one or more assets that, individually or in the aggregate, are material to SRNB, except sales of assets in the Ordinary Course of Business.

          i. No Undisclosed Liabilities. Except for items for which reserves have been established in the unaudited balance sheets of SRNB as of June 30, 1999, SRNB has not incurred or discharged, and is not legally obligated with respect to, any indebtedness, liability (including, without limitation, a liability arising out of an indemnification, guarantee, hold harmless or similar arrangement) or obligation (accrued or contingent, whether due or to become due, and whether or not subordinated to the claims of its general creditors), other than as a result of operations in the Ordinary Course of Business after such date. No agreement pursuant to which any loans or other assets have been or will be sold by SRNB entitles the buyer of such loans or other assets, unless there is a material breach of a representation or covenant by SRNB, to cause SRNB to repurchase such loan or other asset or to pursue any other form of recourse against SRNB. SRNB has not knowingly made or shall make any representation or covenant in any such agreement that contained or shall contain any untrue statement of a material fact or omitted or shall omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such representations and/or covenants were made or shall be made, not misleading. No cash, stock or other dividend or any other distribution with respect to the SRNB Shares has been declared, set aside or paid, nor have any of the SRNB Shares been purchased, redeemed or otherwise acquired, directly or indirectly, by SRNB since December 31, 1996.

          j.   Properties and Leases.

                (i) SRNB has good and marketable title, free  and
          clear of all liens and encumbrances and the right of possession, subject to existing leaseholds, to all real properties and good title, free and clear of all liens and encumbrances, to all other property and assets, tangible and intangible, reflected in the SRNB balance sheet as of June 30, 1999 (except property held as lessee under leases disclosed in writing prior to the date hereof and except personal property sold or otherwise disposed of since June 30, 1999, in the Ordinary Course of Business), except for (a) liens for taxes or assessments not delinquent, (b) such other liens and encumbrances and imperfections of title as do not materially affect the value of such property as reflected in the SRNB balance sheet as of June 30, 1999, or as currently shown on the books and records of SRNB and which do not interfere with or impair its present and continued use, or (c) exceptions disclosed in title reports and preliminary title reports, copies of which have been provided to NVBancorp. To the knowledge of SRNB, all tangible properties of SRNB conform in all material respects with all applicable ordinances, regulations and zoning laws. All tangible properties of SRNB are in a good state of maintenance and repair and are adequate for the current business of SRNB. No properties of SRNB, and, to the best of SRNB's knowledge, no properties in which SRNB holds a collateral or contingent interest or purchase option, are the subject of any pending or threatened investigation, claim or proceeding relating to the use, storage or disposal on such property of or contamination of such property by any toxic or hazardous waste material or substance. To the best of its knowledge, SRNB does not own, possess or have a collateral or contingent interest or purchase option in any properties or other assets which contain or have located within or thereon any hazardous or toxic waste material or substance unless the location of such hazardous or toxic waste material or other substance or its use thereon conforms in all material respects with all federal, state and local laws, rules, regulations or other provisions regulating the discharge of materials into the environment. As to any real property not owned or leased by SRNB and held as security for a loan or in which SRNB otherwise has an interest, SRNB has not controlled, directed or participated in the operation or management of any such real property or any facilities or enterprise conducted thereon, such that it has become an owner or operator of such real property under applicable environmental laws.

                (ii) All properties held by SRNB under leases are held under valid, binding and enforceable leases, with such exceptions as are not material and do not interfere with the conduct of the business of SRNB, and SRNB enjoys quiet and peaceful possession of such leased property. SRNB is not in material default in any respect under any material lease, agreement or obligation regarding its properties to which it is a party or by which it is bound.

                (iii) Except as disclosed to NVBancorp in writing, all of SRNB's rights and obligations under the leases referred to in Section 4(j)(ii) above do not require the consent of any other party to the transaction contemplated by this Agreement and the Merger Agreement. Where required, SRNB shall obtain, prior to the Effective Date, the consent of such parties to such transaction.

          k. Material Contracts. Except as disclosed in the SRNB Disclosure Schedule and excluding loans, lines of credit, loan commitments or letters of credit to which SRNB is a party, SRNB is not a party to or bound by any contract or other agreement made in the Ordinary Course of Business which involves aggregate future payments by or to SRNB of more than Twenty-five Thousand Dollars ($25,000) and which is made for a fixed period expiring more than one year from the date hereof, and SRNB is not a party to or bound by any agreement not made in the Ordinary Course of Business which is to be performed at or after the date hereof. Each of the contracts and agreements disclosed to NVBancorp pursuant to this Section 4(k) is a legal and binding obligation (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general applicability), and no breach or default (and no condition which, with notice or passage of time, or both, could become a breach or default) exists with respect thereto.

          l. Classified Loans. Except as disclosed in the SRNB Disclosure Schedule, there are no loans presently owned by SRNB that have been classified by SRNB management or SRNB internal policy or procedure, any outside review examiner, accountant or any bank regulatory authority as "Non-Accrual," "Watch," "Other Assets Specially Mentioned," "Substandard," "Doubtful," or "Loss" or classified using categories or words with similar import and all loans or portions thereof so classified shall have been reserved to the extent required. SRNB regularly review and appropriately classify their loans in accordance with all applicable legal and regulatory requirements and generally accepted banking practices. All loans and investments of SRNB are legal, valid and binding obligations enforceable in accordance with their respective terms and are not subject to any setoffs, counterclaims or disputes (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general applicability), except as disclosed in the SRNB Disclosure Schedule or reserved for in the unaudited balance sheet of SRNB as of June 30, 1999, and were duly authorized under and made in compliance with applicable federal and state laws and regulations. SRNB does not have any extensions of credit, investments, guarantees, indemnification agreements or commitments for the same (including without limitation commitments to issue letters of credit, to create acceptances, or to repurchase securities, federal funds or other assets) other than those documented on the books and records of SRNB.

          m. No Restrictions on Investments. Except for pledges to secure public and trust deposits and repurchase agreements in the Ordinary Course of Business and securities classified as "held-to-maturity" as defined under SFAS No. 115, none of the investments reflected in the SRNB balance sheet as of June 30, 1999, and none of the investments made by SRNB since June 30, 1999, is subject to any restriction, whether contractual or statutory, which materially impairs the ability of SRNB to freely dispose of such investment at any time.

          n.     Employment Benefit Plans/ERISA.

               (i) SRNB has provided to NVBancorp an accurate list setting forth all bonus, incentive compensation, profit-sharing, pension, retirement, stock purchase, stock option, deferred compensation, severance, hospitalization, medical, dental, vision, group insurance, death benefit, disability and other fringe benefit plans, trust agreements, arrangements and commitments of SRNB (including but not limited to any such plans, agreements, arrangements and commitments applicable to former employees or retired employees, or for which such persons are eligible) (collectively, "Employee Plans"), if any, together with copies of all such Employee Plans that are documented and any and all contracts of employment, and has made available to NVBancorp any Board of Directors' minutes (or committee minutes) authorizing, approving or guaranteeing such Employee Plans and contracts; and

               (ii) All contributions, premiums or other payments due from SRNB to (or under) any Employee Plans have been fully paid or adequately provided for on SRNB's audited financial statements for the year ended December 31, 1998 or unaudited financial statements for the six (6) months ended June 30, 1999. All accruals thereon (including, where appropriate, proportional accruals for partial periods) have been made in accordance with generally accepted accounting principles consistently applied on a reasonable basis; and

               (iii)      SRNB  has   disclosed   in  writing  to
          NVBancorp the names of each director, officer and employee of SRNB; and

               (iv) The Employee Plans have been administered where required in substantial compliance with ERISA, the IRC and the terms of such Employee Plans, and there is no pending or threatened litigation relating to any such Employee Plan; and

               (v)        SRNB has not offered in the past health
          benefits for retired employees and has no intention to offer any additional health or other benefits for retired employees; and

               (vi) Each Employee Plan is in full force and effect, and neither SRNB nor any other party thereto is in material default under any of them, and there have been no claims of default and there are no facts or conditions which if continued, or on notice, will result in a material default under any Employee Plans; and

               (vii) SRNB has provided to NVBancorp a list of all agreements or other understandings pursuant to which the consummation of the transactions contemplated hereby will (a) entitle any current or former employee or officer of SRNB to severance pay, unemployment compensation or any other payment, or (b) accelerate the time of payment or vesting or increase the amount of compensation due any such employee or officer.

          o. Collective Bargaining and Employment Agreements. Except as provided in this Agreement or as previously disclosed to NVBancorp and NVB in writing, SRNB does not have any union or collective bargaining or written employment agreements, contracts or other agreements with any labor organization or with any member of management, or any management or consultation agreement not terminable at will by SRNB without liability and no such contract or agreement has been requested by, or is under discussion by management with, any group of employees, any member of management or any other person. There are no material controversies pending between SRNB and any current or former employees, and to the best of SRNB's knowledge, there are no efforts presently being made by any labor union seeking to organize any of such employees.

          p. Compensation of Officers and Employees. Except as disclosed in the SRNB Disclosure Schedule, (i) no officer or employee of SRNB is receiving aggregate direct remuneration at a rate exceeding Seventy-five Thousand Dollars ($75,000) per annum, and (ii) the consummation of the transactions contemplated by this Agreement and the Merger Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in any payment (whether of severance pay or otherwise) becoming due from SRNB or NVBancorp to any employee of SRNB.

          q. Legal Actions and Proceedings. Except as disclosed in the SRNB Disclosure Schedule, SRNB is not a party to, or so far as known to it, threatened with, and to SRNB's knowledge, there is no reasonable basis for, any legal action or other proceeding or investigation before any court, any arbitrator of any kind or any government agency, and SRNB is not subject to any potential adverse claim, the outcome of which could involve the payment or receipt by SRNB of any amount in excess of Twenty-five Thousand Dollars ($25,000), unless an insurer has agreed to defend against and pay the amount of any resulting liability without reservation, or, if any such legal action, proceeding, investigation or claim will not involve the payment by SRNB of a monetary amount, which could have a material adverse effect on SRNB or its business or property or the transactions contemplated hereby. SRNB has no knowledge of any pending or threatened claims or charges under the Community Reinvestment Act, before the Equal Employment Opportunity Commission, the California Department of Fair Housing & Economic Development, the California Unemployment Appeals Board, or any federal or state human relations commission or agency. There is no labor dispute, strike, slow-down or stoppage pending or, to the best of the knowledge of SRNB, threatened against SRNB.

          r.   Execution and Delivery of the Agreement.

               (i)        The  execution  and  delivery  of  this
          Agreement and the Merger Agreement have been duly authorized by the Board of Directors of SRNB and, when the principal terms of the Merger, this Agreement and the Merger Agreement have been duly approved by the affirmative vote of the holders of two-thirds of the outstanding SRNB Shares at a meeting of shareholders duly called and held, the Merger, this Agreement and the Merger Agreement will be duly and validly authorized by all necessary corporate action on the part of SRNB.

               (ii) This Agreement has been duly executed and delivered by SRNB and (assuming due execution and delivery by NVBancorp) constitutes, and the Merger Agreement, upon its execution and delivery by SRNB (and assuming due execution and delivery by NVBancorp) will constitute, a legal and binding obligation of SRNB in accordance with its terms.

               (iii) The execution and delivery by SRNB of this Agreement and the Merger Agreement and the consummation of the transactions herein and therein contemplated (a) do not violate any provision of the Articles of Association or Bylaws of SRNB, or violate in any material respect any provision of federal or state law or any government rule or regulation (assuming (1) receipt of the Government Approvals, (2) receipt of the requisite SRNB shareholder approval referred to in Section 4(r)(i) hereof, (3) due registration of the NVBancorp Shares under the 1933 Act, and (4) receipt of appropriate permits or approvals under state securities or "blue sky" laws), and (b) do not require any consent of any person under, conflict in any material respect with or result in a material breach of, or accelerate the performance required by any of the terms of, any material debt instrument, lease, license, covenant, agreement or understanding to which SRNB is a party or by which it is bound or any order, ruling, decree, judgment, arbitration award or stipulation to which SRNB is subject, or constitute a material default thereunder or result in the creation of any lien, claim, security interest, encumbrance, charge, restriction or right of any third party of any kind whatsoever upon any of the properties or assets of SRNB.

          s. Retention of Broker or Consultant. No broker, agent, finder, consultant or other party (other than legal, compliance, loan reviewers and accounting advisors) has been retained by SRNB or is entitled to be paid based upon any agreements, arrangements or understandings made by SRNB in connection with any of the transactions contemplated by this Agreement or the Merger Agreement, except that SRNB has engaged the firm of Hoefer & Arnett, Inc. to provide consulting services to SRNB, including an opinion regarding the fairness of the consideration to be received by SRNB shareholders in the Merger. SRNB has provided NVBancorp with a true and accurate copy of its agreement(s) with Hoefer & Arnett, Inc.

          t. Insurance. SRNB is and continuously since its inception has been, insured with reputable insurers against all risks normally insured against by banks, and all of the insurance policies and bonds maintained by SRNB are in full force and effect, SRNB is not in default thereunder and all material claims thereunder have been filed in due and timely fashion. In the best judgment of the management of SRNB, such insurance coverage is adequate for SRNB. Since December 31, 1998, there has not been any damage to, destruction of, or loss of any assets of SRNB not covered by insurance that could have a material adverse effect on the business, financial condition, properties, assets or results of operations of SRNB.

          u. Loan Loss Reserves. The allowance for loan losses in the SRNB balance sheets dated December 31, 1998, June 30, 1999, and as of the Determination Date are and will be adequate in all material respects under the requirements of all applicable state and federal laws and regulations to provide for possible loan losses on outstanding loans, net of recoveries. SRNB has disclosed to NVBancorp in writing prior to the date hereof, and will promptly inform NVBancorp of the amounts of all loans, leases, other extensions of credit or commitments, or other interest-bearing assets of SRNB, that have been classified as of the date hereof or hereafter by SRNB management or SRNB internal policy or procedure, any outside review examiner, accountant or any bank regulatory authority as "Other Loans Specially Mentioned," "Special Mention," "Substandard," "Doubtful," or "Loss" or classified using categories or words with similar import in the case of loans (or that would have been so classified, in the case of other interest-bearing assets, had they been loans). Notwithstanding the above, SRNB shall be under no obligation to disclose to NVBancorp any such classification by any bank regulatory authority where such disclosure would violate any obligation of confidentiality of SRNB imposed by such bank regulatory authority. SRNB has furnished and will continue to furnish to NVBancorp true and accurate information concerning the loan portfolio of SRNB, and no material information with respect to the loan portfolio has been or will be withheld from NVBancorp.

          v. Transactions With Affiliates. Except in the Ordinary Course of Business, SRNB has not extended credit, committed itself to extend credit, or transferred any asset to or assumed or guaranteed any liability of the employees or directors of SRNB, or to any spouse or child of any of them, or to any of their "affiliates" or "associates" as such terms are defined in Rule 405 under the 1933 Act. SRNB has not entered into any other transactions with the employees or directors of SRNB or any spouse or child of any of them, or any of their affiliates or associates, except as disclosed in writing to NVBancorp. Any such transactions have been on terms no less favorable to SRNB than those which would prevail in an arms-length transaction with an independent third party. SRNB has not violated any applicable regulation of any government agency or regulatory authority having jurisdiction over SRNB in connection with any such transactions described in this subsection

          w. Risk Management Instruments. All interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for SRNB's own account (all of which are listed on the SRNB Disclosure Schedule), if any, were entered into in accordance with prudent business practices and all applicable laws, rules, regulations and regulatory policies and with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of SRNB, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and are in full force and effect. Neither SRNB, nor to SRNB's knowledge, any other party thereto, is in breach of any of its obligations under any such agreement or arrangement.

          x. Year 2000. To the knowledge of SRNB, the mission critical computer software operated by SRNB is currently capable of providing, or is being adapted to provide, uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000 in substantially the same manner and with substantially the same functionality as such mission critical software records, stores, processes and presents such calendar dates falling on or before December 31, 1999. To the knowledge of SRNB, the costs of adaptations referred to in this clause will not have a material adverse effect with respect to the business and operations of SRNB. SRNB has not received, and does not reasonably expect to receive, any deficiency notice from any federal banking authority. SRNB has previously disclosed to NVBancorp a complete and accurate copy of its plan, including an estimate of anticipated associated costs, for addressing the issues set forth in all Federal Financial Institutions Examination Council Interagency Statements as such issues affect SRNB. Between the date of this Agreement and the Effective Time, SRNB shall use commercially reasonable and practicable efforts to implement such plan.

          y. Community Reinvestment Act Compliance. SRNB is in substantial compliance with the applicable provisions of the Community Reinvestment Act of 1977 and the regulations promulgated thereunder (collectively, the "CRA") and has received a CRA rating of "satisfactory" from the OCC in its most recent examination, and SRNB has no knowledge of the existence of any fact or circumstance or set of facts or circumstances which could be reasonably expected to result in SRNB failing to be in substantial compliance with such provisions or having its current rating lowered.

          z. Information in NVBancorp Registration Statement. The information pertaining to SRNB which has been or will be furnished to NVBancorp for or on behalf of SRNB for inclusion in the NVBancorp Registration Statement and the Joint Proxy Statement/Prospectus, or in the applications to be filed to obtain the Government Approvals (the "Applications"), does not and will not contain any untrue statement of any material fact or omit or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that information of a later date shall be deemed to modify contrary information as of an earlier date. All financial statements of SRNB included in the NVBancorp Registration Statement and the Joint Proxy Statement/Prospectus, or the Applications, will present fairly the financial condition and results of operations of SRNB at the dates and for the periods covered by such statements in accordance with generally accepted accounting principles consistently applied throughout the periods covered by such statements. SRNB shall promptly advise NVBancorp in writing if prior to the Effective Time of the Merger SRNB shall obtain knowledge of any facts that would make it necessary to amend or supplement the NVBancorp Registration Statement, the Joint Proxy Statement/Prospectus or any Application, in order to make the statements therein not misleading or to comply with applicable law or regulation.

          aa. Accuracy and Effective Date of Representations and Warranties, Covenants and Agreements. Each representation, warranty, covenant and agreement of SRNB set forth in this Agreement shall be deemed to be made on and as of the date hereof (except to the extent that a representation or warranty is qualified as set forth in a Schedule corresponding in number with the applicable section of such representation or warranty and delivered on or before the Document Delivery Date, and upon such delivery it shall be deemed made on and as of the date of delivery), the Closing Date and the Effective Time of the Merger. No representation or warranty by SRNB, and no statement by SRNB in any certificate, agreement, schedule or other document furnished or to be furnished in connection with the transactions contemplated by this Agreement or the Merger Agreement, was or will be inaccurate, incomplete or incorrect in any material respect as of the date furnished or contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make such representation, warranty or statement not misleading to NVBancorp.

5.   REPRESENTATIONS AND WARRANTIES OF NVBancorp.

     In the following representations and warranties, all references to assets, liabilities, properties, rights, obligations, financial condition, operations, knowledge, information and other characteristics of NVBancorp shall be deemed to include reference to those characteristics of NVBancorp on a consolidated basis, except as the context otherwise indicates or requires. NVBancorp represents and warrants to SRNB that, except as set forth on a schedule (the "NVBancorp Disclosure Schedule") to be delivered to SRNB within ten (10) business days after the execution and delivery of this Agreement, corresponding in number with the applicable section of this
Agreement:

          a. Corporate Status and Power to Enter Into Agreements. (i) NVBancorp is a corporation duly incorporated, validly existing and in good standing under California law and is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, (ii) subject to obtaining the Government Approvals and approval of the principal terms of the Merger by the NVBancorp shareholders, NVBancorp has all necessary corporate power to enter into this Agreement and the Merger Agreement and to carry out all of the terms and provisions hereof and thereof to be carried out by it, (iii) NVB holds a currently valid license issued by the California Commissioner of Banking to engage in the commercial banking business in the State of California at the locations at which it is licensed and currently conducts business, and (iv) neither NVBancorp nor NVB is subject to any directive, resolution, memorandum of understanding or order of the FDIC, FRB, California Commissioner of Banking or any other regulatory authority having jurisdiction over its business or any of its assets or properties. Neither the scope of the business of NVBancorp nor the location of its properties requires NVBancorp or NVB to be licensed to do business in any jurisdiction other than the State of California. NVB's deposits are insured by the FDIC to the maximum extent permitted by applicable law and regulation.

          b. Articles, Bylaws, Books and Records. The copies of the Articles of Incorporation and Bylaws of NVBancorp heretofore delivered to SRNB are complete and accurate copies thereof as in effect on the date hereof. The minute books of NVBancorp made available to SRNB contain a complete and accurate record of all meetings of NVBancorp's Board of Directors (and committees thereof) and shareholders. The corporate books and records (including financial statements) of NVBancorp fairly reflect the material transactions to which NVBancorp is a party or by which its properties are subject or bound, and such books and records have been properly kept and maintained.

          c. Compliance With Laws, Regulations and Decrees. NVBancorp (i) has the corporate power to own or lease its properties and to conduct its business as currently conducted,
(ii) to its knowledge, has complied in all material respects with, and is not in material default of any laws, regulations, ordinances, orders or decrees applicable to the conduct of its business and the ownership of its properties, including but not limited to all federal and state laws (including but not limited to the Bank Secrecy Act), rules and regulations relating to the offer, sale or issuance of securities, and the operation of a commercial bank, other than where such noncompliance or default is not likely to result in a material limitation on the conduct of the business of NVBancorp or is not likely to otherwise have a material adverse effect on NVBancorp and NVB taken as a whole,
(iii) have not failed to file with the proper federal, state, local or other authorities any material report or other document required to be filed, and (iv) have all approvals, authorizations, consents, licenses, clearances and orders of, and have currently effective all registrations with, all government agencies and regulatory authorities which are necessary to the business and operations of NVBancorp and NVB as now being conducted.

          d. Capitalization. As of the date of this Agreement, the authorized capital stock of NVBancorp consists of 20,000,000 shares of NVBancorp common stock, no par value, of which 3,707,816 shares are duly authorized, validly issued, fully paid and nonassessable and currently outstanding, and 5,000,000 shares of NVBancorp preferred stock of which no shares are outstanding. A total of 125,000 shares of Series A Junior Participating Preferred Stock have been designated by the NVBancorp Board of Directors for purposes of the NVBancorp Shareholder Protection Rights Agreement dated as of September 9, 1999. Said capital stock has been offered, sold and issued in compliance with all applicable securities laws. As of the date of this Agreement, there are currently outstanding options to purchase 484,096 shares of NVBancorp common stock, at a weighted average exercise price of $11.39 per share, issued pursuant to the NVBancorp 1989 Director Stock Option Plan, the NVBancorp 1998 Employee Stock Incentive Plan and the NVBancorp 1999 Director Stock Option Plan. Said options were issued and, upon issuance in accordance with the terms of the outstanding options said shares shall be issued, in compliance with all applicable securities laws. Otherwise, other than rights under the NVBancorp Shareholder Protection Rights Agreement dated as of September 9, 1999, there are no outstanding (i) options, agreements, calls or commitments of any character which would obligate NVBancorp to issue, sell, pledge, assign or otherwise encumber or dispose of, or to purchase, redeem or otherwise acquire, any NVBancorp common stock or any other equity security of NVBancorp, or (ii) warrants or options relating to, rights to acquire, or debt or equity securities convertible into, shares of NVBancorp common stock or any other equity security of NVBancorp. NVBancorp owns all of the outstanding equity securities of NVB. Except as collateral for outstanding loans held in their loan portfolios, neither NVBancorp nor NVB owns, directly or indirectly, any equity interest in any bank (other than NVBancorp's ownership of NVB), corporation or other entity.

          e. Trademarks and Trade Names. To the best of NVBancorp's knowledge, NVBancorp and NVB (i) own and have the exclusive right to use all Intellectual Property Rights used in or necessary for the conduct of their businesses as now or heretofore conducted; and (ii) are not infringing upon the Intellectual Property Rights of any other person or entity. No claim is pending or threatened by any person or entity against or otherwise affecting the use by NVBancorp or NVB of any Intellectual Property Rights and, to the best of its knowledge, there is no valid basis for any such claim.

          f. Financial Statements, Regulatory Reports. No financial statement or other document provided or to be provided to SRNB as required by Section 3.3(i) hereof, as of the date of such document, contained, or as to documents to be delivered after the date hereof, will contain, any untrue statement of a material fact, or, at the date thereof, omitted or will omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such statements were or will be made, not misleading; provided, however, that information as of a later date shall be deemed to modify contrary information as of any earlier date. NVBancorp has filed all material documents and reports required to be filed by it with the Commission, FDIC, FRB, the California Department of Financial Institutions and any other government agency or regulatory authority having jurisdiction over their business, assets or properties. All such reports conform in all material respects with the requirements promulgated by such government agencies and regulatory authorities. All compliance or corrective action relating to NVBancorp and NVB required by government agencies and regulatory authorities having jurisdiction over NVBancorp or NVB has been taken. Except as disclosed in such statements, reports or documents, neither
NVBancorp nor NVB has received any notification, formally or informally, from any agency or department of any federal, state or local government or any regulatory authority or the staff thereof (a) asserting that it is not in compliance with any of the statutes, regulations or ordinances which such government or regulatory authority enforces, or (b) threatening to revoke any license, franchise, permit or government authorization. NVBancorp and NVB have paid all assessments made or imposed by any government agency. NVBancorp has delivered to SRNB copies of all annual management letters and opinions, and has made available to SRNB for inspection all reviews, correspondence and other documents in the files of NVBancorp prepared by certified public accountants engaged by NVBancorp and delivered to NVBancorp since December 31, 1994. The financial records of

NVBancorp have been, and are being and shall be, maintained in all material respects in accordance with all applicable legal and accounting requirements sufficient to insure that all transactions reflected therein are, in all material respects, executed in accordance with management's general or specific authorization and recorded in conformity with generally accepted accounting principles at the time in effect. The data processing equipment, data transmission equipment, related peripheral equipment and software used by NVBancorp in the operation of its business to generate and retrieve its financial records are adequate for the current needs of NVBancorp.

          g.   Tax Returns.

               (i) NVBancorp has timely filed all federal, state, county, local and foreign tax returns required to be filed by it, including, without limitation, estimated tax, use tax, excise tax, real property and personal property tax reports and returns, employer's withholding tax returns, other withholding tax returns and Federal Unemployment Tax Returns, and all other reports or other information required or requested to be filed by NVBancorp, and each such return, report or other information was, when filed, complete and accurate in all material respects. NVBancorp has paid all taxes, fees and other government charges, including any interest and penalties thereon, when they have become due, except those that are being contested in good faith, which contested matters have been disclosed to SRNB. NVBancorp has not been requested to give nor has it given any currently effective waivers extending the statutory period of limitation applicable to any tax return required to be filed by it for any period. There are no claims pending against NVBancorp for any alleged deficiency in the payment of any taxes, and NVBancorp does not know of any pending or threatened audits, investigations or claims for unpaid taxes or relating to any liability in respect of any taxes. There have been no events, including a change in ownership, that would result in a reappraisal and establishment of a new base-year full value for purposes of applicable provisions of the California Constitution, of any real property owned in whole or in part by NVBancorp or to the best of NVBancorp's knowledge, of any real property leased by NVBancorp.

               (ii) NVBancorp has heretofore delivered to SRNB copies of all its tax returns with respect to taxes payable to the United States of America and the State of California for the fiscal years ended December 31, 1998, 1997, 1996, 1995 and 1994.

               (iii) No  consent  has  been  filed   relating  to
          NVBancorp pursuant to Section 341(f) of the IRC.

          h. Material Adverse Change. Except as heretofore disclosed in writing by NVBancorp to SRNB, since June 30, 1999, there has been (i) no material adverse change in the business, assets, licenses, permits, franchises, results of operations or financial condition of NVBancorp (whether or not in the Ordinary Course of Business), (ii) no change in any of the assets, licenses, permits or franchises of NVBancorp that has had or can reasonably be expected to have a material adverse effect on any of the items listed in clause (h)(i) above, (iii) no damage, destruction, or other casualty loss (whether or not covered by insurance) that has had or can reasonably be expected to have a material adverse effect on any of the items listed in clause
(h)(i) above, (iv) no amendment, modification, or termination of any existing, or entering into of any new, contract, agreement, plan, lease, license, permit or franchise that is material to the business, financial condition, assets, liabilities or operations of NVBancorp, except in the Ordinary Course of Business, and (v) no disposition by NVBancorp of one or more assets that, individually or in the aggregate, are material to NVBancorp, except sales of assets in the Ordinary Course of Business.

          i. No Undisclosed Liabilities. Except for items for which reserves have been established in the unaudited balance sheets of NVBancorp as of June 30, 1999, NVBancorp has not incurred or discharged, and is not legally obligated with respect to, any indebtedness, liability (including, without limitation, a liability arising out of an indemnification, guarantee, hold harmless or similar arrangement) or obligation (accrued or contingent, whether due or to become due, and whether or not subordinated to the claims of its general creditors), other than as a result of operations in the Ordinary Course of Business after such date. No agreement pursuant to which any loans or other assets have been or will be sold by NVBancorp entitles the buyer of such loans or other assets, unless there is a material breach of a representation or covenant by NVBancorp to cause NVBancorp repurchase such loan or other asset or to pursue any other form of recourse against NVBancorp. NVBancorp has not knowingly made or shall make any representation or covenant in any such agreement that contained or shall contain any untrue statement of a material fact or omitted or shall omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such representations and/or covenants were made or shall be made, not misleading.

          j.   Properties and Leases.

               (i)    NVBancorp  has good and  marketable  title,
          free and clear of all liens and encumbrances and the right of possession, subject to existing leaseholds, to all real properties and good title, free and clear of all liens and encumbrances, to all other property and assets, tangible and intangible, reflected in the NVBancorp balance sheet as of June 30, 1999 (except property held as lessee under leases disclosed in writing prior to the date hereof and except personal property sold or otherwise disposed of since June 30, 1999, in the Ordinary Course of Business), except for
          (a) liens for taxes or assessments not delinquent, (b) such other liens and encumbrances and imperfections of title as do not materially affect the value of such property as reflected in the NVBancorp balance sheet as of June 30, 1999, or as currently shown on the books and records of NVBancorp and which do not interfere with or impair its present and continued use, or (c) exceptions disclosed in title reports and preliminary title reports, copies of which have been provided to
          SRNB. All tangible properties of NVBancorp conform in all material respects with all applicable ordinances, regulations and zoning laws. To the knowledge of NVBancorp, all tangible properties of NVBancorp are in a good state of maintenance and repair and are adequate for the current business of NVBancorp. No properties of NVBancorp, and, to the best of NVBancorp's knowledge, no properties in which NVBancorp holds a collateral or contingent interest or purchase option, are the subject of any pending or threatened investigation, claim or proceeding relating to the use, storage or disposal on such property of or contamination of such property by any toxic or hazardous waste material or substance. To the best of NVBancorp's knowledge, NVBancorp does not own, possess or have a collateral or contingent interest or purchase option in any properties or other assets which contain or have located within or thereon any hazardous or toxic waste material or substance unless the location of such hazardous or toxic waste material or other substance or its use thereon conforms in all material respects with all federal, state and local laws, rules, regulations or other provisions regulating the discharge of materials into the environment. As to any real property not owned or leased by NVBancorp and held as security for a loan or in which NVBancorp otherwise has an interest, NVBancorp has not controlled, directed or participated in the operation or management of any such real property or any facilities or enterprise conducted thereon, such that it has become an owner or operator of such real property under applicable environmental laws.

               (ii) All properties held by NVBancorp under leases are held under valid, binding and enforceable leases, with such exceptions as are not material and do not interfere with the conduct of the business of NVBancorp, and NVBancorp enjoy quiet and peaceful possession of such leased property. NVBancorp is not in material default in any respect under any material lease, agreement or obligation regarding its properties to which it is a party or by which it is bound.

               (iii) Except as disclosed to SRNB in writing, all of NVBancorp's rights and obligations under the leases referred to in Section 5(j)(ii) above do not require the consent of any other party to the transaction contemplated by this Agreement and the Merger Agreement. Where required, NVBancorp shall obtain, prior to the Effective Date, the consent of such parties to such transactions.

          k. Material Contracts. Except as previously disclosed to SRNB in writing and excluding loans, lines of credit, loan commitments or letters of credit to which NVBancorp is a party, NVBancorp is not a party to or bound by any contract or other agreement made in the Ordinary Course of Business which involves aggregate future payments by or to NVBancorp of more than Seventy-five Thousand Dollars ($75,000) and which is made for a fixed period expiring more than one year from the date hereof, and NVBancorp is not a party to or bound by any agreement not made in the Ordinary Course of Business which is to be performed at or after the date hereof. Each of the contracts and agreements disclosed to SRNB pursuant to this Section 5(k) is a legal and binding obligation (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general applicability), and no breach or default (and no condition which, with notice or passage of time, or both, could become a breach or default) exists with respect thereto.

          l. Classified Loans. Except as previously disclosed to SRNB in writing, there are no loans presently owned by NVBancorp that have been classified by NVBancorp management or NVBancorp internal policy or procedure, any outside review examiner, accountant or any bank regulatory authority as "Non-Accrual," "Watch," "Other Assets Specially Mentioned," "Substandard," "Doubtful," or "Loss" or classified using categories or words with similar import and all loans or portions thereof so classified have been reserved to the extent required. NVBancorp regularly reviews and appropriately classifies its loans in accordance with all applicable legal and regulatory requirements and generally accepted banking practices. All loans and investments of NVBancorp are legal, valid and binding obligations enforceable in accordance with their respective terms and are not subject to any setoffs, counterclaims or disputes (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general applicability), except as disclosed to SRNB in writing or reserved for in the unaudited balance sheet of NVBancorp as of June 30, 1999, and were duly authorized under and made in compliance with applicable federal and state laws and regulations. NVBancorp has no extensions of credit, investments, guarantees, indemnification agreements or commitments for the same (including without limitation commitments to issue letters of credit, to create acceptances, or to repurchase securities, federal funds or other assets) other than those documented on the books and records of NVBancorp.

          m. No Restrictions on Investments. Except for pledges to secure public and trust deposits and repurchase agreements in the Ordinary Course of Business and securities classified as "held-to-maturity" as defined under SFAS No. 115, none of the investments reflected in the NVBancorp balance sheet as of June 30, 1999, and none of the investments made by NVBancorp since June 30, 1999, is subject to any restriction, whether contractual or statutory, which materially impairs the ability of NVBancorp to freely dispose of such investment at any time.

          n.   Employment Benefit Plans/ERISA.

               (i) NVBancorp has provided to SRNB an accurate list setting forth all bonus, incentive compensation, profit-sharing, pension, retirement, stock purchase, stock option, deferred compensation, severance, hospitalization, medical, dental, vision, group insurance, death benefit, disability and other fringe benefit plans, trust agreements, arrangements and commitments of NVBancorp (including but not limited to any such plans, agreements, arrangements and commitments applicable to former employees or retired employees, or for which such persons are eligible) (collectively, "Employee Plans"), if any, together with copies of all such Employee Plans that are documented and any and all contracts of employment, and has made available to SRNB any Board of Directors' minutes (or committee minutes) authorizing, approving or guaranteeing such Employee Plans and contracts; and

               (ii) All contributions, premiums or other payments due from NVBancorp to (or under) any Employee Plans have been fully paid or adequately provided for on NVBancorp's audited financial statements for the year ended December 31, 1998 or unaudited financial statements for the six months ended June 30, 1999. All accruals thereon (including, where appropriate, proportional accruals for partial periods) have been made in accordance with generally accepted accounting principles consistently applied on a reasonable basis; and

               (iii) NVBancorp has disclosed in writing to SRNB the names of each director, officer and employee of NVBancorp and NVB; and

               (iv) The Employee Plans have been administered where required in substantial compliance with ERISA, the IRC and the terms of such Employee Plans, and there is no pending or threatened litigation relating to any such Employee Plan; and

               (v) Except as disclosed in the NVBancorp Disclosure Schedule, NVBancorp and NVB have not offered in the past health benefits for retired employees and have no intention to offer any additional health or other benefits for retired employees; and

               (vi) Each Employee Plan is in full force and effect, and neither NVBancorp, NVB, nor any other party thereto is in material default under any of them, and there have been no claims of default and there are no facts or conditions which if continued, or on notice, will result in a material default under any Employee Plans; and

               (vii) NVBancorp has provided to SRNB a list of all agreements or other understandings pursuant to which the consummation of the transactions contemplated hereby will (a) entitle any current or former employee or officer of NVBancorp or NVB to severance pay, unemployment compensation or any other payment, or (b) accelerate the time of payment or vesting or increase the amount of compensation due any such employee or officer.

          o. Collective Bargaining and Employment Agreements. Except as disclosed in the NVBancorp Disclosure Schedule, NVBancorp has no union or collective bargaining or written employment agreements, contracts or other agreements with any labor organization or with any member of management, or any management or consultation agreement not terminable at will by NVBancorp without liability and no such contract or agreement has been requested by, or is under discussion by management with, any group of employees, any member of management or any other person. There are no material controversies pending between NVBancorp and any current or former employees, and to the best of NVBancorp's knowledge, there are no efforts presently being made by any labor union seeking to organize any of such employees.

          p. Compensation of Officers and Employees. Except as disclosed in the NVBancorp Disclosure Schedule, (i) no officer or employee of NVBancorp or NVB is receiving aggregate direct remuneration at a rate exceeding Seventy-five Thousand Dollars ($75,000) per annum, and (ii) the consummation of the transactions contemplated by this Agreement and the Merger Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in any payment
(whether of severance pay or otherwise) becoming due from NVBancorp to any employee of NVBancorp.

          q. Legal Actions and Proceedings. Except as disclosed in the NVBancorp Disclosure Schedule, NVBancorp is not a party to, or so far as known to it, threatened with, and to NVBancorp's knowledge, there is no reasonable basis for, any legal action or other proceeding or investigation before any court, any arbitrator of any kind or any government agency, and NVBancorp is not subject to any potential adverse claim, the outcome of which could involve the payment or receipt by NVBancorp of any amount in excess of Fifty Thousand Dollars ($50,000), unless an insurer has agreed to defend against and pay the amount of any resulting liability without reservation, or, if any such legal action, proceeding, investigation or claim will not involve the payment by NVBancorp of a monetary amount, which could reasonably be expected to have a material adverse effect on NVBancorp or its business or property or the transactions contemplated hereby. NVBancorp has no knowledge of any pending or threatened claims or charges under the Community Reinvestment Act, before the Equal Employment Opportunity Commission, the California Department of Fair Housing and Economic Development, the California
Unemployment Appeals Board, or any federal or state human relations commission or agency. There is no labor dispute, strike, slow-down or stoppage pending or, to the best of the knowledge of NVBancorp, threatened against NVBancorp.

          r.   Execution and Delivery of the Agreement.

               (i) The execution and delivery of this Agreement and the Merger Agreement have been duly authorized by the Boards of Directors of NVBancorp and, when the principal terms of the Merger, this Agreement and the Merger Agreement have been duly approved by the affirmative vote of the holders of a majority of the outstanding NVBancorp Shares at a meeting of shareholders duly called and held, the Merger, this Agreement and the Merger Agreement will be duly and validly authorized by all necessary corporate action on the part of NVBancorp.

               (ii) This Agreement has been duly executed and delivered by NVBancorp and (assuming due execution and delivery by SRNB) constitutes, and the Merger Agreement, upon its execution and delivery by NVBancorp and the Interim Bank (and assuming due execution and delivery by the Interim Bank and SRNB) will constitute, a legal and binding obligation of NVBancorp in accordance with its terms.

               (iii) The execution and delivery by NVBancorp of this Agreement and the Merger Agreement and the consummation of the transactions herein and therein contemplated (a) do not violate any provision of the Articles of Incorporation or Bylaws of NVBancorp, respectively, or violate in any material respect any provision of federal or state law or any government rule or regulation (assuming (1) receipt of the Government Approvals, (2) receipt of the requisite NVBancorp shareholder approval referred to in Section 5(r)(i) hereof, (3) due registration of the NVBancorp Shares under the 1933 Act, and (4) receipt of appropriate permits or approvals under state securities or "blue sky" laws, and (b) do not require any consent of any person under, conflict in any material respect with or result in a material breach of, or accelerate the performance required by any of the terms of, any material debt instrument, lease, license, covenant, agreement or understanding to which NVBancorp is a party or by which it is bound or any order, ruling, decree, judgment, arbitration award or stipulation to which NVBancorp is subject, or constitute a material default thereunder or result in the creation of any lien, claim, security interest, encumbrance, charge, restriction or right of any third party of any kind whatsoever upon any of the properties or assets of NVBancorp.

          s. Retention of Broker or Consultant. No broker, agent, finder, consultant or other party (other than legal, compliance, loan reviewers and accounting advisors) has been retained by NVBancorp or is entitled to be paid based upon any agreements, arrangements or understandings made by NVBancorp in connection with any of the transactions contemplated by this Agreement or the Merger Agreement, except that NVBancorp has engaged the firm of Alex Sheshunoff & Co. to act as its financial advisor and to render an opinion regarding the fairness of the Conversion Ratio in the Merger, from a financial point of view, to NVBancorp shareholders. NVBancorp has provided SRNB with a true and accurate copy of its agreement(s) with Alex Sheshunoff & Co.

          t. Insurance. NVBancorp is and continuously since its inception have been, insured with reputable insurers against all risks normally insured against by bank holding companies and banks, and all of the insurance policies and bonds maintained by NVBancorp are in full force and effect, NVBancorp is not in default thereunder and all material claims thereunder have been filed in due and timely fashion. In the best judgment of the management of NVBancorp, such insurance coverage is adequate for NVBancorp. Since December 31, 1994, there has not been any damage to, destruction of, or loss of any assets of NVBancorp not covered by insurance that could reasonably be expected to have a material adverse effect the business, financial condition, properties, assets or results of operations of NVBancorp.

          u. Loan Loss Reserves. The allowance for loan losses in the NVBancorp consolidated balance sheets dated December 31, 1998 and June 30, 1999, are, and as of the Determination Date will be, adequate in all material respects under the requirements of all applicable state and federal laws and regulations to provide for possible loan losses on outstanding loans, net of recoveries. NVBancorp has disclosed to SRNB in writing prior to the date hereof, and will promptly inform SRNB of the amounts of all loans, leases, other extensions of credit or commitments, or other interest-bearing assets of NVBancorp and NVB, that have been classified as of the date hereof or hereafter by NVBancorp or NVB management or NVBancorp or NVB internal policy or procedure, any outside review examiner, accountant or any bank regulatory authority as "Non-Accrual," "Watch," "Other Assets Specially Mentioned," "Substandard," "Doubtful," or "Loss" or classified using categories or words with similar import in the case of loans (or that would have been so classified, in the case of other interest-bearing assets, had they been loans). Notwithstanding the above, NVBancorp shall be under no obligation to disclose to SRNB any such classification by any bank regulatory authority, where such disclosure would violate any obligation of confidentiality of NVBancorp or NVB imposed by such bank regulatory authority. NVBancorp has furnished and will continue to furnish to SRNB true and accurate information concerning the loan portfolio of NVBancorp and NVB, and no material information with respect to the loan portfolio has been or will be withheld from SRNB.

          v. Transactions With Affiliates. Except in the Ordinary Course of Business, NVBancorp has not extended credit, committed itself to extend credit, or transferred any asset to or assumed or guaranteed any liability of the employees or directors of NVBancorp, or to any spouse or child of any of them, or to any of their "affiliates" or "associates" as such terms are defined in Rule 405 under the 1933 Act. NVBancorp has not entered into any other transactions with the employees or directors of NVBancorp or any spouse or child of any of them, or any of their affiliates or associates, except as disclosed in writing to SRNB. Any such transactions have been on terms no less favorable to NVBancorp than those which would prevail in an arms-length transaction with an independent third party. NVBancorp has not violated any applicable regulation of any government agency or regulatory authority having jurisdiction over NVBancorp in connection with any such transactions described in this subsection.

          w. Risk Management Instruments. All interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for NVBancorp's own account, or for the account of one or more of NVBancorp's subsidiaries or their customers (all of which are listed on the NVBancorp Disclosure Schedule), if any, were entered into in accordance with prudent business practices and all applicable laws, rules, regulations and regulatory policies and with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of NVBancorp or one of its subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and are in full force and effect. Neither NVBancorp nor its subsidiaries, nor to NVBancorp's knowledge, any other party thereto, is in breach of any of its obligations under any such agreement or arrangement.

          x. Year 2000. To the knowledge of NVBancorp, the mission critical computer software operated by NVBancorp and/or any of its subsidiaries is currently capable of providing, or is being adapted to provide, uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000 in substantially the same manner and with substantially the same functionality as such mission critical software records, stores, processes and presents such calendar dates falling on or before December 31, 1999. To the knowledge of NVBancorp, the costs of adaptations referred to in this clause will not have a material adverse effect with respect to the business and operations of NVBancorp. Neither NVBancorp nor any of its subsidiaries has received, and does not reasonably expect to receive, any deficiency notice from any federal or California banking authority. NVBancorp has previously disclosed to SRNB a complete and accurate copy of its and its subsidiaries' plan, including an estimate of anticipated associated costs, for addressing the issues set forth in all Federal Financial Institutions Examination Council Interagency Statements as such issues affect NVBancorp and/or its subsidiaries. Between the date of this Agreement and the Effective Time, NVBancorp and NVB shall use commercially reasonable and practicable efforts to implement such plan.

          y. Community Reinvestment Act Compliance. NVBancorp is in substantial compliance with the applicable provisions of the Community Reinvestment Act of 1977 and the regulations promulgated thereunder (collectively, the "CRA") and has received a CRA rating of "satisfactory" from the FDIC in its most recent examination, and neither NVBancorp nor NVB has no knowledge of the existence of any fact or circumstance or set of facts or circumstances which could be reasonably expected to result in NVBancorp failing to be in substantial compliance with such provisions or having its current rating lowered.

          z. Information in NVBancorp Registration Statement. The information pertaining to NVBancorp which has been or will be included in the NVBancorp Registration Statement and the Joint Proxy Statement/Prospectus, or in the Applications to be filed to obtain the Government Approvals, does not and will not contain any untrue statement of any material fact or omit or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that information of a later date shall be deemed to modify contrary information as of an earlier date. All financial statements of NVBancorp included in the NVBancorp Registration Statement and the Joint Proxy Statement/Prospectus, or the Applications, will present fairly the financial condition and results of operations of NVBancorp at the dates and for the periods covered by such statements in accordance with generally accepted accounting principles consistently applied throughout the periods covered by such statements. NVBancorp shall promptly advise SRNB in writing if prior to the Effective Time of the Merger NVBancorp shall obtain knowledge of any facts that would make it necessary to amend or supplement the NVBancorp Registration Statement, the Joint Proxy Statement/Prospectus or any Application, in order to make the statements therein not misleading or to comply with applicable law or regulation.

          aa. Accuracy and Effective Date of Representations and Warranties, Covenants and Agreements. Each representation, warranty, covenant and agreement of NVBancorp set forth in this Agreement shall be deemed to be made on and as of the date hereof (except to the extent that a representation or warranty is qualified as set forth in the NVBancorp Disclosure Schedule in a section corresponding in number with the applicable section of such representation or warranty), the Closing Date and the Effective Time of the Merger. No representation or warranty by NVBancorp, and no statement by NVBancorp in any certificate, agreement, schedule or other document furnished or to be furnished in connection with the transactions contemplated by this Agreement or the Merger Agreement, was or will be inaccurate, incomplete or incorrect in any material respect as of the date furnished or contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make such representation, warranty or statement not misleading to SRNB.

6.   SECURITIES ACT OF 1933; SECURITIES EXCHANGE ACT OF 1934.

          a. Preparation and Filing of Registration Statement. NVBancorp shall promptly prepare and file with the Commission (i) a registration statement on the appropriate form (the "NVBancorp Registration Statement") under and pursuant to the provisions of the 1933 Act for the purpose of registering a sufficient number of NVBancorp Shares to complete the exchange of NVBancorp Shares for the outstanding SRNB Shares pursuant to the Conversion Ratio and the provisions of Section 2.1 above, and (ii) in sufficient time to be effective on or before the Effective Time of the Merger one or more registration statements or amendments to existing registration statements under the 1933 Act for the purpose of registering the maximum number of NVBancorp Shares to which the holders of Substitute Options may be entitled pursuant to Section 2.6 above at or after the Effective Time of the Merger. NVBancorp shall promptly prepare a Joint Proxy Statement/Prospectus for the purpose of submitting the principal terms of the Merger (including the Amendment, as described in
Section 3.3.d. hereof), this Agreement and the Merger Agreement to the shareholders of NVBancorp for approval. SRNB shall cooperate in all reasonable respects with regard to the preparation of the Joint Proxy Statement/Prospectus and will promptly prepare and file with the OCC its proxy materials, incorporating the Joint Proxy Statement/Prospectus, for the purpose of submitting the principal terms of the Merger (including the Amendment, as described in Section 3.3.d. hereof), this Agreement and the Merger Agreement to the shareholders of
SRNB for approval. The Joint Proxy Statement/Prospectus in definitive form is expected to serve as the prospectus to be included in the NVBancorp Registration Statement. NVBancorp and SRNB shall each provide promptly to the other such information concerning its business and financial condition and affairs as may be required or appropriate for inclusion in the NVBancorp Registration Statement or the Joint Proxy Statement/Prospectus or the SRNB proxy materials, and shall cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the NVBancorp Registration Statement and the Joint Proxy Statement/Prospectus and the SRNB proxy materials.

          b. Effectiveness of Registration Statement. NVBancorp and SRNB shall use their best efforts to have the NVBancorp Registration Statement and any amendments or supplements thereto declared effective under the 1933 Act as soon as practicable, and thereafter NVBancorp and SRNB shall distribute the Joint Proxy Statement/Prospectus to holders of their respective common stock in accordance with applicable laws and the Articles of Incorporation and Bylaws of each.

          c.    Sales  and  Resales of Common  Stock.   NVBancorp
shall not be required to maintain the effectiveness of the NVBancorp Registration Statement for the purpose of sale or resale of the NVBancorp Shares by any person.

          d. Rule 145. Securities representing NVBancorp Shares issued to affiliates of SRNB (as determined by counsel to NVBancorp and SRNB) under Rule 145 of the 1933 Act pursuant to the Merger Agreement may be subject to stop transfer orders and a restrictive legend which confirm and state that such securities representing NVBancorp Shares have been issued or transferred to the registered holder as the result of a transaction to which Rule 145 under the 1933 Act applies, and that such securities may not be sold, hypothecated, transferred or assigned, and the issuer or its transfer agent shall not be required to give effect to any attempted sale, hypothecation, transfer or assignment, except (i) pursuant to a then current effective registration statement under the 1933 Act, (ii) in a transaction permitted by Rule 145 as to which the issuer has, in the opinion of its counsel, received reasonably satisfactory evidence of compliance with the provisions of Rule 145, or (iii) in a transaction which, in the opinion of counsel satisfactory to the issuer or as described in a "no action" or interpretive letter from the staff of the Securities and Exchange Commission, is not required to be registered under the 1933 Act.

7.   CONDITIONS TO THE OBLIGATIONS OF NVBancorp.

     The obligations of NVBancorp under this Agreement are, at its option, subject to fulfillment at or prior to the Effective Time of the Merger of each of the following conditions; provided, however, that any one or more of such conditions may be waived by the Board of Directors of NVBancorp at any time at or prior to the Effective Time of the Merger:

          a. Representations and Warranties. The representations and warranties of SRNB in Section 4 hereof shall be true and correct in all material respects on and as of the date of this Agreement (except to the extent that a representation or warranty is qualified as set forth in the SRNB Disclosure Schedule corresponding in number with the applicable section of such representation or warranty), the Closing Date and the Effective Time of the Merger, with the same effect as though such representations and warranties had been made on and as of each such date or time except as to any representation or warranty which specifically relates to an earlier date or time.

          b. Compliance and Performance Under Agreement. SRNB shall have performed and complied in all material respects with all terms, agreements, covenants and conditions of this Agreement and the Merger Agreement required to be performed or complied with by it at or prior to the Effective Time of the Merger.

          c. Material Adverse Change. No material adverse change shall have occurred since June 30, 1999, in the business, financial condition, results of operations or assets of SRNB. Other than as set forth in the SRNB Disclosure Schedule, SRNB shall not be a party to or threatened with, and to the best of SRNB's knowledge there is no reasonable basis for, any legal action or other proceeding before any court, any arbitrator of any kind or any government agency. No material adverse change shall have occurred as a result of any subsequent legal actions or proceedings, or any subsequent developments in the legal actions or proceedings as set forth in the SRNB Disclosure Schedule, which in the reasonable judgment of NVBancorp, could have a material adverse effect on the business, financial condition, results of operations or assets of SRNB.

          d. Approval of Agreement. The principal terms of the Merger, this Agreement and the Merger Agreement shall have been duly approved by (i) the affirmative vote or consent of the holders of a two-thirds majority of the outstanding SRNB Shares and (ii) the affirmative vote or consent of the holders of a majority of the outstanding NVBancorp Shares.

          e. Officer's Certificate. NVBancorp shall have received a certificate, dated the Effective Date, signed on behalf of SRNB by its President and Chief Financial Officer and its Executive Vice President and Branch Administrator, in substantially the form delivered to NVBancorp with the SRNB Disclosure Schedule.

          f.    Opinion  of Counsel.  McCutchen, Doyle,  Brown  &
Enersen LLP, counsel to SRNB, shall have delivered to NVBancorp its opinion dated the Effective Date in form and substance acceptable to NVBancorp and its counsel.

          g. Absence of Proceedings. No legal, administrative, arbitration, investigatory or other proceeding by any government agency or regulatory authority shall have been instituted or threatened to restrain or prohibit the Merger or the transactions contemplated by this Agreement.

          h. Effectiveness of Registration Statement. The NVBancorp Registration Statement and any amendments or supplements thereto shall have become effective under the 1933
Act, no stop order suspending the effectiveness of such Registration Statement shall be in effect and no proceedings for such purpose shall have been initiated or threatened by or before the Commission and the NVBancorp Shares registered thereby shall have received all state securities and "blue sky" permits or approvals required to consummate the transactions contemplated by this Agreement and the Merger Agreement.

          i. Government Approvals. All Government Approvals shall be in effect, and all conditions or requirements prescribed by law or by any such Approvals shall have been satisfied; provided, however, that no Government Approval shall be deemed to have been received if it shall require the divestiture or cessation of any of the present businesses or operations conducted by any of the parties hereto or shall impose any other condition or requirement, which condition or requirement NVBancorp in its reasonable judgment shall deem to be materially burdensome (in which case NVBancorp shall promptly notify SRNB). For purposes of this agreement no condition or requirement shall be deemed to be "materially burdensome" if such condition or requirement does not materially differ from conditions or requirements regularly imposed in orders approving transactions of the type contemplated by this Agreement and compliance with such condition or requirement would not:

               (i) require the taking of any action materially inconsistent with the manner in which NVBancorp, NVB or SRNB has conducted its business previously;

               (ii)  have  a  material  adverse  effect  on   the
          business, financial condition or results of operations of NVBancorp, NVB or SRNB; or

               (iii) preclude   satisfaction   of   any   of  the
          conditions   to   consummation   of  the   transactions
          contemplated by this Agreement.

          j. Tax Opinion. McCutchen, Doyle, Brown & Enersen LLP shall have delivered to NVBancorp and SRNB a tax opinion subject to customary assumptions and exceptions included in such opinions and the prior delivery of certificates from SRNB and NVBancorp, substantially to the effect that under federal income tax law and California income and franchise tax law:

               (i) the Merger will not result in any recognized gain or loss to NVBancorp or SRNB;

               (ii) except for any cash received in lieu of any fractional share, no gain or loss will be recognized by holders of SRNB Shares who receive NVBancorp Shares in exchange for the SRNB
          Shares which they hold;

               (iii) the holding period of NVBancorp Shares exchanged for SRNB Shares will include the holding period of the SRNB Shares for which they are exchanged, assuming the SRNB Shares are capital assets in the hands of the holder thereof at the Effective Date;

               (iv) the basis of the NVBancorp Shares received in the exchange will be the same as the basis of the SRNB Shares for which they are exchanged, less any basis attributable to fractional shares for which cash is received; and

               (v) an SRNB shareholder who dissents to the Merger and receives cash for his or her SRNB Shares will be treated as having received a distribution in redemption of his or her SRNB Shares, subject to the provisions and limitations of Section 302 of the IRC.

          k. Accountant's Comfort Letters. On or prior to the date of effectiveness of the NVBancorp Registration Statement, NVBancorp shall have received a letter addressed to NVBancorp from Deloitte & Touche LLP, independent public accountants for SRNB, in form and substance satisfactory to NVBancorp and its counsel and customary for "comfort" letters prepared in accordance with the provisions of Statement of Accounting Standards No. 71, Interim Financial Information. NVBancorp shall also have received from Deloitte & Touche LLP, a "comfort" letter dated the Effective Date, in form and substance satisfactory to NVBancorp and its counsel, as to such matters, as of a specified date not more than five (5) business days prior to the Effective Date, as NVBancorp may reasonably request.

          l. Dissenting Shares. Holders of not more than ten percent (10%) of the outstanding SRNB Shares and NVBancorp Shares shall have perfected dissenter's rights pursuant to 12 U.S.C. 215a (by voting against the Merger at the SRNB meeting of shareholders or by giving notice in writing at or prior to such meeting that he or she dissents from the Merger and thereafter submitting a timely request for the value of his or her SRNB Shares in the manner required by the National Bank Act and the rules and regulations of the OCC) and pursuant to Chapter 13 of the California General Corporation Law, respectively.

          m. Unaudited Financials. Not later than five (5) business days prior to the Effective Date, SRNB shall have furnished NVBancorp a copy of its most recently prepared unaudited month-end consolidated financial statements, including a balance sheet and statement of income of SRNB, for the month ending at least ten (10) business days prior to the Effective Date.

          n. Affiliate Agreements. NVBancorp shall have received signed affiliate agreements on or before the date of mailing the Joint Proxy Statement/Prospectus to the shareholders of SRNB and NVBancorp, from each person who, in the opinion of SRNB's and NVBancorp's counsel, might be deemed to be an affiliate of SRNB or NVBancorp under Rule 144 or 145 of the 1933 Act. Said agreements will include provisions restricting certain actions by an affiliate related to SRNB Shares or NVBancorp Shares, including the sale, purchase, acquisition or transfer of SRNB Shares or NVBancorp Shares in a manner which may render pooling-of-interests accounting treatment unavailable in the Merger, and shall be substantially in the form attached hereto as Exhibit C.

          o. Closing Documents. NVBancorp shall have received such certificates and other closing documents as counsel for NVBancorp shall reasonably request.

          p. Consents. SRNB shall have received, or NVBancorp shall have satisfied itself that SRNB will receive, all consents of third parties as may be required including consents of other parties to and required by material mortgages, notes, leases, franchises, agreements, licenses and permits applicable to SRNB, in each case in form and substance reasonably satisfactory to NVBancorp and its counsel, and no such consent or license or permit shall have been withdrawn or suspended.

          q. Fairness Opinion. The Board of Directors of NVBancorp shall have received an opinion of Alex Sheshunoff & Co., dated the date of this Agreement and the date of mailing or a date within three (3) days prior to the date of mailing the Joint Proxy Statement/Prospectus, to the effect that the Conversion Ratio in the Merger is fair, from a financial point of view, to NVBancorp shareholders, and such opinion shall not have been withdrawn by the Effective Time of the Merger.

          r. Accounting Treatment. NVBancorp shall have received a letter from Deloitte & Touche LLP, subject to customary qualifications and receipt of such certificates as may be reasonable and customary in connection with such letters, satisfactory in form and substance to NVBancorp and its counsel, to the effect that the Merger shall qualify for the pooling-of-interests method of accounting in accordance with generally accepted accounting principles, plus a copy of the letter to SRNB from Deloitte & Touche LLP as described in Section 8.r. hereof. There shall have been no determination by any court, tribunal, regulatory authority or other government agency, that the Merger fails or will fail to qualify for pooling-of-interests accounting treatment.

          s. Shareholder Agreements. NVBancorp and SRNB shall have received signed shareholder agreements from members of the Boards of Directors and the executive officers of NVBancorp and SRNB on or before the date of mailing the Joint Proxy Statement/Prospectus, pursuant to which each such person in their capacity as a shareholder commits to vote their NVBancorp Shares or SRNB Shares in favor of the Merger and the transactions contemplated thereby and pursuant to this Agreement and the Merger Agreement, and to recommend to shareholders, subject to the exercise of fiduciary duties, that they vote in favor of the Merger and the transactions contemplated thereby and pursuant to this Agreement and the Merger Agreement. Said agreements shall be substantially in the form attached hereto as Exhibit D.

          t. Performance Tests. As of the Determination Date, the Closing Date and the Effective Date, SRNB shall have (i) total shareholders' equity and leverage, tier 1 and total risk-based capital ratios, respectively, in amounts required to comply with the "well capitalized" category of applicable federal banking regulations, and (ii) total reserves for losses on outstanding loans shall be in compliance with the SRNB loan loss policy and procedures described in Section 3.2.i. hereof and at a level which, in the reasonable determination of NVBancorp, are adequate for regulatory purposes and for purposes of generally accepted accounting principles.

          u. Compliance with Consent Agreement. SRNB shall be in substantial compliance in all material respects with its obligations under the Consent Agreement.

8.   CONDITIONS TO THE OBLIGATIONS OF SRNB.

     The obligations of SRNB under this Agreement are, at its option, subject to the fulfillment at or prior to the Effective Time of the Merger of each of the following conditions provided, however, that any one or more of such conditions may be waived by the Board of Directors of SRNB at any time at or prior to the Effective Time of the Merger:

          a. Representations and Warranties. The representations and warranties of NVBancorp in Section 5 hereof shall be true and correct in all material respects on and as of the date of this Agreement (except to the extent that a representation or warranty is qualified as set forth in the NVBancorp Disclosure Schedule corresponding in number with the applicable section of such representation or warranty), the Closing Date and the Effective Time of the Merger, with the same effect as though such representations and warranties had been made on and as of each such date or time except as to any representation or warranty which specifically relates to an earlier date or time.

          b. Compliance and Performance Under Agreement. NVBancorp shall have performed and complied in all material respects with all terms, agreements, covenants and conditions of this Agreement and the Merger Agreement required to be performed or complied with by NVBancorp at or prior to the Effective Time of the Merger.

          c. Material Adverse Change. No material adverse change shall have occurred since June 30, 1999, in the business, financial condition, results of operations or assets of NVBancorp and NVB taken as a whole, and NVBancorp shall not be a party to or threatened with, and to the best of NVBancorp's knowledge there is no reasonable basis for, any legal action or other proceeding before any court, any arbitrator of any kind or any government agency, which legal action or proceeding, in the reasonable judgment of SRNB, could have a material adverse effect on the business, financial condition, results of operations or assets of NVBancorp and NVB taken as a whole.

          d. Approval of Agreement. The principal terms of the Merger, this Agreement and the Merger Agreement shall have been duly approved by (i) the affirmative vote or consent of the holders of a majority of the outstanding NVBancorp Shares and
(ii) the affirmative vote or consent of the holders of a two thirds majority of the outstanding SRNB Shares.

          e. Officer's Certificate. SRNB shall have received a certificate, dated the Effective Date, signed on behalf of NVBancorp by its President and its Chief Financial Officer, in substantially the form delivered to SRNB with the NVBancorp Disclosure Schedule.

          f. Opinion of Counsel. Coudert Brothers, NVBancorp's counsel, shall have delivered to SRNB its opinion dated the Effective Date in form and substance acceptable to SRNB and its counsel.

          g. Absence of Proceedings. No legal, administrative, arbitration, investigatory or other proceeding by any government agency or regulatory authority shall have been instituted or threatened to restrain or prohibit the Merger or the transactions contemplated by this Agreement.

          h. Effectiveness of Registration Statement. The NVBancorp Registration Statement and any amendments or supplements thereto shall have become effective under the 1933
Act,   no  stop  order  suspending  the  effectiveness  of   such

Registration Statement shall be in effect and no proceedings for such purpose shall have been initiated or threatened by or before the Commission and the NVBancorp Shares registered thereby shall have received all state securities and "blue sky" permits or approvals required to consummate the transactions contemplated by this Agreement and the Merger Agreement.

          i. Government Approvals. All Government Approvals shall be in effect, and all conditions or requirements prescribed by law or by any such Approvals shall have been satisfied; provided, however, that no Government Approval shall be deemed to have been received if it shall require the divestiture or cessation of any of the present businesses or operations conducted by any of the parties hereto or shall impose any other condition or requirement, which condition or requirement SRNB in its reasonable judgment shall deem to be materially burdensome (in which case SRNB shall promptly notify NVBancorp). For purposes of this agreement no condition or requirement shall be deemed to be "materially burdensome" if such condition or requirement does not materially differ from conditions or requirements regularly imposed in orders approving transactions of the type contemplated by this Agreement and compliance with such condition or requirement would not:

               (i) require the taking of any action materially inconsistent with the manner in which SRNB, NVBancorp or NVB has conducted its business previously;

               (ii) result in a material adverse change on the business, financial condition or results of operations of SRNB, NVBancorp or NVB; or

               (iii) preclude   satisfaction   of   any   of  the
          conditions   to   consummation   of  the   transactions
          contemplated by this Agreement.

          j. Tax Opinion. McCutchen, Doyle, Brown & Enersen LLP shall have delivered to NVBancorp and SRNB a tax opinion subject to customary assumptions and exceptions included in such opinions and the prior delivery of certificates from SRNB and NVBancorp, substantially to the effect that under federal income tax law and California income and franchise tax law:

               (i) the Merger will not result in any recognized gain or loss to SRNB, NVBancorp;

               (ii) except for any cash received in lieu of any fractional share, no gain or loss will be recognized by holders of SRNB Shares who receive NVBancorp Shares in exchange for the SRNB Shares which they hold;

               (iii) the holding period of NVBancorp Shares exchanged for SRNB Shares will include the holding period of the SRNB Shares for which they are exchanged, assuming the SRNB Shares are capital assets in the hands of the holder thereof at the Effective Date;

               (iv) the basis of the NVBancorp Shares received in the exchange will be the same as the basis of the SRNB Shares for which they are exchanged, less any basis attributable to fractional shares for which cash is received; and

               (v) an SRNB shareholder who dissents to the Merger and receives cash for his or her SRNB Shares will be treated as having received a distribution in redemption of his or her SRNB Shares, subject to the provisions and limitations of Section 302 of the IRC.

          k. Accountant's Comfort Letters. On or prior to the date of effectiveness of the NVBancorp Registration Statement, SRNB shall have received a letter addressed to SRNB from Deloitte & Touche LLP, independent public accountants for NVBancorp, in form and substance satisfactory to SRNB and its counsel and customary for "comfort" letters prepared in accordance with the provisions of Statement of Accounting Standards No. 71, Interim Financial Information. SRNB shall also have received from Deloitte & Touche LLP a "comfort" letter dated the Effective Date, in form and substance satisfactory to SRNB and its counsel, as to such matters, as of a specified date not more than five (5) business days prior to the Effective Date, as SRNB may reasonably request.

          l. Dissenting Shares. Holders of not more than ten percent (10%) of the outstanding SRNB Shares and NVBancorp Shares shall have perfected dissenter's rights pursuant to 12 U.S.C. 215a (by voting against the Merger at the SRNB meeting of shareholders or by giving notice in writing at or prior to such meeting that he or she dissents from the Merger and thereafter submitting a timely request for the value of his or her SRNB Shares in the manner required by the National Bank Act and the rules and regulations of the OCC) and pursuant to Chapter 13 of the California General Corporation Law, respectively.

          m. Unaudited Financials. Not later than five (5) business days prior to the Effective Date, NVBancorp shall have furnished SRNB a copy of its most recently prepared unaudited month-end consolidated financial statements, including a balance sheet and statement of income of NVBancorp, for the month ending at least ten (10) business days prior to the Effective Date.

          n. Affiliate Agreements. SRNB shall have received signed affiliate agreements on or before the Document Delivery Date, from each person who, in the opinion of SRNB's and NVBancorp's counsel, might be deemed to be an affiliate of SRNB or NVBancorp under Rule 144 or 145 of the 1933 Act. Said agreements will include provisions restricting certain actions by an affiliate related to SRNB Shares or NVBancorp Shares, including the sale, purchase, acquisition or transfer of SRNB Shares or NVBancorp Shares in a manner which may render pooling-of-interests accounting treatment unavailable in the Merger, and shall be substantially in the form attached hereto as Exhibit E.

          o. Closing Documents. SRNB shall have received such certificates and other closing documents as counsel for SRNB shall reasonably request.

          p. Consents. NVBancorp shall have received, or SRNB shall have satisfied itself that NVBancorp will receive, all consents of third parties as may be required including consents of other parties to and required by material mortgages, notes, leases, franchises, agreements, licenses and permits applicable to NVBancorp, in each case in form and substance reasonably satisfactory to SRNB, and no such consent or license or permit shall have been withdrawn or suspended.

          q. Fairness Opinion. The Board of Directors of SRNB shall have received an opinion of Hoefer & Arnett Incorporated, dated the date of this Agreement and the date of mailing or a date within three (3) days prior to the date of mailing the Joint Proxy Statement/Prospectus, to the effect that the Conversion Ratio in the Merger is fair, from a financial point of view, to SRNB and its shareholders, and such opinion shall not have been withdrawn by the Effective Time of the Merger.

          r. Accounting Treatment. SRNB shall have received a letter from Deloitte & Touche LLP, subject to customary qualifications and receipt of such Certificates as may be reasonable and customary in connection with such letters, satisfactory in form and substance to SRNB and its counsel, to the effect that no conditions exist that would preclude SRNB from being a party to a transaction intended to qualify for the pooling-of-interests method of accounting in accordance with generally accepted accounting principles. There shall have been no determination by any court, tribunal, regulatory authority or other government agency, that the Merger fails or will fail to qualify for pooling-of-interests accounting treatment.

          s. Shareholder Agreements. SRNB and NVBancorp shall have received signed shareholder agreements from members of the Boards of Directors and the executive officers of SRNB and NVBancorp on or before the Document Delivery Date, pursuant to which each such person in their capacity as a shareholder commits to vote their SRNB Shares or NVBancorp Shares in favor of the Merger and the transactions contemplated thereby and pursuant to this Agreement and the Merger Agreement, and to recommend to shareholders, subject to the exercise of fiduciary duties, that they vote in favor of the Merger and the transactions contemplated thereby and pursuant to this Agreement and the Merger Agreement. Said agreements shall be substantially in the form attached hereto as Exhibit F.

9.   CLOSING.

          a. Closing Date. On the third business day following receipt of all required regulatory approvals (not including any applicable waiting periods), the parties shall select a proposed date for the consummation of the Merger (the "Proposed Closing

Date") which the parties shall use their reasonable best efforts to cause to be the Closing Date. The closing (the "Closing") shall, unless another date, time or place is agreed to in writing by NVBancorp and SRNB, be held at the offices of Coudert
Brothers, 303 Almaden Boulevard, Fifth Floor, San Jose, California 95110, at a time mutually agreed upon between the parties and on a date as soon as practicable but not less than fifteen (15) days following the last to occur of (i) the expiration of any waiting periods under applicable law or regulation, and (ii) the date on which all conditions to the obligations of the parties to consummate the Merger have been satisfied (the "Closing Date").

          b.    Delivery  of  Documents.   At  the  Closing,  the
parties shall use their respective best efforts to deliver or cause to be delivered the opinions, certificates and other documents required to be delivered by this Agreement.

          c. Filings. At the Closing, NVBancorp and SRNB shall instruct their respective representatives to make or confirm such filings as shall be required in the opinion of counsel to NVBancorp and SRNB to give effect to the Merger.

10.  POST-CLOSING MATTERS.

     NVBancorp will prepare and file with the Commission on the appropriate form as soon as practicable the results of combined operations of NVBancorp, NVB and the Resulting Bank for the first full calendar quarter after the Effective Date.

11.  EXPENSES.

     Each party hereto agrees to pay as incurred its expenses incident to the Merger and transactions contemplated pursuant to this Agreement in compliance with generally accepted accounting principles, without right of reimbursement from the other party and whether or not the transactions contemplated by this Agreement or the Merger Agreement shall be consummated, relating to the payment of costs and expenses incurred by such party incident to the performance of its obligations under this Agreement and the Merger Agreement, including without limitation, costs incident to the preparation of the Merger Agreement, this Agreement, the NVBancorp Registration Statement and Joint Proxy Statement/Prospectus (including the audited financial statements of the parties contained therein) and incident to the consummation of the Merger and of the other transactions contemplated herein and in the Merger Agreement, including the fees and disbursements of counsel, accountants, consultants and financial advisers employed by such party in connection therewith. Each party shall bear the costs of distributing the Joint Proxy Statement/Prospectus and other proxy materials and information relating to these transactions to its shareholders and of conducting a meeting of its shareholders. Notwithstanding the foregoing, each party shall pay one-half of (i) the printing costs of the Registration Statement and the Joint Proxy Statement/Prospectus, (ii) fees and costs related to obtaining a tax opinion and (iii) fees and costs related to obtaining a letter from Deloitte & Touche LLP, regarding pooling-of-interests accounting treatment; provided, however, that in the event of a termination pursuant to Section 12.b.(v) or Section 12.b.(xi) hereof, by reason of a failure to fulfill the condition in
Section 7.l. or Section 8.l., respectively, then each party shall pay one-half of items (i), (ii) and (iii) set forth above in this
Section  11 plus  one-half  of (iv) all fees  and  costs  payable pursuant to state "blue sky" securities laws, (v) the fee required to be paid to the Commission to register the NVBancorp Shares, (vi) the fees and costs related to any amendments to the NVBancorp 1998 Employee Stock Incentive Plan or for the preparation of a new NVBancorp Stock Option Plan including the cost of obtaining any permits or approvals of government agencies and regulatory authorities and applicable filing fees and (vii) the fees related to preparation and filing of applications with government agencies or regulatory authorities for approval of the transactions contemplated by the Merger, this Agreement and the Merger Agreement. The fees and costs related to the listing of the NVBancorp Shares with the Nasdaq Stock Market for trading on the Nasdaq National Market shall be paid by NVBancorp.

12.  AMENDMENT; TERMINATION.

          a. Amendment. This Agreement and the Merger Agreement may be amended by NVBancorp and SRNB at any time prior to the Effective Time of the Merger without the approval of the shareholders of NVBancorp and shareholders of SRNB with respect to any of their terms except the terms relating to the Conversion Ratio or the form or amount of consideration to be delivered to the SRNB shareholders in the Merger or otherwise as required by applicable law.

          b.     Termination.   This  Agreement  and  the  Merger
Agreement may be terminated as follows:

               (i) By the mutual consent of the Boards of Directors of NVBancorp and SRNB at any time prior to the Effective Time of the Merger.

               (ii) By the Boards of Directors of NVBancorp or SRNB upon the failure of the shareholders of NVBancorp or SRNB to give the requisite approval of this Agreement and the transactions contemplated hereby.

               (iii) By the Boards of Directors of NVBancorp or SRNB upon the expiration of thirty (30) days after any government agency or regulatory authority denies or refuses to grant any approval, consent or qualification required to be obtained in order to consummate the transactions contemplated by this Agreement unless, within said thirty (30) day period after such denial or refusal, NVBancorp and SRNB agree to appeal such denial or refusal or agree to amend and re-submit the application to the government agency or regulatory authority that has denied or refused to grant the approval, consent or qualification requested.

               (iv)    By the  Board of  Directors  of  NVBancorp
          within  five  (5)  business   days  after   receipt  by
          NVBancorp of the SRNB Disclosure Schedule.

               (v) By the Board of Directors of NVBancorp on or after the Termination Date, if any of the conditions in Section 7 to which the obligations of NVBancorp are subject have not been fulfilled.

               (vi) By the Board of Directors of NVBancorp if a material adverse change shall have occurred since
          June 30, 1999, in the business, financial condition, results of operations or assets of SRNB.

               (vii) By the Board of Directors of NVBancorp in the event that SRNB or its affiliates enter into a Business Combination.

               (viii) By the Board of Directors of NVBancorp upon the expiration of forty-five (45) days from delivery of written notice by NVBancorp to SRNB of SRNB's breach of or failure to satisfy any covenant or agreement contained in this Agreement resulting in a material impairment of the benefit reasonably expected to be derived by NVBancorp and NVB from the performance or satisfaction of such covenant or agreement (provided that such breach has not been waived by NVBancorp or cured by SRNB prior to expiration of such forty-five
          (45) day period).

               (ix) By the Board of Directors of SRNB within five (5) business days after receipt by SRNB of the NVBancorp Disclosure Schedule.

               (x)     By the  Board  of  Directors  of  SRNB  if
          NVBancorp  fails  to  comply  with  the  provisions  of
          Section 3.1.g.

               (xi) By the Board of Directors of SRNB on or after the Termination Date, if any of the conditions contained in Section 8 to which the obligations of SRNB are subject have not been fulfilled.

               (xii) By the Board of Directors of SRNB if a material adverse change shall have occurred since June 30, 1999 in the business, financial condition, results of operations or assets of NVBancorp and NVB taken as a whole.

               (xiii)  By the Board of Directors of SRNB upon the
          expiration of forty-five (45) days from delivery of written notice by SRNB to NVBancorp of NVBancorp's breach of or failure to satisfy any covenant or agreement contained in this Agreement resulting in a material impairment of the benefit reasonably expected to be derived by SRNB from the performance or satisfaction of such covenant or agreement (provided that such breach has not been waived by SRNB or cured by NVBancorp prior to expiration of such forty-five
          (45) day period).

               (xiv) By the Board of Directors of NVBancorp in the event that SRNB shall fail to deliver or cause to be delivered to NVBancorp the following signed documents, in form and substance reasonably acceptable to NVBancorp and its counsel: (a) the affiliate agreement to be delivered pursuant to Section 7(n) hereof; and (b) the shareholder agreements to be delivered pursuant to Section 7(s) hereof; and (iii) the form of the following documents, in form and substance reasonably acceptable to NVBancorp and its counsel: (a) the officer's certificate to be delivered pursuant to Section 7(e) hereof; and (b) the opinion of counsel to SRNB to be delivered pursuant to Section 7(f) hereof.

               (xv)    By the Board of  Directors  of SRNB in the
          event that NVBancorp shall fail to deliver or cause to be delivered to SRNB the following signed documents, in form and substance reasonably acceptable to SRNB and its counsel: (a) the affiliate agreement to be delivered pursuant to Section 8(n) hereof; and (b) the shareholder agreements to be delivered pursuant to
          Section 8(s) hereof; and (iii) the form of the following documents, in form and substance reasonably acceptable to SRNB and its counsel: (a) the officer's certificate to be delivered pursuant to Section 8(e) hereof; and (b) the opinion of counsel to NVBancorp to be delivered pursuant to Section 8(f) hereof.

               (xvi) If the Average Closing Price as of the Determination Date shall be less than $10.00, by the Board of Directors of SRNB, within two (2) trading (business) days after the Determination Date. If SRNB does not give timely notice of termination, then the Conversion Ratio shall be 1.450 and this Agreement shall remain in effect in accordance with its terms.


          c. Termination Date. This Agreement shall be terminated if the Closing shall not have occurred on or before July 31, 2000 or such other date approved by the Boards of Directors of NVBancorp, SRNB and the Interim Bank; provided, however, that if the only conditions to the Closing which remain unsatisfied at July 31, 2000 are the receipt of the Government Approvals or the expiration of any waiting periods under applicable law or regulation, the Closing Date shall be automatically extended to September 30, 2000, or such other date as the parties may mutually agree upon (the "Termination Date"), for the purpose of obtaining such Government Approvals or the expiration of such waiting periods.

          d. Notice. The power of termination hereunder may be exercised by NVBancorp or SRNB, as the case may be, only by giving written notice of termination to NVBancorp or SRNB, as applicable, signed on behalf of each such party by its Chairman of the Board or President.

          e.   Effect of Termination; Liquidated Damages.

               (i) If this Agreement is terminated for any reason, the Merger Agreement shall automatically terminate. Termination of this Agreement shall not terminate or affect the obligations of the parties to pay expenses as provided in Section 11, to maintain the confidentiality of the each party's information obtained pursuant to this Agreement and the Confidentiality Agreement between the parties dated June 22, 1999, or the provisions of this Section 12(e) or the applicable provisions of Section 14.

               (ii) If NVBancorp terminates this Agreement pursuant to Section 12.b.(vii), or pursuant to Section 12.b.(viii) or Section 12.b.(xiv) as a result of SRNB's willful or deliberate failure to comply with Section 12.b.(viii) or Section 12.b.(xiv), which compliance was not beyond the reasonable control of SRNB, SRNB shall pay to NVBancorp, on demand, the sum of Two Million Dollars ($2,000,000). In each such case, the amount indicated shall be deemed liquidated damages for expenses incurred and the lost opportunity cost for time devoted to the transactions contemplated by this Agreement.

               (iii)   If SRNB terminates this Agreement pursuant
          to Section 12.b.(x), or pursuant to Section 12.b.(xiii) or Section 12.b.(xv) as a result of NVBancorp's willful or deliberate failure to comply with Section 12.b.(xiii) or Section 12.b.(xv), which compliance was not beyond the reasonable control of NVBancorp, then NVBancorp shall pay to SRNB, on demand, the sum of Two Million Dollars ($2,000,000). In each such case, the amount indicated shall be deemed liquidated damages for expenses incurred and the lost opportunity cost for time devoted to the transactions contemplated by this Agreement.

13.  INDEMNIFICATION.

     13.1. By NVBancorp. NVBancorp agrees to defend, indemnify and hold harmless SRNB, its respective officers and directors, attorneys, accountants, and each person who controls SRNB within the meaning of the 1933 Act from and against any costs, damages, liabilities and expenses of any nature, insofar as such costs, damages, liabilities and expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the NVBancorp Registration Statement and Joint Proxy Statement/Prospectus or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that NVBancorp shall be liable in any such case only to the extent that any such cost, damage, liability or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in said Registration Statement and Joint Proxy Statement/Prospectus or amendments or supplements thereto, in reliance upon and in conformity with information provided by and with respect to NVBancorp used in preparing the Registration Statement. If and to the extent such agreement to indemnify may be unenforceable for any reason, NVBancorp shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which may be permitted under applicable law.

     13.2. By SRNB. SRNB agrees to defend, indemnify and hold harmless NVBancorp, its officers and directors, attorneys, accountants, and each person who controls NVBancorp within the meaning of the 1933 Act from and against any costs, damages, liabilities and expenses of any nature, insofar as such costs, damages, liabilities and expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the NVBancorp Registration Statement and Joint Proxy Statement/Prospectus or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that SRNB shall be liable in any such case only to the extent that any such cost, damage, liability or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in said Registration Statement and Joint Proxy Statement/Prospectus or amendments or supplements thereto, in reliance upon and in conformity with information provided by and with respect to SRNB used in preparing the Registration Statement and Joint Proxy Statement/Prospectus. If and to the extent such agreement to indemnify may be unenforceable for any reason, SRNB shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which may be permitted under applicable law.

     13.3. Notification. Promptly after receipt by any party to be indemnified pursuant to this sub-article (the "Indemnified Party") of notice of (i) any claim or (ii) the commencement of any action or proceeding, the Indemnified Party will give the other party (the "Indemnifying Party") written notice of such claim or the commencement of such action or proceeding. The Indemnifying Party shall have the right, at its option, to compromise or defend, by its own counsel, any such matter involving the Indemnified Party's asserted liability. In the event that the Indemnifying Party shall undertake to compromise or defend any such asserted liability, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party agrees to cooperate fully with the Indemnifying Party and its counsel in the compromise of, or defense against, any such asserted liability. In any event, the Indemnifying Party shall have the right to participate in the defense of such asserted liability.

14.  MISCELLANEOUS.

     a. Notices. Any notice or other communication required or permitted under this Agreement shall be effective only if it is in writing and delivered personally, or by Federal Express or similar overnight courier, or by facsimile or sent by first class United States mail, postage prepaid, registered or certified mail, addressed as follows:

     To NVBancorp:                     To SRNB:

     North  Valley Bancorp             Six Rivers National Bank
     880 E. Cypress Avenue             402 "F" Street
     Redding, California 96002         Eureka, California 95501

     Telephone: (530) 221-8400         Telephone: (707) 443-8400
     Telecopier:(530)  222-1768        Telecopier:  (707) 443-3631


     With a copy to:                   With a copy to:

     Coudert Brothers                  McCutchen, Doyle, Brown & Enersen
     303 Almaden Blvd., Fifth Floor    Three  Embarcadero Center
     San Jose, California 95110-2721   San Francisco, California 94111

     Telephone: (408) 297-9982         Telephone: (415) 393-2000
     Telecopier: (408) 297-3191        Telecopier:(415) 393-2286

or to such other address as either party may designate by notice to the other, and shall be deemed to have been given upon receipt.

          b. Knowledge. Whenever the term "knowledge" or "to the best knowledge" or words of similar import are used in this Agreement in connection with a party's representations and warranties, it shall mean the actual knowledge of a party after due inquiry of a party's directors and executive officers.

          c. Binding Agreement. This Agreement is binding upon and is for the benefit of NVBancorp, the Interim Bank and SRNB and their respective successors and permitted assigns. This Agreement is not made for the benefit of any person, firm, corporation or association not a party hereto, and no other person, firm, corporation or association shall acquire or have any right under or by virtue of this Agreement. No party may assign this Agreement or any of its rights, privileges, duties or obligations hereunder without the prior written consent of the other party to this Agreement.

          d. Material Adverse Effect. As used in this Agreement, any reference to any event, change or effect being "material" with respect to any entity means an event, change or effect which is material in relation to the condition (financial or otherwise), properties, assets, liabilities, businesses, results of operations of such entity and its subsidiaries taken as a whole, and the term "material adverse effect" means, with respect to any entity, a material adverse effect (whether or not required to be accrued or disclosed under Statement of Financial Accounting Standards No. 5 ("SFAS No. 5")) (i) on the condition (financial or otherwise), properties, assets, liabilities, businesses, results of operations of such entity and its subsidiaries taken as a whole (but does not include any such effect resulting from or attributable to any action or omission by NVBancorp or SRNB or any subsidiary of either of them taken with the prior written consent of the other parties hereto, in contemplation of the transactions contemplated hereby), or (ii) on the ability of such entity to perform its obligations hereunder on a timely basis.

          e. Survival of Representations and Warranties. No investigation by NVBancorp or SRNB made before or after the date of this Agreement shall affect the representations and warranties which are contained in this Agreement and such representations and warranties shall survive such investigation, provided that, except with respect to covenants, agreements and indemnification to be performed in whole or in part subsequent to the Effective Time of the Merger (as to which the related representations and warranties shall survive until their performance) which covenants, agreements and indemnification shall survive the Effective Time of the Merger, the representations, warranties, covenants and agreements of NVBancorp and SRNB contained in this Agreement shall terminate upon the Effective Time of the Merger.

          f. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

          g. Attorneys' Fees. In any action at law or suit in equity in relation to this Agreement, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

          h. Entire Agreement; Severability. This Agreement and the documents, certificates, agreements, letters, schedules and exhibits attached or required to be delivered pursuant hereto set forth the entire agreement and understandings of the parties in respect of the transactions contemplated hereby, and supersede all prior agreements, arrangements and understanding relating to the subject matter hereof, excluding that certain Confidentiality Agreement between the parties dated June 22, 1999. Each provision of this Agreement shall be interpreted in a manner to be effective and valid under applicable law, but if any provision hereof shall be prohibited or ruled invalid under applicable law, the validity, legality and enforceability of the remaining provisions shall not, except as otherwise required by law, be affected or impaired as a result of such prohibition or ruling.

          i. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN  WITNESS  WHEREOF, NVBancorp and SRNB  have  caused  this
Agreement and Plan of Reorganization and Merger to be signed by their duly authorized officers as of the day and year first above written.


NORTH VALLEY BANCORP              SIX RIVERS NATIONAL BANK



By:  /s/ Michael J. Cushman    By:   /s/   Michael W. Martinez
     ----------------------          ------------------------------
         President and                     President and
         Chief Executive                   Chief Executive
         Officer                           Officer

 By: /s/ J. M. Wells, Jr.      By:   /s/   Margie L. Plum
     ----------------------          ------------------------------
         Secretary                         Executive Vice
                                           President
                                           and Branch Administrator
                               -165-

                                     ANNEX B



February ___, 2000




Members of the Board of Directors
Six Rivers National Bank
402 F Street
Eureka, California  95501


Members of the Board:


         You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the holders of the outstanding shares of Common Stock, $5.00 par value, of Six Rivers National Bank ("SRNB") of the Conversion Ratio, as defined in Section 2.1. of the Agreement and Plan of Reorganization and Merger dated as of October 3, 1999, as amended on January 28, 2000, (the "Agreement"), in the proposed merger (the "Merger") of SRNB and North Valley Bancorp ("NVBancorp").


         Hoefer & Arnett Incorporated, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Hoefer & Arnett Incorporated provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, of SRNB or NVBancorp for its own account and for the accounts of customers. We are familiar with SRNB having acted as its financial advisor in connection with the Agreement.

         In connection with this opinion, we have reviewed, among other things, the Agreement; the Annual Report to Shareholders of SRNB and NVBancorp for the years ended December 31, 1997 and 1998; the Annual Report on Form 10-K of SRNB and NVBancorp for the years ended December 31, 1997 and 1998; certain interim reports to shareholders and Quarterly Reports on Form 10-Q of SRNB and NVBancorp; certain other communications from SRNB and NVBancorp to the their respective shareholders; and certain internal financial analyses and forecasts for SRNB and NVBancorp prepared by their respective managements including forecasts for certain costs savings and revenue opportunities (the "Synergies") expected to be achieved as a result of the Merger. We also have held discussions with members of the senior management of SRNB and NVBancorp regarding the strategic rationale for, and the potential benefits of, the Merger and the past and current business operations, regulatory relationships, financial condition and future prospects of their respective companies. In addition, we have reviewed the reported price and trading activity for the shares of SRNB and NVBancorp, compared certain financial and stock market information for SRNB and NVBancorp with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the commercial banking industry and performed such other studies and analyses as we considered appropriate.

         We have relied upon the accuracy and completeness of all of the financial and other information reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In that regard, we have assumed, with your consent, that the financial forecasts, including, without limitation, the Synergies and projections regarding under-performing and non-performing assets and net charge-offs have been reasonably prepared on a basis reflecting the best currently available judgments and estimates of SRNB and NVBancorp and that such forecasts will be realized in the amounts and at the times contemplated thereby. We are not experts in the evaluation of loan and lease portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto and have assumed, with your consent, that such allowances for each of SRNB and NVBancorp are in the aggregate adequate to cover all such losses. In addition, we have not reviewed individual credit files nor have we made an independent evaluation or appraisal of the assets and liabilities of SRNB, NVBancorp or any of their subsidiaries and we have not been furnished with any such evaluation or appraisal. We also have assumed, with your consent, that the Merger will be accounted for as a pooling of interests under generally accepted accounting principles and that obtaining any necessary regulatory approvals and third party consents for the Merger or otherwise will not have a material adverse effect on SRNB, NVBancorp or the combined company pursuant to the Merger. In addition, our opinion does not address the relative merits of the Merger as compared to any alternative business transaction that might be available to SRNB.

         Our advisory services and the opinion expressed herein are provided for the information and assistance of the board of directors of SRNB in connection with its consideration of the Merger and such opinion does not constitute a recommendation as to how any holder of shares of SRNB should vote with respect to such transaction.

         Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the Conversion Ratio pursuant to the Agreement is fair from a financial point of view to the holders of the outstanding shares of Common Stock of Six Rivers National Bank.

Very truly yours,





HOEFER & ARNETT INCORPORATED

                                     ANNEX C




February ___, 2000




Board of Directors
North Valley Bancorp
880 E. Cypress Avenue
Redding, California 96099-4630

Members of the Board:


         North Valley Bancorp ("NVBancorp") and Six Rivers National Bank ("SRNB") entered into an Agreement and Plan of Reorganization and Merger dated as of October 3, 1999, as amended on January 28, 2000, (the "Agreement"), that provides, among other things, for the exchange of all of the capital stock of SRNB for the capital stock of NVBancorp by means of a merger of SRNB with and into NVB Interim National Bank, a subsidiary of NVBancorp (the "Merger"). Pursuant to the Agreement, each SRNB shareholder will receive, in exchange for each share of SRNB Common Stock, the number of shares of NVBancorp Common Stock determined in accordance with the conversion ratio as more fully set forth in
Section 2.1 of the Agreement (the "Conversion Ratio"). Pursuant to the Agreement, the Conversion Ratio shall equal 1.45 shares of Common Stock of NVBancorp in exchange for one share of SRNB Common Stock provided the Average Closing Price on the Determination Date of NVBancorp Common Stock is not less than $10.00 per share and not more than $12.49 per share. If the Average Closing Price is not less than $12.50 per share and is not more than $15.00 per share, the Conversion Ratio shall be 1.40 shares of Common Stock of NVBancorp in exchange for one share of SRNB Common Stock. If the Average Closing Price is greater than $15.00 per share, the Conversion Ratio shall be determined in accordance with the following formula: $21.00 + .56 x (Average Closing Price minus $15.00) divided by Average Closing Price.


         If the Average Closing Price on the Determination Date of NVBancorp Common Stock shall be less than $10.00, NVBancorp or SRNB shall have the right to terminate the Agreement pursuant to the terms and conditions set forth in
Section 12 of the Agreement.

         You requested Alex Sheshunoff & Co. Investment Banking's ("Sheshunoff's") opinion, as to whether the Conversion Ratio is fair from a financial point of view to NVBancorp Common Shareholders. In connection with our opinion, Sheshunoff has: (i) reviewed a draft copy of the Agreement; (ii) reviewed certain publicly available financial statements and other information of NVBancorp and SRNB, respectively; (iii) reviewed certain estimates of cost savings prepared by NVBancorp's management arising from the transaction; (iv) analyzed the pro forma impact of the Merger on the combined company's earnings, book value, dividends and tangible book value per share based upon assumptions provided by NVBancorp's management, (v) discussed NVBancorp's past and current operations, financial condition, and prospects with its executive management;
(vi) compared NVBancorp and SRNB from a financial point of view with certain other companies which Sheshunoff deemed to be relevant; (vi) reviewed the financial terms, to the extent publicly available, of certain comparable merger transactions, (vii) reviewed reported market prices and historical trading activity of NVBancorp's common stock and certain analysts' projections of

NVBancorp's potential 1999 and 2000 earnings per share; (viii) performed such other analyses and examinations as Sheshunoff has deemed appropriate.

         Sheshunoff assumed and relied upon without independent verification the accuracy and completeness of the information supplied or otherwise made available to us by NVBancorp. Sheshunoff did not make an independent evaluation of the assets or liabilities of SRNB nor NVBancorp. Sheshunoff did not perform any due diligence review of either SRNB or NVBancorp and did not visit either institution. Sheshunoff assumed that NVBancorp's budgets and financial forecasts were reasonably prepared and reflect the best currently available estimates and judgments of NVBancorp's management, as to its future financial performance. Sheshunoff assumed such forecasts and projections will be realized in the amounts and at the times contemplated thereby. In that regard, Sheshunoff assumed, with NVBancorp's consent, that the financial forecasts, including, without limitation, projected cost savings and projections regarding under-performing and non-performing assets and net charge-offs had been reasonably prepared on a basis reflecting the best then available judgments and estimates of NVBancorp and SRNB and that such forecasts will be realized in the amounts and at the times contemplated thereby. Sheshunoff makes no representations or warranty that the financial forecasts and projections prepared by NVBancorp will be realized in the amounts and at the times forecasted and projected. Sheshunoff assumed that obtaining any necessary regulatory approvals and third party consents for the Merger will not have an adverse effect on NVBancorp, SRNB or the combined company. Sheshunoff has further assumed that the Merger will be accounted for as a pooling-of-interests under generally accepted accounting principals and that it will qualify as a tax-free reorganization for U.S. federal income tax purposes.

         Sheshunoff is not an expert in the evaluation of loan portfolios for the purpose of assessing the adequacy of the allowance for losses, and assumed based upon NVBancorp's management representations that such allowances, for each of the companies, are in the aggregate, adequate to cover such losses. Sheshunoff did not review any individual credit files nor made any independent evaluation, appraisal or physical inspection of the assets or individual properties of SRNB or NVBancorp.

         Sheshunoff did not assess, nor was it furnished with any assessments, of SRNB's compliance with operational and regulatory standards for its data processing and other systems compliance with the Year 2000 capability. If SRNB is not able to bring its operations into compliance with the year 2000 capability, the fairness of the Conversion Ratio may be adversely impacted.

         Sheshunoff's opinion is necessarily based on economic, market and other conditions in effect on, and the information made available to it, as of the date hereof. Events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. Sheshunoff assumed that there are no material changes in SRNB's or NVBancorp's assets, financial condition, results of operations, business or prospects since the respective dates of their last financial statements reviewed by it, and that off-balance sheet activities will not materially impact the future financial position or results of operation of SRNB and NVBancorp. Sheshunoff assumed the Merger will be completed as set forth in the Agreement and that no material changes will be made in the Agreement nor will restrictions be imposed by regulatory or other parties on the terms of the Agreement.

         Sheshunoff's opinion is limited to the fairness, from a financial point of view, to the holders of NVBancorp's Common Stock of the Conversion Ratio. Sheshunoff does not address NVBancorp's underlying business decision to undertake the Merger. This letter, and the opinion expressed herein, do not constitute a recommendation to any shareholder as to how any shareholder should vote in the shareholder's vote on the Merger or the Agreement. This letter is for the information of the board of directors of NVBancorp and may not be used for any other purpose without Sheshunoff's prior written consent, except that this opinion may be included in its entirety in any filing made by NVBancorp or SRNB with the Securities and Exchange Commission with respect to the Merger.

         Based upon and subject to the foregoing, it is Sheshunoff's opinion that, as of the date hereof, the Conversion Ratio is fair from a financial point of view to NVBancorp's shareholders.



         Very truly yours,



         ALEX SHESHUNOFF & CO.
         INVESTMENT BANKING, L.P.

                                     ANNEX D

         CHAPTER 13. DISSENTERS' RIGHTS.

         SS.1300. REORGANIZATION OR SHORT-FORM MERGER; DISSENTING SHARES; CORPORATE PURCHASE AT FAIR MARKET VALUE; DEFINITIONS--

         (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

         (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

                  (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

                  (2) Which were outstanding on the date for the determination of shareholders entitled to vote on their organization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

                  (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

                  (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

         (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

         SS.1301. NOTICE TO HOLDERS OF DISSENTING SHARES IN REORGANIZATIONS; DEMAND FOR PURCHASE; TIME; CONTENTS--

         (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under
Section 1309.

         (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' special meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

         (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

         SS.1302. SUBMISSION OF SHARE CERTIFICATES FOR ENDORSEMENT; UNCERTIFICATED SECURITIES--

         Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

         SS.1303. PAYMENT OF AGREED PRICE WITH INTEREST; AGREEMENT FIXING FAIR MARKET VALUE; FILING; TIME OF PAYMENT--

         (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

         (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

         SS.1304. ACTION TO DETERMINE WHETHER SHARES ARE DISSENTING SHARES OR FAIR MARKET VALUE; LIMITATION; JOINDER; CONSOLIDATION; DETERMINATION OF ISSUES; APPOINTMENT OF APPRAISERS--

         (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market values of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

         (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

         (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

         SS.1305. REPORT OF APPRAISERS; CONFIRMATION; DETERMINATION BY COURT; JUDGMENT; PAYMENT; APPEAL; COSTS--

         (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

         (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

         (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

         (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

         (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section
1301).

         SS.1306. PREVENTION OF IMMEDIATE PAYMENT; STATUS AS CREDITORS;
INTEREST--

         To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

       SS.1307. DIVIDENDS ON DISSENTING SHARES--

         Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

         SS.1308. RIGHTS OF DISSENTING SHAREHOLDERS PENDING VALUATION; WITHDRAWAL OF DEMAND FOR PAYMENT--

         Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

         SS.1309. TERMINATION OF DISSENTING SHARE AND SHAREHOLDER STATUS--

         Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

         (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

         (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

         (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of
Section 1110 was mailed to the shareholder.

         (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

         SS.1310. SUSPENSION OF rIGHT TO COMPENSATION OR VALUATION PROCEEDINGS; LITIGATION OF SHAREHOLDERS' APPROVAL--

         If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

         SS.1311. EXEMPT SHARES--

         This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

         SS.1312. RIGHT OF DISSENTING SHAREHOLDER TO ATTACK, SET ASIDE OR RESCIND MERGER OR REORGANIZATION; RESTRAINING ORDER OR INJUNCTION; CONDITIONS--

         (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

         (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

         (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

                                     ANNEX E

TITLE 12, UNITED STATES CODE, SECTION 215A (B), (C) AND (D):

         DISSENTING SHAREHOLDERS

         (b) If a merger shall be voted for at the called meetings by the necessary majorities of the shareholders of each association or State bank participating in the plan of merger, and thereafter the merger shall be approved by the Comptroller, any shareholder of any association or State bank to be merged into the receiving association who has voted against such merger at the meeting of the association or bank of which he is a stockholder, or has given notice in writing at or prior to such meeting to the presiding officer that he dissents from the plan of merger, shall be entitled to receive the value of the shares so held by him when such merger shall be approved by the Comptroller upon written request made to the receiving association at any time before thirty days after the date of consummation of the merger, accompanied by the surrender of his stock certificates.

         VALUATION OF SHARES

         (c) The value of the shares of any dissenting shareholder shall be ascertained, as of the effective date of the merger, by an appraisal made by a committee of three persons, composed of (1) one selected by the vote of the holders of the majority of the stock, the owners of which are entitled to payment in cash; (2) one selected by the directors of the receiving association; and (3) one selected by the two so selected. The valuation agreed upon by any two of the three appraisers shall govern. If the value so fixed shall not be satisfactory to any dissenting shareholder who has requested payment, that shareholder may, within five days after being notified of the appraised value of his shares, appeal to the Comptroller, who shall cause a reappraisal to be made which shall be final and binding as to the value of the shares of the appellant.

         APPLICATION TO SHAREHOLDERS OF MERGING ASSOCIATIONS; APPRAISAL BY COMPTROLLER; EXPENSES OF RECEIVING ASSOCIATION; SALE AND RESALE OF SHARES; STATE APPRAISAL AND MERGER LAW

         (d) If, within ninety days from the date of consummation of the merger, for any reason one or more of the appraisers is not selected as herein provided, or the appraisers fail to determine the value of such shares, the Comptroller shall upon written request of any interested party cause an appraisal to be made which shall be final and binding on all parties. The expenses of the Comptroller in making the reappraisal or the appraisal, as the case may be, shall be paid by the receiving association. The value of the shares ascertained shall be promptly paid to the dissenting shareholders by the receiving association. The shares of stock of the receiving association which would have been delivered to such dissenting shareholders had they not requested payment shall be sold by the receiving association at an advertised public auction, and the receiving association shall have the right to purchase any of such shares at such public auction, if it is the highest bidder therefor, for the purpose of reselling such shares within thirty days thereafter to such person or persons and at such price not less than par as its board of directors by resolution may determine. If the shares are sold at public auction at a price greater than the amount paid to the dissenting shareholders, the excess in such sale price shall be paid to such dissenting shareholders. The appraisal of such shares of stock in any State bank shall be determined in the manner prescribed by the law of the State in such cases, rather than as provided in this section, if such provision is made in the State law; and no such merger shall be in contravention of the law of the State under which such bank is incorporated. The provisions of this subsection shall apply only to shareholders of (and stock owned by them in) a bank or association being merged into the receiving association.

Comptroller of the Currency
 Washington, DC 20219

  Banking Circular

  BC-259

1992 OCC CB LEXIS 21

  March 5, 1992

[*1]
 Stock Appraisals

To: Chief Executive Officers of National Banks, Deputy Comptrollers (District), Department and Division Heads, and Examining Personnel

PURPOSE

This banking circular informs all national banks of the valuation methods used by the Office of the Comptroller of the Currency (OCC) to estimate the value of a bank's shares when requested to do so by a shareholder dissenting to the conversion, merger, or consolidation of its bank. The results of appraisals performed by the OCC between January 1, 1985 and September 30, 1991 are summarized.

References: 12 U.S.C. 214A, 215 and 215a; 12 CFR 11.590 (Item 2)

BACKGROUND

Under 12 U.S.C. SECTION 214A, a shareholder dissenting from a conversion, consolidation, or merger involving a national bank is entitled to receive the value of his or her shares from the resulting bank. A valuation of the shares shall be made by a committee of three appraisers (a representative of the dissenting shareholder, a representative of the resulting bank, and a third appraiser selected by the other two). If the committee is formed and renders an appraisal that is acceptable to the dissenting shareholder, the process is complete and [*2] the appraised value of the shares is paid to the dissenting shareholder by the resulting bank. If, for any reason, the committee is not formed or if it renders an appraisal that is not acceptable to the dissenting shareholder, an interested party may request an appraisal by the OCC. 12 U.S.C.
SECTION 215 provides these appraisal rights to any shareholder dissenting to a consolidation. Any dissenting shareholder of a target bank in a merger is also entitled to these appraisal rights pursuant to 12 U.S.C. SECTION 215A.

The above provides only a general overview of the appraisal process. The specific requirements of the process are set forth in the statutes themselves.

METHODS OF VALUATION USED

Through its appraisal process, the OCC attempts to arrive at a fair estimate of the value of a bank's shares. After reviewing the particular facts in each case and the available information on a bank's shares, the OCC selects an appropriate valuation method, or combination of methods, to determine a reasonable estimate of the shares' value.

Market Value

The OCC uses various methods to establish the market value of shares being appraised. If sufficient trading in the shares [*3] exists and the prices are available from direct quotes from the Wall Street Journal or a market-maker, those quotes are considered in determining the market value. If no market value is readily available, or if the market value available is not well established, the OCC may use other methods of estimating market value, such as the investment value and adjusted book value methods.

Investment Value

Investment value requires an assessment of the value to investors of a share in the future earnings of the target bank. Investment value is estimated by applying an average price/earnings ratio of banks with similar earnings potential to the earnings capacity of the target bank.

The peer group selection is based on location, size, and earnings patterns. If the state in which the subject bank is located provides a sufficient number of comparable banks using location, size and earnings patterns as the criteria for selection, the price/earnings ratios assigned to the banks are applied to the earnings per share estimated for the subject bank. In order to select a reasonable peer group when there are too few comparable independent banks in a location that is comparable to that [*4] of the subject bank, the pool of banks from which a peer group is selected is broadened by including one-bank holding company banks in a comparable location, and/or by selecting banks in less comparable locations, including adjacent states, that have earnings patterns similar to the subject bank.

Adjusted Book Value

The OCC also uses an "adjusted book value" method for estimating value. Historically, the OCC has not placed any weight on the bank's "unadjusted book value", since that value is based on historical acquisition costs of the bank's assets, and does not reflect investors' perceptions of the value of the bank as an ongoing concern. Adjusted book value is calculated by multiplying the book value of the target bank's assets per share times the average market price to book value ratio of comparable banking organizations. The average market price to book value ratio measures the premium or discount to book value, which investors attribute to shares of similarly situated banking organizations.

Both the investment value method and the adjusted book value method present appraised values which are based on the target bank's value as a going concern. These techniques [*5] provide estimates of the market value of the shares of the subject bank.

OVERALL VALUATION

The OCC may use more than one of the above-described methods in deriving the value of shares of stock. If more than one method is used, varying weights may be applied in reaching an overall valuation. The weight given to the value by a particular valuation method is based on how accurately the given method is believed to represent market value. For example, the OCC may give more weight to a market value representing infrequent trading by shareholders than to the value derived from the investment value method when the subject bank's earnings trend is so irregular that it is considered to be a poor predictor of future earnings.

PURCHASE PREMIUMS

For mergers and consolidations, the OCC recognizes that purchase premiums do exist and may, in some instances, be paid in the purchase of small blocks of shares. However, the payment of purchase premiums depends entirely on the acquisition or control plans of the purchasers, and such payments are not regular or predictable elements of market value. Consequently, the OCC's valuation methods do not include consideration of purchase premiums [*6] in arriving at the value of shares.

STATISTICAL DATA

The chart below lists the results of appraisals the OCC performed between January 1, 1985 and September 30, 1991. The OCC provides statistical data on book value and price/earnings ratios for comparative purposes, but does not necessarily rely on such data in determining the value of the banks' shares. Dissenting shareholders should not view these statistics as determinative for future appraisals.

In connection with disclosures given to shareholders under 12 CFR 11.590 (Item
2), banks may provide shareholders a copy of this banking circular or disclose the information in the banking circular, including the past results of OCC appraisals. If the bank discloses the past results of the OCC appraisals, it should advise shareholders that: (1) the OCC did not rely on all the information set forth in the chart in performing each appraisal; and, (2) the OCC's past appraisals are not necessarily determinative of its future appraisals of a particular bank's shares.

APPRAISAL RESULTS
--------------------------------------------------------------------------------

                     OCC                                    Average Price/
Appraisal      Appraisal          Price           Book      Earnings Ratio
Date *             Value        Offered          Value       of Peer Group
---------          -----        -------          -----       -------------
1/1/85            107.05         110.00         178.29                 5.3
1/2/85             73.16             NA          66.35                 6.8
1/15/85            53.41          60.00          83.95                 4.8
1/31/85            22.72          20.00          38.49                 5.4
2/1/85             30.63          24.00          34.08                 5.7
2/25/85            27.74          27.55          41.62                 5.9
4/30/85            25.98          35.00          42.21                 4.5
7/30/85         3,153.10       2,640.00       6,063.66                  NC
9/1/85             17.23          21.00          21.84                 4.7
11/22/85          316.74         338.75         519.89                 5.0
11/22/85           30.28             NA          34.42                 5.9
12/16/85           66.29          77.00          89.64                 5.6
12/27/85           60.85          57.00         119.36                 5.3
12/31/85           61.77             NA          73.56                 5.9
12/31/85           75.79          40.00          58.74                12.1
1/12/86            19.93             NA          26.37                 7.0
3/14/86            59.02         200.00         132.20                 3.1
4/21/86            40.44          35.00          43.54                 6.4
5/2/86             15.50          16.50          23.69                 5.0
7/3/86            405.74             NA         612.82                 3.9
7/31/86           297.34         600.00         650.63                 4.4
--------------------------------------------------------------------------------

[*7]

   * - The "Appraisal Date" is the consummation date for the conversion, consolidation, or merger.

   NA - Not Available

   NC - Not Computed

APPRAISAL RESULTS
--------------------------------------------------------------------------------

                     OCC                                    Average Price/
Appraisal      Appraisal          Price           Book      Earnings Ratio
Date *             Value        Offered          Value       of Peer Group
---------          -----        -------          -----       -------------
8/22/86           103.53         106.67         136.23                  NC
12/26/86           16.66             NA          43.57                 4.0
12/31/86           53.39          95.58          69.66                 7.1
5/1/87            186.42             NA         360.05                 5.1
6/11/87            50.46          70.00          92.35                 4.5
6/11/87            38.53          55.00          77.75                 4.5
7/31/87            13.10             NA          20.04                 6.7
8/26/87            55.92          57.52          70.88                  NC
8/31/87            19.55          23.75          30.64                 5.0
8/31/87            10.98             NA          17.01                 4.2
10/6/87            56.48          60.00          73.11                 5.6
3/15/88           297.63             NA         414.95                 6.1
6/2/88             27.26             NA          28.45                 5.4
6/30/88           137.78             NA         215.36                 6.0

APPRAISAL RESULTS
--------------------------------------------------------------------------------

                     OCC                                    Average Price/
Appraisal      Appraisal          Price           Book      Earnings Ratio
Date *             Value        Offered          Value       of Peer Group
---------          -----        -------          -----       -------------

8/30/88           768.62         677.00       1,090.55                10.7
3/31/89           773.62             NA         557.30                 7.9
5/26/89           136.47         180.00         250.42                 4.5
5/29/90             9.87             NA          11.04                 9.9
--------------------------------------------------------------------------------

   * - The "Appraisal Date" is the consummation date for the conversion, consolidation, or merger.

   NA - Not Available

   NC - Not Computed

 For more information regarding the OCC's stock appraisal process, contact the Office of the Comptroller of the Currency, Bank Organization and Structure.

 Frank Maguire
 [*8]   Acting Senior Deputy Comptroller
 Corporate Policy and Economic Analysis

                                     ANNEX F

TEXT OF PROPOSED AMENDMENTS TO RESTATED ARTICLES OF INCORPORATION AND BYLAWS CONCERNING THE CLASSIFICATION OF THE BOARD OF DIRECTORS

                  The Restated Articles of Incorporation of NVBancorp shall be amended by adding thereto a new Article Sixth which shall read as set forth below:

          Sixth:  CLASSIFIED BOARD OF DIRECTORS.

          (a) The number of directors which shall constitute the whole board of directors of this corporation shall be specified in the bylaws of the corporation.

          (b) In the event that the authorized number of directors shall be fixed at nine (9) or more, the board of directors shall be divided into three classes: Class I, Class II and Class III, each consisting of a number of directors equal as nearly as practicable to one-third the total number of directors. Directors in Class I shall initially serve for a term expiring at the 2001 annual meeting of shareholders, directors in Class II shall initially serve for a term expiring at the 2002 annual meeting of shareholders, and directors in Class III shall initially serve for a term expiring at the 2003 annual meeting of shareholders. Thereafter, each director shall serve for a term ending at the third annual shareholders meeting following the annual meeting at which such director was elected. In the event that the authorized number of directors shall be fixed with at least six (6) but less than nine (9), the board of directors shall be divided into two classes, designated Class I and Class II, each consisting of one-half of the directors or as close an approximation as possible. At each annual meeting, each of the successors to the directors of the class whose term shall have expired at such annual meeting shall be elected for a term running until the second annual meeting next succeeding his or her election and until his or her successor shall have been duly elected and qualified. The foregoing notwithstanding, each director shall serve until his or her successor shall have been duly elected and qualified, unless he or she shall resign, die, become disqualified or disabled, or shall otherwise be removed.

          (c) At each annual election, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the board of directors shall designate one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality in the number of directors among the classes. When the board of directors fills a vacancy resulting from the resignation, death, disqualification or removal of a director, the director chosen to fill that vacancy shall be of the same class as the director he or she succeeds, unless, by reason of any previous changes in the authorized number of directors, the board of directors shall designate the vacant directorship as a directorship of another class in order more nearly to achieve equality in the number of directors among the classes.

          (d) Notwithstanding the rule that the classes shall be as nearly equal in number of directors as possible, in the event of any change in the authorized number of directors, each director then continuing to serve as such will nevertheless continue as a director of the class of which he or she is a member, until the expiration of his current term or his or her earlier resignation, death, disqualification or removal. If any newly created directorship or vacancy on the board of directors, consistent with the rule that the three classes shall be as nearly equal in number of directors as possible, may be allocated to one or two or more classes, the board of directors shall allocate it to that of the available class whose term of office is due to expire at the earliest date following such allocation.

Section 16 of Article III of the NVBancorp bylaws shall be amended in its entirety to read as follows:

         Section 16. Election and Term of Office. The directors shall be elected annually by the shareholders at the annual meeting of the shareholders; provided, that if for any reason, the annual meeting or an adjournment thereof is not held or the directors are not elected thereat, then the directors may be elected at any special meeting of the shareholders called and held for that purpose. The term of office of the directors shall, except as provided in
Section 17, begin immediately after their election and shall continue until their respective successors are elected and qualified. In the event that the authorized number of directors shall be fixed at nine (9) or more, the board of directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist of one-third of the directors or as close an approximation as possible. The initial term of office of the directors of Class I shall expire at the annual meeting to be held during fiscal year 2001, the initial term of office of the directors of Class II shall expire at the annual meeting to be held during fiscal year 2002 and the initial term of office of the directors of Class III shall expire at the annual meeting to be held during fiscal year 2003. At each annual meeting, commencing with the annual meeting to be held during fiscal year 2001, each of the successors to the directors of the class whose term shall have expired at such annual meeting shall be elected for a term running until the third annual meeting next succeeding his or her election until his or her successor shall have been duly elected and qualified. In the event that the authorized number of directors shall be fixed with at least six (6) but less than nine (9), the board of directors shall be divided into two classes, designated Class I and Class II. Each class shall consist of one-half of the directors or as close an approximation as possible. At each annual meeting, each of the successors to the directors of the class whose term shall have expired at such annual meeting shall be elected for a term running until the second annual meeting next succeeding his or her election and until his or her successor shall have been duly elected and qualified. Notwithstanding the rule that the classes shall be as nearly equal in number of directors as possible, in the event of any change in the authorized number of directors, each director then continuing to serve as such shall nevertheless continue as a director of the class of which he or she is a member until the expiration of his or her current term, or his or her prior death, resignation or removal. At such annual election, the directors chosen to succeed those whose terms then expire shall be of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the board of directors shall designate one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality of number of directors among the classes.

         This Section 16 may be amended or repealed only by approval of the board of directors and the outstanding shares (as defined in Section 152 of the California General Corporation Law) voting as a single class, notwithstanding
Section 903 of the California General Corporation Law.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 317 of the California Corporations Code authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors, officers, employees and other agents of the corporation ("Agents") in terms sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended.

         Article Fifth of the Registrant's articles of incorporation, as amended, authorizes the Registrant to indemnify its Agents, through bylaw provisions, agreements, votes of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject to the applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the Registrant and its shareholders. Section 47 of Article V of the Registrant's bylaws provides for mandatory indemnification of each director of the Registrant except as prohibited by law.

         The Registrant maintains a directors' and officers' liability insurance policy that indemnifies the Registrant's directors and officers against certain losses in connection with claims made against them for certain wrongful acts. In addition, the Registrant has entered into separate indemnification agreements with its directors and officers that require the Registrant, among other things,
(i) to maintain directors' and officers' insurance in reasonable amounts in favor of those individuals, and (ii) to indemnify them against certain liabilities that may arise by reason of their status or service as Agents of the Registrant to the fullest extent permitted by California law.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

      (A)  Exhibits.

        Exhibit
        Number
        ------


           2.1 Agreement and Plan of Reorganization and Merger by and among the Registrant, NVB Interim National Bank and Six Rivers National Bank, dated as of October 3, 1999, as amended January 28, 2000, (included as Annex A to the joint proxy statement/prospectus (without certain exhibits)).

           4.1           Specimen of the Registrant's common stock certificate.*


           5.1           Opinion of Coudert Brothers.


           8.1           Form of Tax Opinion of McCutchen, Doyle, Brown &
                         Enersen, LLP.*


           23.1          Consent of Deloitte & Touche LLP (NVBancorp).

           23.2          Consent of Deloitte & Touche LLP  (SRNB).

           23.3          Consent of Coudert Brothers (included in Exhibit 5.1).

           23.4          Consent of Hoefer & Arnett Incorporated.

           23.5          Consent of Alex Sheshunoff & Co. Investment Banking,
                         L.P.

           23.6          Consent of McCutchen, Doyle, Brown & Enersen, LLP.


           24.1          Power of Attorney (see Page II-4).*


           99.1 Form of proxy to be used in soliciting shareholders of NVBancorp for the special meeting.


           99.2 Form of proxy to be used in soliciting shareholders of SRNB for the special meeting.
-------------------
         *Filed previously


         (B)  Financial Statement Schedules:  Not applicable.

ITEM 22.  UNDERTAKINGS

         (1) The undersigned registrant hereby undertakes: (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended; (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (b) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) The undersigned registrant hereby undertakes as follows: that prior to any public re-offering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such re-offering prospectus will the contain information called for by the applicable registration form with respect to re-offerings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

         (4) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (3) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933, as amended, and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

         (6) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (7) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redding, State of California, on the 31st day of January, 2000.


                                         NORTH VALLEY BANCORP



                                         By /s/ MICHAEL J. CUSHMAN
                                            ------------------------------
                                                Michael J. Cushman
                                                President and
                                                Chief Executive Officer

         Pursuant to the requirement of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURE                          TITLE                                   DATE
               ---------                          -----                                   ----

/s/ MICHAEL J. CUSHMAN                   President and Chief Executive Officer       January 31, 2000
--------------------------------------- (Principal Executive Officer) and
    Michael J. Cushman                   Director


 /s/ SHARON L. BENSON                    Senior Vice President and Chief             January 31, 2000
---------------------------------------  Financial Officer (Principal Financial
     Sharon L. Benson                    Officer and Principal Accounting Officer)


 /s/ RUDY V. BALMA*
---------------------------------------  Chairman and Director                       January 31, 2000
     Rudy V. Balma


/s/  WILLIAM W. COX*
---------------------------------------  Director                                    January 31, 2000
     William W. Cox


/s/  ROYCE L. FRIESEN*
---------------------------------------  Director                                    January 31, 2000
     Royce L. Friesen


/s/  DAN W. GHINDINELLI*                 Director                                    January 31, 2000
---------------------------------------
     Dan W. Ghidinelli


/s/  THOMAS J. LUDDEN*                   Director                                    January 31, 2000
---------------------------------------
     Thomas J. Ludden

               SIGNATURE                          TITLE              DATE
               ---------                          -----              ----

/s/  DOUGLAS M. TREADWAY*                Director               January 31, 2000
---------------------------------------
     Douglas M. Treadway


/s/  J.M. WELLS, JR.*                    Director               January 31, 2000
---------------------------------------
     J.M. Wells, Jr.



*By: /s/ MICHAEL J. CUSHMAN
     ---------------------------------------------
         Michael J. Cushman
         Attorney-in-Fact

                                  EXHIBIT INDEX

           Exhibit
           Number                     Document Description
           ------                     --------------------


           2.1 Agreement and Plan of Merger by and among the Registrant, NVB Interim National Bank and Six Rivers National Bank, dated as of October 3, 1999, as amended January 28, 2000, (included as Annex A to the joint proxy statement/prospectus (without certain exhibits)).

           4.1           Specimen of the Registrant's common stock certificate.*


           5.1           Opinion of Coudert Brothers.


           8.1           Form of Tax Opinion of McCutchen, Doyle, Brown &
                         Enersen, LLP.*


           23.1          Consent of Deloitte & Touche LLP (NVBancorp).

           23.2          Consent of Deloitte & Touche LLP  (SRNB).

           23.3          Consent of Coudert Brothers (included in Exhibit 5.1).

           23.4          Consent of Hoefer & Arnett Incorporated.

           23.5          Consent of Alex & Sheshunoff & Co. Investment Banking,
                         L.P.

           23.6          Consent of McCutchen, Doyle, Brown & Enersen, LLP.


           24.1          Power of Attorney (see Page II-4).*


           99.1 Form of proxy to be used in soliciting shareholders of NVBancorp for the special meeting.

           99.2 Form of proxy to be used in soliciting shareholders of SRNB for the special meeting.


------------------------
   *Filed previously